Exhibit 2.1

NOVA MINERALS LIMITED

SCHEME BOOKLET

for the recommended schemes of arrangement between Nova Minerals Limited ACN 006 690 348 (Nova Minerals or Company) and its Shareholders and the holders of the Listed Warrants in relation to the proposed re-domicile of Nova Minerals to the United States.

VOTE IN FAVOUR

Your Directors unanimously recommend that you vote in favour of the Schemes subject to the Independent Expert continuing to conclude that the Share Scheme is in the best interest of Shareholders and the Warrant Scheme is in the best interest of the Listed Warrantholders

The Independent Expert has concluded that the Share Scheme is in the best interest of the Shareholders and the Warrant Scheme is in the best interest of the Listed Warrantholders.

This is an important document and requires your immediate attention. You should read this document in its entirety before deciding whether or not to vote in favour of the Schemes. If you are in any doubt as to how to deal with this document, you should consult your financial, legal or other professional adviser immediately.

If you require further information or have questions in relation to the Schemes, please contact the Information Line on 1300 103 392 (within Australia) or +61 2 9068 1925 (outside Australia) Monday to Friday between 8:30am and 7:00pm (Sydney time).

Contents

Letter from Chairman of Nova Minerals		1
Important Notices		4
Important dates and times for the Scheme(1)		9
1.	Summary of the Schemes	10
	1.1 Introduction	10
	1.2 What you will receive if the Share Scheme becomes Effective	11
	1.3 What you will receive if the Warrant Scheme becomes Effective	11
	1.4 CHESS Depositary Interests (CDIs)	11
	1.5 Directors’ recommendations	12
	1.6 Independent Expert	12
	1.7 Conditions to the Schemes	12
	1.8 Scheme Meetings	13
	1.9 Approvals	13
	1.10 Implementation, timetable and procedures	14
	1.11 Tax implications	14
	1.12 What to do next	14
2.	Reasons to vote in favour of or against the Schemes	14
	2.1 Introduction	14
	2.2 Reasons to vote in favour of the Schemes	15
	2.3 Reasons to vote against the Schemes	17
	2.4 Other relevant considerations	19
3.	Frequently Asked Questions	20
4.	Scheme Meetings and voting information	33
	4.1 Share Scheme Meeting	33
	4.2 Entitlement and ability to vote at the Share Scheme Meeting	34
	4.3 Warrant Scheme Meeting	37
	4.4 Entitlement and ability to vote at the Warrant Scheme Meeting	37
5.	Key considerations	39
	5.1 Background	39
	5.2 What you will receive under the Share Scheme	39
	5.3 What you will receive if the Warrant Scheme becomes Effective	40
	5.4 Ineligible Foreign Shareholders	41
	5.5 Small Parcel Holders	41
	5.6 Sale Facility	42
	5.7 Existing instructions to the Share Registry and US Transfer Agent	43
6.	Directors’ recommendations	43
	6.2 Independent Expert’s Report	43
	6.3 What are your options and what should you do?	44
	6.4 Dealing with your US Holdco CDIs	45
	6.5 Dealing with your US Holdco Shares	45
	6.6 Dealing with your US Holdco Listed Warrants	45
7.	Information about Nova Minerals	46
	7.1 Introduction	46
	7.2 Business Overview	47
	7.3 Organisational Structure	47
	7.4 Directors and Senior Management	47
	7.5 Key Assets and Operations	51
	7.6 Historical financial information	59
	7.7 Material changes in Nova Minerals’ financial position and financial performance	69

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	7.8 Recent Share price history	69
	7.9 Nova Minerals issued securities	71
	7.10 Dividend Policy	73
	7.11 Disclosure of interests	74
	7.12 Disclosure of fees and other benefits	74
	7.13 Publicly available information	74
	7.14 Litigation	75
	7.15 Further information	75
	7.16 Competent Persons’ Statements	75
8.	Information about US Holdco and the Merged Group	76
	8.1 Overview of US Holdco and the Merged Group	76
	8.2 Corporate structure of the Merged Group	76
	8.3 Board and Management of US Holdco	77
	8.4 Management of the Merged Group	77
	8.5 Capital Structure	77
	8.6 Choice of Jurisdiction	77
	8.7 US Holdco Shares	77
	8.8 US Holdco Listed Warrants	77
	8.9 Summary of the US Holdco Charter Documents and Rights of US Holdco Shareholders and US Holdco Listed Warrantholders	77
	8.10 Changes in financial reporting and reporting obligations	81
	8.11 Reporting obligations of US Holdco following implementation of the Proposed Transaction	82
	8.12 Use of funds	82
	8.13 Escrow	82
	8.14 Employee incentive scheme	82
	8.15 Corporate governance	86
	8.16 Intentions in relation to Nova Minerals and the Merged Group	86
9.	Risk factors	87
	9.1 Introduction	87
	9.2 Risks related to Nova Minerals’ Business	87
	9.3 Risks relating to holding US Holdco CDIs.	99
	9.4 Specific risks of the Schemes and Proposed Transaction implementation.	100
10.	Taxation considerations	101
	10.1 United States Federal Taxation Implications	101
	10.2 Australian Tax Implications	105
11.	Information about the Schemes	112
	11.1 Scheme Implementation Deed	112
	11.2 Conditions Precedent	112
	11.3 Scheme Meetings	114
	11.4 Court approval of the Schemes	115
	11.5 Actions by Nova Minerals and US Holdco	116
	11.6 Effective Date	116
	11.7 Schemes	117
	11.8 Deed Polls	117
	11.9 Record Date	117
	11.10 Implementation Date	117
	11.11 Dispatch of holding statements and CHESS confirmation advices	118
	11.12 Commencement of trading in US Holdco CDIs, US Holdco Shares and US Holdco Listed Warrants	118
	11.13 Delisting of Nova Minerals	118
	11.14 Termination of the Scheme Implementation Deed	119
12.	Additional information	119
	12.1 Interests in Nova Minerals	119
	12.2 Interests in US Holdco securities	120
	12.3 Agreements or arrangements with Directors and senior management	120
	12.4 Other termination benefits	122
	12.5 Agreements or arrangements connected with or conditional on a Scheme	122

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	12.6 Interests in contracts with US Holdco	122
	12.7 Marketable price of US Holdco securities	122
	12.8 Substantial holders	122
	12.9 ASX Announcements	123
	12.10 Lodgement of Scheme Booklet	126
	12.11 No unacceptable circumstances	126
	12.12 Right to inspect Nova Minerals Share Register	126
	12.13 Creditors of Nova Minerals	126
	12.14 Consents	127
	12.15 Regulatory conditions and relief	128
	12.16 Foreign jurisdictions	131
	12.17 Supplementary information	133
	12.18 Other material information	133
13.	Glossary	134
	Annexure A – Independent Expert’s Report	140
	Annexure B – Scheme Implementation Deed Amendment Deed	141
	Annexure C – Scheme Implementation Deed	142
	Annexure D – Share Scheme	143
	Annexure E – Share Scheme Deed Poll	144
	Annexure F – Warrant Scheme	145
	Annexure G – Warrant Scheme Deed Poll	146
	Annexure H – Notice of Share Scheme Meeting	147
	Annexure I – Notice of Warrant Scheme Meeting	148
	Annexure J – Summary of CDIs	149
	Annexure K – Comparison of Australian and United States Legal Regimes	152
	Annexure L – Comparison of Australian and United States Financial Reporting Obligations	170

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Letter from Chairman of Nova Minerals

Dear Nova Minerals Shareholders and Listed Warrantholders,

Proposed Transaction

On 4 February 2026, Nova Minerals announced its proposal to re-domicile the Nova Minerals Group to the United States. It is proposed that the re-domicile will be effected pursuant to schemes of arrangement between Nova Minerals and the Shareholders and Nova Minerals and the Listed Warrantholders, under which US Holdco (a newly-formed company incorporated in the State of Nevada in the United States for the sole purpose of the re-domiciliation named Nova Minerals Corp) will become the new parent company of Nova Minerals and ultimate holding company of the Nova Minerals Group (the Proposed Transaction).

Your Directors unanimously recommend that you vote in favour of the Schemes, subject to the Independent Expert continuing to conclude that the Share Scheme is in the best interest of Nova Minerals Shareholders and the Warrant Scheme is in the best interest of the Listed Warrantholders.1

The Independent Expert appointed by the Board has concluded that the Share Scheme is in the best interest of the Shareholders and the Warrant Scheme is in the best interest of the Listed Warrantholders. The full report of the Independent Expert is attached as Annexure A to this Scheme Booklet.

Under the Proposed Transaction, subject to the satisfaction of certain conditions:

●	Share Scheme: US Holdco will acquire all of the Shares of Nova Minerals and, in exchange, Share Scheme Participants, other than Ineligible Foreign Shareholders and Non-Electing Small Parcel Holders, will be issued Share Scheme Consideration (in the form of US Holdco Shares for holders of Nasdaq listed American Depository Shares (ADS) and holders of OTC-quoted Shares, and US Holdco CHESS Depositary Interests (US Holdco CDIs) for holders of ASX listed Shares) representing an equivalent proportional interest in US Holdco as they held in Nova Minerals prior to the implementation of the Proposed Transaction (subject to the Sale Facility, discussed at Section 5.6 of this Scheme Booklet). Under the Share Scheme:

●	Share Scheme Participants who hold Nova Minerals ASX listed shares (other than the Australian custodian for the ADS Depositary, an Ineligible Foreign Shareholder or a Non-Electing Small Parcel Holder) will be issued one US Holdco CDI listed on ASX for every one Nova Minerals ASX listed share held on the Record Date;

●	Share Scheme Participants who hold Nova Minerals OTC quoted shares will be issued one US Holdco Share to be listed on NYSE for every 12 OTC quoted Nova Minerals shares held on the Record Date (rounded up to the nearest whole US Holdco Share);

●	Holders of Nova Minerals’ Nasdaq listed ADSs will be issued one US Holdco Share to be listed on NYSE for every one Nasdaq listed Nova Minerals ADS held as at the Record Date. To facilitate this, the ADS Depositary (who holds Nova Minerals Shares for the benefit of the ADS Holders) will be issued through their Australian custodian, one US Holdco Share for every 12 Shares deposited as at the Record Date (rounded up to the nearest whole US Holdco Share); and

●	US Holdco will procure that the ADS Depositary delivers (by way of exchange) such US Holdco Shares to the ADS Holders on the basis of one US Holdco Share for every one Nova Minerals ADS held on the Record Date upon surrender of their Nova Minerals ADSs;

1 The Directors and officers of Nova Minerals hold 7,807,127 Shares that the Directors and officers intend to vote in favour of the Share Scheme. The Directors and officers hold no Listed Warrants. In addition, the Directors and officers of Nova Minerals hold 9,875,000 Options and 800,000 Performance rights which will be exchanged separately with options and performance rights issued to US Holdco. See section 7.9 for further information on the terms and conditions of the Options and Performance Rights and their exchange ratio with options and performance rights of US Holdco, and see section 12.1 for further information on the holdings of Directors and officers of Nova Minerals.

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●	Warrant Scheme: US Holdco will acquire all of Nova Minerals’ listed warrants on Nasdaq (Listed Warrants) and in exchange, Listed Warrantholders will be issued Warrant Scheme Consideration (in the form of new warrants to be issued by US Holdco, entitling the holders to be issued US Holdco Shares, rather than Nova Minerals ADSs, upon exercise of the warrants (US Holdco Listed Warrants)). Listed Warrantholders will receive three US Holdco Listed Warrants for each one Listed Warrant. The US Holdco Listed Warrants will be quoted on NYSE (using Nova Minerals’ existing ticker code, “NVAWW”). Warrant Scheme Participants who hold the Listed Warrants will be issued three US Holdco Listed Warrants to be listed on NYSE for every Listed Warrant held on the Record Date; and

●	New listing of US HoldCo on NYSE and ASX: the existing listing of Nova Minerals and quotation of Shares on ASX (as its primary listing) and of ADSs representing Shares on Nasdaq (as its secondary listing) will be replaced with a new listing of US Holdco Shares on NYSE (as its primary listing) and US Holdco CDIs representing Shares on ASX (as its secondary listing). US Holdco Shares will be quoted on NYSE (using Nova Minerals’ existing ticker code, “NVA”) and US Holdco CDIs will be quoted on ASX (using Nova Minerals’ existing ticker code, “NVA”). US Holdco Shares and US Holdco CDIs will be transmutable into the other, so that US Holdco Shareholders can convert their US Holdco Shares held in the US (tradeable on NYSE) into US Holdco CDIs held in Australia (tradeable on ASX), and vice versa.

The ratios of the exchange of Shares, ADSs and Listed Warrants with US Holdco Shares, US Holdco CDIs and US Holdco Listed Warrants have been determined to comply with the listing requirements of the NYSE. If US Holdco is unable to satisfy the listing requirements of the NYSE due to current market volatility and geopolitical instability, US Holdco will list on Nasdaq. The Directors believe that the Share Scheme Consideration and the Warrant Scheme Consideration will allow Shareholders and Listed Warrantholders to receive consideration from US Holdco in the form of US Holdco CDIs, US Holdco Shares and US Holdco Listed Warrants that is substantially equivalent to their current economic interests in Nova. See sections 1.3, 3, 5.2 of this Scheme Booklet for further information on the consideration you will receive and the exchange ratio applied in the Share Scheme and the Warrant Scheme.

Sale Facility

Nova Minerals intends to implement a sale facility through which certain Share Scheme Participants will have the US Holdco CDIs they are entitled to sold on ASX by a sale agent. In particular, Share Scheme Participants who are not Ineligible Foreign Shareholders and who hold less than a Marketable Parcel of Nova Minerals Shares on the Record Date (being a parcel of Shares valued at less than A$500 based on the closing price on the last day of trading on ASX prior to the Record Date) will be regarded as Small Parcel Holders.

Small Parcel Holders may elect to opt out of participating in the Sale Facility and retain their ownership interest in the Nova Minerals Group by completing and returning the Small Parcel Holder Election Form, or making their election on the Automic Investor Portal, in accordance with the instructions on that form or portal page. Electing Small Parcel Holders will be issued the Share Scheme Consideration in accordance with Section 5.2. For more information, see “What if I am a Small Parcel Holder?” in Section 3 of this Scheme Booklet and Sections 5.5 and 5.6 of this Scheme Booklet.

Benefits, disadvantages and risks of the Proposed Transaction

The Proposed Transaction will not result in any changes to the operations, management or strategy of the Nova Minerals Group.

The Nova Minerals Board believes that the re-domiciliation of the Nova Minerals Group to the United States has several benefits including:

●	eliminating potential obstacles to the trading of ordinary shares on ASX and ADSs on Nasdaq due to the conflicting requirements of ASX listing rules and US securities laws applicable to Nova Minerals from 1 July 2026 following the loss of foreign private issuer (FPI) status;

●	improved access to lower-cost equity capital in the US markets, which are larger and more diverse than Australian capital markets, thus enabling future growth to be financed at a lower cost;

●	alignment of the corporate structure with the core of its business operations;

●	increased opportunities for further potential grants, funding, and investment from the U.S. government; and

●	increased attractiveness of US Holdco to a broader US investor base, including ETFs, funds and index funds, which previously could not invest in securities of non-US companies or American Depositary Shares.

These benefits are summarised in more detail in Section 2.2 of this Scheme Booklet.

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While we believe that the benefits of the re-domiciliation of the Nova Minerals Group are significant and will produce long term benefits for the Nova Minerals Group, we also recognise that there are some potential disadvantages including:

●	the implementation costs of the Proposed Transaction;

●	the re-domicile resulting in a change to a new jurisdiction that many Shareholders may not be familiar with; and

●	that Ineligible Foreign Shareholders and Non-Electing Small Parcel Holders will be paid cash as consideration for the transfer of their Shares under the Share Scheme rather than US Holdco CDIs.

These potential disadvantages are described in further detail in Section 2.3 of this Scheme Booklet.

Furthermore, the Shareholders and Listed Warrantholders should note the risks they will be exposed to in respect of the assets, operations and general business of the Merged Group, noting that they are materially the same risks that they are currently exposed to in relation to Nova Minerals’ existing business which will continue to exist after the re-domicile. Shareholders and Listed Warrantholders should note that the Merged Group’s business, operations, financial performance, cash flows and prospects may be impacted by such risks, which will consequently affect the trading price of the Merged Group (US HoldCo) securities. These risks include mineral resource estimate risks, risks relating to the profitability of Nova Minerals’ operations, taxation risks and risks relating to holding US Holdco CDIs. See Section 9 for a (non-exhaustive) discussion of potential risk factors.

This Scheme Booklet sets out our rationale for the Proposed Transaction, how it will be implemented and other important issues such as the potential taxation consequences and the nature of the change in the legal entity in which you will hold your investment if the Schemes are implemented.

Please read this Scheme Booklet carefully and in its entirety as it contains important information in relation to the Schemes, including the reasons for your Directors’ recommendations and the Independent Expert’s Report prepared by RSM Corporate Australia.

Your vote is important regardless of how many Shares or Listed Warrants you hold. If you are unable to attend your respective Scheme Meeting in person, I encourage you to submit your vote by completing your personalised Proxy Form which is enclosed with this Scheme Booklet, and return it in accordance with the directions on the Proxy Form so that it is received by no later than 10:00am (Sydney time) on Thursday, 21 May 2026 for the Warrant Scheme Meeting, and 10:00am (Sydney time) on Wednesday, 27 May 2026 for the Share Scheme Meeting. If you are in any doubt as to what actions you should take, please consult your professional adviser.

Yours faithfully

Richard Beazley

Chairman

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Important Notices

Date of this Scheme Booklet

This Scheme Booklet is dated 21 April 2026.

Defined terms and interpretation

Capitalised terms used in this Scheme Booklet (other than in the Independent Expert’s Report contained in Annexure A) and the Proxy Forms or for Small Parcel Holders, the Small Parcel Holder Election Form, accompanying this Scheme Booklet are either defined in brackets when first used or are defined in the Glossary in Section 13. The Glossary also sets out some rules of interpretation which apply to this Scheme Booklet. The Independent Expert’s Report contains its own defined terms which are sometimes different from those set out in the Glossary in Section 13.

References to Scheme Booklet, Sections and Annexures

References to Sections and Annexures are to the named Sections and Annexures in this Scheme Booklet (unless otherwise stated).

Purpose of this Scheme Booklet

This Scheme Booklet includes the Explanatory Statements for the Schemes required by section 412(1) of the Corporations Act. The purpose of this Scheme Booklet is to explain the terms of the Schemes and the manner in which each Scheme will be implemented (if approved). This Scheme Booklet provides all information required to be given to the Shareholders and the Listed Warrantholders or that is otherwise material to the making of a decision in relation to a Scheme, being information that is within the knowledge of any Director which has not previously been disclosed to the Shareholders and Listed Warrantholders.

General

This Scheme Booklet is important. You should read this Scheme Booklet carefully before making a decision about how to vote on the Share Scheme Resolution to be considered at the Share Scheme Meeting (if you are a Shareholder), electing to retain a Small Parcel (if you are a Small Parcel Holder) and the Warrant Scheme Resolution to be considered at the Warrant Scheme Meeting (if you are a Listed Warrantholder).

No investment advice

This Scheme Booklet does not constitute financial product advice and has been prepared without reference to individual investment objectives, financial situation, taxation position or particular needs of any Shareholder or Listed Warrantholder or any other person. It is important that you read this Scheme Booklet before making any decision, including a decision on whether or not to vote in favour of a Scheme. This Scheme Booklet should not be relied upon as the sole basis for any investment decision in relation to Shares, Listed Warrants or any other securities. If you are in doubt as to what you should do, you should consult your legal, investment, taxation or other professional adviser.

Shareholders and Listed Warrantholders should consult their taxation adviser as to the applicable tax consequences of the Schemes. A summary of certain Australian and United States tax considerations is detailed in Section 10.

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Responsibility statement - Independent Expert Report

RSM Corporate Australia has prepared, and is solely responsible for, the Independent Expert’s Report contained in Annexure A.

Neither Nova Minerals or US Holdco nor any of their respective directors, officers or advisers (other than the advisers on the basis referred to above), assume any responsibility for the accuracy or completeness of any of the information in the Independent Expert’s Report.

The directors of Nova Minerals and US Holdco confirm that they have not obtained any other reports from independent experts for the purpose of the Schemes other than the Independent Expert’s Report.

Role of ASIC

A copy of this Scheme Booklet has been lodged with, and registered by, ASIC for the purposes of section 412(6) of the Corporations Act. ASIC has been given the opportunity to comment on this Scheme Booklet in accordance with section 411(2)(b) of the Corporations Act. Neither ASIC nor any of its officers takes any responsibility for the contents of this Scheme Booklet.

ASIC has been requested to provide statements, in accordance with section 411(17)(b) of the Corporations Act, that it has no objection to the Schemes. If ASIC provides those statements, they will be produced to the Court on the Second Court Date.

Role of ASX

A copy of this Scheme Booklet has been lodged with ASX. Neither ASX nor any of its officers takes any responsibility for the contents of this Scheme Booklet.

Role of Nasdaq and NYSE

Neither Nasdaq, NYSE nor any of their respective officers takes any responsibility for the contents of this Scheme Booklet.

Important notice associated with the Court order under section 411(1) of the Corporations Act

The fact that, under section 411(1) of the Corporations Act, the Court has ordered that meetings be convened and has directed that this explanatory statement accompany the Notice of Scheme Meeting does not mean that the Court:

(i)	has formed any view as to the merits of the proposed Schemes or as to how you should vote (on this matter, you must reach your own decision); or

(ii)	has prepared, or is responsible for the content of, the Explanatory Statements.

Foreign Jurisdictions

Restrictions in foreign jurisdictions may make it impractical or unlawful for US Holdco Shares and US Holdco CDIs to be issued to, or received by, Shareholders in certain jurisdictions outside Australia. No action has been taken to register or qualify the US Holdco Shares or the US Holdco CDIs or otherwise permit a public offer of such securities in any jurisdiction outside Australia. Based on the information available, Shareholders whose addresses are shown in the register on the Record Date as being in the following jurisdictions will be entitled to receive the Scheme Booklet and have US Holdco Shares or US Holdco CDIs (as applicable) issued to them under the Share Scheme subject to any qualifications set out below in respect of that jurisdiction:

i.	Australia;

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ii.	Belgium;

iii.	Israel;

iv.	New Zealand

v.	Panama;

vi.	United Kingdom

vii.	United States; and

(xii)	any other person or jurisdiction in respect of which Nova Minerals reasonably believes that it is not prohibited and not unduly onerous or impractical to issue US Holdco Shares or US Holdco CDIs to a Shareholder (as applicable) with a registered address in such jurisdiction.

Nominees and custodians who hold Shares on behalf of a beneficial owner resident outside Australia, New Zealand, United Kingdom and the United States may not forward this Scheme Booklet (or any accompanying document) to anyone outside of Australia without the consent of Nova Minerals.

A Shareholder whose address shown in the Nova Minerals Share Register is in a jurisdiction outside the Eligible Jurisdictions will be deemed to be an Ineligible Foreign Shareholder for the purposes of the Share Scheme. Shareholders who are deemed to be Ineligible Foreign Shareholders should refer to Section 5.3 for more information. All the Listed Warrants are held in the United States and will be included in the Warrant Scheme.

This Scheme Booklet and the Schemes do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction in which, or to any person to whom, it would not be lawful to make such an offer or solicitation.

The release, publication or distribution of this Scheme Booklet and/or the accompanying documents into jurisdictions other than Australia may be restricted by law and this Scheme Booklet and/or the accompanying documents may not be distributed or published in any jurisdiction except under circumstances which result in compliance with applicable laws and regulations. Therefore, persons into whose possession this Scheme Booklet and/or the accompanying documents should observe any such restrictions. Any failure to comply with these restrictions may constitute a violation of the securities laws and regulations of any such jurisdiction.

See Section 12.16 for further information on legal restrictions outside Australia on the distribution of the Scheme Booklet and participation in the Schemes.

Notice to Shareholders and Listed Warrantholders in the United States

The US Holdco Shares, US Holdco CDIs and US Holdco Listed Warrants have not been registered under the US Securities Act or the securities laws of any state or other jurisdiction of the United States. Instead, US Holdco intends to rely on an exemption from the registration requirements of the US Securities Act provided by Section 3(a)(10) of the US Securities Act in connection with the consummation of the Schemes and the issuance of US Holdco Shares, US Holdco CDIs and US Holdco Listed Warrants. Section 3(a)(10) of the US Securities Act exempts securities issued in exchange for other securities from the general requirement of registration where the terms and conditions of the issuance and exchange have been approved by a court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions of the issuance at which all persons to whom the securities will be issued have the right to appear. Approval of the Schemes by the Court will be relied upon by Nova Minerals and US Holdco for purposes of qualifying for the Section 3(a)(10) exemption.

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This Scheme Booklet has not been filed with, or reviewed by, the US Securities and Exchange Commission or any US state securities authority and none of them has passed upon the merits of the Schemes or the accuracy, adequacy or completeness of this Scheme Booklet. Any representation to the contrary is a criminal offence.

Nova Minerals Shareholders and Listed Warrantholders in the United States should note that the Schemes will be conducted in accordance with the laws of Australia and ASX Listing Rules. As a result, it may be difficult for you to enforce your rights, including any claim you may have arising under US federal securities laws, as Nova Minerals is incorporated in Australia and some of its officers and directors are resident in Australia. As such, you may not be able to take legal action against Nova Minerals or its officers and directors in Australia for violations of US securities laws and it may be difficult to compel Nova Minerals and its officers and directors to subject themselves to a US court’s judgement.

Forward looking statements

Certain statements in this Scheme Booklet relate to the future, including forward looking statements and information (‘forward looking statements’) within the meaning of Australian and US securities laws. The forward looking statements in this Scheme Booklet, including statements relating to the Nova Minerals Group and the transactions contemplated by the Scheme Implementation Deed, are not based on historical facts, but rather reflect the current views and expectations of Nova Minerals. These statements may generally be identified by the use of forward looking verbs such as ‘aim’, ‘anticipate’, ‘believe’, ‘estimate’, ‘expect’, ‘foresee’, ‘intend’ or ‘plan’, qualifiers such as ‘may’, ‘should’, ‘likely’ or ‘potential’, or similar words. Similarly, statements that describe the expectations, goals, objectives, plans, targets, estimates and future costs of Nova Minerals are, or may be, forward looking statements.

Forward looking statements involve known and unknown risks, uncertainties, assumptions and other important factors that could cause the actual results, performances or achievements of Nova Minerals or the Nova Minerals Group to be materially different from future results, performances or achievements expressed or implied by such statements. Such statements and information are based on numerous assumptions regarding present and future business strategies and the environment in which Nova Minerals and the Nova Minerals Group will operate in the future, including the price of commodities, anticipated costs and ability to achieve goals. Certain important factors that could cause actual results, performances or achievements to differ materially from those in the forward looking statements include, among others, share market risk, operational risk, general economic conditions, share price fluctuations, legislative change, litigation risks, dependence on outside parties, changes in laws and regulations, risks associated with clinical trials, reliance on key personnel and consultants, additional requirements for capital, mineral resources risks, risks relating to the discovery of any mineral reserves in commercially exploitable quantities, risks relating to whether the Company will successfully establish mining operations or profitably produce precious metals, risks relating to the exploration development and operation of the Estelle Project and risks associated with the Schemes. See Section 9 for a (non-exhaustive) discussion of potential risk factors underlying, and other information relevant to, the forward looking statements and information. Forward looking statements should, therefore, be construed in light of such risk factors and undue reliance should not be placed on them. All forward looking statements should be read in light of such risks and uncertainties.

You should note that the historical performance of Nova Minerals is no assurance of its or the Nova Minerals Group’s future financial performance. Neither Nova Minerals, US Holdco nor their respective directors or any other person, gives any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward looking statements and information in this Scheme Booklet will actually occur.

The forward looking statements in this Scheme Booklet reflect views and expectations held only at the date of this Scheme Booklet. Nova Minerals believes that all forward looking statements included in this Scheme Booklet about Nova Minerals and US Holdco have been made on a reasonable basis. However, none of Nova Minerals and its directors nor any other person gives any representation, assurance or guarantee that any outcome, performance or results expressed or implied by any forward looking statements in this Scheme Booklet will actually occur. Shareholders and Listed Warrantholders should therefore treat all forward looking statements with caution and not place undue reliance on them.

Subject to any continuing obligations under law or the Listing Rules, Nova Minerals, US Holdco and their respective directors disclaim any obligation to revise or update, after the date of this Scheme Booklet, any forward looking statements to reflect any change in views, expectations or assumptions on which those statements are based.

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Diagrams, charts, maps, graphs and tables

Any diagrams, charts, maps, graphs and tables appearing in this Scheme Booklet are illustrative only and may not be drawn to scale.

Effect of rounding

A number of figures, amounts, percentages, prices, estimates, calculations of value and fractions in this Scheme Booklet are subject to the effect of rounding (unless otherwise stated). Accordingly, the actual calculation of these figures may differ from the figures set out in this Scheme Booklet, and any discrepancies in any table between totals and sums of amounts listed in that table or to previously published figures are due to rounding.

Currency

All references in this Scheme Booklet to:

●	‘A$’, ‘AUD’ and ‘Australian dollars’ are to Australian currency; and

●	‘US$’, ‘USD’ and ‘US dollars’ are to US currency.

Privacy and personal information

Nova Minerals will need to collect personal information to implement the Schemes. The personal information may include the names, contact details, bank account details, email address and communication preferences and details of shareholdings or warrantholdings (as applicable) of Shareholders and Listed Warrantholders together with contact details of individuals appointed by Shareholders and Listed Warrantholders as proxies, body corporate representatives or attorneys for the purposes of a Scheme Meeting. The collection of some of this information is required or authorised by the Corporations Act.

Shareholders and Listed Warrantholders who are individuals, and other individuals in respect of whom personal information is collected, have certain rights to access the personal information collected about them and may contact the Share Registry or the US Transfer Agent if they wish to exercise those rights.

The information may be disclosed to print and mail service providers, and to Nova Minerals and its advisers and agents, including the transfer agent in the US, to the extent necessary to effect the Schemes. The personal information of Ineligible Foreign Shareholders and Non-Electing Small Parcel Holders may also be disclosed to the Sale Agent for the purposes of operating the Sale Facility. If the information outlined above is not collected, Nova Minerals may be hindered in, or prevented from, conducting one or both of the Scheme Meetings or implementing one or both of the Schemes effectively, or at all.

Shareholders and Listed Warrantholders who appoint an individual as their proxy, body corporate representative or attorney to vote at a Scheme Meeting should inform that individual of the matters outlined above.

Persons are entitled, under section 173 of the Corporations Act, to inspect and copy the Nova Minerals Share Register or the Nova Minerals Warrant Register, as applicable. The Nova Minerals Share Register and the Nova Minerals Warrant Register contain personal information about the Shareholders and the Warrantholders.

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Important dates and times for the Scheme(1)

Date of this Scheme Booklet	Tuesday, 21 April 2026
Latest time and date for lodgement of completed Proxy Forms for the Warrant Scheme Meeting	10:00am (Sydney time) on Thursday, 21 May 2026
Time and date for determining eligibility of Listed Warrantholders to vote at the Warrant Scheme Meeting	7:00pm (Sydney time) on Thursday, 21 May 2026
Latest time and date for lodgement of completed Proxy Forms for the Scheme Meetings	10:00am (Sydney time) on Wednesday, 27 May 2026
Time and date for determining eligibility of Shareholders to vote at the Share Scheme Meeting and Listed Warrantholders to vote at the Warrant Scheme Meeting	7:00pm (Sydney time) on Wednesday, 27 May 2026
Share Scheme Meeting	10:00am (Sydney time) on Friday, 29 May 2026
Warrant Scheme Meeting	10:30am (Sydney time) on Friday, 29 May 2026
Court hearing for approval of the Schemes	2 June 2026
Effective Date of the Schemes	3 June 2026
Last day to reposition Shares between the Nova Minerals Australian share register and US transfer agent	Wednesday, 3 June 2026
The latest time and date by which the Share Registry must receive Small Parcel Holder Election Form from Small Parcel Holders who wish to elect to receive US Holdco CDIs (rather than have their Scheme consideration sold by default) or withdraw a previous election made	Wednesday, 3 June 2026
Last date of trading of Shares on ASX	Wednesday, 3 June 2026
Last date of trading of OTC Shares, ADSs and Listed Warrants on Nasdaq	Wednesday, 3 June 2026
Admission of US Holdco CDIs on ASX	Wednesday, 3 June 2026
Record Date for determining entitlements to the Share Scheme Consideration and the Warrant Scheme Consideration	Tuesday, 9 June 2026
Implementation Date for the Schemes	Tuesday (Sydney time), 16 June 2026
Delisting of Nova Minerals from the official list of ASX	Tuesday (Sydney time), 16 June 2026
Admission of US Holdco on NYSE	Tuesday (New York Time), 16 June 2026
Anticipated trading of US Holdco CDIs on a normal settlement basis on ASX	Wednesday (Sydney time), 17 June 2026
First day of quotation of US Holdco Shares and US Holdco Listed Warrants on NYSE(3)	Expected to commence promptly following the Implementation Date
Dispatch of US Holdco CDI holding statements	Thursday (Sydney time), 18 June 2026
Dispatch of US Holdco DRS statements	Wednesday (New York Time), 24 June 2026

Note:

(1)	All stated dates and times are indicative only. The actual timetable will depend on many factors outside the control of Nova Minerals and US Holdco, including the Court approval process and the satisfaction or waiver of the conditions precedent to the completion of the Schemes by each of Nova Minerals and US Holdco. Due to the time zone differences between US and Australia, certain actions relating to the implementation of the Schemes may occur on Monday 15 June 2026 during US business hours so as to enable implementation to occur on Tuesday 16 June 2026 during Australian business hours.

(2)	Holders of US Holdco Shares will be able to trade their US Holdco Shares promptly following the Implementation Date. Refer to Section 11.12 for further information.

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1.	Summary of the Schemes

1.1	Introduction

This summary identifies key features of the Schemes, but must be read in conjunction with the additional detailed information for Shareholders and Listed Warrantholders further set out in this Scheme Booklet. You are urged to read this Scheme Booklet in its entirety.

On 4 February 2026, Nova Minerals announced a proposal to re-domicile to the United States, whilst retaining its dual ASX and Nasdaq listings. Since that announcement, Nova Minerals expects that US Holdco will list the US Holdco Shares and US Holdco Listed Warrants on the NYSE.

It is proposed that the re-domicile will be effected by way of scheme of arrangement between Nova Minerals and its Shareholders (the Share Scheme), whereby US Holdco will, subject to the satisfaction of conditions, acquire the entire issued share capital of Nova Minerals and become the ultimate holding company for the Nova Minerals Group. Accordingly, if the Share Scheme proceeds:

●	all Shareholders on the Record Date (Share Scheme Participants) (whether or not they voted for or against the Share Scheme) other than Ineligible Foreign Shareholders, Non-Electing Small Parcel Holders, will be issued the Share Scheme Consideration in the form of either US Holdco Shares or US Holdco CDIs;

●	ADS Holders will receive US Holdco Shares;

●	Nova Minerals will be de-listed from the ASX and Nasdaq exchanges, and will become a wholly-owned subsidiary of US Holdco;

●	US Holdco will be the successor issuer of Nova Minerals shares and CDIs;

●	US Holdco’s Shares will be listed on NYSE (as its primary listing);

●	US Holdco CDIs will be listed on ASX (as its secondary listing);

●	holders of US Holdco CDIs will be able to trade their US Holdco CDIs on ASX as soon as practicable after the implementation of the Share Scheme; and

●	holders of US Holdco Shares will be able to trade their US Holdco Shares on the NYSE as soon as practicable after the implementation of the Share Scheme.

In parallel with the Share Scheme (and conditional on the Share Scheme becoming Effective), it is proposed that a scheme of arrangement is carried out between Nova Minerals and its Listed Warrantholders (the Warrant Scheme), for the purpose of replacing Nova Minerals’ existing public warrants (listed on Nasdaq) with new warrants to be issued by US Holdco (to be listed on NYSE). If the Warrant Scheme proceeds:

●	all Listed Warrantholders on the Record Date (Warrant Scheme Participants) (whether or not they voted for or against the Warrant Scheme), will be issued the Warrant Scheme Consideration in the form of US Holdco Listed Warrants;

●	US Holdco Listed Warrants will be listed on NYSE; and

●	holders of US Holdco Listed Warrants will be able to trade those warrants on NYSE as soon as practicable after the implementation of the Warrant Scheme.

This Scheme Booklet contains important information that the Board believes Shareholders and Listed Warrantholders should consider in deciding whether to vote in favour of, or against, their respective Share Scheme and Warrant Scheme.

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1.2	What you will receive if the Share Scheme becomes Effective

If the Share Scheme is approved and becomes Effective:

●	Share Scheme Participants who hold Nova Minerals ASX listed shares (other than the Australian custodian for the ADS Depositary, an Ineligible Foreign Shareholder or a Non-Electing Small Parcel Holder) will be issued one US Holdco CDI listed on ASX for every one Nova Minerals ASX listed share held on the Record Date (i.e. the ratio of US Holdco CDIs to Nova ASX listed shares is 1:1);

●	Share Scheme Participants who hold Nova Minerals OTC quoted shares will be issued one US Holdco Share to be listed on NYSE for every 12 OTC quoted Nova Minerals shares held on the Record Date (rounded up to the nearest whole US Holdco Share) (i.e. the ratio of US Holdco Shares to Nova OTC quoted shares is 1:12);

●	Holders of Nova Minerals’ Nasdaq listed ADSs will be issued one US Holdco Share to be listed on NYSE for every one Nasdaq listed Nova Minerals ADS held as at the Record Date (i.e. the ratio of US Holdco Shares to Nova Nasdaq listed ADSs is 1:1). To facilitate this the ADS Depositary (who holds Nova Minerals Shares for the benefit of the ADS Holders) will be issued through their Australian custodian, one US Holdco Share for every 12 Shares deposited as at the Record Date (rounded up to the nearest whole US Holdco Share); and

●	US Holdco will procure that the ADS Depositary delivers (by way of exchange) such US Holdco Shares to the ADS Holders on the basis of one US Holdco Share for every one Nova Minerals ADS held on the Record Date upon surrender of their Nova Minerals ADSs.

If you are an Ineligible Foreign Shareholder or a Non-Electing Small Parcel Holder and the Share Scheme becomes Effective, on the Implementation Date, your Shares will be transferred to US Holdco and the US Holdco CDIs which would have been issued to you as Scheme Consideration, will be issued to the Sale Agent. US Holdco must procure that the Sale Agent sells those US Holdco CDIs as soon as reasonably practicable and, in any event, within 90 Business Days following the Implementation Date and remits the gross sale proceeds to the Company’s Australian share registry. The Company’s Australian share registry must then promptly remit to you your pro rata share of the gross proceeds (after deducting any taxes which may be required and which the recipient of the proceeds are responsible for) from the sale of such US Holdco CDIs sold through the Sale Facility. Ineligible Foreign Shareholders and Non-Electing Small Parcel Holders are encouraged to follow the process outlined in Section 5.6 by the Implementation Date, to ensure that their details are up to date to facilitate prompt receipt of their pro rata share of the gross proceeds.

US Holdco will dispatch holding statements or CHESS confirmation advices (as applicable) to Share Scheme Participants who hold ASX listed US Holdco CDIs as soon as reasonably practicable after the Implementation Date. US Holdco will dispatch DRS statements to Share Scheme Participants who hold NYSE listed US Holdco Shares as soon as reasonably practicable after the Implementation Date.

Further details about the Share Scheme Consideration, Ineligible Foreign Shareholders and Non-Electing Small Parcel Holders are set out in Sections 5.2, 5.3 and 5.5, respectively. Shareholders should also refer to Section 10 for important information in relation to certain Australian and United States tax implications of the Schemes (particularly, as applicable to the Share Scheme).

1.3	What you will receive if the Warrant Scheme becomes Effective

If the Warrant Scheme is approved and becomes Effective, Warrant Scheme Participants who hold the Listed Warrants will be issued three US Holdco Listed Warrants to be listed on NYSE for every Listed Warrant held on the Record Date (i.e. the ratio of US Holdco Listed Warrants to Nova Listed Warrants is 3:1).

Further details about the Warrant Scheme Consideration are set out in Section 5.3. Listed Warrantholders should also refer to Section 10 for important information in relation to certain Australian and United States tax implications of the Schemes (particularly, as applicable to the Warrant Scheme).

1.4	CHESS Depositary Interests (CDIs)

CDIs are instruments used to enable securities of foreign companies, such as US Holdco, to be traded on ASX and settled and held in the Clearing House Electronic Subregister System (CHESS).

US Holdco CDI holders will obtain all the economic benefits of actual ownership of US Holdco Shares. US Holdco CDIs will confer the beneficial interest in US Holdco Shares on the holders while the legal title or beneficial ownership to US Holdco Shares will be held by CHESS Depositary Nominees Pty Limited (CDN), a wholly owned subsidiary of ASX Limited.

US Holdco CDIs can be converted into US Holdco Shares on a one US Holdco Share for 12 US Holdco CDIs basis at any time following the Implementation Date.

Annexure J to this Scheme Booklet provides a further description of the rights and entitlements attaching to CDIs generally, including in relation to voting.

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1.5	Directors’ recommendations

Your Directors unanimously recommend that:

(a)	Shareholders vote in favour of the Share Scheme subject to the Independent Expert continuing to conclude that the Share Scheme is in the best interest of Shareholders; and

(b)	Listed Warrantholders vote in favour of the Warrant Scheme subject to the Independent Expert continuing to conclude that the Warrant Scheme is in the best interest of Listed Warrantholders.

Each of the Directors will (subject to the Independent Expert continuing to conclude that the Share Scheme is in the best interest of Shareholders) vote, or procure the voting of any Shares controlled or held by, or on behalf of, them at the time of the Share Scheme Meeting, in favour of the Share Scheme at the Share Scheme Meeting.

The reasons to vote in favour of, or against, the Schemes as considered by the Directors are set out in Section 2.

A summary of implications for Shareholders and Listed Warrantholders if either or both of the Schemes does not proceed are set out in Section 3 under the heading titled, ‘What happens if either or both of the Schemes are not approved’.

1.6	Independent Expert

Nova Minerals has commissioned RSM Corporate Australia as the Independent Expert to prepare a report to ascertain whether the Share Scheme and the Warrant Scheme is in the best interest of Shareholders and Listed Warrantholders (respectively).

The Independent Expert has concluded that the Share Scheme is in the best interest of the Shareholders and the Warrant Scheme is in the best interest of the Listed Warrantholders. The Independent Expert’s Report is set out in Annexure A.

1.7	Conditions to the Schemes

Implementation of the Schemes is subject to a number of outstanding conditions precedent that are summarised in Section 11.2 and include:

(a)	in relation to the Share Scheme:

(i)	the approval of the Share Scheme by Shareholders and the Court; and

(ii)	NYSE confirming it has no objections to listing the US Holdco Shares on NYSE, subject to official notice of issuance following implementation and any customary conditions;

(b)	in relation to the Warrant Scheme:

(i)	the approval of the Warrant Scheme by Listed Warrantholders and the Court;

(ii)	the approval of the Share Scheme by Shareholders and the Court; and

(iii)	NYSE confirming it has no objections to listing the US Holdco Listed Warrants on NYSE, subject to official notice of issuance following implementation and any customary conditions; and

(c)	ASX approving:

(i)	the admission of US Holdco to the official list of ASX; and

(ii)	the US Holdco CDIs for official quotation by ASX,

subject only to any conditions which ASX may reasonably require that are acceptable to the Board and the US Holdco Board and to the Schemes becoming Effective.

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A full description of all of the conditions to the Schemes is included in the Scheme Implementation Deed in Annexure C.

1.8	Scheme Meetings

The Scheme Meetings, to approve the Schemes, are hybrid and scheduled to be held at Ashurst Australia, Level 8, 39 Martin Place, Sydney, New South Wales, Australia 2000, and virtually, on Friday, 29 May 2026.

The Share Scheme Meeting is scheduled to commence at 10:00am (Sydney time) and the Warrant Scheme Meeting is scheduled to commence at the later of 10:30am (Sydney time) and the conclusion of the Share Scheme Meeting.

Voting eligibility for the Warrant Scheme Meeting will be determined as at 7:00pm (Sydney time) on Thursday, 21 May 2026. Voting eligibility for each of the Share Scheme Meeting will be determined as at 7:00pm (Sydney time) on Wednesday, 27 May 2026. The voting eligibility for the Warrant Scheme Meeting must be assessed earlier than the voting eligibility for the Share Scheme Meeting due to the time that US brokers need to respond to inquiries regarding the beneficial ownership of the Listed Warrants.

Further details of the Scheme Meetings, including how to vote, are outlined in Section 4. The Notice of Scheme Meeting is contained in Annexure H.

1.9	Approvals

(a)	Share Scheme

Approval for the Share Scheme is required from Shareholders and the Court as follows.

(i)	(Shareholders) The Share Scheme must be approved by the Requisite Majority of Shareholders, being:

(A)	unless the Court orders otherwise, a majority in number (more than 50%) of Shareholders present and voting at the Share Scheme Meeting (in person or by proxy, corporate representative or attorney); and

(B)	at least 75% of the total number of votes which are cast on the Scheme Resolution.

(ii)	(Court approval) If the Share Scheme is approved at the Share Scheme Meeting, and all other conditions of the Share Scheme have been satisfied or (where applicable) waived, the Court will be asked to approve the Share Scheme at the Second Court Hearing in accordance with section 411(4)(b) of the Corporations Act. The Second Court Date is expected to be on or around Tuesday, 2 June 2026.

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(b)	Warrant Scheme

Approval for the Warrant Scheme is required from Listed Warrantholders and the Court as follows:

(i)	(Listed Warrantholders) The Warrant Scheme must be approved by the Requisite Majority of Listed Warrantholders, being:

(A)	unless the Court orders otherwise, a majority in number (more than 50%) of Listed Warrantholders present and voting at the Warrant Scheme Meeting (in person or by proxy, corporate representative or attorney); and

(B)	at least 75% of the total number of votes (determined by reference to the value of each of the Listed Warrants) which are cast on the Warrant Scheme Resolution.

(ii)	(Court approval) If the Warrant Scheme is approved at the Warrant Scheme Meeting, and all other conditions of the Warrant Scheme have been satisfied or (where applicable) waived, the Court will be asked to approve the Warrant Scheme at the Second Court Hearing in accordance with section 411(4)(b) of the Corporations Act. The Second Court Date is expected to be on or around Tuesday, 2 June 2026.

1.10	Implementation, timetable and procedures

If the Schemes are approved by Shareholders and the Listed Warrantholders (as applicable) and the Court and all other conditions to the Schemes are satisfied or (where applicable) waived, it is expected that the Schemes will be implemented on or around Tuesday, 16 June 2026. The key dates and times in relation to the Schemes are set out at the beginning of this Scheme Booklet. These key dates are indicative only and are subject to change.

1.11	Tax implications

Implementation of the Schemes may have tax implications for you. You should seek your own professional advice regarding your individual tax consequences. A summary of relevant Australian and US tax implications for Shareholders and Listed Warrantholders is outlined in Section 10.

1.12	What to do next

(a)	Read the remainder of this Scheme Booklet

Read the remainder of this Scheme Booklet in full before making any decision on any Scheme.

(b)	Consider your options

Shareholders and Listed Warrantholders should refer to Section 2 for further guidance on the reasons to vote in favour of, or against, the Schemes and Section 9 for guidance on the risk factors associated with the Schemes and the Nova Minerals Group generally.

If you have any questions in relation to the Schemes or the Scheme Meetings, please contact the Information Line on 1300 103 392 (within Australia) or +61 2 9068 1925 (outside Australia) Monday to Friday between 8:30am and 7:00pm (Sydney time). You may also wish to consult your legal, investment, taxation, financial or other professional adviser.

(c)	Vote at the Scheme Meetings

If you are a Shareholder, your Directors urge you to vote on the Share Scheme at the Share Scheme Meeting. The Share Scheme affects your shareholding and your vote at the Share Scheme Meeting is important in determining whether the Share Scheme proceeds.

If you are a Listed Warrantholder, your Directors urge you to vote on the Warrant Scheme at the Warrant Scheme Meeting. The Warrant Scheme affects your warrantholding and your vote at the Warrant Scheme Meeting is important in determining whether the Warrant Scheme proceeds.

For further details regarding voting and submitting the Proxy Forms for the Scheme Meetings, see Section 4.

Your Directors unanimously recommend that:

(i)	Shareholders vote in favour of the Share Scheme subject to the Independent Expert continuing to conclude that the Share Scheme is in the best interest of Shareholders; and

(ii)	Listed Warrantholders vote in favour of the Warrant Scheme subject to the Independent Expert continuing to conclude that the Warrant Scheme is in the best interest of Listed Warrantholders.

2.	Reasons to vote in favour of or against the Schemes

2.1	Introduction

The Schemes have a number of advantages and disadvantages which may affect Scheme Participants in different ways, depending on their individual circumstances. Shareholders and Listed Warrantholders should seek professional advice on their particular circumstances, as appropriate.

Section 2.2 provides a summary of some of the reasons why you should vote in favour of the Schemes, and includes the reasons for the Directors recommending unanimously that you vote in favour of the Schemes.

Section 2.3 should be read in conjunction with Section 2.2. It sets out reasons why you may wish to vote against the Schemes.

Shareholders and Listed Warrantholders are strongly encouraged to read this Scheme Booklet, in full, including the Independent Expert’s Report, before deciding how to vote on their respective Schemes. While the Directors acknowledge the reasons to vote against the Schemes, they all believe the advantages of the Schemes being implemented to significantly outweigh the disadvantages.

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2.2	Reasons to vote in favour of the Schemes

Your Directors unanimously recommend the voting in favour of the Schemes

Your Directors unanimously recommend that Shareholders vote in favour of the Share Scheme subject to the Independent Expert continuing to conclude that the Share Scheme is in the best interest of Shareholders.

Your Directors also unanimously recommend that Listed Warrantholders vote in favour of the Warrant Scheme subject to the Independent Expert continuing to conclude that the Warrant Scheme is in the best interest of Listed Warrantholders. All of the Directors have formed their conclusion and made their recommendation based on the matters outlined in this Section 2.

Each Director who holds or controls Shares intends to vote those Shares in favour of the Share Scheme at the Share Scheme Meeting

The Independent Expert has concluded that the Share Scheme is in the best interest of Shareholders and that the Warrant Scheme is in the best interest of Listed Warrantholders

The Independent Expert has concluded that the Share Scheme is in the best interest of Shareholders and the Warrant Scheme is in the best interest of Listed Warrantholders.

In reaching these views, the Independent Expert has concluded that the advantages of the Share Scheme outweigh the disadvantages and accordingly the Share Scheme is in the best interest of the Shareholders and the advantages of the Warrant Scheme outweigh the disadvantages and accordingly the Warrant Scheme is in the best interest of the Listed Warrantholders.

In particular, the Independent Expert considered:

● the advantages and disadvantages of the Schemes;

● other factors which it considered to be relevant to Shareholders and Listed Warrantholders in their assessment (including, among others, the difference between holding US Holdco CDIs vs US Holdco Shares, change in financial reporting regime, implementation costs related to the Proposed Transaction and liquidity of Holdco CDIs); and

● the position of Shareholders and Listed Warrantholders should either or both Schemes not proceed.

The Independent Expert’s Report is set out in Annexure A and Shareholders and Listed Warrantholders are encouraged to read it in full.

Elimination of obstacles to trading of Nova Minerals’ ordinary shares and ADSs

Given that more than 50% of Nova Minerals’ Shares are owned by US persons and a majority of Nova Minerals’ assets are located in the United States, Nova Minerals lost its status under US federal securities laws as a “foreign private issuer” on 31 December 2025. As a result, effective from 1 July 2026, Nasdaq would become a ‘primary’ listing for Nova Minerals in addition to Nova Minerals’ existing ‘primary’ listing on ASX.

The existence of two primary listings, and the fact that Nova Minerals would become a US domestic issuer with an ADR program, could create significant obstacles to the trading of ordinary shares on ASX, ADSs on Nasdaq and the fungibility of such securities across the two markets due to the simultaneous application of ASX listing rules and U.S. securities laws. Instead, by redomiciling to the United States, and US Holdco becoming the successor issuer to Nova Minerals, such obstacles would be eliminated because the listing of CDIs on ASX would become a ‘secondary’ listing where US Holdco would benefit from certain waivers to ASX listing rules, in addition to certain ASIC reliefs as discussed in section 12.15 of this Scheme Booklet.

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Increase in opportunities for further potential grants, funding, and investment from the U.S. government

Nova Minerals was awarded a grant on 1 October 2025 for US$43.4 million in Defense Production Act Title III funding to develop a fully integrated U.S. antimony supply chain producing military-grade antimony trisulfide at the Estelle Project in Alaska.

Redomiciling to the United States will increase the chances of receiving funds, grants and investments from the US government as US Holdco is a US entity and will be the new parent company of the Nova Minerals Group.

Nova Minerals will re-domicile in the United States to better align the Nova Minerals Group’s corporate structure with its business operations in the United States

The Board believes that the Schemes will allow US Holdco to streamline its business operations as the corporate structure would be aligned with the core of its business operations. Currently, substantially all of Nova Minerals’ assets and management are in the US.

US investors would likely better understand a US corporate structure and primary NYSE listing, which should increase their attraction and retention.

Potential to increase attractiveness of the Nova Minerals Group to a broader US investor pool and increase the demand for US Holdco Shares

Changing Nova Minerals’ primary listing from ASX to NYSE may broaden and diversify the Nova Minerals Group’s shareholder base and enhance Nova Minerals’ visibility in the US, where substantially all of its assets and operations are located. This may attract further investments and provide increased funding on more attractive terms to a US-domiciled company.

Further, some US investors cannot invest in non-US securities. By enabling a greater number of US investors to invest, such as ETFs, funds and index funds, as well as increasing the visibility of Nova Minerals in the US as a result of US Holdco’s expected NYSE listing, there may be an increased demand for US Holdco Shares.

The potential to improve the Nova Minerals Group’s capital raising ability and geographic proximity to larger and more diverse debt and equity markets

The Board believes that US Holdco may have increased access to lower-cost debt or equity capital in the US markets, which are larger and more diverse than Australian capital markets. This increased access to US capital markets may enable future growth to be financed at a lower cost.

Generally, US investors are more familiar with the structure of US debt issues and re-domiciling Nova Minerals to the US as an SEC-registered company may provide greater access to the broader and deeper investment capital that is available in the US.

Loss of Foreign Private Issuer Status

Given that more than 50% of Nova Minerals’ Shares are owned by US persons and a majority of Nova Minerals’ assets are located in the United States, Nova Minerals lost its status under US federal securities laws as a “foreign private issuer” on 31 December 2025. As a result, effective from 1 July 2026, Nasdaq would become a ‘primary’ listing for Nova Minerals in addition to Nova Minerals’ existing ‘primary’ listing on ASX. Further, Nova Minerals would be required to comply with reporting and other obligations under US federal securities laws as if it were a US domestic company, including the preparation and filing of financial statements pursuant to US generally accepted accounting principles, rather than International Financial Reporting Standards. Nova Minerals would also be required to amend its corporate governance practices to meet the requirements of Nasdaq and the US Securities and Exchange Commission that are applicable to US domestic companies.

Two primary listings would result in significant additional costs (due to two separate reporting regimes) and complications (due to sometimes conflicting US and Australian listing and securities law requirements).

The Board expects that the re-domiciliation will reduce overall costs compared with those associated with maintaining dual primary listings.

Shareholders and Listed Warrantholders (other than Ineligible Foreign Shareholders) will retain their existing exposure to Nova Minerals’ assets by receiving equivalent securities in US Holdco

If the Share Scheme is implemented, Share Scheme Participants (other than Ineligible Foreign Shareholders, Non-Electing Small Parcel Holders, and the Australian custodian of the ADS Depositary) will become holders of US Holdco CDIs and ADS Holders and OTC Shareholders will become holders of US Holdco Shares, tradeable on ASX and NYSE respectively.

If the Warrant Scheme is implemented, Warrant Scheme Participants will become holders of US Holdco Listed Warrants on terms which mirror, to the extent possible, their existing Listed Warrants, provided they will be entitled to receive US Holdco Shares (rather than Nova Minerals ADSs representing Nova Minerals Shares) on exercise of their warrants.

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2.3	Reasons to vote against the Schemes

You may disagree with your Directors’ unanimous recommendations or the Independent Expert’s conclusions	All of your Directors and the Independent Expert have concluded that the Share Scheme is in the best interest of the Shareholders and the Warrant Scheme is in the best interest of the Listed Warrantholders. These conclusions do not take into account your personal interests and circumstances, and so you may not believe that either or both of the Schemes are in your best interest.

Changing to a new jurisdiction and the differences in shareholders’ and warrantholders’ rights and obligations as a shareholder or warrantholder of a US domiciled company

On implementation of the Schemes, Share Scheme Participants holding Shares on ASX (other than Ineligible Foreign Shareholders, Non-Electing Small Parcel Holders, and the Australian custodian of the ADS Depositary) will become holders of US Holdco CDIs, ADS holders and Shareholders holding Shares on the OTC will become holders of US Holdco Shares, and Listed Warrantholders will become holders of US Holdco Listed Warrants. US Holdco, as a company incorporated in the State of Nevada, will not be subject to the majority of the provisions of the Australian Corporations Act (which Nova Minerals is currently subject to) and instead will be subject to those provisions under the Corporations Act which only apply to registered foreign companies, US federal securities law, NYSE listing rules, US Holdco Charter Documents, and Nevada law.

US Holdco will also be bound by the Listing Rules, if ASX grants permission for US Holdco CDIs to be quoted on ASX (except to the extent ASX grants waivers).

As a result of this, Shareholders, ADS holders, and Listed Warrantholders may decide that they do not wish to become a shareholder or warrantholder (as applicable) of a United States domiciled company and would prefer to remain a shareholder or warrantholder (as applicable) of an Australian domiciled company.

Currently, Shareholders, ADS holders, and Listed Warrantholders residing in Australia wishing to take action to enforce the provisions of Nova Minerals’ constitution or the securities laws applicable to Nova Minerals may take action in Australian courts and applying Australian law. After the implementation of the Schemes, such actions in respect of US Holdco will be determined in accordance with the laws of the United States and the State of Nevada. An Australian shareholder, ADS holder, or warrantholder will be entitled to seek enforcement of applicable laws in the same manner as a shareholder, ADS holder, or warrantholder (as applicable) residing in the United States.

A non-exhaustive comparison of the rights of holders of Nova Minerals Shares (which are also the underlying securities of the Listed Warrants) and the rights of holders of US Holdco Shares (which each Shareholder will have an interest in through US Holdco CDIs, and which are also the underlying securities of the US Holdco Listed Warrants) is set out in Annexure I.

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The potential tax consequences of the Schemes may not suit your current financial position or tax circumstances

Implementation of the Schemes may have adverse tax implications for you depending on your individual circumstances.

Please refer to Section 10 for a general overview of certain Australian and United States tax implications of the Schemes.

All Shareholders, ADS holders, and Listed Warrantholders are advised to seek independent professional advice about their particular circumstances including, for non-Australian Shareholders, ADS holders, and Listed Warrantholders, the foreign tax consequences.

Although the ratio is fixed at one US Holdco CDI for every Share and one US Holdco Share for every one Nova Minerals ADS and for every 12 Shares held on OTC, the exact value of the Scheme Consideration if issued is not certain and will depend on the price at which the US Holdco CDIs trade on ASX and US Holdco Shares trade on NYSE after the Implementation Date

Under the terms of the Proposed Transaction, Share Scheme Participants who hold Nova Minerals ASX listed shares (other than the Australian custodian for the ADS Depositary, an Ineligible Foreign Shareholder or a Non-Electing Small Parcel Holder) will be issued one US Holdco CDI listed on ASX for every one ASX listed Nova Minerals shares held on the Record Date.

Share Scheme Participants who hold Nova Minerals OTC quoted Shares will be issued one US Holdco Share to be listed on NYSE for every 12 OTC quoted Shares held on the Record Date (rounded up to the nearest whole US Holdco Share);

Share Scheme Participants who hold Nova Minerals Nasdaq listed ADSs will be issued one US Holdco Share to be listed on NYSE for every one Nasdaq listed Nova Minerals ADS held as at the Record Date .

The exact value of this Scheme Consideration that would be realised by individual Shareholders will depend on the price at which US Holdco CDIs trade on ASX and the price at which the US Holdco Shares trade on the NYSE after the Implementation Date.

In addition, the Sale Agent will be issued the US Holdco CDIs that would otherwise be issued in the name of Ineligible Foreign Shareholders and Non-Electing Small Parcel Holders and will sell them as soon as reasonably practicable after the Implementation Date. Although the quantum of these sales is expected to be limited, it is possible that such sales may exert downward pressure on the share price of US Holdco Shares during the applicable period.

Similarly, under the Warrant Scheme, each Warrant Scheme Participant who holds Nova Minerals Nasdaq listed warrants will be issued three US Holdco Listed Warrants to be listed on NYSE for every one Nasdaq listed Nova Minerals warrant held on the Record Date.

The exact value of the Warrant Scheme Consideration will depend on the price at which US Holdco Listed Warrants trade on NYSE after the Implementation Date.

There could be a more litigious environment under Nevada corporate law

US Holdco may be exposed to increased litigation as a Nevada corporation, as the corporate legal environment is generally more litigious in the United States compared to Australia.

Shareholders of a Nevada corporation are entitled to commence class action suits on their own behalf and on behalf of any other similarly situated shareholders to enforce an obligation owed to shareholders directly where the requirements for maintaining a class action under Nevada law have been met. There is a risk that any material or costly dispute or litigation could adversely affect Nova Minerals’ reputation, financial performance or value.

Costs of implementing the Proposed Transaction	Nova Minerals estimates the cost of implementing the re-domiciliation as being approximately A$2.3 million including the costs of cancelling the current ADS program which Nova is paying for the benefit of the ADS Holders. These are one-off costs that have mostly already been incurred by Nova Minerals.

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2.4	Other relevant considerations

(a)	No brokerage or stamp duty will be payable on the transfer of your Shares pursuant to the Share Scheme

Share Scheme Participants (subject to the below) will not incur any brokerage or stamp duty costs on the transfer of your Shares pursuant to the Share Scheme. In addition, ADS Holders will not be charged any fee for the cancellation of their Nova Minerals ADSs.

Brokerage fees will not be incurred by Ineligible Foreign Shareholders and Non-Electing Small Parcel Holders whose attributable US Holdco CDIs will be issued to, and sold by, the Sale Agent, as Nova Minerals will pay for the brokerage fees of the Sale Agent, and the gross proceeds of the sale will be remitted by the Share Registry, who will then distribute such proceeds to the Ineligible Foreign Shareholders and Non-Electing Small Parcel Holders (after deducting any taxes which may be required and which the recipient of the proceeds are responsible for).

(b)	No brokerage or stamp duty will be payable on the exchange of your Listed Warrants pursuant to the Warrant Scheme

You will not incur any brokerage or stamp duty costs on the exchange of your Listed Warrants pursuant to the Warrant Scheme.

(c)	The Schemes may be implemented even if you do not vote, or vote against the Schemes

Even if you do not vote, or if you vote against a Scheme, that Scheme may still be implemented if it is approved by the Requisite Majority of Shareholders or Listed Warrantholders (as applicable) and by the Court. If this occurs in relation to the Share Scheme and you are (i) an ASX listed Shareholder, your Nova Minerals Shares will be transferred to US Holdco in exchange for ASX listed US Holdco CDIs, or (ii) a Nasdaq listed ADS Holder, your Nova Minerals ADSs will be exchanged for US Holdco Shares to be listed on NYSE, or (iii) a Shareholder holding Shares on OTC, your Nova Minerals Shares will be transferred to US Holdco in exchange for US Holdco Shares to be listed on the NYSE in the ratio of one US Holdco share for every twelve OTC quoted Shares, even though you did not vote on, or voted against, the Share Scheme. Similarly, if this occurs in relation to the Warrant Scheme and you are a Listed Warrantholder, your Listed Warrants will be exchanged for US Holdco Listed Warrants to be listed on NYSE in the ratio of three US Holdco Listed Warrants for every one Nasdaq Listed Warrant.

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3.	Frequently Asked Questions

The following table provides brief answers to questions you may have in relation to the Schemes, but should be read in conjunction with the more detailed information included in this Scheme Booklet. You are urged to read this Scheme Booklet in its entirety.

Questions about the Schemes
What are Shareholders and Listed Warrantholders being asked to consider?

On 4 February 2026, Nova Minerals announced a proposal to re-domicile to the United States. It is proposed that the re-domicile will occur by way of schemes of arrangement between Nova Minerals and its Shareholders and its Listed Warrantholders. Under these Schemes, US Holdco will, subject to the satisfaction of certain conditions, acquire the entire issued share capital of Nova Minerals and US Holdco will become the new holding company for the Nova Minerals Group and the Listed Warrants will be exchanged with new warrants issued by US Holdco.

Shareholders

If the Share Scheme is implemented, Share Scheme Participants will hold 100% of the US Holdco CDIs (or US Holdco Shares as applicable) in the same percentages as their existing holdings in Nova Minerals, subject to the provisions of the Share Scheme dealing with the Australian custodian for the ADS Depositary, Ineligible Foreign Shareholders and Non-Electing Small Parcel Holders. US Holdco will, in turn, become the holder of all the issued Shares in Nova Minerals. US Holdco will list its common shares on NYSE (as its primary listing) and list its CDIs on ASX (as its secondary listing), to replace Nova Minerals’ current listings of ordinary shares on ASX and ADSs on Nasdaq.

One of the conditions to implement the Share Scheme is that the Shareholders must approve the Share Scheme by the Requisite Majority at the Share Scheme Meeting. Shareholders are therefore being asked to consider whether to vote in favour of the Share Scheme which, if implemented, will result in Share Scheme Participants transferring their Shares to US Holdco and becoming holders of US Holdco CDIs (or US Holdco Shares as applicable).

Listed Warrantholders

If the Warrant Scheme is implemented, Warrant Scheme Participants will hold 100% of the US Holdco Listed Warrants in the same percentages as their existing holdings in Nova Minerals Listed Warrants.

The terms of the US Holdco Listed Warrants will be substantially the same as the Nova Minerals Listed Warrants provided that every three US Holdco Listed Warrants will entitle the holder to receive five US Holdco Shares on exercise, rather than 5 Nova Minerals ADSs (representing 60 Nova Minerals Shares). The exercise price of the US Holdco Listed Warrants will be US$1.4532 per US Holdco Share, rather than US$1.4532 per Nova Minerals ADS.

One of the conditions to implement the Warrant Scheme is that Listed Warrantholders must approve the Warrant Scheme by the Requisite Majority at the Warrant Scheme Meeting. Listed Warrantholders are therefore being asked to consider whether to vote in favour of the Warrant Scheme which, if implemented, will result in the Warrants being exchanged for Warrant Scheme Participants becoming holders of US Holdco Listed Warrants.

What are the Schemes?

The Share Scheme is a scheme of arrangement between Nova Minerals and the Share Scheme Participants and the Warrant Scheme is a scheme of arrangement between Nova Minerals and the Warrant Scheme Participants. A scheme of arrangement is a statutory procedure that is commonly used to enable one company to acquire another company.

The Schemes will effect the acquisition of Nova Minerals by US Holdco, resulting in the re-domicile of the Nova Minerals Group to the US so that the new holding company of the Nova Minerals Group will be a company incorporated in Nevada, USA.

The Share Scheme requires the approval of the Requisite Majority of Shareholders at the Share Scheme Meeting and the approval of the Court. The Warrant Scheme requires the approval of the Listed Warrantholders at the Warrant Scheme Meeting and the approval of the Court.

The terms of the Share Scheme are set out in full in Annexure D and the terms of the Warrant Scheme are set out in full in Annexure F. The Schemes will be governed by the laws of New South Wales, Australia.

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Questions about the Schemes
What consideration will I receive?

If the Share Scheme becomes Effective, and you hold ASX listed Shares, and you are not the Australian custodian of the ADS Depositary, an Ineligible Foreign Shareholder or a Non-Electing Small Parcel Holder, you will be issued one US Holdco CDI listed on ASX for every one ASX listed Share you hold at the Record Date,

If the Share Scheme becomes Effective, and you hold Nasdaq listed ADSs, you will be issued one US Holdco Share to be listed on NYSE for every one Nasdaq listed ADS you hold on the Record Date.

If the Share Scheme becomes Effective and you hold your Shares as OTC quoted Shares, you will be issued one US Holdco Share to be listed on NYSE for every 12 OTC quoted Shares you hold on the Record Date.

If the Warrant Scheme becomes Effective, and you are a Warrant Scheme Participant, you will be issued three US Holdco Listed Warrants to be listed on NYSE for every Listed Warrant you hold on the Record Date.

What are CDIs?

A CDI is a CHESS Depositary Interest representing a unit of beneficial ownership in a share (or other equity security) of a foreign registered entity, either registered in the name of or held beneficially by CHESS Depositary Nominees Pty Limited.

US Holdco CDIs will confer a beneficial interest in 1/12th of a US Holdco Share and will be traded on ASX. US Holdco CDI holders will receive all the economic benefits of actual ownership of the underlying US Holdco Shares. A more detailed description can be found in Annexure J including rights in respect of voting at general meetings of US Holdco.

Can I elect to receive US Holdco Shares or US Holdco CDIs?

Shareholders and ADS Holders cannot elect as part of the Scheme the form of the Scheme Consideration to be received.

Shareholders holding Shares on ASX (other than the ADS Depositary, an Ineligible Foreign Shareholder or a Non-Electing Small Parcel Holder) will be issued US Holdco CDIs listed on ASX on the basis of one US Holdco CDI for every one Share held on the Record Date.

Shareholders holding Shares on OTC will be issued US Holdco Shares to be listed on NYSE on the basis of one US Holdco Share for every 12 Shares held on Record Date.

ADS Holders will be issued US Holdco Shares to be listed on NYSE on the basis of one US Holdco Share for every one ADS held on the Record Date.

However, once issued:

● US Holdco CDIs can be converted to US Holdco Shares through US Holdco’s CDI Registry on the basis of 12 US Holdco CDIs for one US Holdco Share; and

● US Holdco Shares can be converted to US Holdco CDIs through US Holdco’s US transfer agent on the basis of one US Holdco Share for 12 US Holdco CDIs.

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Questions about the Schemes
How has the exchange ratio been determined?

The exchange ratio for the Share Scheme has been determined by Nova Minerals and US Holdco having regard to:

● the current trading price of Shares on ASX and ADSs on Nasdaq;

● the theoretical trading price of US Holdco Shares and the trading price that is expected of a stock listing on a major stock exchange in the United States; and

● the minimum listing price requirement of US$4.00 on NYSE.

The exchange ratio will effect an ‘implicit consolidation’ of the securities a Shareholder holds (on the Record Date), in that the existing Nova Minerals Shares will effectively be consolidated on a twelve for one basis on their exchange with new US Holdco Shares to be issued by US Holdco.

Accordingly, on implementation of the Share Scheme, US Holdco will have (subject to rounding) 1/12th of the number of shares on issue (in the form of common stock) compared with the number of Shares that Nova Minerals will have on issue on the Record Date.

Under the Warrant Scheme, each Listed Warrant will be replaced on a 1:3 basis with US Holdco Listed Warrants. Accordingly, on implementation of the Warrant Scheme, US Holdco will have the three times the number of listed warrants on issue as Nova Minerals had on issue at the Record Date.

Every three US Holdco Listed Warrants will entitle the holder to receive five US Holdco Shares on exercise (rather than 5 ADSs representing 60 Nova Minerals Shares).

What will be the effect of the Schemes?

If the Schemes are approved by the Requisite Majority of Shareholders and Listed Warrantholders (as applicable) and the Court and all other conditions to the Schemes are satisfied or (where applicable) waived, then:

● all of the Shares you hold on the Record Date (and any held beneficially in a custodian, nominee or broking relationship) will be transferred to US Holdco and in exchange, you will be issued the Share Scheme Consideration, unless you are an Ineligible Foreign Shareholder or a Non-Electing Small Parcel Holder;

● all of the Listed Warrants you hold on the Record Date will be exchanged for the Warrant Scheme Consideration;

● Nova Minerals will become a wholly-owned subsidiary of US Holdco and Nova Minerals will be removed from the official list of ASX;

● US Holdco will be admitted to the official list of ASX and the US Holdco CDIs will be admitted for official quotation by ASX; and

● the shares of common stock of US Holdco and the US Holdco Listed Warrants will be listed on NYSE.

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Questions about the Schemes
Can I sell my Shares or Listed Warrants on ASX or Nasdaq prior to the Schemes becoming Effective?

You can offer to sell your Shares on ASX prior to (and on) the Effective Date, or you can sell your Nova Minerals ADSs or Listed Warrants on Nasdaq prior to (and on) the Effective Date. However, you will not be able to do so after the Effective Date.

If you sell your Shares on ASX (or sell your Nova Minerals ADSs or Listed Warrants on Nasdaq):

● you may pay brokerage on the sale;

● if the Share Scheme becomes Effective, you will not receive any Share Scheme Consideration which would have otherwise been attributed to the Shares that you have sold;

● if the Warrant Scheme becomes Effective, you will not receive any Warrant Scheme Consideration which would have otherwise been attributed to the Listed Warrants that you have sold;

● you will not share in any potential ongoing benefits of owning US Holdco CDIs, US Holdco Shares or US Holdco Listed Warrants (as applicable); and

● there may be different tax consequences for you compared to those that would arise under the implementation of the Proposed Transaction.

When can I trade my US Holdco CDIs and US Holdco Shares?

Subject to confirmation with ASX, the Share Scheme becoming Effective and the admission of US Holdco to the official list of ASX and NYSE, it is expected that US Holdco CDIs on ASX will trade on a normal T+2 settlement basis on and from the first Business Day after the Implementation Date.

Trading of US Holdco Shares on NYSE is expected to commence promptly following the Implementation Date.

Subject to the Warrant Scheme becoming Effective, it is expected that trading in US Holdco Listed Warrants on NYSE will commence promptly following the Implementation Date.

For further details, see Section 11.12.

Are there conditions that need to be satisfied before the Schemes can proceed?

Implementation of each Scheme is subject to satisfaction or waiver (where applicable) of a number of conditions contained in the Scheme Implementation Deed, set out in Annexure C.

The conditions that remained outstanding as at the date of this Scheme Booklet are outlined in Section 11.2.

What are the Directors’ recommendations?

Your Directors unanimously recommend that Shareholders vote in favour of the Share Scheme subject to the Independent Expert continuing to conclude that the Share Scheme is in the best interest of Shareholders and that Listed Warrantholders vote in favour of the Warrant Scheme subject to the Independent Expert continuing to conclude that the Warrant Scheme is in the best interest of Listed Warrantholders.

Each Director who holds or controls Shares intends to vote those Shares in favour of the Share Scheme at the Share Scheme Meeting.

The Directors collectively controlled the voting rights attaching to approximately 1.71% of the total number of Shares as at the date of this Scheme Booklet.

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Questions about the Schemes
What are the reasons to vote in favour of the Schemes?	Section 2.2 outlines the reasons why your Directors believe that Shareholders and Listed Warrantholders should vote in favour of the Schemes.
What are the reasons to vote against the Schemes?	In Section 2.3, the reasons why you may decide to vote against the Schemes are set out.
What are the risks for me if the Schemes are implemented?

If the Schemes proceed:

● Share Scheme Participants (other than Australian custodian for the ADS Depositary, Ineligible Foreign Shareholders or Non-Electing Small Parcel Holders) will be issued US Holdco CDIs

● Shareholders holding OTC quoted Shares and ADS Holders will be issued US Holdco Shares;

● Listed Warrantholders will be issued US Holdco Listed Warrants.

If the Schemes proceed, Shareholders, Listed Warrantholders and ADS Holders of Nova Minerals will be exposed to risks of holding securities in a US domiciled company and the value of these securities. While the Proposed Transaction does not materially change the Group’s underlying operations, meaning most risks remain substantially the same as those currently faced, there are additional risks related to implementing the transaction and to the shift in jurisdiction to the United States. Although mitigation strategies will be put in place, they may not fully protect against these risks, and investors should carefully review all disclosed risk factors before voting.

For more details regarding certain risks which Share Scheme Participants and Warrant Scheme Participants may be subject to see Section 9.

What is the Independent Expert’s conclusion?

The Independent Expert has concluded that the Share Scheme is in the best interest of the Shareholders and the Warrant Scheme is in the best interest of the Listed Warrantholders.

The Independent Expert has formed this conclusion on the basis that the advantages of the Share Scheme and the Warrant Scheme outweigh the disadvantages.

The Independent Expert has opined that the advantages of the Share Scheme and the Warrant Scheme include, among others, the following:

● elimination of the trading restrictions between Australian and US securities laws due to Nova Minerals losing its FPI status from 1 July 2026;

● improved access to lower-cost equity capital in the US markets and broader US investor pools;

● alignment of corporate operational and governance structure;

● increased opportunities for US government grants and funding;

● alignment with future strategy and market.

The Independent Expert has opined that the disadvantages of the Share Scheme and the Warrant Scheme include the following:

● change in protection for Shareholders and Listed Warrantholders under a new jurisdiction;

● the potential negative tax consequences to Shareholders and Listed Warrantholders; and

● the increased exposure to litigation risk.

As noted above, the opinion of the Independent Expert is that these advantages outweigh the disadvantages.

The Independent Expert’s Report is set out in Annexure A.

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Questions about the Schemes
If I wish to support a Scheme, what should I do?

Subject to the Independent Expert continuing to conclude that the Share Scheme is in the best interest of the Shareholders and the Warrant Scheme is in the best interest of the Listed Warrantholders, your Directors unanimously recommend that:

● if you are a Shareholder, you vote in favour of the Share Scheme at the Share Scheme Meeting if you wish to support the Share Scheme; and

● if you are a Listed Warrantholder, you vote in favour of the Warrant Scheme at the Warrant Scheme Meeting if you wish to support the Warrant Scheme.

See Section 4 for directions on how to vote and important voting information generally. If you are registered as a Shareholder or a Listed Warrantholder on the Record Date and are unable to attend the Share Scheme Meeting or the Warrant Scheme Meeting, physically or online, you are entitled to vote by proxy, corporate representative or attorney.

What happens if I vote against the Scheme?

If, despite your Directors’ unanimous recommendation and the conclusion of the Independent Expert, you do not support the relevant Scheme, you may vote against the Share Scheme at the Share Scheme Meeting or the Warrant Scheme at the Warrant Scheme Meeting.

If the Share Scheme is approved by the Requisite Majority of Shareholders and by the Court, and all other conditions to the Share Scheme are satisfied or waived (where applicable), the Share Scheme will become Effective and your Shares will be transferred to US Holdco or the Sale Agent, as applicable, in exchange for the relevant Share Scheme Consideration or sale proceeds. This will occur even if you voted against the Share Scheme or did not vote at all.

If the Warrant Scheme is approved by the Requisite Majority of Listed Warrantholders and by the Court, and all other conditions to the Warrant Scheme are satisfied or waived (where applicable), the Warrant Scheme will become Effective and your Listed Warrants will be exchanged for the Warrant Scheme Consideration. This will occur even if you voted against the Warrant Scheme or did not vote at all.

If the Share Scheme is not approved by the Requisite Majority of Shareholders or the Court, Nova Minerals will continue to be domiciled in Australia, neither Scheme will be implemented, and you will remain a Shareholder, ADS holder, or a Listed Warrantholder (as applicable).

In addition, if the Share Scheme is not approved, then Nova Minerals will effectively have two primary listed exchanges, ASX and Nasdaq while becoming a US domestic issuer. As a result, the trading of the ordinary shares on ASX and the ADSs on Nasdaq, and the transfers of ordinary shares into the ADS facility, will be subject to restrictions due to the conflicting requirements of ASX listing rules and U.S. securities laws applicable to Nova Minerals from 1 July 2026 following the loss of foreign private issuer status.

If the Warrant Scheme is not approved by the Requisite Majority of Warrantholders or the Court and:

● the Share Scheme is approved by the Requisite Majority of Shareholders and the Court and all other conditions to the Share Scheme are satisfied or waived (where applicable), the Share Scheme will be implemented but the Warrant Scheme will not. In this scenario, if you are a Share Scheme Participant you will receive the Share Scheme Consideration, and if you are a Listed Warrantholder you will retain your Nova Minerals Listed Warrants;

● the Share Scheme is not approved by the Requisite Majority, then neither Scheme will be implemented and you will remain a Shareholder or a Listed Warrantholder (as applicable).

Refer below to ‘What happens if either or both of the Schemes are not approved?’ for further information.

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Questions about the Schemes
How will the Schemes be implemented?

If the Schemes become Effective, no further action is required on the part of the Shareholders or Listed Warrantholders in order to implement the Schemes. Under the Share Scheme, Nova Minerals is given authority to effect a valid transfer of all Shares to US Holdco and to enter the name of US Holdco in the Nova Minerals Share Register as holder of all Shares. Under the Warrant Scheme, all of the Listed Warrants will be exchanged with US Holdco Listed Warrants without any further action from the Listed Warrantholders.

If the Share Scheme becomes Effective, each Share Scheme Participant (other than an Ineligible Foreign Shareholder or a Non-Electing Small Parcel Holder) will be deemed to have agreed to become a holder of US Holdco CDIs or US Holdco Shares (as applicable) in accordance with the Share Scheme and to have accepted the US Holdco CDIs or US Holdco Shares (as applicable) issued to that holder under the Share Scheme subject to, and to be bound by, US Holdco’s Charter Documents.

If the Warrant Scheme becomes Effective, each Warrant Scheme Participant will be deemed to have agreed to become a holder of US Holdco Listed Warrants in accordance with the Warrant Scheme and to have accepted the US Holdco Listed Warrants issued to that holder under the Warrant Scheme subject to, and to be bound by, US Holdco’s Charter Documents.

Following implementation of the Share Scheme, US Holdco Shares will be listed on NYSE (as its primary listing) and US Holdco CDIs will be listed on ASX (as its secondary listing), to replace Nova Minerals’ current listings of ordinary shares on ASX (as its primary listing) and ADSs on Nasdaq (as its secondary listing). US Holdco Shares will be listed on NYSE (it is expected using Nova Minerals’ existing Nasdaq ticker code “NVA”) and on ASX in the form of US Holdco’s CDIs (using Nova Minerals’ existing ASX ticker code “NVA”). Following implementation of the Warrant Scheme, US Holdco Listed Warrants will be listed on NYSE (it is expected using the existing ticker code for Nova Minerals Nasdaq Listed Warrants, “NVAWW”).

What happens if either or both of the Schemes are not approved?

The Warrant Scheme is conditional on the approval of the Share Scheme, and accordingly, if the Share Scheme is not approved by the Requisite Majority of Shareholders or the Court (or any of the other conditions to the Share Scheme are not satisfied or waived, as applicable), neither Scheme will be implemented and the Scheme Implementation Deed may be terminated.

The consequences of the Schemes not being implemented include:

● you will retain your Shares, Nova Minerals ADSs or Listed Warrants (as the case may be), and you will not be issued the Scheme Consideration;

● the Shares will remain listed on ASX and quoted on OTC and the Nova Minerals ADSs will remain listed on Nasdaq, and you will continue to be exposed to the benefits and risks associated with your investment in Shares or ADSs;

● the Listed Warrants will remain listed on Nasdaq and you will continue to be exposed to the benefits and risks associated with your investment in the Listed Warrants;

● trading of the ordinary shares on ASX and ADSs on Nasdaq, and the transfers of ordinary shares into the ADS facility, will be subject to restrictions due to the conflicting requirements of ASX listing rules and U.S. securities laws applicable to Nova Minerals from 1 July 2026 following the loss of foreign private issuer;

● the Board and management will continue to operate the Nova Minerals Group’s business;

● the expected advantages of the Schemes (set out in Section 2.2) will not be realised, nor will the disadvantages of the Schemes (set out in Section 2.3);

● Nova Minerals’ share price may be reduced to the extent that the market reflects an assumption that the Schemes will be completed; and

● Nova Minerals will have incurred significant costs and management time and resources for no outcome.

The Share Scheme is not conditional on the approval of the Warrant Scheme. Accordingly, if the Warrant Scheme is not approved by the Requisite Majority or the Court (or any of the other conditions to the Warrant Scheme are not satisfied or waived, as applicable), but the Share Scheme is approved by the Requisite Majority and the Court, the Share Scheme may still proceed.

If that occurs, the Listed Warrantholders will still hold unlisted warrants exercisable over Nova Minerals Shares (rather than US Holdco Shares). In this case, US Holdco would consider all of the alternatives available to it, pursuant to the terms of such warrants. This may result in the Listed Warrantholders receiving a consideration at a time and in a form that is different from what they would have received under the Warrant Scheme.

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Questions about the Schemes
What are the tax implications of the Schemes?

The implementation of the Schemes may have tax implications for you depending on your individual circumstances. Section 10 provides a description of certain Australian and United States tax consequences of the Schemes.

It is recommended that you seek professional tax advice on your potential tax implications.

Will Shareholders and Listed Warrantholders be entitled to scrip-for-scrip capital gains tax (‘CGT’) roll-over relief as part of the transaction?

Based on the general summary of taxation consequences included in Section 10, following the implementation of the Schemes, it is expected that Australian tax resident Shareholders and Listed Warrantholders and who hold Shares and Listed Warrants on capital account should be entitled to Australian CGT roll-over relief. If you hold on revenue account, you will need to seek your own tax advice.

Notwithstanding this, you are urged to seek professional taxation advice in relation to your own personal circumstances.

Shareholders and Listed Warrantholders should note that Nova Minerals intends to apply for a private binding ruling from the Australian Taxation Office (ATO) on the applicability of such CGT roll-over relief.

What is the expected timetable of the Proposed Transaction?

The Scheme Meetings are currently scheduled to be held on Friday, 29 May 2026. If approval from the Requisite Majority of Shareholders and Listed Warrantholders (as applicable) is obtained for the Schemes at the Scheme Meetings, the Court approves the Schemes at the second court hearing expected to be held on or around Tuesday, 2 June 2026 and all other conditions to the Schemes are satisfied or (where applicable) waived, the Schemes are expected to be implemented on Tuesday, 16 June 2026.

Please see the ‘Important Dates and times for the Schemes’ on page 6 for further information. All stated dates and times are indicative only.

Who will manage the Merged Group following the implementation of the Schemes?	Following implementation of the Schemes, US Holdco will be managed by the existing Board and senior management of Nova Minerals. See Section 8.4 for further details.

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Questions about your entitlements
Who is entitled to participate in the Schemes?

Each person who is a Listed Warrantholder at 7:00pm (Sydney time) on Thursday, 21 May 2026) will be entitled to participate in the Warrant Scheme.

Each person who is a Shareholder,= or an ADS holder at 7:00pm (Sydney time) on Wednesday, 27 May 2026) will be entitled to participate in the Share Scheme.

What if I am an Ineligible Foreign Shareholder?

If you are a Shareholder whose address is shown in the Nova Minerals Share Register as being in a jurisdiction outside the Eligible Jurisdictions or who is otherwise determined to be an Ineligible Foreign Shareholder, US Holdco will not issue nor procure the issue of US Holdco CDIs to you. However, your Shares will be part of the Share Scheme.

The number of US Holdco CDIs that would otherwise have been issued in your name under the Share Scheme will be issued to the Sale Agent, who will sell those US Holdco CDIs and remit the gross proceeds of such sale to the Share Registry. The Share Registry will promptly remit to you your pro rata share of the gross proceeds from the sale of such US Holdco CDIs sold through the Sale Facility (after deducting any taxes which may be required and which the recipient of the proceeds are responsible for).

See Sections 5.3 and 5.6 for further details on the treatment of Ineligible Foreign Shareholders and the Sale Facility.

What is a Small Parcel Holder?	Share Scheme Participants who are not Ineligible Foreign Shareholders and who hold less than a Marketable Parcel of Nova Minerals Shares on the Record Date (being a parcel of Shares valued at less than A$500 based on the closing price on the last day of trading on ASX prior to the Record Date) will be regarded as Small Parcel Holders.
What if I am a Small Parcel Holder?

Small Parcel Holders may elect to opt out of participating in the Sale Facility and retain their ownership interest in the Nova Minerals Group by completing and returning the Small Parcel Holder Election Form, or making their election on the Automic Investor Portal, in accordance with the instructions on that form or portal page (Electing Small Parcel Holder). Electing Small Parcel Holders will be issued the Share Scheme Consideration in accordance with Section 5.2.

Small Parcel Holders who have not made a valid election by 7:00pm (Sydney time) on the Effective Date (Non-Electing Small Parcel Holders) to retain their interest in the Nova Minerals Group will not be issued any US Holdco CDIs under the Share Scheme. The number of US Holdco CDIs that would otherwise have been issued in your name under the Share Scheme will be issued to the Sale Agent, who will sell those US Holdco CDIs and remit the gross proceeds of such sale to the Share Registry. The Share Registry will promptly remit to you your pro rata share of the gross proceeds from the sale of such US Holdco CDIs sold through the Sale Facility (after deducting any taxes which may be required and which the recipient of the proceeds are responsible for) based on the payment instructions recorded on Nova Minerals’ share register on the Record Date.

A Small Parcel Holder Election Form is available upon request from Automic. If you would like to receive a Small Parcel Holder Election Form, please contact Automic on 1300 103 392 (within Australia) or +61 2 9068 1925 (outside Australia). Nova Minerals Shareholders can submit their Small Parcel Holder Election Form via the Automic Investor Portal at https://portal.automic.com.au/investor/home.

See Sections 5.5 and 5.6 for further details on the treatment of Small Parcel Holders and the Sale Facility.

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Questions about your entitlements
What warranties do I give?

Under the Share Scheme, each Share Scheme Participant is deemed to have warranted to US Holdco that:

● all their Shares (including any rights and entitlements attaching to those Shares) will, at the date of the transfer of them to US Holdco, be free from all mortgages, charges, security interests, liens, encumbrances and interests of third parties of any kind, whether legal or otherwise, and restrictions on transfer of any kind (other than as agreed with Nova Minerals); and

● they have the power and capacity to sell and to transfer their Shares, and all rights and entitlements attaching to those Shares to US Holdco.

ADS Holders are deemed to provide such warranties through the Depositary.

Under the Warrant Scheme, each Warrant Scheme Participant is deemed to have warranted to US Holdco that:

● all their Scheme Warrants (including any rights and entitlements attaching to those Scheme Warrants) exchanged under the Warrant Scheme will, at the date of exchange, be free from all mortgages, charges, security interests, liens, encumbrances and interests of third parties of any kind, whether legal or otherwise; and

● they have the power and capacity to deal with their Scheme Warrants, and all rights and entitlements attaching to those Warrants.

When will I be issued the Scheme Consideration?

If the Schemes are implemented, US Holdco will issue, or procure the issue of:

● ASX listed US Holdco CDIs to Share Scheme Participants holding Shares on ASX (other than the Australian custodian of the ADS Depositary);

● NYSE listed US Holdco Shares to Nasdaq ADS Holders and OTC Shareholders;

● NYSE listed US Holdco Listed Warrants to Nasdaq Warrant Scheme Participants; and

● in the case of an Ineligible Foreign Shareholder or a Non-Electing Small Parcel Holder, ASX listed US Holdco CDIs to the Sale Agent,

on the Implementation Date, which is expected to be Tuesday, 16 June 2026.

US Holdco will procure the dispatch of holding statements or CHESS confirmation advices (as applicable) to Share Scheme Participants who are not the Australian custodian for the ADS Depositary, Ineligible Foreign Shareholders or Non-Electing Small Parcel Holders in respect of the ASX listed US Holdco CDIs to which those Share Scheme Participants are entitled as soon as reasonably practicable after the Implementation Date

US Holdco will procure the dispatch of holding statements to Share Scheme Participants in respect of the US Holdco Shares to which those Share Scheme Participants are entitled as soon as reasonably practicable after the Implementation Date.

Will I have to pay brokerage fees on the disposal of my Shares in respect of Share Scheme Consideration?

Shareholders who are not Ineligible Foreign Shareholders or Non-Electing Small Parcel Holders will not pay brokerage fees on the disposal of their Shares pursuant to the Share Scheme.

Brokerage fees will also not be incurred by Ineligible Foreign Shareholders and Non-Electing Small Parcel Holders whose attributable US Holdco CDIs will be issued to, and sold by, the Sale Agent, as Nova Minerals will pay for the brokerage fees of the Sale Agent, and the gross proceeds of the sale will be remitted by the Share Registry via cheque or bank transfer to the Ineligible Foreign Shareholders and Non-Electing Small Parcel Holders by US Holdco (after deducting any taxes which may be required and which the recipient of the proceeds are responsible for).

Nova Minerals will pay the ADS Depositary’s fee for the cancellation of all ADSs that are exchanged pursuant to the Share Scheme. Accordingly, ADS Holders will not pay any fees to the ADS Depositary in connection with those exchanges.

When can I trade my US Holdco CDIs, US Holdco Shares or US Holdco Listed Warrants?

Subject to confirmation with ASX, it is expected that US Holdco CDIs will trade on a normal T+2 settlement basis on and from the first Business Day after the Implementation Date.

Trading of US Holdco Shares and US Holdco Listed Warrants on NYSE is expected to commence promptly following the Implementation Date.

For further details, see Section 11.12.

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Questions about voting
Who can vote?

If you are registered as a Warrantholder at 7:00pm (Sydney time) on Thursday, 21 May 2026 you will be entitled to vote on the Warrant Scheme Resolution to be proposed at the Warrant Scheme Meeting.

If you are registered as a Shareholder at 7:00pm (Sydney time) on Wednesday, 27 May 2026 you will be entitled to vote on the Share Scheme Resolution to be proposed at the Share Scheme Meeting.

For further details, see Section 4.

When and where will the Scheme Meetings be held?

The Scheme Meetings to approve the Schemes are scheduled to be held at Ashurst Australia, Level 8, 39 Martin Place, Sydney, New South Wales, Australia 2000, and online via the Automic investor portal (investor.automic.com.au), on Friday, 29 May 2026. The Share Scheme Meeting is scheduled to commence at 10:00am (Sydney time) and the Warrant Scheme Meeting is scheduled to commence at the later of 10:30am (Sydney time) and the conclusion of the Share Scheme Meeting.

Further details of the Scheme Meetings, including how to vote are outlined in Section 4. The Notice of Scheme Meeting is set out in Annexure H.

What if I hold Nova Minerals ADSs?

ADS Holders as at a voting record date set by the ADS Depositary and notified by the ADS Depositary to ADS Holders may instruct the ADS Depositary how to vote the number of deposited Shares their ADSs represent.

The ADS Depositary will notify ADS Holders of the Scheme Meeting and will send or make voting materials available to ADS Holders. Those materials will describe the matters to be voted on at the Share Scheme Meeting and explain how ADS Holders may instruct the ADS Depositary how to vote. For instructions to be valid, they must reach the ADS Depositary by a date set by the ADS Depositary. ADS Holders that hold Nova Minerals ADSs through brokers or other securities intermediaries will receive notice and must give their instructions through their securities intermediaries. Those intermediaries will have cutoff times to receive voting instructions that are earlier than the date set by the ADS Depositary.

For further details, see Section 4.2(g).

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Questions about voting
What vote is required to approve a Scheme?

The Share Scheme is required to be approved by the Requisite Majority of Shareholders, which is:

● unless the Court orders otherwise, a majority in number (more than 50%) of Shareholders present and voting at the Share Scheme Meeting (in person or by proxy, corporate representative or attorney); and

● at least 75% of the total number of votes cast on the Share Scheme Resolution.

The Warrant Scheme is required to be approved by the Requisite Majority of Warrantholders, which is:

● unless the Court orders otherwise, a majority in number (more than 50%) of Listed Warrantholders present and voting at the Warrant Scheme Meeting (in person or by proxy, corporate representative or attorney); and

● at least 75% of the total number of votes (determined by reference to the value of each of the Listed Warrants) cast on the Warrant Scheme Resolution.

What happens if the Share Scheme is approved but the Warrant Scheme is not?

The Share Scheme is not conditional on the approval of the Warrant Scheme. As a result, if the Warrant Scheme Resolution is not passed but the Share Scheme Resolution is passed, it is possible that the Share Scheme will still proceed but the Warrant Scheme will not. If that occurs, Listed Warrantholders will hold unlisted warrants exercisable over Nova Minerals Shares (which would then become an unlisted wholly owned subsidiary of US Holdco).

For further details, see “What happens if either or both of the Schemes are not approved?” above and Section 11

What happens if the Warrant Scheme is approved but the Share Scheme is not?

The Warrant Scheme is conditional on the approval of the Share Scheme, so that if the Share Scheme Resolution is not passed, no Scheme will be implemented.

For further details, see “What happens if either or both of the Schemes are not approved?” above and Section 11

Is voting compulsory?

No, voting is not compulsory. However, your vote is important. If you cannot attend the Share Scheme Meeting or the Warrant Scheme Meeting (as applicable) you should complete and return the Proxy Form enclosed with this Scheme Booklet.

For further details regarding voting and submitting the Proxy Form for the Scheme Meetings, see Section 4

Why should I vote?

Your vote will be important in determining whether the Share Scheme or Warrant Scheme (as applicable) will proceed.

Your Directors unanimously recommend that you vote in favour of the Schemes, subject to the Independent Expert continuing to conclude that the Share Scheme is in the best interest of the Shareholders and the Warrant Scheme is in the best interest of the Warrantholders.

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Questions about voting
What happens if I do not vote?

If you do not vote but the Schemes are approved by a Requisite Majority of Shareholders and Listed Warrantholders (as applicable) and the Court and become Effective, then:

● if you are a Shareholder or ADS Holder, respectively, your Shares and the shares underlying the ADSs will be transferred to US Holdco in consideration for US Holdco procuring the issue to you of the Share Scheme Consideration for your Shares or ADSs; and

● if you are a Listed Warrantholder your Warrants will be exchanged for the Warrant Scheme Consideration.

If you are an Ineligible Foreign Shareholder or a Non-Electing Small Parcel Holder, your entitlements to US Holdco CDIs will be issued to the Sale Agent who will sell such US Holdco CDIs as soon as possible after the Share Scheme becomes effective and remit the gross proceeds of such sale to the Company’s Share Registry. The Company’s Share Registry will promptly remit to you your pro rata share of the gross proceeds from the sale of such US Holdco CDIs sold through the Sale Facility (after deducting any taxes which may be required and which the recipient of the proceeds are responsible for).

If the Schemes are not implemented, you will remain a Shareholder, ADS Holder or Listed Warrantholder of Nova Minerals and Nova Minerals will not be acquired by US Holdco.

In addition, if the Share Scheme is not approved, then Nova Minerals will effectively have two primary listed exchanges, ASX and Nasdaq while becoming a US domestic issuer. As a result, the trading of the ordinary shares on ASX and the ADSs on Nasdaq, and the transfers of ordinary shares into the ADS facility, will be subject to restrictions due to the conflicting requirements of ASX listing rules and US securities laws applicable to Nova Minerals from 1 July 2026 following the loss of foreign private issuer status.

Can I attend the Court and oppose the Court approval of the Schemes?	If you wish to oppose approval by the Court of the Share Scheme or the Warrant Scheme at the Second Court Hearing, you may do so by filing with the Court, and serving on Nova Minerals, a notice of appearance in the prescribed form together with any affidavit on which you wish to rely at the hearing. The notice of appearance and affidavit must be served on Nova Minerals at least one Business Day (in Sydney, New South Wales) before the Second Court Date. ADS Holders do not have the right to attend the Court proceedings.
What are my options?

You may:

● vote in favour of the Schemes at the Scheme Meetings;

● vote against the Schemes at the Scheme Meetings;

● sell your Nova Minerals Shares listed on ASX on market at any time before the close of trading on ASX on the Effective Date;

● sell your Nova Minerals OTC Shares on OTC at any time before Implementation Date

● sell your Nova Minerals ADSs on market at any time before Implementation Date

● exercise your Nova Minerals Listed Warrants at any time prior to the Record Date or sell your Nova Minerals Listed Warrants on market at any time before Implementation Date; or

● do nothing.

See section 6.3 for further information.

What if I cannot, or do not wish to, attend a Scheme Meeting?	If you cannot, or do not wish to, attend the relevant Scheme Meeting, you may appoint a proxy, corporate representative or attorney to vote on your behalf. For further details regarding voting and submitting the Proxy Form for a Scheme Meeting, see Section 4.

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Questions about US Holdco
Who is US Holdco?	US Holdco is a company recently incorporated under the laws of the State of Nevada for the specific purpose of becoming the US holding company of the Nova Minerals Group. US Holdco is named Nova Minerals Corp.
Why do Nova Minerals and US Holdco wish to implement the Schemes?

Nova Minerals and US Holdco wish to implement the Schemes in order to redomicile the Nova Minerals Group to the United States by putting in place a new parent company incorporated under the laws of the State of Nevada.

The expected benefits of the Schemes are outlined in Section 2.2. The potential disadvantages of the Schemes are described in detail in Section 2.3.

What are US Holdco’s intentions in relation to the Merged Group if the Schemes proceed?	See Section 8.16 in relation to US Holdco’s intentions in respect of the Merged Group.

General questions
What other information is available?

You should read the detailed information in relation to the Schemes provided in this Scheme Booklet.

Further information in relation to Nova Minerals can be obtained at Nova Minerals’ website at https://novaminerals.com.au/, from ASX on its website www.asx.com.au and from the SEC on its website www.sec.gov.

Who can help answer my questions about the Schemes?	If you have questions in relation to the Schemes or the Scheme Meetings, please contact the Information Line on 1300 103 392 (within Australia) or +61 2 9068 1925 (outside Australia)Monday to Friday between 8:30am and 7:00pm (Sydney time) or consult your legal, investment, financial, taxation or other professional adviser.

4.	Scheme Meetings and voting information

This Section contains information relating to voting entitlements and information on how to vote at the Share Scheme Meeting for Shareholders (refer to Sections 4.1 and 4.2 below) and at the Warrant Scheme Meeting for Listed Warrantholders (refer to Sections 4.3 and 4.4 below).

4.1	Share Scheme Meeting

(a)	Time and location

The Share Scheme Meeting, to approve the Share Scheme, is scheduled to be held at Ashurst Australia, Level 8, 39 Martin Place, Sydney, New South Wales, Australia 2000 and online via the Automic investor portal (investor.automic.com.au) on Friday, 29 May 2026 commencing at 10:00am (Sydney time).

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(b)	Requisite Majority of Shareholders

At the Share Scheme Meeting, the Share Scheme Resolution will be proposed and the Share Scheme Resolution must be approved by:

(i)	unless the Court orders otherwise, a majority in number (more than 50%) of Shareholders present and voting at the Share Scheme Meeting (in person or by proxy, corporate representative or attorney); and

(ii)	at least 75% of the total number of votes which are cast on the Share Scheme Resolution,

(Requisite Majority of Shareholders), for the Share Scheme to become Effective.

(c)	Notice of Scheme Meeting

The Share Scheme Resolution is set out in the Notice of Scheme Meeting in Annexure H.

4.2	Entitlement and ability to vote at the Share Scheme Meeting

If you are registered as a Shareholder as at 7:00pm (Sydney time) on Wednesday, 27 May 2026, you are entitled to vote on the Share Scheme Resolution at the Share Scheme Meeting. Voting on the Share Scheme Resolution will be by poll.

(a)	Voting in person

As the Share Scheme Meeting is hybrid, if you wish to vote in person, you should attend the Share Scheme Meeting or participate virtually in the Share Scheme Meeting online. Shareholders holding Shares on ASX can login to the meeting via the investor portal (https://portal.automic.com.au/investor/home) and to vote in real time. For further information on the live voting process please see the Registration and Voting Guide at https://www.automicgroup.com.au/virtual-agms/. Shareholders holding Shares on OTC can login to the meeting via the link www.virtualshareholdermeeting.com/NVA2026. It is recommended that Shareholders wishing to attend the Share Scheme Meeting log in from 15 to 30 minutes prior to the scheduled start time.

To access the virtual meeting on the day:

(i)	Open your internet browser and go to investor.automic.com.au

(ii)	Login with your username and password or click “register” if you haven’t already created an account. Shareholders are encouraged to create an account prior to the start of the Share Scheme Meeting to ensure there is no delay in attending the virtual meeting.

(iii)	After logging in, a banner will display at the bottom of your screen to indicate that the meeting is open for registration, click on “Register” when this appears. Alternatively, click on “Meetings” on the left-hand menu bar to join the Share Scheme Meeting.

(iv)	Click on “Join Meeting” and follow the prompts on screen to register and vote.

(b)	Voting by proxy

Your personalised Proxy Form for the Share Scheme Meeting accompanies this Scheme Booklet.

You can appoint a proxy by completing and returning to Nova Minerals the enclosed Proxy Form for the Scheme Meeting (or by submitting the Proxy Form with the Share Registry online through https://portal.automic.com.au/investor/home if you hold Shares on ASX). Completed Proxy Forms for the Share Scheme Meeting must be received by the Share Registry by no later than 10:00am (Sydney time) on Wednesday, 27 May 2026 by one of the following methods:

Online

Use your computer or smartphone to appoint a proxy online at https://investor.automic.com.au/#/loginsah or scan the QR code that appears on the Proxy Form and follow the instructions provided.

Please refer to the Proxy Form for more information about submitting proxy voting instructions online.

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Post to	Nova Minerals LimitedC/- Automic Group GPO Box 5193 Sydney NSW 2001
In person at	Automic Level 5, 126 Phillip Street Sydney NSW 2000
Fax to	In Australia to (02) 8583 3040. From outside of Australia to (+61) 2 8583 3040.
Email to	meetings@automicgroup.com.au

If you are entitled to attend and cast a vote at the Share Scheme Meeting, you may appoint up to two proxies. A proxy may be an individual or a corporation but need not be a Shareholder. If you appoint two proxies each proxy may exercise half of your votes if no proportion or number of votes is specified.

If you appoint a proxy but attend the Share Scheme Meeting yourself, the rights of the proxy to speak and vote on your behalf at the Share Scheme Meeting will be suspended while you are present.

A Shareholder who wishes to submit a proxy has the right to appoint the chairman of the Share Scheme Meeting, or another person (who need not be a Shareholder) to represent him, her or them at the Share Scheme Meeting and vote on the Share Scheme Resolution, by inserting the name of their chosen proxy in the space provided for that purpose on the Proxy Form.

If:

(i)	a Shareholder nominates the chairman of the Share Scheme Meeting as its proxy; or

(ii)	a proxy appointment is signed by or validly authenticated by a Shareholder but does not name the proxies in whose favour it is given or otherwise under a default appointment according to the terms of the Proxy Form, the person acting as chairman of the Share Scheme Meeting must act as proxy under the appointment in respect of that item of business.

A Shareholder entitled to cast two or more votes may appoint two proxies and may specify the proportion or number of votes each proxy is appointed to exercise, but where the proportion or number is not specified, each proxy may exercise half the votes. The Shares represented by proxy will be voted for, or against, or withheld from voting in accordance with the instructions of the Shareholder on any ballot that may be called for, and if the Shareholder specifies a choice with respect to any matter to be acted upon, the Shares will be voted accordingly.

If an attorney signs a Proxy Form on your behalf, a certified copy of the power of attorney under which the Proxy Form was signed must be received by the Share Registry at the same time as the Proxy Form (unless you have already provided a certified copy of the power of attorney to Nova Minerals).

(c)	Undirected proxies

Proxy appointments in favour of the chairman of the Share Scheme Meeting, the Nova Minerals company secretary or any Director which do not contain a direction will be voted in support of the Share Scheme Resolution at the Share Scheme Meeting.

(d)	Revocation of proxies

A Shareholder who has deposited a Proxy Form may revoke it prior to its use, by an instrument in writing executed by a Shareholder or by his, her or their attorney duly authorised in writing or, if a Shareholder is a company, executed by a duly authorised officer or attorney in compliance with applicable law and deposited at the Share Registry by 10:00am (Sydney time) on Wednesday, 27 May 2026 or with the chairman of the Share Scheme Meeting on the day of, and prior to the start of, the Share Scheme Meeting. A Shareholder may also revoke a proxy in any other manner permitted by law.

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(e)	Voting by corporate representative

To vote in person at the Share Scheme Meeting, a Shareholder or proxy, which is a body corporate, may appoint an individual to act as its representative.

Unless otherwise specified in the appointment, a representative acting in accordance with his or her authority, until it is revoked by the body corporate Shareholder, is entitled to exercise the same powers on behalf of that body corporate as that body corporate could exercise at a meeting or in voting on a resolution.

A certificate with or without the seal of the body corporate Shareholder, signed by two directors of that body corporate or signed by one director and one secretary, or any other document as the chairman of the Share Scheme Meeting in his sole discretion considers sufficient, will be evidence of the appointment, or of the revocation of the appointment, as the case may be, of a representative.

(f)	Voting by attorney

A Shareholder may appoint a person (whether a Nova Minerals Shareholder or not) as its attorney to attend and vote at the Share Scheme Meeting.

An instrument appointing an attorney must be in writing executed under the hand of the appointer or the appointer’s attorney duly authorised in writing, or if the appointer is a corporation, under its common seal (if any) or the hand of its duly authorised attorney or executed in a manner permitted by the Corporations Act. The instrument may contain directions as to the manner in which the attorney is to vote on a particular resolution(s) and subject to the Corporations Act, may otherwise be in any form as the Directors may prescribe or accept. A fax of a written power of attorney is valid provided it has been provided to Nova Minerals on the fax number in Section 4.2(b) by no later than 10:00am (Sydney time) on Wednesday, 27 May 2026. Such fax will be deemed to have been served on Nova Minerals upon the receipt of a transmission report confirming successful transmission of that fax.

(g)	Voting information for ADS Holders

ADS Holders as at a voting record date set by the ADS Depositary may instruct the ADS Depositary how to vote the number of deposited Shares their Nova Minerals ADSs represent. The ADS Depositary will notify registered ADS Holders of the Share Scheme Meeting and will send or make voting materials available to ADS Holders. Those materials will describe the matters to be voted on at the Share Scheme Meeting and explain how ADS Holders may instruct the ADS Depositary how to vote. ADS Holders that hold Nova Minerals ADSs through brokers or other securities intermediaries will receive notice and must give their instructions through their securities intermediaries. For instructions to be valid, they must reach the ADS Depositary by a date set by the ADS Depositary. The ADS Depositary will try, as far as practicable, subject to applicable laws and the Constitution, to vote or to have its agent vote the deposited Shares as instructed by ADS Holders. In any event, the ADS Depositary will not exercise any discretion in voting deposited Shares and will only vote as instructed. Brokers and other securities intermediaries will set their own cutoff dates and times to accept voting instructions from customers, which will be earlier than the instruction date set by the ADS Depositary.

Except by instructing the ADS Depositary as described above, ADS Holders will not be able to exercise voting rights directly unless they surrender their Nova Minerals ADSs, withdraw their underlying Shares and arrange to receive those Shares into their securities account in Australia (which is a process that typically takes one or two Business Days to complete). If ADS Holders wish to do this, but do not have a securities account in Australia, then they should contact their financial intermediary to make appropriate arrangements to receive the underlying Shares before the Record Date.

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4.3	Warrant Scheme Meeting

(a)	Time and location

The Warrant Scheme Meeting, to approve the Warrant Scheme, is scheduled to be held at Ashurst Australia, Level 8, 39 Martin Place, Sydney, New South Wales, Australia 2000 on Friday, 29 May 2026 commencing at 10:30am (Sydney time) or the conclusion of the Share Scheme Meeting, whichever is later.

(b)	Requisite Majority of Listed Warrantholders

At the Warrant Scheme Meeting, the Warrant Scheme Resolution will be proposed and the Warrant Scheme Resolution must be approved by:

(i)	unless the Court orders otherwise, a majority in number (more than 50%) of Listed Warrantholders present and voting at the Warrant Scheme Meeting (in person or by proxy, corporate representative or attorney); and

(ii)	at least 75% of the total number of votes (determined by reference to the value of each of the Listed Warrants) which are cast on the Warrant Scheme Resolution,

(Requisite Majority of Listed Warrantholders), for the Warrant Scheme to become Effective.

(c)	Notice of Scheme Meeting

The Warrant Scheme Resolution is set out in the Notice of Scheme Meeting in Annexure H.

4.4	Entitlement and ability to vote at the Warrant Scheme Meeting

If you are registered as a Listed Warrantholder as at 7:00pm (Sydney time) on Thursday, 21 May 2026, you are entitled to vote on the Warrant Scheme Resolution at the Warrant Scheme Meeting.

Voting on the Warrant Scheme Resolution will be by poll.

(a)	Voting in person

As the Warrant Scheme Meeting is hybrid, if you wish to vote in person, you should attend the Warrant Scheme Meeting or participate virtually in the Warrant Scheme Meeting online. Investors can login to the meeting via the link www.virtualshareholdermeeting.com/NVA2026. If you wish to vote in person, you should attend the Warrant Scheme Meeting. You may also vote via phone at +1 631-690-6903.

(b)	Voting by proxy

Your personalised Proxy Form for the Warrant Scheme Meeting accompanies this Scheme Booklet.

You can appoint a proxy by completing and returning to Nova Minerals the enclosed Proxy Form for the Warrant Scheme Meeting according to one of the methods in the table below. Completed Proxy Forms for the Warrant Scheme Meeting must be received by no later than 10:00am (Sydney time) on Thursday, 21 May 2026 by one of the following methods:

Online	www.proxyvote.com
Post to	Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Nova Minerals, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 117171

If you are entitled to attend and cast a vote at the Warrant Scheme Meeting, you may appoint up to two proxies. A proxy may be an individual or a corporation but need not be a Listed Warrantholder. If you appoint two proxies each proxy may exercise half of your votes if no proportion or number of votes is specified.

If you appoint a proxy but attend the Warrant Scheme Meeting yourself, the rights of the proxy to speak and vote on your behalf at the Warrant Scheme Meeting will be suspended while you are present.

A Listed Warrantholder who wishes to submit a proxy has the right to appoint the chairman of the Warrant Scheme Meeting, or another person (who need not be a Listed Warrantholder) to represent him, her or them at the Warrant Scheme Meeting and vote on the Warrant Scheme Resolution, by inserting the name of their chosen proxy in the space provided for that purpose on the Proxy Form.

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If:

(i)	a Listed Warrantholder nominates the chairman of the Warrant Scheme Meeting as its proxy; or

(ii)	a proxy appointment is signed by or validly authenticated by a Listed Warrantholder but does not name the proxies in whose favour it is given or otherwise under a default appointment according to the terms of the Proxy Form, the person acting as chairman of the Warrant Scheme Meeting must act as proxy under the appointment in respect of that item of business.

A Listed Warrantholder entitled to cast two or more votes may appoint two proxies and may specify the proportion or number of votes each proxy is appointed to exercise, but where the proportion or number is not specified, each proxy may exercise half the votes. The Listed Warrants represented by proxy will be voted for, or against, or withheld from voting in accordance with the instructions of the Listed Warrantholder on any ballot that may be called for, and if the Listed Warrantholder specifies a choice with respect to any matter to be acted upon, the Listed Warrants will be voted accordingly.

If an attorney signs a Proxy Form on your behalf, a certified copy of the power of attorney under which the Proxy Form was signed must be received by the Share Registry at the same time as the Proxy Form (unless you have already provided a certified copy of the power of attorney to Nova Minerals).

(c)	Undirected proxies

Proxy appointments in favour of the chairman of the Warrant Scheme Meeting, the Nova Minerals company secretary or any Director which do not contain a direction will be voted in support of the Warrant Scheme Resolution at the Warrant Scheme Meeting.

(d)	Revocation of proxies

A Warrantholder who has deposited a Proxy Form may revoke it prior to its use, by an instrument in writing executed by a Warrantholder or by his, her or their attorney duly authorised in writing or, if a Listed Warrantholder is a company, executed by a duly authorised officer or attorney in compliance with applicable law and deposited with the chairman of the Warrant Scheme Meeting on the day of, and prior to the start of, the Warrant Scheme Meeting. A Warrantholder may also revoke a proxy in any other manner permitted by law.

(e)	Voting by corporate representative

To vote in person at the Warrant Scheme Meeting, a Listed Warrantholder or proxy, which is a body corporate, may appoint an individual to act as its representative.

Unless otherwise specified in the appointment, a representative acting in accordance with his or her authority, until it is revoked by the body corporate Listed Warrantholder, is entitled to exercise the same powers on behalf of that body corporate as that body corporate could exercise at a meeting or in voting on a resolution.

A certificate with or without the seal of the body corporate Listed Warrantholder, signed by two directors of that body corporate or signed by one director and one secretary, or any other document as the chairman of the Warrant Scheme Meeting in his sole discretion considers sufficient, will be evidence of the appointment, or of the revocation of the appointment, as the case may be, of a representative.

(f)	Voting by attorney

A Listed Warrantholder may appoint a person (whether a Listed Warrantholder or not) as its attorney to attend and vote at the Warrant Scheme Meeting.

An instrument appointing an attorney must be in writing executed under the hand of the appointer or the appointer’s attorney duly authorised in writing, or if the appointer is a corporation, under its common seal (if any) or the hand of its duly authorised attorney or executed in a manner permitted by the Corporations Act. The instrument may contain directions as to the manner in which the attorney is to vote on a particular resolution(s) and subject to the Corporations Act, may otherwise be in any form as the Directors may prescribe or accept. A fax of a written power of attorney is valid provided it has been provided to Nova Minerals on the fax number in Section 4.4(b) by no later than 10:00am (Sydney time) on Thursday, 21 May 2026. Such fax will be deemed to have been served on Nova Minerals upon the receipt of a transmission report confirming successful transmission of that fax.

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5.	Key considerations

The purpose of this Section 5 is to identify significant issues for you to consider in relation to the Schemes.

Before deciding how to vote at a Scheme Meeting, you should carefully consider the factors discussed below and the risk factors outlined in Section 9, as well as the other information contained in this Scheme Booklet (including the Independent Expert’s Report).

5.1	Background

The Schemes will result in the acquisition of Nova Minerals by US Holdco, resulting in the re-domicile of the Nova Minerals Group to the United States so that the new holding company of the Nova Minerals Group (named Nova Minerals Corp) is a company incorporated in the State of Nevada, United States.

If the Schemes are implemented, US Holdco will:

●	acquire all of the Shares held by Shareholders (including the ADS Depositary) by means of a statutory scheme of arrangement, and issue the Share Scheme Consideration to those Shareholders (other than Ineligible Foreign Shareholders and Non-Electing Small Parcel Holders); and

●	issue US Holdco Listed Warrants to each Listed Warrantholder in exchange for their Listed Warrants.

The Schemes are subject to, among other conditions, approval by the Requisite Majority of Shareholders at the Share Scheme Meeting (in relation to the Share Scheme) and the Requisite Majority of Warrantholders at the Warrant Scheme Meeting (in relation to the Warrant Scheme) and approvals by the Court pursuant to section 411(4)(b) of the Corporations Act at the Second Court Hearing. For further details of this condition and the other conditions precedent to the implementation of the Schemes, refer to Sections 11.2 and 11.4.

If the Schemes become Effective, Nova Minerals will become a wholly-owned subsidiary of US Holdco and will request removal of Nova Minerals from the official list of ASX and Nasdaq as soon as possible after the Implementation Date. US Holdco will be admitted to the official list of ASX and NYSE, the US Holdco CDIs will be admitted for official quotation by ASX and the US Holdco Shares and US Holdco Listed Warrants will be listed on NYSE.

5.2	What you will receive under the Share Scheme

US Holdco has executed the Share Scheme Deed Poll pursuant to which US Holdco has agreed, subject to the Share Scheme becoming Effective, to acquire the Shares held by the Share Scheme Participants for the Share Scheme Consideration pursuant to the terms of the Share Scheme. Under the terms of the Share Scheme, the consideration will comprise of the following (Share Scheme Consideration):

●	Share Scheme Participants who hold Nova Minerals ASX listed Shares (other than the Australian custodian for the ADS Depositary, an Ineligible Foreign Shareholder or a Non-Electing Small Parcel Holder) will be issued one US Holdco CDI listed on ASX for every one ASX listed Share held by that Share Scheme Participant on the Record Date;

●	Share Scheme Participants who hold Nova Minerals OTC quoted Shares will be issued one US Holdco Share to be listed on NYSE for every 12 OTC quoted Shares held on the Record Date (rounded up to the nearest whole US Holdco Share);

●	Nasdaq listed ADSs Holders will be issued one US Holdco Share to be listed on NYSE for every one Nova Minerals Nasdaq listed ADS held on the Record Date;

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●	To facilitate this the ADS Depositary (who holds Shares for the benefit of the ADS Holders) will be issued through their Australian custodian one US Holdco Share for every 12 Shares deposited on Record Date (rounded up to the nearest whole US Holdco Share); and

●	US Holdco will procure that the ADS Depositary delivers (by way of exchange) such US Holdco Shares to the ADS Holders on the basis of one US Holdco Share for every one Nova Minerals ADS held immediately prior to the Record Date upon surrender of their Nova Minerals ADSs.

If you are an Ineligible Foreign Shareholder or a Non-Electing Small Parcel Holder, the US Holdco CDIs which would have been issued in your name will be received by the Sale Agent and sold under the Sale Facility, with the gross proceeds (after deducting any taxes which may be required and which the recipient of the proceeds are responsible for) remitted to you (see Sections 5.3, 5.5 and 5.6 for more information).

If the Share Scheme becomes Effective, each Share Scheme Participant (or the Sale Agent on behalf of Ineligible Foreign Shareholder and Non-Electing Small Parcel Holders) will be issued the Share Scheme Consideration from US Holdco on the Implementation Date. As a result, on the Implementation Date:

●	Share Scheme Participants holding ASX listed Shares (other than the Australian custodian of the ADS Depositary, Ineligible Foreign Shareholders, and Non-Electing Small Parcel Holders) will receive US Holdco CDIs listed on ASX; and

●	holders of Nasdaq listed ADSs and Share Scheme Participants holding OTC Shares will receive US Holdco Shares to be listed on NYSE.

As soon as reasonably practicable after the Implementation Date, US Holdco will send, or procure the sending of, evidence of ownership for US Holdco CDIs to Share Scheme Participants that held ASX listed Shares (except the Australian custodian of the ADS Depositary, Ineligible Foreign Shareholders and Non-Electing Small Parcel Holders), and as soon as reasonably practicable after the Implementation Date send evidence of ownership for US Holdco Shares to ADS Holders and Share Scheme Participants that held OTC Shares.

If, pursuant to the calculation of your Share Scheme Consideration, you would be entitled to a fraction of a US Holdco Share, your entitlement will be rounded up to the number of US Holdco CDIs or US Holdco Shares that represent the nearest whole number. In particular, for the US Holdco CDIs, the nearest whole number represents a number of US Holdco CDIs that is wholly divisible by 12.

The value of the US Holdco CDIs or US Holdco Shares may increase or decrease after the Implementation Date if the market price of US Holdco Shares moves.

Details on certain Australian and United States tax considerations in relation to the Share Scheme Consideration can be found in Section 10.

The exchange ratio for the Share Scheme will effect an ‘implicit consolidation’ of the securities a Shareholder holds (on the Record Date), in that the existing Nova Minerals Shares will effectively be consolidated on a 12 to 1 basis on their replacement with new US Holdco Shares to be issued by US Holdco.

Accordingly, on implementation of the Share Scheme, US Holdco will have (subject to rounding) 1/12th of the number of shares on issue (in the form of common stock) as compared with the number of Shares that Nova Minerals will have on issue on the Record Date.

Refer to Section 7.9 for the current Nova Minerals capital structure and Section 8.5 for the capital structure of US Holdco immediately following implementation of the Proposed Transaction.

5.3	What you will receive if the Warrant Scheme becomes Effective

US Holdco has executed the Warrant Scheme Deed Poll pursuant to which US Holdco has agreed, subject to the Warrant Scheme becoming Effective, to issue to each Warrant Scheme Participant three US Holdco Listed Warrants to be listed on NYSE for each one Nova Minerals Nasdaq Listed Warrant held by that Warrant Scheme Participant on the Record Date (Warrant Scheme Consideration) pursuant to the terms of the Warrant Scheme.

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Every three US Holdco Listed Warrants issued as Warrant Scheme Consideration in accordance with the Warrant Scheme and the Warrant Scheme Deed Poll will:

(a)	entitle the holder to receive five US Holdco Shares upon exercise;

(b)	have an exercise price of US$1.4532 per US Holdco Share;

(c)	have an exercise period equal to the unexpired exercise period of the relevant Scheme Warrant it replaces;

(d)	have the same terms as to vesting as the relevant Scheme Warrant it replaces; and

(e)	otherwise be on the same terms as the Scheme Warrants it replaces, with necessary changes due to US Holdco being the issuer in place of Nova Minerals (including the fact that each warrant will be exercisable into US Holdco Shares, rather than Nova Minerals ADSs) and to comply with the listing requirements of the NYSE.

Details on certain Australian and United States tax considerations in relation to the Warrant Scheme Consideration can be found in Section 10.

Accordingly, on implementation of the Warrant Scheme:

(f)	US Holdco will have three times the number of listed warrants on issue compared with the number of Listed Warrants that Nova Minerals will have on issue on the Record Date; and

(g)	every three US Holdco Listed Warrants will entitle the holder to receive five US Holdco Shares on exercise.

5.4	Ineligible Foreign Shareholders

Restrictions in certain foreign countries may make it impractical or unlawful for US Holdco CDIs to be issued under the Share Scheme to Share Scheme Participants in those countries.

Shareholders whose address is shown in the Nova Minerals share register (for the purposes of the Share Scheme) on the Record Date as being in a jurisdiction outside the Eligible Jurisdictions, or a jurisdiction which US Holdco has determined, acting reasonably, is a place that it is unlawful or unduly onerous to issue the US Holdco CDIs will be regarded as Ineligible Foreign Shareholders for the purposes of the Share Scheme.

US Holdco is under no obligation to issue and allot, and will not issue or allot, any US Holdco CDIs to any Ineligible Foreign Shareholders. Instead, if the Share Scheme becomes Effective, the US Holdco CDIs to which the Ineligible Foreign Shareholders would otherwise have been entitled, will be issued to the Sale Agent, on trust for the Ineligible Foreign Shareholder, for sale on market through the Sale Facility. Refer to Section 5.6 for more information about the Sale Facility.

5.5	Small Parcel Holders

Share Scheme Participants who are not Ineligible Foreign Shareholders and who hold less than a Marketable Parcel of Nova Minerals Shares on the Record Date (being a parcel of Shares of less than A$500 based on the closing price on the last day of trading on ASX prior to the Record Date) will be regarded as Small Parcel Holders.

Small Parcel Holders may elect to opt out of participating in the Sale Facility and retain their ownership interest in the Nova Minerals Group by completing and returning the Small Parcel Holder Election Form (available on request from Automic, by contacting 1300 103 392 (within Australia) or +61 2 9068 1925 (outside Australia)), or making this election through the Automic Investor Portal, in accordance with the instructions on that form or portal page (Electing Small Parcel Holder). Electing Small Parcel Holders will be issued the Share Scheme Consideration in accordance with Section 5.2.

Small Parcel Holders who have not made a valid election by 7:00pm (Sydney time) on the Effective Date (Non-Electing Small Parcel Holders) will not be issued any US Holdco CDIs under the Share Scheme. Instead, if the Share Scheme becomes Effective, US Holdco will issue the US Holdco CDIs to which the Non-Electing Small Parcel Holder would otherwise have been entitled to the Sale Agent, on trust for the Non-Electing Small Parcel Holder, for sale on market through the Sale Facility. Refer to Section 5.6 for more information about the Sale Facility.

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You may withdraw an election to opt out of participating in the Sale Facility by contacting the Share Registry to obtain a withdrawal form. The deadline for receipt of instructions to withdraw an election to opt out of participating in the Sale Facility is 7:00pm (Sydney time) on the Effective Date. If your valid instructions are not received by this time, you will be treated in accordance with your last valid election.

5.6	Sale Facility

If you are an Ineligible Foreign Shareholder or a Non-Electing Small Parcel Holder, the entire Share Scheme Consideration that would otherwise have been issued to you will be issued to the Sale Agent, as your nominee on trust, for sale through the Sale Facility and you will be paid the gross proceeds in A$ dollars from the sale of all Share Scheme Consideration sold through the Sale Facility. Ineligible Foreign Shareholders and Non-Electing Small Parcel Holders will be responsible for paying the applicable foreign exchange, stamp duty and other taxes and charges.

The Sale Agent will sell the US Holdco CDIs in such manner, on such financial markets, at such price and on such other terms as the Sale Agent determines in good faith.

The Sale Facility will operate as follows:

(a)	as soon as reasonably practicable, but no more than 90 Business Days after the Implementation Date, the Sale Agent will arrange for the sale of all the US Holdco CDIs issued to it, held for the benefit of Ineligible Foreign Shareholders and Non-Electing Small Parcel Holders. The sales will be effected in such manner, at such price and on such other terms as the Sale Agent determines in good faith and at the sole risk of the Ineligible Foreign Shareholders and Non-Electing Small Parcel Holders; and

(b)	the Sale Agent will then remit the gross sale proceeds (except for any tax payable on the sale) in A$ dollars, to the Company’s Share Registry. The Share Registry will promptly remit to you your pro rata share of the gross proceeds in A$ dollars from the sale of such US Holdco CDIs sold through the Sale Facility

Each Ineligible Foreign Shareholder and Non-Electing Small Parcel Holder will be paid their pro rata share of the gross sale proceeds on an averaged basis so that all Ineligible Foreign Shareholders and Non-Electing Small Parcel Holders will be paid the same A$ equivalent price per US Holdco CDI (subject to rounding down to the nearest whole cent (in Australian dollars)).

Ineligible Foreign Shareholders and Non-Electing Small Parcel Holders will be paid the gross proceeds of the sale of their US Holdco CDIs as soon as practicable after implementation of the Scheme, by either:

(a)	a cheque in A$ dollars drawn on an Australian bank account sent by prepaid post (at the risk of Ineligible Foreign Shareholders and Non-Electing Small Parcel Holders) to their address as it appears on the Nova Minerals share register on the Record Date; or

(b)	deposit in A$ dollars into an Australian bank account notified by the relevant Ineligible Foreign Shareholders or Non-Electing Small Parcel Holders to the Share Registry and recorded in, or for the purposes of, the Nova Minerals Share Register at the Record Date.

As the market price of US Holdco CDIs will be subject to change from time to time, the sale price of the US Holdco CDIs and the proceeds of that sale cannot be guaranteed. Ineligible Foreign Shareholders and Non-Electing Small Parcel Holders will be able to obtain information on the market price of US Holdco Shares on Nova Minerals’ website at https://novaminerals.com.au/.

Ineligible Foreign Shareholders and Non-Electing Small Parcel Holders are encouraged to check their details on the Share Registry Investor Portal to ensure that their details are up to date to facilitate prompt receipt of their pro rata share of the gross proceeds of the sale of the US Holdco Shares issued to the Sale Agent.

To update your banking details, please follow the below steps:

●	use the Automic Investor Portal: https://portal.automic.com.au/investor/home. If you have already registered, enter your username and password and click “log in”;

●	if you have not yet registered, click “register” and follow the prompts. Once you have logged in, please follow the below steps;

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−	click on “My details” for your holding;

−	select “Payment Instructions” from the menu;

−	input your payment details;

●	once you have added your payment details, click “save”.

5.7	Existing instructions to the Share Registry and US Transfer Agent

If not prohibited by law, all instructions, notifications or elections by a Scheme Participant to Nova Minerals are binding or deemed binding between the Scheme Participant and Nova Minerals relating to Nova Minerals, Shares or Listed Warrants (including any email addresses, instructions relating to communications from Nova Minerals, notices of meetings, Australian bank account details or other communications from Nova Minerals) will be deemed from the Implementation Date (except to the extent determined otherwise by US Holdco in its sole discretion), by reason of the Schemes, to be made by the Scheme Participant to US Holdco until that instruction, notification or election is revoked or amended in writing addressed to US Holdco at its registered address, or to US Holdco’s CDI registry or US Holdco US transfer agent.

6.	Directors’ recommendations

Your Directors believe that the Share Scheme is in the best interest of the Shareholders and the Warrant Scheme is in the best interest of Listed Warrantholders and unanimously recommend that:

(a)	Shareholders vote in favour of the Share Scheme subject to the Independent Expert continuing to conclude that the Share Scheme is in the best interest of Shareholders; and

(b)	Listed Warrantholders vote in favour of the Warrant Scheme subject to the Independent Expert continuing to conclude that the Warrant Scheme is in the best interest of Listed Warrantholders.

Your Directors have formed their conclusion and made their recommendations on the Schemes based on the reasons outlined in Section 2.2.

In relation to the recommendations of the Directors, Shareholders and Listed Warrantholders should have regard to the fact that, if the Schemes are implemented, each Director will become entitled to the Share Scheme Consideration as Share Scheme Participants, as described in Section 12.1. The Directors consider that, despite these arrangements, it is appropriate for them to make recommendations on the Schemes.

Each Director who holds or controls Shares intends to vote those Shares in favour of the Share Scheme at the Share Scheme Meeting.

The reasons Shareholders or Listed Warrantholders might elect to vote against the Share Scheme or Warrant Scheme (as applicable) are set out in Section 2.3.

6.2	Independent Expert’s Report

The Independent Expert has concluded that the Share Scheme is in the best interest of the Shareholders and the Warrant Scheme is in the best interest of the Listed Warrantholders.

The Independent Expert has formed this conclusion on the basis that the advantages of the Share Scheme and the Warrant Scheme outweigh the disadvantages.

The Independent Expert has opined that the advantages of the Share Scheme and the Warrant Scheme include the following:

●	elimination of the trading restrictions between Australian and US securities laws due to Nova Minerals losing its FPI status from 1 July 2026;

●	improved access to lower-cost equity capital in the US markets;

●	alignment of corporate structure and increased US attractiveness;

●	access to broader US investor pools; and

●	increased opportunities for US government grants and funding.

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The Independent Expert has opined that the disadvantages of the Share Scheme and the Warrant Scheme include the following:

●	the shareholder rights and protections of US Holdco Shares are different to the rights and protections of existing Nova Minerals Shares;

●	the potential negative tax consequences to Nova Minerals’ securityholders;

●	cost of implementing the Proposed Transaction;

●	the increase exposure to litigation risk; and

●	the exact value of Scheme Consideration is dependent on trading price of US Holdco Shares and US Holdco Listed Warrants.

As noted above, the opinion of the Independent Expert is that these advantages outweigh the disadvantages.

The Independent Expert’s Report is set out in Annexure A and should be read in its entirety, including the assumptions on which the conclusions are based.

6.3	What are your options and what should you do?

You have the following five options in relation to your Shares and/or Listed Warrants. Nova Minerals encourages you to consider your personal risk profile, portfolio strategy, tax position and financial circumstances and seek appropriate professional advice before making any decision in relation to your Shares and/or Listed Warrants.

(a)	Vote in favour of the Schemes at the Scheme Meetings

Your Directors unanimously recommend that Shareholders vote in favour of the Share Scheme subject to the Independent Expert continuing to conclude that the Share Scheme is in the best interest of Shareholders. Your Directors also unanimously recommend that Listed Warrantholders vote in favour of the Warrant Scheme subject to the Independent Expert continuing to conclude that the Warrant Scheme is in the best interest of Listed Warrantholders. The reasons for your Directors’ unanimous recommendation are set out in Section 2.2.

If you are a Shareholder and wish to support the Share Scheme, you can do so by voting in favour of the Share Scheme Resolution at the hybrid Share Scheme Meeting online or in person.

If you are a Listed Warrantholder and wish to support the Warrant Scheme, you can do so by voting in favour of the Warrant Scheme Resolution at the hybrid Warrant Scheme Meeting online or in person.

For directions on how to vote at the Scheme Meetings, and important voting information generally, please refer to the voting and venue information in Section 4.

(b)	Vote against the Schemes at the Scheme Meetings

If, despite your Directors’ unanimous recommendations and the conclusion of the Independent Expert, you do not support the Share Scheme or the Warrant Scheme, you may vote against the Share Scheme Resolution at the Share Scheme Meeting or the Warrant Scheme Resolution against the Warrant Scheme Meeting (either online or in person, in each case, to the extent you are able to vote on those resolutions).

However, you should note that if all of the conditions to the Share Scheme are satisfied or waived (where applicable), the Share Scheme will bind all Shareholders, including those who voted against the Share Scheme Resolution at the Share Scheme Meeting and those who did not vote at all.

Similarly, if all of the conditions to the Warrant Scheme are satisfied or waived (where applicable), the Warrant Scheme will bind all Listed Warrantholders, including those who voted against the Warrant Scheme Resolution at the Warrant Scheme Meeting and those who did not vote at all.

In addition, if the Share Scheme is not approved, then Nova Minerals will effectively have two primary listed exchanges, ASX and Nasdaq while becoming a US domestic issuer. As a result, the trading of the ordinary shares on ASX and the ADSs on Nasdaq, and the transfers of ordinary shares into the ADS facility, will be subject to restrictions due to the conflicting requirements of ASX listing rules and U.S. securities laws applicable to Nova Minerals from 1 July 2026 following the loss of foreign private issuer status.

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(c)	Sell your Shares on ASX or OTC (or ADSs on Nasdaq)

The Share Scheme does not preclude you from selling your Shares or ADSs on market for cash, if you wish, provided you do so before close of trading in Shares on ASX or OTC on the Effective Date (currently expected to be Wednesday, 3 June 2026) or, if you are an ADS Holder, selling some or all of your ADSs on Nasdaq before close of trading on Nasdaq on the trading day prior to (or on) Effective Date (currently expected to be Wednesday, 3 June 2026).

If you are considering selling your Shares on ASX or the OTC you should have regard to the prevailing trading prices and trade volumes of Shares at that time.

If you sell your Shares or ADSs on market for cash, as referred to above, you:

(i)	will not be entitled to receive the Share Scheme Consideration;

(ii)	may incur a brokerage charge; and

(iii)	may incur CGT.

(d)	Exercise your Listed Warrants or sell your Listed Warrants on Nasdaq

Listed Warrantholders may elect to exercise their Listed Warrants at any time prior to the Effective Date, which is expected to be 7:00pm (Sydney time) on Wednesday, 3 June 2026. Any Listed Warrantholders who exercise their Listed Warrants prior to the Effective Date will, in accordance with the terms of the applicable Listed Warrants, be issued Nova Minerals ADSs and will be eligible to participate in the Share Scheme (provided the relevant Shares are still held at the Record Date).

Listed Warrantholders may also sell some or all of their Listed Warrants on Nasdaq before the close of trading of the Listed Warrants on Nasdaq on the trading day prior to (or on) the Effective Date

(e)	Do nothing

If, despite your Directors’ unanimous recommendations and the conclusion of the Independent Expert, you decide to do nothing, you should note that:

(i)	if all of the conditions to the Share Scheme are satisfied or waived (where applicable), the Share Scheme will bind all Shareholders, including those who voted against the Share Scheme Resolution at the Share Scheme Meeting and those who did not vote at all; and

(ii)	if all of the conditions to the Warrant Scheme are satisfied or waived (where applicable), the Warrant Scheme will bind all Listed Warrantholders, including those who voted against the Warrant Scheme Resolution at the Warrant Scheme Meeting and those who did not vote at all.

Remember, if you want to receive the Share Scheme Consideration or the Warrant Scheme Consideration (as applicable), your vote is important. If you are a Shareholder and the Share Scheme is not approved by the Requisite Majority of Shareholders, the Share Scheme will not become Effective and you will not be entitled to receive any Share Scheme Consideration. Similarly, if you are a Listed Warrantholder and the Warrant Scheme is not approved by the Requisite Majority of Listed Warrantholders, the Warrant Scheme will not become Effective and you will not be entitled to receive any Warrant Scheme Consideration.

6.4	Dealing with your US Holdco CDIs

If the Share Scheme is implemented, all of the Shares held by ASX listed Share Scheme Participants at 7:00pm (Sydney time) on the Record Date will be transferred to US Holdco on the Implementation Date and in exchange, each Share Scheme Participant (or the Sale Agent on behalf of Ineligible Foreign Shareholders and Non-Electing Small Parcel Holders) other than the Australian custodian of the ADS Depositary will be issued US Holdco CDIs listed on ASX. If you wish to sell the US Holdco CDIs issued to you, you may do so on ASX after the Implementation Date following US Holdco’s admission to the official list of ASX.

6.5	Dealing with your US Holdco Shares

If the Share Scheme is implemented, all of the ADSs held by Nasdaq listed Share Scheme Participants and Shares held by OTC quoted Share Scheme Participants at 7:00pm (Sydney time) on the Record Date will be transferred to US Holdco on the Implementation Date in exchange for US Holdco Shares to be listed on NYSE. If you wish to sell the US Holdco Shares issued to you, you may do so on NYSE after the Implementation Date following US Holdco’s admission to the official list of NYSE.

6.6	Dealing with your US Holdco Listed Warrants

If the Warrant Scheme is implemented, all of the Listed Warrants held by Warrant Scheme Participants at 7:00pm (Sydney time) on Record Date will be transferred to US Holdco on the Implementation Date and in exchange, each Warrant Scheme Participant will be issued US Holdco Listed Warrants listed on NYSE. If you wish to sell the US Holdco Listed Warrants issued to you, you may do so on NYSE after the Implementation Date following US Holdco’s admission to the official list of NYSE.

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7.	Information about Nova Minerals

7.1	Introduction

History

Nova Minerals was incorporated in Australia in January 1987. The Company was formerly known as Quantum Resources Limited and changed their name to Nova Minerals Limited in December 2017. Nova Minerals’ ordinary shares have been listed on ASX since 1987 and are currently listed under the symbol “NVA”. The ordinary shares of the Company are also quoted on the OTC Pink market under the symbol “NVAAF” and Frankfurt Stock Exchange under the symbol “QM3”. In addition, the Company’s ADSs and public warrants are listed on the Nasdaq Capital Market under the symbols “NVA” and “NVAWW”, respectively.

In 2017, the Company entered into a joint venture with AK Minerals Pty Ltd, or AK Minerals, for the Estelle Project in Alaska. The Estelle Project is encompassed by 803 Alaska State mining claims. All claims were acquired by our joint venture Partner by staking in Alaska with the Division of Mining, Land and Water, and the Alaska Department of Natural Resources. The mining claims are wholly owned by AKCM (AUST) Pty Ltd (AKCM (AUST), an incorporated joint venture company between Nova Minerals Ltd and AK Minerals Pty Ltd) via 100% ownership of Alaskan incorporate company AK Custom Mining LLC. AKCM (AUST) Pty Ltd is 85% owned by Nova Minerals Ltd and 15% by AK Minerals Pty Ltd (AK Minerals) with a 2% net smelter royalty payable to AK Minerals over the property pursuant to a minerals royalty agreement.

Recent Developments

December 2025 Public Offering

On 23 December 2025, Nova Minerals announced the closing of an underwritten Nasdaq public offering of 2,928,300 ADSs, with an ADS-to-ordinary-share ratio of 1 to 12, at a price to the public of $6.83 per ADS, for gross proceeds of approximately US $20,000,000, before deducting underwriting discounts and offering expenses. In addition, Nova Minerals granted the underwriters a 45-day option to purchase up to an additional 439,245 ADSs to cover over-allotments (“Over Allotment ADSs”), if any.

Nova Minerals intends to use the proceeds for planned exploration and development activities on the Estelle Project, including additional drilling and exploration, feasibility and environmental studies, camp expansions, permits and approvals, initial development activities, and for general corporate purposes and working capital.

The 35,139,600 ordinary shares, which are represented by the 2,928,300 ADS, were issued using the Company’s existing placement capacity pursuant to ASX Listing Rule 7.1. The Over Allotment ADSs, were issued in the first quarter of 2026 using the existing placement capacity pursuant to ASX Listing Rule 7.1.

ThinkEquity acted as sole book-running manager for the offering.

The securities were offered and sold pursuant to a prospectus supplement to the Company’s shelf registration statement on Form F-3 (File No. 333-292084), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 11, 2025 and declared effective on December 17, 2025. The offering was made only by means of a written prospectus. A final prospectus supplement and accompanying prospectus related to the offering have been filed with the SEC and are available on the SEC’s website. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may also be obtained, when available, from the offices of ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004. The final prospectus will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov.

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7.2	Business Overview

Nova Minerals is a dual ASX and Nasdaq-listed mining exploration stage company which is advancing one of the world’s largest undeveloped gold deposits into production and securing a US domestic supply of the critical mineral antimony. The company is focused on the exploration and development of the 514km2 Estelle Gold and Critical Minerals Project (Estelle Project), located in Alaska, a tier-one mining jurisdiction.

Estelle hosts two defined multi-million-ounce gold resources, and more than 20 prospects distributed along a 35-kilometre mineralised trend, in the prolific Tintina Gold Belt, a province which hosts a >220 million ounce (Moz) documented gold endowment and some of the world’s largest gold mines and discoveries including, Kinross Gold Corporation’s Fort Knox Gold Mine. In parallel, Nova is advancing its critical minerals strategy, fully-funded by a US$43.4 million US Department of War award to develop a domestic antimony supply chain, targeted for production in late 2026/2027.

7.3	Organisational Structure

The following table describes Nova Minerals’ corporate group structure as at the date of this Scheme Booklet.

Name of entity	Country of Incorporation	Percentage Held
Parent entity:
Nova Minerals Limited ACN 006 690 348	Australia	Nil
Controlled entities:
AKCM (Aust) Pty Ltd ACN 623 478 973	Australia	85%
Alaska Range Resources LLC	Alaska, USA	100%
AK Custom Mining LLC	Alaska, USA	85%
AK Operations LLC	Alaska, USA	85%

7.4	Directors and Senior Management

(a)	Directors of Nova Minerals

At the date of this Scheme Booklet, the Directors are:

Executive Director
Christopher Gerteisen	Executive Director and Chief Executive Officer
Craig Bentley	Executive Director and Director of Finance & Compliance

Non-Executive Directors
Richard Beazley	Non-Executive Chairman and Non-Executive Director
Avi Geller	Non-Executive Director
Chaim D. Berger	Non-Executive Director

In addition, Nova Minerals is considering engaging an additional independent non-executive director in preparation for the completion of the Proposed Transaction and the listing of US Holdco on the NYSE.

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Christopher Gerteisen

Mr. Gerteisen became Nova Minerals’ Chief Executive Office and a Director in September 2019. Mr. Gerteisen has served as manager of AK Custom Mining LLC subsidiary since 2017, Alaska Range Resources LLC subsidiary since 2022, and AK Operations LLC subsidiary since 2018. Mr. Gerteisen has served as director of Viridis Mining and Minerals from 2022 to 2023. He has also served as an advisor to Snow Lake Resources since 2022 and as a director of Rotor X Aircraft Manufacturing from 2020 to 2023. As CEO, he is responsible for all aspects of the Estelle Project. Mr. Gerteisen has over 30 years of experience as a professional geologist with an extensive record of managing and advancing complex and challenging resource projects across North America, Australia, and Asia. His work experience spans greenfields from discovery through to production stage and other projects with a focus on commodities including gold and copper. From May 1994 to August 1998, he worked as a geologist on the Carlin Trend in Nevada and on exploration in Alaska with Newmont. He has also held senior positions within several projects throughout the goldfields of Western Australia.

As a research geologist with Newmont from August 1998 to August 1999, Mr. Gerteisen worked on the Batu Hijau Porphyry Cu-Au deposit in Indonesia. Most recently, through his technical contributions and management skills, Mr. Gerteisen played a significant role in the successful start-up, operations, and exploration which resulted in further mine-life extending discoveries at several prominent projects in the Australasian region, including Oxiana’s Sepon and PanAust’s Phu Bia in Laos. Mr. Gerteisen holds a Bachelor of Geology from the University of Idaho and a Master’s degree in Economic Geology from the Western Australia School of Mines. He is based in Alaska and a member of the Australian Institute of Geoscientists.

Craig Bentley

Mr. Bentley joined Nova Minerals’ board in February 2022 and became Director of Finance and Compliance in September 2023. He has over 30 years of extensive commercial and finance experience working in senior roles within multinational private enterprises, as well as auditing for Ernst and Young, including on the audit of the Bank of America and a special audit for an insurance company prior to IPO listing in the United States amongst others. Mr. Bentley has an extensive and successful track record in compliance, risk management, and finance functions, including planning/forecasting, commercial negotiations, due diligence and the establishment and management of finance departments across international borders. As part of his role with the Company, Mr. Bentley is tasked with compliance and risk management, marketing, finance, as well as assisting with Nova Minerals’ strategy during the Company’s forecasted rapid growth period.

Mr. Bentley holds a Bachelor of Commerce and Administration degree, majoring in accountancy and commercial law from Victoria University of Wellington, New Zealand.

Richard Beazley

Non-Executive Chairman and Director. Mr. Beazley has served as Nova Minerals’ Non-Executive Chairman, Director Audit and Risk Committee and Remuneration and Nomination Committee, since July 23, 2024. Since September 2021, Mr. Beazley has served as CEO, Managing Director and Executive Director of Troy Resources Limited, a gold mining company. From August 2017 to October 2019, Mr. Beazley served as Chief Operating Officer of ASX listed Sandfire Resources NL, a copper mining company. From October 2008 to September 2011, Mr. Beazley served as General Manager of Consolidated Minerals. From June 2007 to August 2008, Mr. Beazley served as General Manager Southern Cross Operations of ASX listed St Barbara Limited. From January 2006 to June 2007, Mr. Beazley served as General Manager Nifty Copper Operations of Aditya Birla Group. Since February 2022, Mr. Beazley has served as Non-executive chairman of ASX listed Metals Grove Mining Ltd, a battery metals explorer. Since August 2022, Mr. Beazley has served as non-executive director of ASX listed Catalina Resources Ltd, a minerals exploration and mine development company. Since November 2021, Mr. Beazley has served as non-executive chair of Tiger Tasman Minerals Ltd, a mineral exploration and development company. Since October 2019, Mr. Beazley has served as a director of Hydrogen Energy Pty Ltd, a renewables and green energy provider. Since June 2013, Mr. Beazley has served as a director of Altair Mining Consultancy Pty Ltd, a mining consultancy company. From October 2018 to September 2021, Mr. Beazley served as a non-executive director of Troy Resources Limited, a gold mining company. From January 2012 to May 2013, Mr. Beazley served as Managing Director of ASX listed Peak Rare Earths Limited (f/k/a Peak Resources Ltd), an exploration company. Mr. Beazley is an internationally experienced mining professional and director with over 35 years of experience in senior corporate, operational and project development roles. He is a qualified Mining Engineer and has worked in a range of projects throughout Australia, Africa, North and South America, in both underground and open cut operations, producing gold, base metals and critical minerals. Mr. Beazley is a member of the Australian Institute of Company Directors (MAICD) and a member and CP of the Australasian Institute of Mining and Metallurgy (MAusIMM (CP)). Mr. Beazley received his B.E. (Mining) with Honors from the University of New South Wales and his MBA from APESMA and Deakin University.

48

Avi Geller

Mr. Geller has served as a member of Nova Minerals’ board of directors since November 2018. Mr. Geller has extensive investment experience and a deep knowledge of corporate finance, including capital markets, venture capital, hybrid, debt and private equity. He has been serving as the Chief Investment Officer of Leonite Capital LLC, a family office he co-founded focusing on real estate and capital markets, since January 2017. Mr. Geller has also served as a director at DealFlow Financial Products, Inc. since January 2017. Since May 2018, he has also served as a Director of Parkit Enterprise Inc., a publicly traded real estate company (TSX-V:PKT; OTCQX:PKTEF). In the past he served as an Interim Chief Executive Officer. From November 2020, He served as a Director at Australis Capital Inc., (AUSA.CN; OTCQB:AUSAF) a publicly traded company that is implementing a capital light growth strategy towards establishing a highly competitive and profitable MSO in the U.S. and global cannabis markets. He previously served as the Executive Chairman at Axios Mobile Assets Corp. from September 2017 to June 2018.

Chaim (Dovi) Berger

Mr. Dovi Berger has served as Nova Minerals Non-Executive Director and as a member of each of Nova Minerals Audit and Risk Committee and Remuneration and Nomination Committee, since July 1, 2025. During the past five years, Mr. Berger has served as Managing Attorney at Berger Law Firm LLC (July 2019 – Present), a New York-based law firm where he has been lead transactional counsel to a multi-strategy family office, overseeing deal structuring, negotiation, and execution across private equity, real estate, and specialty finance transactions. In addition, Mr. Berger has served as an Assistant Professor at Touro College (September 2007 – Present), teaching courses in accounting, finance, and law. Touro College is not a parent, subsidiary, or affiliate of the Company. Mr Berger received his Bachelor of Science in Accounting from Touro College in 2003, his Master of Science in Accounting from CUNY Queens College in 2010 and his Juris Doctor from Benjamin N. Cardozo School of Law in 2013.

(b)	Nova Minerals Senior Management

At the date of this Scheme Booklet, the senior management personnel of Nova Minerals are:

Senior Management Personnel
Christopher Gerteisen	Chief Executive Officer and Executive Director
Craig Bentley	Director of Finance & Compliance and Executive Director
Ian Pamensky	Company Secretary
Ashlie Thorburn	Chief Financial Officer, since 20 April 2026

Michael Melamed, the previous Chief Financial Officer, has resigned on 4 February 2026 and will leave Nova Minerals on 30 April 2026. Ian Pamensky has concluded his role as the interim Chief Financial Officer on 20 April 2026 and will continue to serve as the Company Secretary of Nova Minerals.

Since 20 April 2026, Ashlie Thorburn has taken on the role of Chief Financial Officer for Nova Minerals and US Holdco, and will assist in completing the Proposed Transaction.

Christopher Gerteisen

Refer to biography in Section 7.4(a).

Craig Bentley

Refer to biography in Section 7.4(a)

49

Ian Pamensky

Mr Pamensky has served as Company Secretary of Nova Minerals since September 18, 2019. He is a Chartered Accountant (CA ANZ), Fellow of the Governance Institute of Australia and a Fellow of FinSIA. He has over 30 years of experience working across a wide range of industries, from audit and funds management to mining and AgTech. Mr Pamensky has extensive financial, commercial, governance, corporate finance, and company secretarial expertise with significant experience as both a CFO and a Company Secretary across ASX-listed and unlisted entities.

He currently serves as Company Secretary of Loyal Metals Limited and Nova Minerals Limited.

Previous Company Secretary Roles include, Dotz Nano Limited, Viridis Mining and Metals Limited, Torian Resources Limited, Sky and Space Limited, eSense Lab Limited, Keybridge Capital Limited, Regal Resources Limited, Alliance Resources Limited and Octagonal Resources Limited.

Previous CFO Roles include, Complii Fintech Solutions, Keybridge Capital Limited, Regal Resources Limited, Alliance Resources Limited and Octagonal Resources Limited.

Ashlie Thorburn

Ms Thorburn is an accomplished finance executive with more than 20 years of experience in senior financial leadership roles, primarily within the mining industry, across both publicly listed and private companies. She has extensive expertise in establishing and managing SEC, TSX and ASX reporting, as well as financial reporting, audit and compliance, governance, investor relations support, and engagement with boards and audit committees. She has also played key roles in debt and equity financings, corporate strategy, and transactions including public listings and mergers and acquisitions.

Most recently, Ms Thorburn served as U.S. Finance Lead at Southwest Critical Materials, where she was responsible for the financial integration of acquisitions, budgeting, treasury management and private equity reporting. Prior to this, she was a Senior Manager at Armanino Advisory, advising clients on finance transformation, public company readiness and technical accounting matters.

Ms Thorburn previously held senior finance roles, including Vice President, Controller at Hycroft Mining, where she supported the company’s transition to a public entity and significantly improved financial reporting timelines and processes. She has also held Controller and Corporate Controller roles across a number of listed companies, with a strong track record in strengthening internal controls, enhancing reporting efficiency and supporting high-growth organisations.

Ms Thorburn holds a Bachelors in Accountancy from the University of Mississippi and is a Certified Professional Accountant.

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7.5	Key Assets and Operations

(a)	The Estelle Gold and Critical Minerals Project

Figure 1. Nova Minerals’ flagship Estelle Project is located in Alaska, a State with a long history of mining.

Project Description, Location and Access

The Estelle Gold and Critical Minerals Project properties lie approximately 150km northwest of Anchorage, Alaska’s largest city, with approximate UTM coordinates of 505,000 N and 6,860,000 W, UTM = NAD83 Zone 5, lying within National Topographic System (NTS) Map Sheet 63JSE13. The project property area comprises of 803 State of Alaska mining claims covering in aggregate of 127,102 acres (514km2)

The city of Anchorage has a major population, which provides essential services and a large labour force for the interior parts of Alaska. The Project is a year-round operation, with all essential services including a base site which hosts a fully winterized 80-person camp with all the required facilities, which are powered by diesel generators, an on-site sample processing facility, helipad for 2 helicopters, and the 4,000-foot Whiskey Bravo airstrip, which can facilitate large capacity DC3 type aircraft. The project region is found among the Alaska Mountain Ranges with elevations ranging from 705m to 2,085m above sea level. The Alaska Range is a continuation of the Pacific Coast Mountains extending in an arc across the Northern Pacific. The nature of the terrain allows for accessible drilling all year round.

Easy access is currently available to the project via a winter road and by air. We anticipate access to be improved further by the proposed West Susitna Access Road, which would be an all-weather road situated on State land within the Matanuska-Susitna Borough and link the Project to port, rail and road infrastructure. The West Susitna Access Road has considerable support from both the community and the State government, and has progressed to the permitting stage, with construction proposed to start in 2026.

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500000
550000
600000
650000
6950000
6900000
6850000
6800000
6750000
Petersville
Talkeetna
Skwentna
Whiskey Bravo - Estelle Camp
Willow
Mt. Spurr Geothermal
Chuitna Coal
Chakachamna Hydroelectric
Anchorage
Beluga
Tyonek
Nikiski
Kenai
Roads
Railroad
RS2477 Trails
West Su Access*
Donlin Gasline*
Pipelines
Transmission Lines
Power Projects*
Airfield
Nova Claims
Winter Trail
* Proposed
NOVA MINERALS
Property Location
Estelle Project
Alaska, USA
0
25
50 km
Figure:

Figure 2. Property location map and infrastructure solutions for the Estelle Project

Mining Claims

The Estelle Project is encompassed by 803 Alaska State mining claims. All claims were acquired by Nova Minerals’ Joint Venture Partner (JVP) by staking in Alaska with the Division of Mining, Land and Water, and the Alaska Department of Natural Resources (DNR). The mining claims are wholly owned by AKCM (AUST) Pty Ltd (an incorporated joint venture company between Nova Minerals Ltd and AK Minerals Pty Ltd) via 100% ownership of Alaskan incorporate company AK Custom Mining LLC. AKCM (AUST) Pty Ltd has historically been owned 85% by Nova Minerals Ltd and 15% by AK Minerals. Nova Minerals owns 85% of the property through the joint venture agreement and AK Minerals owns the remaining 15% along with a 2% net smelter royalty payable to AK Minerals over the property pursuant to a minerals royalty agreement. See section 7.1 of this Scheme Booklet for more information.

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Under Alaska mining law AK Custom Mining LLC owns the rights to all locatable minerals discovered on and within the allocated claims. Mining claims may be located by what is known as aliquot part legal description, which is meridian, township, range, section, quarter section, and if applicable quarter-quarter section. These claims are known as MTRSC locations, and they are generally located using GPS latitude and longitude coordinates. A quarter section location is typically about 160 acres in size, and a quarter-quarter section location is typically 40 acres in size. Rent for the larger size is always four times greater.

Details of the mining claims are set in the table below:

Tenement/Claim Number	Location	Person in whose name the claim is held	Beneficial % held by Nova Minerals
725940 - 725966	Alaska, USA	AK Custom Mining LLC	85%
726071 - 726216	Alaska, USA	AK Custom Mining LLC	85%
727286 - 727289	Alaska, USA	AK Custom Mining LLC	85%
728676 - 728684	Alaska, USA	AK Custom Mining LLC	85%
730362 - 730521	Alaska, USA	AK Custom Mining LLC	85%
737162 - 737357	Alaska, USA	AK Custom Mining LLC	85%
733438 - 733598	Alaska, USA	AK Custom Mining LLC	85%
740524 - 740621	Alaska, USA	AK Custom Mining LLC	85%
741364 - 741366	Alaska, USA	AK Custom Mining LLC	85%

All the mining claims are in good standing and to retain title to the property AK Custom Mining LLC must submit an affidavit of annual expenditure to the 1st of September each year and pay the annual rents as calculated by the DNR by November 30 each year. The rental fees for the period September 1, 2025, to September 1, 2026, have been paid, and the claims have been renewed accordingly to September 1, 2026.

No other rights are held by any other company on the property and the claims are held to perpetuity as long as annual minimum expenditure requirements are met and the rents are paid on time each year. Reclamation must be completed annually and a reclamation report is submitted to the DNR.

As at December 31, 2025, the Company has total capitalized exploration and evaluation expenditure on the property of A$112,105,875 and the associated plant and equipment has a net value of A$4,711,445.

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Figure 3. Claims tenement map of the Estelle Project – Map Coordinate System: UTM = NAD83 zone 5

The project area is district in scale and already hosts 4 large intrusion-related gold system (IRGS) deposits at Korbel Main, RPM North, RPM South and Cathedral, as well as over 20 identified gold prospects at varying stages of exploration, with 6 identified with co-incident antimony from surface sample results, including, Blocks C & D, Isabella, Sweet Jenny, You Beauty, Shoeshine, Shadow, Train, Trumpet, Discovery, Muddy Creek, Stoney, T5, Tomahawk, Trundle, Rainy Day, West Wing, Revelation, Portage Pass, NK, Stibium, Styx and Wombat.

54

490000
500000
510000
520000
6880000
6870000
6860000
6850000
Isabella
Sweet Jenny
Blacks CBD
Korbel
Cathedral
You Beauty
Portage Pass
NK
Stibium
Estelle Camp
Tomahawk
Wombat
Trundle
Rainy Day Vein
Stoney
West Wing
Muddy Creek
Discovery
Trumpet
Shadow
Train
Shoeshine
Styx
Revelation
RPM North
RPM South
RPM Valley

- Gold Deposit
- Gold Prospect
- Gold and Antimony Prospect

Prospects Map
Estelle Gold and Critical Minerals Project
Alaska, USA

0 2.5 5 km

Figure:

NAD 83 UTM Zone 5N

Figure 4. The Estelle Project – District scale with over 20 identified advanced gold prospects, including 6 identified with co-incident antimony from surface sample results – Map Coordinate System: UTM = NAD83 zone

Incorporated Joint Venture Agreement

On December 17, 2017, Nova Minerals Limited, and AK Minerals Pty Ltd for and on behalf of AKCM (AUST) Pty Ltd entered into a joint venture agreement (Incorporated JV Agreement). Pursuant to the terms of the Incorporated JV Agreement, Nova Minerals Limited and AK Minerals Pty Ltd agreed to associate themselves as an incorporated joint venture to conduct exploration and mining operations on the mining tenements in Anchorage, Mt. McKinley and Kuskokwim as part of the Estelle and Farewell projects.

The Incorporated JV Agreement will continue in force until the earlier of (i) there being only one remaining party to the agreement; (ii) until terminated by the unanimous agreement of the parties; or (iii) until terminated under the default provisions of the agreement.

55

Minerals Royalty Agreement

On May 21, 2018, AK Custom Mining LLC (Payer), AK Minerals Pty Ltd (Payee) and AKCM (AUST) Pty Ltd (Guarantor) entered into a minerals royalty agreement (Minerals Royalty Agreement). Pursuant to the Incorporated JV Agreement, Payee is entitled to a right to a royalty from exploration and mining operations. Thus, pursuant to the Minerals Royalty Agreement, the Payer agreed to pay the Payee a royalty on all ore, concentrates or other products extracted, sold, removed or otherwise dispose of.

The royalty percentage under the Minerals Royalty Agreement is 2% and the interest rate is the rate which is the highest of the unsecured business overdraft rate of the National Australia Bank, Commonwealth Bank of Australia, Westpac and ANZ Banking Group. The royalty payable by the Payer to the Payee is calculated by multiplying the royalty percentage by the quarterly gross revenue and adjustments minus allowable deductions for that given quarter.

(b)	Operations

Recent highlights from Nova Minerals’ operations include:

●	In July 2025 the Company raised a total of US$12.1 million (A$18.4 million) before costs through a U.S offering and the subsequent up take of the underwriter’s overallotment option, for drilling and exploration programs, feasibility studies, and general working capital.

●	In July 2025, the Nova Minerals’ Board visited the Estelle Project, showcasing progress in drilling, resource definition, and infrastructure planning, while receiving strong federal, state, tribal, and international support that reinforces Estelle’s strategic importance to critical minerals policy and Australia–U.S. cooperation. Later in the quarter this support was further demonstrated by engagements with Alaska Governor Mike Dunleavy, U.S. Senator Lisa Murkowski, and Australian Consul General Tanya Bennett and in October the Company was invited by Australian Ambassador Kevin Rudd to brief on the Estelle Project ahead of the meeting between Prime Minister Albanese and U.S. President Trump on critical minerals cooperation.

●	Permitting for the West Susitna Access Road to the Estelle Project site was submitted in July 2025.

●	Test work on RPM ore supported a conceptual flowsheet combining ore sorting, CIP/CIL, and heap leaching to maximize gold recovery, with bulk sorting tests upgrading 1.32 g/t Au to 5.72 g/t Au and heap leach tests achieving up to 68.7% recovery, while ongoing studies aim to further optimize the process and power costs for the PFS.

●	Ore sorting test work demonstrated strong potential to produce a saleable antimony concentrate, upgrading a Styx sample from 15.2% to 35.2% Sb with 60.3% recovery, while also achieving beneficial gold recovery, supporting Nova’s objective of establishing a U.S. domestic antimony supply chain.

●	In September 2025, the Company acquired a 7.8% cornerstone stake in Adelong Gold Limited to support its strategy of partnering with undervalued, high-growth resource companies with strong exploration and near-term production potential.\

●	In early October the Company announced that its wholly owned U.S. subsidiary, Alaska Range Resources, had been awarded US$43.4 million in Defense Production Act Title III funding to develop a fully integrated U.S. antimony supply chain producing military-grade antimony trisulfide at the Estelle Project in Alaska.

●	The company secured a land use permit for 42.81 acres of industrial land near Port MacKenzie for a proposed antimony refinery, advancing plans to establish a U.S. critical minerals hub supplying military and consumer markets.

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●	In October 2025, Nova completed a 5-for-1 forward split of its Nasdaq-listed American Depository Shares (ADS), aimed at enhancing trading liquidity and alignment with peer trading prices in the U.S. market.

●	The company has begun procuring critical mining and processing equipment for its Estelle antimony operations and Port MacKenzie refinery, targeting first production of military-grade antimony trisulfide in 2026/27.

●	In December 2025, the Company also completed an underwritten Nasdaq capital raise, pricing ~2.93 million ADS’s at ~US$6.83 per ADS, raising approximate gross proceeds of US$20 million (before expenses) to support exploration, feasibility work, permitting and working capital requirements.

●	In January 2026, Nova announced further broad, near-surface gold results from its RPM North deposit, with 2025 drilling extending the high-grade core and confirming an eastern strike extension, including significant intercepts such as 180m @ 0.7 g/t Au (up to 19.7 g/t over 2m) and 162m @ 1.0 g/t Au (up to 15.1 g/t over 2m), supporting potential upgrades to Measured and Indicated Resources for the Feasibility Study (see Nova Minerals’ ASX announcement dated 7 January 2026 entitled “RPM North Drilling Confirms Further Resource Upside with East Extension Discovery”).

●	The Company also reported outstanding 2025 drill results from the RPM Valley deposit, including a record intercept of 0.5 m @ 364 g/t Au with visible gold, alongside multiple broad high-grade intersections, supporting the establishment of a maiden Measured and Indicated Resource and advancing the Pre-Feasibility Study while mineralization remains open at depth (see Nova Minerals’ ASX announcement dated 13 January 2026 entitled “RPM Valley Drilling Confirms Continuity of Mineralised System with High-Grade Intercepts and Remains Wide Open in Multiple Directions”).

●	Drilling in the RPM glacial till returned a notable intercept of 33 m @ 0.3 g/t Au, indicating up to 30 m of till over ~330,000 m² and highlighting the area as a high-priority target for further sampling and thickness verification (see Nova Minerals’ ASX announcement dated 13 January 2026 entitled “RPM Valley Drilling Confirms Continuity of Mineralised System with High-Grade Intercepts and Remains Wide Open in Multiple Directions”).

●	Shallow 2025 RC drilling at Korbel Main within the Estelle Project defined a near-surface higher-grade core up to 1.2 g/t Au, supporting a potential 250 m × 80 m starter pit and reinforcing the contribution of Korbel’s multi-million ounce gold bulk-tonnage resource to the ongoing feasibility study (see Nova Minerals’ ASX announcement dated 21 January 2026 entitled “Nova Confirms Higher-Grade Starter Pit Potential within the 8.65 Moz Korbel Gold Deposit”).

●	On 2 March 2026, the Company disclosed that field observations and 2025 surface assay results have delineated a gold-copper anomaly at West Wing measuring approximately 1,500m by 800m. The anomaly is supported by seven rock samples grading >3 g/t Au including a high of 15.5 g/t Au, and 16 soil samples grading >1 g/t Au with a peak of 3.8 g/t Au, and (ii) three rocks samples grading > 1% Cu with a high of 6.9%, and 16 soil samples grading > 0.2 % Cu with a high of 0.55%. These results build on earlier surface reconnaissance at West Wing, which returned rock samples of up to 25.8 g/t Au (see Nova Minerals’ ASX Announcement dated 26 February 2024)

●	On 9 March 2026, it was announced that Field observations and 2025 surface assays have identified new gold anomalies emerging to the west of RPM and along the northern end of the main RPM ridgeline. The anomalies is highlighted by three rock samples grading >10 g/t Au including a high of 24.6 g/t Au, and three soil samples grading >1 g/t Au with a peak of 5.5 g/t Au. These results build on earlier surface reconnaissance along the RPM ridge line, which previously returned 20 rock samples > 1.0 g/t Au, with a high of 52.3 g/t Au, and 11 soil samples > 0.5 g/t Au, with a high of 4.8 g/t Au (see Nova Minerals’ ASX Announcement dated 3 February 2025). The RPM ridgeline is slated as a high-priority drill target for 2026 as the Company aims to identify the next high-grade pod similar to RPM North.

●	On 16 March 2026 the Company announced that its winter freight haul was underway with first loads of mining and processing equipment delivered to the Estelle Project for near-term antimony production.

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(c)	Mineral Resources and Exploration Results

A Mineral Resources Estimate was announced to the market in April 2023 (MRE), reporting inferred, indicated and measured resources at defined cut-off grades across the RPM Complex and Korbel Complex. The results of the MRE are summarised below.

JORC compliant global mineral resource estimate (April 2023)

Notes:

●	The data in the above table has been rounded to the nearest 100,000 tonnes, 0.1g/t gold grade and 1,000 ounces.

●	The mineral resources estimates are estimated using cut-off grades at RPM 0.20g/t Au and Korbel 0.15g/t Au.

Further exploration work has been carried out since the MRE, with results announced to the ASX. The MRE will be updated in due course to take into account those exploration results and support the ongoing Pre-Feasibility Study.

The information in this Scheme Booklet relating to the MRE is extracted from Nova Minerals’ ASX announcement dated 11 April 2023, entitled “Estelle Global Gold MRE Increases to 9.9 Moz Au” (MRE Announcement).

The information in this Scheme Booklet relating to Nova Minerals’ exploration results is extracted from the following ASX announcements:

●	ASX announcement dated 7 January 2026 “RPM North Drilling Confirms Further Resource Upside with East Extension Discovery”;

●	ASX announcement dated 13 January 2026 “RPM Valley Drilling Confirms Continuity of Mineralised System with High-Grade Intercepts and Remains Wide Open in Multiple Directions”;

●	ASX announcement dated 21 January 2026, “Nova Confirms Higher-Grade Starter Pit Potential within the 8.65 Moz Korbel Gold Deposit”;

●	ASX announcement dated 2 March 2026, “New Gold-Copper System Developing at West Wing”; and

●	ASX announcement dated 9 March 2026, “Further High-Grade Gold Discovered at RPM”.

The above announcements are available to view on Nova Minerals’ website at www.novaminerals.com.au and on the ASX website at www.asx.com.au.

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Statement in respect of Minerals Resources and Exploration Results

Nova Minerals confirms that it is not aware of any new information or data that materially affects the information included in the above ASX announcements with respect to Nova Minerals’ MRE and exploration results, and, in respect of the MRE, all material assumptions and technical parameters underpinning the estimates in the MRE Announcement continue to apply and have not materially changed. Nova Minerals confirms that the form and content in which the Competent Persons’2 findings are presented have not been materially modified from the above ASX announcements.

7.6	Historical financial information

(a)	Basis of preparation

The selected historical financial information in this Section has been extracted from Nova Minerals’ audited consolidated financial statements for the financial years ended 30 June 2023, 30 June 2024 and 30 June 2025, and from Nova Minerals’ unaudited consolidated financial statements for the half-year ended 31 December 2025.

The information in this Section is a summary only and has been prepared solely for inclusion in this Scheme Booklet. Nova Minerals’ full financial accounts are available on its website, https://novaminerals.com.au/, or by requesting a copy from Nova Minerals’ Company Secretary at info@novaminerals.com.au

(b)	Audited financial statements

Consolidated Statement of Profit or Loss and Other Comprehensive Income/(Loss)

Below is a summary of Nova Minerals’ audited Consolidated Statement of Comprehensive Income for the years ended 30 June 2023, 30 June 2024 and 30 June 2025:

Nova Minerals Limited	FY2025	FY2024	FY2023
Consolidated Statement of Profit or Loss and Other Comprehensive Income/(Loss)	A$	A$	A$
Other income, gains and losses
Interest Income	175,037	270,626	12,027
Foreign exchange movement on financial liability	(359,725)	(226,908)	(24,883)
Impairment loss of financial assets	(1,594,060)	-	-
Gain from sale of property plant and equipment	-	-	16,137
Management fee	-	-	47,423
Fair value loss on other investments	(255,537)	(782,487)	(2,577,419)
Gain from sale of investment	-		-
Gain from sale of investment in Snow Lake Resources	6,934,776	-	-
Fair value loss on derivative liabilities	(62,226)	-	-
Gain/(loss) on derivative liabilities	(5,315,063)	624,654	1,870,042
Impairment of Investment in Snow Lake Resources	(3,211,587)	(8,824,187)	-
Foreign exchange (loss)/gain	87,888	(201,545)	868,392
Share of losses of associate accounted for using equity method	-	(839,153)	(6,254,759)
Total other income, gains and losses	3,600,497	9,979,000	6,043,040

2 Being Mr Joanathan Abbott (in the case of the MRE) and Mr Hans Hoffman (in respect of the exploration results) as set out in the above ASX announcements.

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Nova Minerals Limited	FY2025	FY2024	FY2023
Expenses
Administration expenses	(5,071,530)	(3,536,622)	(2,721,273)
Contractors and consultants	(2,680,374)	(1,264,728)	(739,380)
Share based payments	1,261,489	(335,669)	(780,235)
Amortisation of financial liability	(324,962)	(577,961)	(928,281)
Investment costs	(325,339)	-	-
Finance costs	(357,958)	(695,312)	(359,031)
Total expenses	(7,498,674)	(6,410,292)	(5,528,200)

Loss before tax	(11,099,171)	(16,389,292)	(11,571,240)
Income tax	-	-	-
Loss after tax	(11,099,171)	(16,389,292)	(11,571,240)
Foreign currency translation	588,185	61,491	1,941,562
Other comprehensive income, net of tax	588,185	61,491	1,941,562
Total comprehensive loss for the year	(10,510,986)	(16,327,801)	(9,629,678)

Earnings per share
Basic loss per share (cents per share)	(0.04)	(0.08)	(0.06)
Diluted loss per share (cents per share)	(0.04)	(0.08)	(0.06)

Consolidated Statement of Financial Position

Below is a summary of Nova Minerals’ audited Consolidated Statement of Financial Position as at 30 June 2024 and 30 June 2025:

Nova Minerals Limited	FY2025	FY2024
Consolidated Statement of Financial Position	A$	A$
ASSETS
Current assets
Cash and cash equivalents	9,083,315	3,149,909
Trade and other receivables	291,502	328,794
Total current assets	9,374,817	3,478,703

Non-current assets
Investment in associate	-	7,104,167
Other financial assets at fair value through profit or loss	786,890	1,929,321
Property, plant and equipment	2,244,700	2,616,080
Exploration and evaluation	100,135,725	92,117,750
Total non-current assets	103,167,315	103,767,318
TOTAL ASSETS	112,542,132	107,246,021

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Nova Minerals Limited	FY2025	FY2024
LIABILITIES
Current liabilities
Trade and other payables	2,686,276	1,804,042
Convertible notes	-	1,405,990
Total current liabilities	2,686,276	3,210,032

Non-current liabilities
Convertible notes	-	5,652,257
Total non-current liabilities	-	5,652,257
TOTAL LIABILITIES	2,686,276	8,862,289

NET ASSETS	109,855,856	98,383,732

EQUITY
Issued capital	167,036,279	143,972,570
Foreign currency reserves	4,429,103	3,928,914
Share based-payment reserves	7,981,298	9,061,897
Accumulated losses	(77,283,769)	(66,268,134)
Equity attributable to the owners of Nova Minerals Limited	102,162,911	90,695,247
Non-controlling interest	7,692,945	7,688,485
TOTAL EQUITY	109,855,856	98,383,732

Consolidated Statement of Changes in Equity

Below is a summary of Nova Minerals’ audited Consolidated Statement of Changes in Equity for the years ended 30 June 2023, 30 June 2024 and 30 June 2025:

Nova Minerals Limited	Issued Capital	Share Based Payment Reserves	Foreign Currency Reserves	Accumulated Losses	Non-Controlling Interest	Total Equity
Consolidated Statement of Changes in Equity	A$	A$	A$	A$	A$	A$
Balance at 1 July 2022	125,713,259	7,309,323	2,226,051	(38,500,932)	7,581,625	104,329,326
Loss after income tax expense for the year	-	-	-	(11,484,091)	(87,149)	(11,571,240)
Other comprehensive income for the year, net of tax	-	-	1,649,254	-	292,308	1,941,562
Total comprehensive income/(loss) for the year	-	-	1,649,254	(11,484,091)	205,159	(9,629,678)

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Nova Minerals Limited	Issued Capital	Share Based Payment Reserves	Foreign Currency Reserves	Accumulated Losses	Non-Controlling Interest	Total Equity

Transactions with owners in their capacity as owners
Issue of shares for cash	19,059,988	-	-	-	-	19,059,988
Exercise of stock options	40,130	-	-	-	-	40,130
Share issue costs	(1,826,706)	-	-	-	-	(1,826,706)
Share options expense for period	-	1,116,829				1,116,829
Performance rights expense for period	-	300,076	-	-	-	300,076
Balance at 30 June 2023	142,986,671	8,726,228	3,875,305	(49,985,023)	7,786,784	113,389,965

Balance as at 1 July 2023	142,986,671	8,726,228	3,875,305	(49,985,023)	7,786,784	113,389,965
Loss after income tax expense for the year	-	-	-	(16,283,111)	(106,181)	(16,389,292)
Other comprehensive income for the year, net of tax	-	-	53,609	-	7,882	61,491
Total comprehensive income/(loss) for the year	-	-	53,609	(16,283,111)	(98,299)	(16,327,801)

Transactions with owners in their capacity as owners
Issue of shares for cash	1,000,005	-	-	-	-	1,000,005
Exercise of stock options	176	-	-	-	-	176
Share issue costs	(14,282)	-	-	-	-	(14,282)
Share options expense for period	-	798,798	-	-	-	798,798
Performance rights expense for period	-	(463,129)				(463,129)
Balance at 30 June 2024	143,972,570	9,061,897	3,928,914	(66,268,134)	7,688,485	98,383,732

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Nova Minerals Limited	Issued Capital	Share Based Payment Reserves	Foreign Currency Reserves	Accumulated Losses	Non-Controlling Interest	Total Equity

Balance at 1 July 2024	143,972,570	9,061,897	3,928,914	(66,268,134)	7,688,485	98,383,732
Profit/(loss) after income tax expense for the year	-	-	-	(11,015,635)	(83,536)	(11,099,171)
Other comprehensive income for the year, net of tax	-	-	500,189	-	87,996	588,185
Total comprehensive income for the year	-	-	500,189	(11,015,635)	4,460	(10,510,986)

Transactions with owners in their capacity as owners
Issue of shares for cash	8,472,091	-	-	-	-	8,472,091
Exercise of stock options	2,787,281	-	-	-	-	2,787,281
Share issue costs	(1,414,459)					(1,414,459)
Shares issued for conversion of Nebari loan	13,076,290	-	-	-	-	13,076,290
Shares issued for services	323,395	-	-	-	-	323,395
Share options expense for period	-	(1,261,489)	-	-	-	(1,261,489)
Broker options	(180,890)	180,890	-	-	-	-
Balance at 30 June 2025	167,036,279	7,981,298	4,429,103	(77,283,769)	7,692,945	109,855,856

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Consolidated Statement of Cash Flows

Below is a summary of Nova Minerals’ audited Consolidated Statement of Cash Flows for the years ended 30 June 2023, 30 June 2024 and 30 June 2025:

Nova Minerals Limited	FY2025	FY2024	FY2023
Consolidated Statement of Cash Flows	A$	A$	A$

Cash flows from operating activities
Payments to suppliers and employees (inclusive of GST)	(7,488,588)	(3,210,966)	(3,095,422)
Interest received	176,111	262,818	13,530
Interest and other finance costs paid	(327,902)	(718,620)	(1,785)
Net cash (used in) operating activities	(7,640,379)	(3,666,768)	(3,083,677)

Cash flows from investing activities
Payments for the addition of property, plant and equipment	(218,157)	(255,553)	(213,299)
Payments for exploration and evaluation	(5,530,196)	(12,398,898)	(23,647,509)
Loans repaid by Snow Lake Resources	100,000	144,804	100,000
Loans to other entity	(797,450)	(996,546)	-
Loans to related party	-	-	103,813
Payments to acquire investments	-	(125,000)	(271,182)
Convertible note Asra Minerals	-	257,808	(250,000)
Proceeds from disposal of property, plant and equipment	65,759	-	38,500
Proceeds from disposal of investments	10,502,017	51,464
Net cash flows from/(used) in investing activities	4,121,973	(13,321,921)	(24,139,677)

Cash flows from financing activities
Proceeds from issues of shares	8,472,091	996,966	19,059,988
Proceeds from Issue of derivative financial liability	-	-	7,449,210
Proceeds from exercise of options	2,787,282	176	39,871
Share issue transaction costs	(1,465,517)	(10,250)	(1,390,454)
Net cash from financing activities	9,793,856	986,892	25,158,615

Net increase/(decrease) in cash and cash equivalents	6,275,450	(16,001,797)	(2,064,739)
Cash and cash equivalents at the beginning of the financial year	3,149,909	19,240,707	21,278,936
Effect of exchange rate changes on cash and cash equivalents	(342,044)	(89,001)	26,510
Cash and cash equivalents at the end of the financial year	9,083,315	3,149,909	19,240,707

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(c)	Unaudited financial statements

Below is a summary of Nova Minerals’ unaudited Consolidated Statement of Comprehensive Income for the half year ended 31 December 2024 and 31 December 2025:

Nova Minerals Limited	31 December 2025	31 December 2024
Consolidated Statement of Profit or Loss and Other Comprehensive Income/(Loss)	A$	A$
Other income
Foreign exchange movement on financial liability	-	(373,786)
Interest Income	318,179	22,404
Fair value gain (loss) on investments	1,765,404	(127,768)
Gain from sale of investments	229,885	6,934,776
(Loss) Gain on derivative liabilities	-	(4,904,252)
Foreign exchange (loss)/gain	(1,946,199)	3,433,371
Impairment of Snow Lake Resources	-	(3,211,587)
Dept of War award grant	2,398,735	-
Other Income	323	-
Total revenue	2,766,327	1,773,158

Expenses
Administration expenses	(3,139,946)	(2,877,538)
Contractors and consultants	(2,123,070)	(1,144,221)
Share based payments	(8,682,169)	1,261,489
Sale of Investment costs	-	(325,339)
Amortisation of financial liability	-	(324,962)
Finance costs	(84,985)	(327,324)
Total expenses	(14,030,170)	(3,737,895)

Loss before income tax expense	(11,263,843)	(1,964,737)
Income tax	-	-
Loss after income tax expense for the half-year	(11,263,843)	(1,964,737)
Foreign currency translation	(1,221,656)	3,245,220
Other comprehensive income, net of tax	(1,221,656)	3,245,220
Total comprehensive income (loss) for the half-year	(12,485,499)	1,280,483

Loss for the half-year is attributable to
Non-controlling interest	(52,353)	(41,972)
Owners of Nova Minerals Limited	(11,211,490)	(1,922,765)
	(11,263,843)	(1,964,737)
Total comprehensive income (loss) for the half-year is attributable to:
Non-controlling interest	(215,032)	456,780
Owners of Nova Minerals Limited	(12,270,467)	823,703
	(12,485,499)	1,280,483

Earnings per share
Basic loss per share (cents per share)	(2.79)	(0.75)
Diluted loss per share (cents per share)	(2.79)	(0.75)

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Below is a summary of Nova Minerals’ unaudited Consolidated Statement of Financial Position as at 30 June 2025 and 31 December 2025:

Nova Minerals Limited	31 December 2025	30 June 2025
Consolidated Statement of Financial Position	A$	A$
ASSETS
Current assets
Cash and cash equivalents	59,176,087	9,083,315
Trade and other receivables	6,191,121	291,502
Total current assets	65,367,208	9,374,817

Non-current assets
Other financial assets at fair value through profit or loss	3,511,281	786,890
Property, plant and equipment	4,711,445	2,244,700
Exploration and evaluation	112,105,875	100,135,725
Total non-current assets	120,328,601	103,167,315
TOTAL ASSETS	185,695,809	112,542,132

LIABILITIES
Current liabilities
Trade and other payables	7,232,704	2,686,276
Borrowings	1,167,795	-
Deferred capital grants	9,618,113	-
Total current liabilities	18,018,612	2,686,276

Non-current liabilities
Borrowings	4,924,351	-
Deferred capital grants	7,604,396	-
Total non-current liabilities	12,528,747	-
TOTAL LIABILITIES	30,547,359	2,686,276

NET ASSETS	155,148,450	109,855,856

EQUITY
Issued capital	215,788,442	167,036,279
Foreign currency reserves	3,370,122	4,429,103
Share based-payment reserves	17,007,228	7,981,298
Accumulated losses	(88,495,259)	(77,283,769)
Equity attributable to the owners of Nova Minerals Limited	147,670,533	102,162,911
Non-controlling interest	7,477,917	7,692,945
TOTAL EQUITY	155,148,450	109,855,856

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Below is a summary of Nova Minerals’ unaudited Consolidated Statement of Changes in Equity for the half-year ended 31 December 2024 and 31 December 2025:

Nova Minerals Limited	Issued Capital	Share Based Payment Reserves	Foreign Currency Reserves	Accumulated Losses	Non-Controlling Interest	Total Equity
Consolidated Statement of Changes in Equity	A$	A$	A$	A$	A$	A$
Balance at 1 July 2024	143,972,570	9,061,897	3,928,914	(66,268,134)	7,688,485	98,383,732
Loss after income tax expense for the half-year	-	-	-	(1,922,765)	(41,972)	(1,964,737)
Other comprehensive income for the half-year, net of tax	-	-	2,746,568	-	498,652	3,245,220
Total comprehensive income/(loss) for the half-year	-	-	2,746,568	(1,922,765)	456,680	1,280,483

Transactions with owners in their capacity as owners
Issue of shares for cash	8,472,091	-	-	-	-	8,472,091
Exercise of options	1,250,083	-	-	-	-	1,250,083
Shares issued for services	323,395	-	-	-	-	323,395
Share issue costs	(1,404,784)	-	-	-	-	(1,404,784)
Broker options	(180,890)	180,890	-	-	-	-
Options expense	-	(1,261,489)	-	-	-	(1,261,489)
Balance at 31 December 2024	152,432,465	7,981,298	6,675,482	(68,190,899)	8,145,165	107,043,511

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Nova Minerals Limited	Issued Capital	Share Based Payment Reserves	Foreign Currency Reserves	Accumulated Losses	Non-Controlling Interest	Total Equity
Consolidated Statement of Changes in Equity	A$	A$	A$	A$	A$	A$
Balance at 1 July 2025	167,036,279	7,981,298	4,429,103	(77,283,769)	7,692,945	109,855,856
Loss after income tax expense for the half-year	-	-	-	(11,211,490)	(52,353)	(11,263,843)
Other comprehensive income for the half-year, net of tax	-	-	(1,058,981)	-	(162,675)	(1,221,656)
Total comprehensive income/(loss) for the half-year	-	-	(1,058,981)	(11,211,490)	(215,028)	(12,485,499)

Transactions with owners in their capacity as owners
Issue of shares for cash	52,164,005	-	-	-	-	52,164,005
Exercise of options	3,620,920	(180,890)	-	-	-	3,440,030
Shares option expense for the period	-	5,998,133	-	-	-	5,998,133
Share options exercised for the period	(3,208,687)	3,208,687	-	-	-	-
Share issue costs	(3,824,075)	-	-	-	-	(3,824,075)
Balance at 31 December 2025	215,788,442	17,007,228	3,370,122	(88,495,259)	7,477,917	155,148,450

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Below is a summary of Nova Minerals’ unaudited Consolidated Statement of Cash Flows for the half-year ended 31 December 2025:

Nova Minerals Limited	31 December 2025	31 December 2024
Consolidated Statement of Cash Flows	A$	A$

Cash flows from operating activities
Payments to suppliers and employees (inclusive of GST)	(4,590,303)	(4,022,008)
Interest received	316,194	22,404
Finance charges	(9,773)	(326,930)
Net cash (used in) operating activities	(4,283,882)	(4,326,534)

Cash flows from investing activities
Payments for the addition of property, plant and equipment	(2,225,317)	(51,223)
Payments for exploration and evaluation	(13,254,131)	(3,424,302)
Payments to acquire investments	(1,000,000)	-
Dept of War award grant proceeds	19,575,625	-
Finance Lease payments	(42,158)	-
Proceeds from disposal of investments	229,885	-
Net cash flows from/(used) in investing activities	3,283,904	(3,475,525)

Cash flows from financing activities
Proceeds from issues of shares	52,164,005	8,472,963
Capital raising costs	(3,715,797)	(1,337,535)
Proceeds from exercise of options and warrants	3,620,920	1,214,464
Proceeds from borrowings	-	100,000
Net cash from financing activities	52,069,128	8,449,892

Net increase/(decrease) in cash and cash equivalents	51,069,150	647,833
Cash and cash equivalents at the beginning of the financial year	9,083,315	3,149,909
Effect of exchange rate changes on cash and cash equivalents	(976,378)	287,864
Cash and cash equivalents at the end of the financial half-year	59,176,087	4,085,606

7.7	Material changes in Nova Minerals’ financial position and financial performance

To the knowledge of your Directors, and except as disclosed in this Scheme Booklet, the financial position of Nova Minerals has not materially changed since 31 December 2025.

7.8	Recent Share price history

Summarised below is the closing price of Nova Minerals’ Shares on ASX during the 3-month period before the date of this Scheme Booklet:

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Figure 10: Trading history of Shares on ASX

The last closing price recorded on the Latest Practicable Date on ASX was A$0.750.

Summarised below is the closing price of Nova Minerals’ ADSs, each representing 12 Shares, on Nasdaq during the 3-month period before the date of this Scheme Booklet:

Figure 11: Trading history of ADS on Nasdaq

Set out below is a summary of recent trading history of Nova Minerals’ ADSs, each representing 12 Shares, on Nasdaq as at the date of this Scheme Booklet:

The last closing price recorded on the Latest Practicable Date on Nasdaq was US$6.85.

The current price of Shares and ADSs can be obtained from the websites of ASX in the case of the Shares (www.asx.com.au), and Nasdaq in the case of the ADSs, or the Company’s website (www.novaminerals.com.au).

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7.9	Nova Minerals issued securities

At the date of this Scheme Booklet, Nova Minerals had the following securities on issue.

(a)	456,114,352 Shares;

(b)	17,375,000 Options;

(c)	2,400,000 Performance Rights;

(d)	111,387 Listed Warrants; and

(e)	Unlisted Warrants as outlined in this section.

As explained above, under the Share Scheme it is proposed that all of the Shares will be acquired by US Holdco (in exchange for the issuance of US Holdco Shares and US Holdco CDIs, as applicable), and under the Warrant Scheme all of the Listed Warrants will be exchanged for the issue of new US Holdco Listed Warrants.

The Options, Performance Rights and Unlisted Warrants are all unlisted convertible securities. The proposed treatment of these securities in connection with the Schemes is outlined below.

Options

Terms of the Options

As at the date of this Scheme Booklet Nova Minerals has 17,375,000 Options on issue. Each Option entitles the holder to receive one Share upon satisfaction of certain vesting conditions and payment of the exercise price (A$0.45). The Options expire on the third anniversary of their issuance.

The Options were issued under Nova Minerals’ existing Employee Security Ownership Plan and are held by nine (9) holders. All expire on 23 December 2028.

Exchange of the existing Options

US Holdco is proposing to enter into deeds of exchange with the Option Holders (Option Exchange Deeds) under which:

(a)	Each Option Holder will agree to exchange their Options in consideration for US Holdco issuing one option to acquire a US Holdco Share (US Holdco Option) for every twelve Options (i.e. a ratio of 1 US Holdco Option for 12 Nova Options), conditional on:

(i)	the Share Scheme becoming Effective;

(ii)	the necessary regulatory approvals, consents and waivers having been obtained by Nova Minerals; and

(iii)	the Option Holders not having dealt with the Options contrary to the terms of the Option Exchange Deeds.

(b)	The US Holdco Options will be granted on the Implementation Date, in consideration for the exchange of the Options.

(c)	The terms of the US Holdco Options will mirror the terms of the existing Options, to the extent possible. The exercise price will be an equivalent USD exercise price as determined by the Board based on the AUD:USD exchange rate on the Business Day prior to the Implementation Date, and taking into account that each Option Holder will receive one US Holdco Option for every twelve Options exchanged.

Nova Minerals has applied for a waiver from Listing Rule 6.23.2 to the extent necessary to permit the Options to be exchanged for consideration without requiring Shareholder approval to be obtained. Refer to section 12.15 for further details.

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If an Option Holder exercises its Options prior to the Record Date, Nova Minerals will issue Shares to that Option Holder to facilitate the Option Holder’s participation in the Scheme as a Shareholder.

Performance Rights

As at the date of this Scheme Booklet Nova Minerals has 2,400,000 Performance Rights on issue, which are held by 3 holders. AJ Holdings International Limited, an entity controlled by Director Christopher Gerteisen, is one of the 3 holders and currently holds 800,000 Performance Rights in Nova Minerals. See section 12.1 for further information on the holdings of directors and officers of Nova.

Terms of the Performance Rights

Each Performance Right entitles the holder to receive one Share on the satisfaction of specified performance-based milestones. A Performance Right for which an applicable milestone has not been satisfied lapses on the date which is five years from issue of that Performance Right.

All of the Performance Rights expire in October 2026. There are three classes of Performance Rights on issue, each with its own milestone (and otherwise on the same terms).

Class of Performance Rights	Applicable Milestone	Lapse Date
Class A Performance Rights	Completion of either a pre-feasibility study or a definitive feasibility study of the Korbel Main deposit that demonstrates at the time of reporting that extraction is reasonably justified and economically mineable indicating an internal rate of return to the Company of greater than 20% and an independently verified JORC classified mineral reserve equal to or greater than 1,500,000 oz Au with an average grade of not less than 0.4g/t for not less than 116Mt.	5 years from issue
Class B Performance Rights	Completion of the first gold pour (defined as a minimum quantity of 500 oz.) from the Korbel Main deposit.	5 years from issue
Class C Performance Rights	Achievement of an EBITDA of more than $20m in the second half-year reporting period following the commencement of commercial operations at the Korbel Main deposit.	5 years from issue

Exchange of the existing Performance Rights

US Holdco is proposing to enter into deeds of exchange with the holders of Performance Rights Holders (Performance Rights Exchange Deeds) under which:

(a)	Each Performance Rights Holder will agree to the exchange of their Performance Rights in consideration for US Holdco issuing one performance right to acquire a US Holdco Share (US Holdco Performance Rights) for every twelve Performance Rights (i.e. a ratio of 1 US Holdco Performance Right for 12 Nova Performance Rights), conditional on:

(i)	the Share Scheme becoming Effective;

(ii)	the necessary regulatory approvals, consents and waivers having been obtained by Nova Minerals; and

(iii)	the Performance Rights Holders not having dealt with the Performance Rights contrary to the terms of the Performance Rights Exchange Deeds.

(b)	The US Holdco Performance Rights will be granted on the Implementation Date, in exchange for the Performance Rights.

(c)	The terms of the US Holdco Performance Rights will mirror the terms of the existing Performance Rights, to the extent possible.

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Nova Minerals has applied for a waiver from Listing Rule 6.23.2 to the extent necessary to permit the Performance Rights to be exchanged without requiring Shareholder approval to be obtained. Refer to section 12.15 for further details.

Unlisted Warrants

As at the date of this Scheme Booklet Nova Minerals has three series of Unlisted Warrants on issue.

Terms of the Unlisted Warrants

Each Unlisted Warrant entitles the Unlisted Warrantholder to purchase five Nova Minerals ADSs upon payment of an exercise price, with each ADS representing 12 Nova Minerals Shares.

Terms of the Unlisted Warrants

Class	Exercise price	Expiry date	Number of ordinary shares underlying the Unlisted Warrants
VSTOCKUW (NVAAV) – unquoted underwriter warrants exercisable for NASDAQ listed ADSs	US$10.365[1]	25 July 2028	20,520
VSTOCKUW2 (NVAAV) – unquoted underwriter warrants exercisable for NASDAQ listed ADSs	US$7.500[1]	24 September 2029	8,520
VSTOCKUW3 (NVAAV) – unquoted underwriter warrants exercisable for NASDAQ listed ADSs	US$2.775[2]	17 July 2030	3,925,200

1 Each warrant can be exercised for 5 ADSs.

2 Each warrant can be exercised for 1 ADS.

Exchange of the Unlisted Warrants

Under the terms of the Unlisted Warrants, in the case of a merger, amalgamation or reorganisation or any mandatory share exchange, Unlisted Warrants will need to be exchanged for warrants of the successor entity.

The Unlisted Warrants have been partially exercised. The number of ADSs that may be purchased under the Unlisted Warrants as at the Date of this Scheme Booklet, and the number of Shares they represent, are set out above. The number of ADSs issuable upon exercise of the Unlisted Warrants has been adjusted for the 5 for 1 forward split conducted in October 2025 (whereby the ratio of 60 Shares to 1 ADS was changed to 12 Shares per ADS).

Unlisted Warrant holders will receive one US Holdco unlisted warrant for each one Unlisted Warrant held (i.e. a ratio of 1 US Holdco unlisted warrant for 1 Nova Unlisted Warrant).

7.10	Dividend Policy

The Company does not currently pay any dividends to its Shareholders. Any decision to declare and pay dividends will be made at the discretion of the Board and will depend on, among other things, Nova Minerals’ results of operations, financial condition, solvency and distributable reserves tests imposed by law and such other factors that the Board may consider relevant.

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7.11	Disclosure of interests

Except as otherwise provided in this Scheme Booklet, no:

(a)	Director, US Holdco Director or proposed director of US Holdco;

(b)	person named in this Scheme Booklet as performing a function in a professional, advisory or other capacity in connection with the preparation or distribution of this Scheme Booklet for or on behalf of Nova Minerals or US Holdco; or

(c)	promoter, stockbroker or underwriter of Nova Minerals, US Holdco or the Merged Group,

(together the Interested Persons) holds, or held at any time during the two years before the date of this Scheme Booklet any interests in:

(d)	the formation or promotion of Nova Minerals, US Holdco or the Merged Group;

(e)	property acquired or proposed to be acquired by Nova Minerals, US Holdco or the Merged Group in connection with the formation or promotion of Nova Minerals, US Holdco or the Merged Group;

(f)	the offer of the Share Scheme Consideration under the Share Scheme; or

(g)	the offer of the Warrant Scheme Consideration under the Warrant Scheme.

7.12	Disclosure of fees and other benefits

Except as otherwise disclosed in this Scheme Booklet, Nova Minerals and US Holdco have not paid or agreed to pay any fees, or provided or agreed to provide any benefit:

(a)	to a Director, US Holdco Director or proposed director of US Holdco to induce them to become or qualify as a director of US Holdco; or

(b)	for services provided by any Interested Persons in connection with:

(i)	the formation or promotion of US Holdco or the Merged Group;

(ii)	the offer of the Share Scheme Consideration under the Share Scheme; or

(iii)	the offer of the Warrant Scheme Consideration under the Warrant Scheme.

7.13	Publicly available information

As an ASX listed company and a ‘disclosing entity’ for the purposes of section 111AC(1) of the Corporations Act, Nova Minerals is subject to regular reporting and disclosure obligations. Broadly, these require it to announce price sensitive information to ASX as soon as it becomes aware of the information, subject to exceptions for certain confidential information.

Nova Minerals’ most recent announcements are available on the Nova Minerals website at: www.novaminerals.com.au.

ASX maintains files containing publicly available information about entities listed on its exchange. Nova Minerals’ files are available for inspection at Nova Minerals’ registered office during normal business hours and are available on the ASX website at www.asx.com.au.

Additionally, copies of documents lodged with ASIC in relation to Nova Minerals may be obtained from or inspected at an ASIC service centre. Please note, ASIC may charge a fee in respect of such services.

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The following documents are available for inspection free of charge prior to the Scheme Meetings during normal business hours at the registered office of Nova Minerals or on the company’s website www.novaminerals.com.au:

(a)	Nova Minerals’ constitution;

(b)	Nova Minerals’ annual report for the year ended 30 June 2025; and

(c)	Nova Minerals’ public announcements.

There is no information which has been excluded from a continuous disclosure notice in accordance with the ASX Listing Rules, and which is required to be set out in this Scheme Booklet.

The annual report and public announcements are available at Nova Minerals’ website at www.novaminerals.com.au.

7.14	Litigation

The Nova Minerals Group is not currently subject to any litigation proceedings.

7.15	Further information

For risks associated with the Scheme, refer to Section 9.

Nova Minerals is also considering to enter into a buy back of ADSs on Nasdaq.

7.16	Competent Persons’ Statements

Refer to the “Statement in respect of Mineral Resources and Exploration Results” in section 7.5(c).

The technical information in this Scheme Booklet was also reviewed and approved by Mr Vannu Khounphakdy, who is a Professional Geoscientist and registered member of the Australian Institute of Geoscientists (AIG), a Recognised Professional Organisation. Mr Vannu Khounphakdy has sufficient experience relevant to the gold deposits under evaluation to qualify as a Competent Person as defined in the JORC Code. Mr Vannu Khounphakdy is also a Qualified Person as defined by S-K 1300 rules for mineral deposit disclosure. Mr Vannu Khounphakdy consents to the inclusion in the report of the matters based on information in the form and context in which it appears.

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8.	Information about US Holdco and the Merged Group

8.1	Overview of US Holdco and the Merged Group

US Holdco (named Nova Minerals Corp) was incorporated on 17 February 2026 in the US State of Nevada. The rights of US Holdco Shareholders (and accordingly US Holdco CDI holders) are primarily governed by the Nevada General Corporation Law and the US Holdco Charter Documents.

US Holdco was incorporated for the sole purpose of re-domiciling the parent company in the Nova Minerals Group to the United States under the Schemes. As a result, prior to implementation of the Schemes, US Holdco has not conducted and will not conduct any business other than performing the acts which are detailed in this Scheme Booklet.

If the Share Scheme is implemented, all of the US Holdco CDIs and US Holdco Shares will be held by the Shareholders and ADS Holders in the same percentages as their existing holdings in Nova Minerals, subject to the provisions of the Scheme dealing with Ineligible Foreign Shareholders and Non-Electing Small Parcel Holders. US Holdco will, in turn, become the holder of all of the Shares in Nova Minerals.

Accordingly, if the Share Scheme is implemented, US Holdco’s business will consist entirely of the business of Nova Minerals, and Nova Minerals will become a wholly owned subsidiary of US Holdco as a registered foreign company

In order to be able to carry on business in Australia and be listed on ASX, US Holdco will be registered as a foreign company under the Corporations Act as soon as practicable after the date of this Scheme Booklet. US Holdco has appointed Nova Minerals, as the local agent of US Holdco. Nova Minerals will continue to maintain its registered office at Suite 5, 242 Hawthorn Road, Caulfield North, Victoria 3161.

Being registered as a foreign company in Australia requires that US Holdco file its annual accounts with ASIC and comply with various other notification requirements (for example, notifying ASIC of the appointment and resignation of directors or changes to constituent documents). In addition, US Holdco will be required to comply with the applicable continuous disclosure provisions contained in the Listing Rules (assuming US Holdco CDIs become quoted on ASX).

As US Holdco is not established in Australia, its general corporate activities (other than any offering of securities in Australia) are not regulated by the Corporations Act or by ASIC, but instead are governed by the corporate law of the State of Nevada and the securities laws of the United States, including the rules and regulations promulgated by the US Securities and Exchange Commission.

8.2	Corporate structure of the Merged Group

The following table describes the Merged Group’s structure immediately following implementation of the Schemes:

Name	Country of Incorporation	Equity Interest
Parent entity:
Nova Minerals Corp	Nevada, USA	-
Controlled entities:
Nova Minerals Limited	Australia	100%
AKCM (Aust) Pty Ltd	Australia	85%
Alaska Range Resources	Alaska, USA	100%
AK Custom Mining LLC	Alaska, USA	85%
AK Operations LLC	Alaska, USA	85%

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8.3	Board and Management of US Holdco

As at the date of this Scheme Booklet, the US Holdco Board comprises:

(a)	Christopher Gerteisen - Director and CEO;

(b)	Richard Beazley – Chairman;

(c)	Craig Bentley – Director;

(d)	Avi Geller – Director; and

(e)	Chaim D. Berger – Director.

If any new director is appointed by Nova Minerals prior to Implementation Date, it is intended that such new director will also be appointed as director of US Holdco.

Details of these individuals can be found in Section 7.4.

It is proposed that the directors and senior management of US Holdco will be engaged on substantially similar terms as they are currently engaged with Nova Minerals.

See Section 7.4 for details of senior management of Nova Minerals who will continue in the same role with US Holdco.

8.4	Management of the Merged Group

The management personnel of the Merged Group will be the same as the management personnel of Nova Minerals as detailed in Section 7.4.

8.5	Capital Structure

Until implementation of the Schemes, US Holdco will not have issued any shares or convertible securities (including warrants).

Based on the capital structure of the Company as at the Date of this Scheme Booklet, the capital structure of US Holdco immediately following implementation of the Proposed Transaction is expected to be as set out in the following table:

Shares	Number
US Holdco shares of common stock	500,000,000 shares of common stock authorised and 38,009,530 estimated outstanding
US Holdco shares of preferred stock	10,000,000 shares of preferred stock authorised and nil outstanding
US Holdco Listed Warrants	Estimated for purchase of 556,935 US Holdco Shares
US Holdco Unlisted Warrants	Estimated for purchase of 329,520 US Holdco Shares
US Holdco Options	1,477,916 options (each entitling the holder to one US Holdco Share on exercise)[1]
US Holdco Performance Rights	200,000 performance rights (each performance entitling the holder to one US Holdco Share on satisfaction of performance-based milestones)[1]

Notes:

1.	Subject to rounding.

8.6	Choice of Jurisdiction

The Board considers that the State of Nevada is an appropriate jurisdiction for the domicile of US Holdco.

Nova Minerals’ aim is to redomicile the Nova Minerals Group to the United States and obtain the advantages of US Holdco being a US company. US Holdco has adopted a customary form of by-laws for a Nevada corporation that it believes is appropriate for a US-listed company. A description of a number of the key differences between the Australian and Nevada corporate legal regimes and their implications for shareholders of US Holdco is set out at Annexure K of this Scheme Booklet.

8.7	US Holdco Shares

US Holdco Shares will generally confer the same rights as Shares. Certain differences exist due to the fact that:

(a)	US Holdco Shares will have shareholder rights governed by different corporate documents and different laws than those governing the Shares. The primary corporate documents governing US Holdco shareholder rights will be US Holdco’s Charter Documents, rather than Nova Minerals’ constitution. The primary laws governing US Holdco shareholder rights will be the corporate law of the State of Nevada and the US federal securities law, rather than Australian law.

(b)	US Holdco will not be governed by the Corporations Act (with the exceptions of some provisions of the Corporations Act as a result of its registration as a foreign company in Australia) and other applicable Australian laws by which Nova Minerals is currently governed. US Holdco will be subject to the Nevada General Corporation Law.

Notwithstanding these differences, US Holdco and US Holdco Shares (to be traded on ASX as US Holdco CDIs) will be subject to the Listing Rules, to which Nova Minerals and the Nova Minerals’ Shares are currently subject (except for any waivers obtained by US Holdco).

Key differences between the rights of the US Holdco Shares and the Nova Minerals Shares and further details on the differences between US Holdco’s governing documents and governing laws and Nova Minerals’ governing documents and governing laws are set out in Annexure K.

8.8	US Holdco Listed Warrants

US Holdco Listed Warrants will:

(a)	entitle the holder to receive five US Holdco Shares every three US Holdco Listed Warrants upon exercise;

(b)	have an exercise price of US$1.4532 per US Holdco Share;

(c)	have an exercise period equal to the unexpired exercise period of the relevant Scheme Warrant it replaces;

(d)	have the same terms as to vesting as the relevant Scheme Warrant it replaces; and

(e)	otherwise be on the same terms as the Scheme Warrant it replaces, with necessary changes due to US Holdco being the issuer in place of Nova Minerals and to comply with the listing requirements of the NYSE.

8.9	Summary of the US Holdco Charter Documents and Rights of US Holdco Shareholders and US Holdco Listed Warrantholders

US Holdco is incorporated under the laws of the State of Nevada and the rights of its shareholders will be governed by the laws of the State of Nevada, including the Nevada Revised Statutes (“NRS”), as well as the US Holdco Amended and Restated Articles of Incorporation and the US Holdco Bylaws. The US Holdco Amended and Restated Articles of Incorporation and the US Holdco Bylaws, collectively, are hereinafter referred to as the US Holdco Charter Documents.

Common Stock

The US Holdco Amended and Restated Articles of Incorporation will authorise the issuance of up to 500,000,000 shares of common stock, par value $0.001 per share.

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Subject to any voting rights of any series of US Holdco’s preferred stock then outstanding, shareholders will be entitled to one vote per share on all matters submitted to a vote of shareholders, and the US Holdco Bylaws will not provide for cumulative voting in the election of directors. Shareholders will be entitled to receive dividends, if any, declared by the US Holdco Board out of funds legally available. In the event of the liquidation, dissolution or winding up of US Holdco, shareholders will be entitled to share pro-rata in all assets remaining after payment of, or provision for, any liabilities.

Preferred Stock

Under the US Holdco Amended and Restated Articles of Incorporation, the US Holdco Board will have the authority, without further action by shareholders, to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share, in one or more classes or series, to establish from time to time the number of shares to be included in each such class or series, and to fix the voting powers (if any), designations, preferences, limitations, restrictions and relative rights of the shares of preferred stock.

The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control and may adversely affect the market price of US Holdco’s common stock and the voting and other rights of shareholders.

Board structure

●	Classified US Holdco Board: The US Holdco Bylaws will establish a classified Holdco Board consisting of three classes of directors, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of shareholders, with the other classes continuing for the remainder of their respective three-year terms.

●	Election and removal of directors: The US Holdco Bylaws will provide that directors will be elected by a plurality vote. Directors may be removed from the US Holdco Board only for cause by the affirmative vote of the holders of at least two-thirds of the votes that all shareholders would be entitled to cast in an annual election of directors.

●	Number of directors: The US Holdco Bylaws will provide that the total number of directors on the US Holdco Board will be no less than three (3) directors and no more than fifteen (15) directors.

●	US Holdco Board vacancies: Unless otherwise provided by law, any newly created directorship or any vacancy occurring in the US Holdco Board for any cause may be filled by a majority of the remaining members of the US Holdco Board, even if such majority is less than a quorum, or by a sole remaining director (and not by shareholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been duly elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

●	US Holdco Board committees: The US Holdco Board may designate one or more committees, each consisting of one or more directors, by resolution passed by a majority of the US Holdco Board. Except as otherwise required by law or the US Holdco Charter Documents, any such committee, to the extent provided in the resolution of the US Holdco Board establishing such committee, may exercise all the powers and authority of the US Holdco Board in the management of the business and affairs of US Holdco and may have power to authorize the seal of US Holdco to be affixed to all papers which may require it. Standing committees of the US Holdco Board will consist of an audit committee, a compensation committee, and a nominating and corporate governance committee. Directors may be removed from any committee of the Board at any time, with or without case, by the US Holdco Board.

●	Special meetings of the US Holdco Board: Special meetings of the US Holdco Board may be called at any time by the Chairman of the US Holdco Board, the Chief Executive Officer, or a majority of the directors then in office.

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Director and Officer liability and indemnification

●	Limitation of liability of directors and officers: To the fullest extent permitted by the Nevada Revised Statute (NRS), a director of US Holdco will not be personally liable.

●	Indemnification of directors and officers: To the fullest extent permitted by the NRS, as the same exists hereon or may hereafter be amended or supplements, US Holdco, or any successor thereto, shall indemnify any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of US Holdco, or is or was serving at the request of US Holdco as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including as a manager of a limited liability company), from and against any and all expenses, liabilities, costs or matters referred to therein or covered thereby, including, but not limited to, attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding.

Shareholder meetings

●	Notice of shareholder meetings: Notices of meetings of shareholders shall state the purpose or purposes for which the meeting is called and the time when, and the place where it is to be held, and/or the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting. Such notice shall be either delivered personally to or shall be mailed, postage prepaid, to each shareholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before such meeting. If mailed, it shall be directed to a shareholder at such shareholder’s address as it appears upon the records of US Holdco. Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership, shall constitute delivery of such notice to such corporation, association or partnership.

●	Shareholder proposals: No business may be transacted at an annual meeting of shareholders, other than business that is properly brought before the annual meeting in compliance with the notice procedures set forth in the US Holdco Bylaws.

●	Requirements for advance notification of shareholder proposals: The US Holdco Bylaws will establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors. Among the requirements, a shareholder must: (i) give timely notice thereof in proper written form to the Secretary of US Holdco; and (ii) the business must be a proper matter for shareholder action. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of US Holdco not later than the close of business on the ninetieth (90th) day nor earlier than the one hundred twentieth (120th) day prior to the one (1)-year anniversary of the preceding year’s annual meeting. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of timely notice as described. Additionally, a shareholder must provide information pursuant to the advance notice provisions in the US Holdco Bylaws. In addition to the other requirements, a shareholder providing notice of a shareholder proposal shall, as of the date of delivery of such notice and continuously for at least the three (3)-year period immediately preceding such date, have been the beneficial owner of shares of common stock of US Holdco representing at least five percent (5%) of the outstanding shares of common stock of US Holdco.

Each proposing shareholder shall deliver to the Secretary of US Holdco, at or before the commencement of the annual or special meeting, a written certification, signed under penalty of perjury, that all information previously provided in the original notice and any updates or supplements thereto remains true, correct and complete in all material respects as of the date of the meeting. If any information previously provided has changed or is no longer accurate in any material respect, such certification shall identify each such change and provide corrected information. Failure to deliver such certification at or before the commencement of the meeting, or the discovery of any material inaccuracy in the certification, shall render the notice invalid and the proposal shall be disregarded at the meeting, notwithstanding that proxies in respect of such vote may have been received by US Holdco.

●	Shareholder nominations of candidates for election as directors: Nominations of persons for election to the US Holdco Board may be made at an annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors as set forth in the notice of such special meeting: (i) by or at the direction of the US Holdco Board; or (ii) by any shareholder of US Holdco who is entitled to vote at the meeting, who complies with the notice procedures set forth in the US Holdco Bylaws and who as of the date of delivery of such notice and continuously for at least the three (3)-year period immediately preceding such date, has been the beneficial owner of shares of common stock of US Holdco representing at least five percent (5%) of the outstanding shares of common stock, and shall provide to US Holdco documentary evidence of such continuous ownership.

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●	Requirements of advance notice for shareholder nominations: For a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a shareholder’s notice to the Secretary must be received by the Secretary at the principal executive offices of US Holdco: (i) in the case of an annual meeting, not later than the close of business not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the shareholder to be timely must be so delivered, or mailed and received, not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made; and (ii) not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business the ninetieth (90th) day prior to such special meeting or, if later, the close of business on the tenth (10th) day following the day on which public disclosure of the date of such special meeting and of the nominees proposed by the Board to be elected at such meeting was first made. In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice. Additionally, a shareholder must provide information pursuant to the advance notice provisions in the US Holdco Bylaws.

●	No shareholder ability to call special meetings: The US Holdco Charter Documents provide that only (i) the Chairperson of the US Holdco Board, (ii) the Chief Executive Officer of US Holdco, or (iii) the Secretary of US Holdco at the request of a majority of the US Holdco Board may be able to call special meetings of shareholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of shareholders.

Other provisions with anti-takeover effects

●	Issuance of undesignated preferred stock: Under the US Holdco Amended and Restated Certificate of Incorporation, the US Holdco Board will have the authority, without further action by shareholders, to issue undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the US Holdco Board. The existence of authorised but unissued shares of preferred stock makes it more difficult for a third party to attempt to obtain control of US Holdco by means of a merger, tender offer, proxy contest or otherwise.

●	No written consent of shareholders: The US Holdco Bylaws will provide that any action, except election of directors, which may be taken by the vote of the shareholders at a meeting, may be taken without a meeting only if (a) approved by the US Holdco Board with specific authorization for the shareholders to such action without a meeting and (b) authorized by the written consent of shareholders holding at least a majority of the voting power of the capital stock issued and outstanding and entitled to vote thereof, unless the applicable provisions of the NRS or the US Holdco Charter Documents require a greater proportion of voting power to authorize such action, in which case such greater proportion of written consents shall be required.

●	Amendments to articles of incorporation: Any amendment to the US Holdco Amended and Restated Articles of Incorporation will be required to be approved by a majority of the US Holdco Board as well as, by the affirmative vote of the holders of a majority of the voting power present in person or represented by proxy at a meeting at which a quorum is present, voting together as a single class, except that liability of directors or officers, corporate opportunities, distributions, exclusive forms and waiver of jury trial, election to opt out of certain NRS provisions related to acquisitions of controlling interest and combinations with interested shareholders, approval of certain business combinations, plan of conversions pursuant to NRS 92A.105 must be approved by not less than two-thirds of the outstanding voting power, voting together as a single class.

The supermajority voting requirement shall not apply to any proposed amendment that has been approved by a majority of the entire US Holdco Board then in office prior to the submission of such transaction to a vote of the shareholders. In such event, such transaction shall require only such vote of the shareholders, if any, as is required by the NRS or the other provisions of US Holdco Charter Documents.

●	Amendment to the Bylaws: Any amendment to the US Holdco Bylaws will be required to be approved by either a majority of the US Holdco Board or not less than two-thirds of the voting power outstanding voting together as a single class.

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●	Opt-out: NRS 78.378 through NRS 78.3793 restrict certain shareholders who acquire a controlling interest (three ownership thresholds are set forth in NRS 78.3785) in a Nevada corporation from voting, unless the acquiring shareholder receives approval to vote from the majority of disinterested stockholders. If the acquiring shareholder receives approval from the disinterested shareholders, shareholders who did not vote in favour of such approval may dissent and receive fair value of their shares. US Holdco has elected to opt out of the terms and provisions of NRS 78.378 through NRS 78.3793.

●	NRS 78.411 through NRS 78.444 prohibit a Nevada corporation from engaging in a business combination specified in the statute with an interested shareholder (as defined in the statute) for a period of two (2) years after the date of the transaction in which the person first becomes an interested shareholder, unless the business combination is approved in advance by a majority of the independent directors or by the holders of at least two-thirds of the outstanding disinterested shares. US Holdco has elected to be governed by the terms and provisions of NRS 78.411 through NRS 78.444. See Annexure J for more information regarding takeover provisions in US law.

These provisions are designed to enhance the likelihood of continued stability in the composition of the US Holdco Board and its policies, to discourage certain types of transactions that may involve an actual or threatened acquisition of US Holdco and to reduce its vulnerability to an unsolicited acquisition proposal. These provisions are also designed to discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for US Holdco Shares and, as a consequence, they may also reduce fluctuations in the market price of US Holdco Shares that could result from actual or rumoured takeover attempts.

Exclusive forum selection clause

The US Holdco Amended and Restated Articles of Incorporation will provide that, unless US Holdco consents in writing to the selection of an alternative forum, and subject to applicable jurisdictional requirements, the sole and exclusive forum to the fullest extent permitted by law for: (1) any derivative action or proceeding brought on behalf of US Holdco; (2) any action asserting a breach of fiduciary duty owed by any current or former director, officer or controlling shareholder of US Holdco; (3) any action asserting a claim arising pursuant to any provision of NRS Title 7 or US Holdco Charter Documents, including any internal action (as defined in NRS 78.046 or any successor statute; or (4) any other action asserting a claim that is governed by the internal affairs doctrine, shall be the Eighth Judicial District Court of the State of Nevada, in Clark County, Nevada (the “Eighth Judicial District Court”) (or, if the Eighth Judicial District Court lacks jurisdiction over such action or proceeding, then another court of the State of Nevada or, if no court of the State of Nevada has jurisdiction, then the United States District Court for the District of Nevada). In addition, the US Holdco Amended and Restated Articles of Incorporation will provide that the sole and exclusive forum provision will not apply to claims arising under the US Securities Act, the Securities Exchange Act of 1934, as amended, or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction. Unless US Holdco consents in writing to the selection of an alternative forum, federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the US Securities Act. These provisions may have the effect of discouraging lawsuits against US Holdco or its directors or officers. Although the US Holdco Amended and Restated Articles of Incorporation contains the choice of forum provisions described above, it is possible that a court could find that such provisions are inapplicable for a particular claim or action or that such provisions are unenforceable.

The rights of US Holdco Listed Warrantholders will continue to be governed by the laws of the State of New York in accordance with the terms of the US Holdco Listed Warrants (mirroring the terms of the Listed Warrants).

8.10	Changes in financial reporting and reporting obligations

If the Schemes proceed, a different financial reporting regime will apply with respect to US Holdco’s accounts. US Holdco will not report under IFRS as Nova Minerals did, but will instead report in accordance with US Generally Accepted Accounting Principles (US GAAP).

Nova Minerals’ board of directors considers there is no reason to believe that there would be a material difference in reported results under the different accounting principles. The Board believes users of the accounts will continue to understand the content of the accounts after Nova Minerals changes from reporting under IFRS to reporting under US GAAP.

Financial reporting under US GAAP would be similar to that under IFRS, although several items would be classified differently and the required reporting timetable will be different.

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8.11	Reporting obligations of US Holdco following implementation of the Proposed Transaction

A detailed comparison of the reporting regimes in the US and Australia and how these differences may affect Nova Minerals’ accounts is set out in Annexure L. Nova Minerals Shareholders should note that the comparison in Annexure L is not an exhaustive statement of all relevant financial reporting principles and is intended as a general guide only.

In connection with the implementation of the Scheme and the listing of US Holdco Shares on the NYSE, US Holdco will become subject to the reporting requirements of the Exchange Act and will be required to file annual, quarterly and current reports, proxy statements and other information with the SEC in addition to its reporting requirements under the NYSE listing rules. Affiliates of US Holdco will also be subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act.

8.12	Use of funds

No funds are being raised under the Schemes.

8.13	Escrow

The Scheme Consideration will not be subject to escrow restrictions.

8.14	Employee incentive scheme

In connection with the re-domicile, the US Holdco Board will adopt the Nova Minerals Corp Equity Incentive Plan (the US Holdco Stock Plan).

The following summary of the US Holdco Stock Plan is qualified in its entirety by the specific language of the US Holdco Stock Plan. A copy of the US Holdco Stock Plan can be obtained by contacting Nova Minerals. All capitalised terms used in this Section 8.14 are as defined in the US Holdco Stock Plan unless otherwise stated.

(a)	General

The purpose of the US Holdco Stock Plan is to assist US Holdco in securing and retaining the services of eligible Award recipients to provide incentives to employees, directors and consultants and promote the long-term financial success of US Holdco and thereby increase shareholder value. The US Holdco Stock Plan permits the grant of stock options (both non-statutory stock options and incentive stock options), stock appreciation rights, restricted stock, restricted stock units, performance stock, performance units, and stock bonuses (collectively the Awards).

(b)	Authorised Shares

Subject to adjustment provisions in the US Holdco Stock Plan, the US Holdco Board may reserve an appropriate number of US Holdco Shares for issuance under the US Holdco Stock Plan and such US Holdco Shares may consist of authorised but unissued or reacquired shares or any combination thereof.

(c)	Share Counting

If an Award granted under the US Holdco Stock Plan expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, restricted stock units, performance stock and performance units, is forfeited to US Holdco due to the failure to vest, the unpurchased US Holdco Shares (or for Awards other than stock options or stock appreciation rights the forfeited US Holdco Shares) which were subject thereto will become available for future grant or sale under the US Holdco Stock Plan (unless the US Holdco Stock Plan has been terminated). With respect to stock options and stock appreciation rights, only shares issued pursuant thereto will cease to be available under the US Holdco Stock Plan; all remaining US Holdco Shares under stock options and stock appreciation rights will remain available for future grant or sale under the US Holdco Stock Plan (unless the US Holdco Stock Plan has been terminated). US Holdco Shares that have actually been issued under the US Holdco Stock Plan under any Award will not be returned to the US Holdco Stock Plan and will not become available for future distribution under the US Holdco Stock Plan; provided, however, that if US Holdco Shares issued pursuant to Awards of restricted stock, restricted stock units, performance stock, and performance units are forfeited to us due to the failure to vest, such US Holdco Shares will become available for future grant under the US Holdco Stock Plan. US Holdco Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award, which are not issued, will become available for future grant or sale under the US Holdco Stock Plan. To the extent an Award under the US Holdco Stock Plan is paid out in cash rather than US Holdco Shares, such US Holdco Shares will be available for future grants or sale under the US Holdco Stock Plan.

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(d)	Certain Adjustments

In the event that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalisation, stock split, reverse stock split, reorganisation, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of US Holdco Shares or other securities, or other change in corporate structure affecting the Shares of US Holdco occurs, the administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the US Holdco Stock Plan, will adjust the number and class of shares that may be delivered under the US Holdco Stock Plan and/or the number, class, and price of shares covered by each outstanding Award. In the event of a proposed dissolution or liquidation of US Holdco, the administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(e)	Administration

The US Holdco Board or a committee thereof has the authority to administer the US Holdco Stock Plan, provided that different committees may administer the US Holdco Stock Plan with respect to different groups of participants. The administrator’s authority includes the powers to, in its discretion: (i) designate participants; (ii) determine the type or types of Awards to be granted to a participant; (iii) determine the number of US Holdco Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the form of Award agreement and the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, US Holdco Shares, other securities, other Awards or other property, or cancelled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, US Holdco Shares, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant or of the administrator; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the US Holdco Stock Plan and any instrument or agreement relating to, or Award granted under, the US Holdco Stock Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the administrator shall deem appropriate for the proper administration of the US Holdco Stock Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, including, but not limited to, upon a qualifying termination; (x) to institute and determine the terms and conditions of an exchange program; provided, however, that the administrator shall not implement an exchange program without the approval of the holders of a majority of the US Holdco Shares that are present in person or by proxy and entitled to vote at any annual or special meeting of US Holdco’ shareholders; and (xi) make any other determination and take any other action that the administrator deems necessary or desirable for the administration. The administrator’s decisions, determinations and interpretations are final and binding on all participants and any other holders of Awards under the US Holdco Stock Plan.

(f)	Eligibility

Awards may be granted to employees, directors and other service providers of US Holdco or any present or future subsidiary corporation or other affiliated entity of US Holdco. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of US Holdco or any subsidiary corporation.

(g)	Stock Options

A stock option may be granted as an incentive stock option or a nonqualified stock option. The exercise price for an incentive stock option may not be less than the fair market value of the US Holdco Shares subject to the stock option on the date the stock option is granted (or less than 110% of the fair market value if the participant owns US Holdco Shares possessing more than 10% of the total combined voting power of all classes of Incannex US Shares of US Holdco or any affiliate, a Ten Percent Stockholder). Stock options will not be exercisable after the expiration of 10 years from the date of grant (or five years, in the case of an incentive stock option issued to a Ten Percent Stockholder). Each Award agreement will set forth the number of US Holdco Shares subject to each stock option, the vesting terms and the acceptable form of consideration for exercising the stock option, including the method of payment. As the administrator determines, such consideration may consist entirely of cash, check, promissory note, to the extent permitted by applicable laws, US Holdco Shares, cashless exercise, net exercise, such other consideration and method of payment to the extent permitted by applicable laws or any combination of the foregoing.

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(h)	Stock Appreciation Rights (‘SARs’)

A stock appreciation right, or SAR, is a right that entitles the participant to receive, in cash or US Holdco Shares or a combination thereof, as determined by the administrator, value equal to or otherwise based on the excess of (i) the fair market value of a specified number of US Holdco Shares at the time of exercise over (ii) the exercise price of the SAR, as established by the administrator on the date of grant. Upon exercising a SAR, a participant is entitled to receive the amount by which the fair market value of the US Holdco Shares at the time of exercise exceeds the exercise price of the SAR. SARs will not be exercisable after the expiration of 10 years from the date of grant. Each Award agreement will set forth the number of US Holdco Shares subject to the SAR. The vesting schedule applicable to any SAR, including any performance conditions, and other terms and conditions of any SAR will be as set forth in the Award agreement.

(i)	Restricted Stock and Restricted Stock Units

Restricted stock awards are the grant of US Holdco Shares of which issuance, retention, vesting and/or transferability is subject during specified periods of time to such conditions (including continued employment) and terms as the administrator deems appropriate. Restricted stock units, or RSUs, are an Award denominated in units under which the issuance of US Holdco Shares (or cash payment in lieu thereof) is subject to the satisfaction of such conditions (including continued employment) and terms as the administrator deems appropriate. Each Award agreement evidencing a grant of restricted stock or RSUs will set forth the terms and conditions of each Award, including vesting and forfeiture provisions, transferability and, if applicable, right to receive dividends or dividend equivalents. Generally, unless the administrator provides otherwise, holders of restricted stock will be entitled to receive all dividends and other distributions paid with respect to such US Holdco Shares, provided that if any such dividends or distributions are paid in US Holdco Shares, the US Holdco Shares will be subject to the same restrictions on transferability and forfeitability as the restricted stock with respect to which they were paid.

(j)	Performance Stock and Performance Units

Performance stock awards are the grant of US Holdco Shares, the issuance, retention, vesting and/or transferability of which is subject to the satisfaction of specific performance criteria set by the administrator at the time of grant. Performance units are an Award denominated in units under which the issuance of US Holdco Shares (or cash payment in lieu thereof) is subject to the satisfaction of specific performance criteria set by the administrator at the time of grant. Each Award agreement evidencing a grant of performance stock or performance units will set forth the terms and conditions of each Award, including the performance criteria, forfeiture provisions, transferability and, if applicable, right to receive dividends or dividend equivalents. Generally, unless the administrator provides otherwise, holders of performance stock will be entitled to receive all dividends and other distributions paid with respect to such US Holdco Shares, provided that if any such dividends or distributions are paid in US Holdco Shares, the US Holdco Shares will be subject to the same restrictions on transferability and forfeitability as the performance stock with respect to which they were paid.

(k)	Stock Bonuses

Stock bonuses are Awards payable in cash or US Holdco Shares, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment) and terms as the administrator deems appropriate. Each Award agreement evidencing a grant of a stock bonus will set forth the terms and conditions of each Award, including vesting and forfeiture provisions, transferability and, if applicable, right to receive dividends or dividend equivalents.

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(l)	Transferability of Awards

Unless determined otherwise by the administrator, Awards may not be sold, pledged, assigned, hypothecated, or otherwise transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the participant only by the participant.

(m)	Change in Control

Under the US Holdco Stock Plan, a Change in Control is defined to include a person acquiring more than 50% of the voting stock of US Holdco, a sale of substantially all its assets and a merger in which holders of US Holdco Shares do not own more than 50% of the voting stock of the combined business.

Unless provided otherwise in an Award agreement, or by written consent of the Participant if required, or other written agreement between a participant and US Holdco or an affiliate or by the US Holdco board of directors at the time of grant of an Award, in the event of a Change in Control (as defined in the US Holdco Stock Plan) the following may occur:

(i)	substitution or assumption of Awards by the successor company in a manner that substantially preserves the applicable terms of such Awards;

(ii)	acceleration of the exercisability or vesting of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of the Change in Control;

(iii)	modification of the terms of Awards to add events, conditions or circumstances (including termination of employment within a specified period after a Change in Control) upon which the exercisability or vesting of or lapse of restrictions thereon will accelerate;

(iv)	deeming any performance criteria satisfied at target, maximum or actual performance through closing or such other level determined by the administrator in its sole discretion, or providing for the performance measures to continue (as is or as adjusted by the administrator) after closing of the Change in Control;

(v)	providing that for a period prior to the Change in Control, stock options or SARs that would not otherwise become exercisable prior to the Change in Control will be exercisable as to all US Holdco Shares subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place after giving such notice for any reason whatsoever, the exercise will be null and void) and that any stock options or SARs not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the closing of the Change in Control; and

(vi)	cancelling any one or more outstanding Awards and causing to be paid to the participants, in cash, US Holdco Shares, other securities or other property, or any combination thereof, the value of such Awards, if any.

(n)	Withholding

Prior to the delivery of any US Holdco Shares or cash pursuant to an Award, US Holdco will have the power and right to deduct or withhold from any and all payments made under the US Holdco Stock Plan, or to require the participant to remit to US Holdco an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the participant’s US Federal Insurance Contributions Act obligations), if any, required by law to be withheld by US Holdco with respect to an Award or the US Holdco Shares acquired pursuant thereto.

(o)	Termination and Amendment, Term

The US Holdco board of directors may at any time amend, alter, suspend or terminate the US Holdco Stock Plan, provided that shareholder approval will be obtained for any US Holdco Stock Plan amendment to the extent necessary and desirable to comply with applicable laws. No amendment, alteration, suspension or termination of the US Holdco Stock Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the administrator. Termination of the US Holdco Stock Plan will not affect the administrator’s ability to exercise the powers granted to it under the US Holdco Stock Plan with respect to Awards granted under the Stock Plan prior to the date of such termination. The US Holdco Stock Plan will become effective upon its adoption by the US Holdco board of directors and, unless sooner terminated, will continue in effect for a term of 10 years from the effective date of the US Holdco Stock Plan.

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8.15	Corporate governance

As a Nevada entity listed on the NYSE, US Holdco will adopt corporate governance policies and new board committee charters in line with NYSE listing standards. US Holdco intends to adopt similar policies and charters as are currently in effect for Nova Minerals, with such changes as are necessary for US Holdco to comply with the rules applicable to United States companies listed on the NYSE or to be consistent with US market practice.

Pursuant to the NYSE listing rules, US Holdco will establish and adopt charters for its Audit Committee and Nominating and Governance Committee. US Holdco will also establish a Compensation Committee, the main functions of which are to review, approve and recommend the base salary, equity-based incentives and short-term incentive compensation for executive officers, approve all long-term equity incentives to employees, review US Holdco’s cash and stock-based incentive compensation plans to assess their effectiveness in meeting US Holdco’s goals and objectives and take other actions to meet its responsibilities as set out in its written charter. US Holdco may adopt other charters and policies as the US Holdco Board determines are necessary or appropriate.

US Holdco is committed to ensuring that its corporate governance systems comply with statutory and stock exchange requirements and to maintaining its focus on transparency, responsibility and accountability.

8.16	Intentions in relation to Nova Minerals and the Merged Group

The Board and the US Holdco Board’s current intentions for the business and employees of the Merged Group are set out below. The following statements are based on facts and information known to Nova Minerals at the time of preparing this Scheme Booklet that concern Nova Minerals as well as the general business environment.

(a)	Corporate matters

If the Share Scheme becomes Effective, US Holdco will own all of the Shares. The US Holdco Board intends to operate the business of the Nova Minerals Group in a manner consistent with past practice and as previously disclosed by Nova Minerals. US Holdco intends to continue to carry on the business and operations of the Nova Minerals Group without any material change.

(b)	Nasdaq, ASX, and NYSE listings

If the Proposed Transaction is implemented, the existing listing of Nova Minerals’ ordinary shares on ASX (as its primary listing) and its ADSs on Nasdaq (as its secondary listing) will be replaced with new listings of the common shares of US Holdco on NYSE (as its primary listing) and its CDIs on ASX (as its secondary listing). In particular, this means that Nova Minerals will be removed from the official lists of ASX and Nasdaq and, contemporaneously, the common shares of US Holdco will be listed on NYSE (as its primary listing) and its CDIs on ASX (as its secondary listing). With respect to a particular company, reference to a “primary listing” is usually to the stock exchange where most of its shares trade and means the company must comply with all of that stock exchange’s rules whereas a “secondary listing” means the stock exchange has provided waivers or exemptions from certain rules that conflict, or are inconsistent, with the rules of the primary listing or the laws of the jurisdiction where the company is incorporated.

If the Proposed Transaction is implemented, Nova Minerals Listed Nasdaq Warrants will be replaced by US Holdco Listed Warrants on NYSE which will entitled to receive US Holdco Shares upon exercise.

(c)	Dividend policy

Nova Minerals has not paid a dividend to its shareholders.

The US Holdco Board will review the amount of any future dividends to be paid to shareholders having regard to among other things, the Merged Group’s results of operations, financial condition and solvency and distributable reserves tests imposed by law and such other factors that the US Holdco Board may consider relevant. The US Holdco Directors only intend to commence the payment of dividends when it becomes commercially prudent to do so, if at all.

(d)	Governance

Subject to any changes required to comply with the laws of the State of Nevada and the US federal securities laws and US market practice, US Holdco intends to assume substantially similar corporate governance, disclosure, trading, diversity, audit, remuneration, independent professional advice, identification and risk management, ethical standards and other relevant policies as have currently been put in place by Nova Minerals.

US Holdco intends to hold annual general meetings for the Merged Group in the United States.

(e)	No other intentions

Other than as set out in this Scheme Booklet, US Holdco has no other intentions regarding:

(i)	the continuation of Nova Minerals’ business;

(ii)	any major change to Nova Minerals’ business, including any redeployment of Nova Minerals’ fixed assets; or

(iii)	the future employment of Nova Minerals’ present employees.

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9.	Risk factors

9.1	Introduction

If the Schemes are implemented, Share Scheme Participants (other than Ineligible Foreign Shareholders and Non-Electing Small Parcel Holders) will receive US Holdco CDIs or US Holdco Shares as the Share Scheme Consideration, and Listed Warrantholders will receive US Holdco Listed Warrants. As a consequence, Shareholders and Listed Warrantholders may be exposed to risk factors that could adversely affect the re-domiciled Merged Group’s business, operations, financial performance, cash flows and prospects which will consequently affect the price of such securities.

Shareholders and Listed Warrantholders should note that the risks they will be exposed to in respect of the assets, operations and general business of the Merged Group are materially the same risks that they are currently exposed to in relation to Nova Minerals Group’s existing business. This is because the Proposed Transaction re-domiciles the Nova Minerals Group to the United States and does not give effect to any material change to the nature or scope of the activity of the Nova Minerals Group. Some of these risks are outlined in Section 9.2.

There are, however, additional new risks that Shareholders who receive US Holdco CDIs may be exposed to which specifically relate to the change in jurisdiction to the United States. These risks are outlined in detail in Section 9.3 below. Shareholders and Listed Warrantholders should also note that there are certain implementation specific risks in relation to the Proposed Transaction. These are discussed in Section 9.4.

Although the Merged Group will have in place a number of strategies to minimise the exposure to, and mitigate the effects of, some of the risks outlined in this Section 9, there can be no assurance that such arrangements will protect the re-domiciled Merged Group fully from such risks.

The outline of risks in this Section is a summary only and should not be considered exhaustive. You should carefully consider the following risks as well as the other information contained in this Scheme Booklet before voting on the Scheme.

9.2	Risks related to Nova Minerals’ Business

The Company’s mineral resources may be significantly lower than expected.

Nova Minerals is in the exploration stage and its planned principal operations have not commenced.

There is currently no commercial production at the Estelle Project. However, the Company expects to complete its first gold pour in 2028, although there is no assurance that it will meet that timeframe and consummation of any such commercial production is subject to the risks described in this section.

Although the Company has commenced the requisite studies necessary to prepare and complete a Feasibility Study (FS) for its gold assets on the Project, such formal Feasibility Study has not yet been started and is not expected to be completed until 2026. As such, the Company’s estimated proven or probable gold mineral reserves, expected mine life and project economics cannot be determined as the exploration programs, additional drilling, economic assessments and requisite initial studies and pit (or mine) design optimizations have not yet been completed, and the actual mineral reserves may be significantly lower than expected. In addition, the Company has not yet completed the requisite drilling to establish a Mineral Resource Estimate (MRE) for antimony or other critical minerals at Estelle. You should not rely on the technical reports, preliminary economic assessments or feasibility studies, if and when completed and published, as indications that the Company will have successful commercial operations in the future. Even if the Company proves reserves on its property, it cannot guarantee that it is able to develop and market such reserves, or that such production will be profitable.

The estimation of mineral resources is not an exact science and depends upon a number of subjective factors. Any measured, indicated and inferred resource figures presented in this Scheme Booklet are estimates from the written reports of technical personnel and mining consultants who were contracted to assess the mining prospects. Resource estimates are a function of geological and engineering analyses that require us to forecast production costs, recoveries, and metals prices. The accuracy of such estimates depends on the quality of available data and of engineering and geological interpretation, judgment, and experience. Estimated inferred mineral resources may not be upgraded to indicated or measured or to probable or proved reserves, and any reserves may not be realized in actual production and our operating results may be negatively affected by inaccurate estimates.

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The Company’s Estelle Project only has estimated measured, indicated and inferred resources identified for gold, there are no known reserves on its property. In addition, the Company has not completed the requisite drilling to establish a MRE for antimony and other critical minerals at Estelle. There is no assurance that it can establish the existence of any mineral reserve on its property in commercially exploitable quantities. Until the Company can do so, it cannot earn any revenues from the property and if it does not do so the Company will lose all of the funds that it expends on exploration. If the Company does not discover any mineral reserve in a commercially exploitable quantity, the exploration component of its business could fail.

The Company has not established that its mineral property contains any mineral reserve according to recognized reserve guidelines, nor can there be any assurance that it is able to do so. In addition, the Company has not yet commenced the requisite drilling to establish a MRE for antimony or other critical minerals at Estelle. There is a probability that the Company’s mineral property does not contain any “reserves” and any funds that it spends on exploration could be lost. Even if the Company does eventually discover mineral reserves on its property, there can be no assurance that such reserves can be developed into producing mines to extract those minerals. Both mineral exploration and development involve a high degree of risk and few mineral properties which are explored are ultimately developed into producing mines.

The commercial viability of an established mineral deposit will depend on a number of factors including, by way of example, the size, grade and other attributes of the mineral deposit, the proximity of the mineral deposit to infrastructure such as a smelter, roads and a point for shipping, government regulation and market prices. Most of these factors will be beyond the Company’s control, and any of them could increase costs and make extraction of any identified mineral deposit unprofitable.

The Company has no history of producing metals from its current mineral property and there can be no assurance that the Company will successfully establish mining operations or profitably produce precious metals.

The Company has no history of producing metals from its current mineral property. At present it does not produce gold, antimony or other critical minerals and does not currently generate operating earnings. While the Company seeks to move its projects into production, such efforts will be subject to all of the risks associated with establishing new mining operations and business enterprises, including:

●	the timing and cost, which are considerable, of the construction of mining and processing facilities;

●	the ability to find sufficient gold, antimony, or other critical mineral reserves to support a profitable mining operation;

●	the availability and costs of skilled labour and mining equipment;

●	compliance with environmental and other governmental approval and permit requirements;

●	the availability of funds to finance construction and development activities;

●	potential opposition from non-governmental organizations, environmental groups, local groups or local inhabitants that may delay or prevent development activities; and

●	potential increases in construction and operating costs due to changes in the cost of labor, fuel, power, materials and supplies.

The costs, timing and complexities of mine construction and development may be increased by the remote location of its property. It is common in new mining operations to experience unexpected problems and delays during construction, development and mine start-up. In addition, the Company’s management will need to be expanded. This could result in delays in the commencement of mineral production and increased costs of production. Accordingly, the Company is unable to assure you that its activities will result in profitable mining operations or that they will successfully establish mining operations.

Any material changes in mineral resource/reserve estimates and grades of mineralization will affect the economic viability of placing a property into production and a property’s return on capital.

As the Company has not completed feasibility studies on any of its properties and has not commenced actual production, mineralization resource estimates may require adjustments or downward revisions. In addition, the grade of ore ultimately mined, if any, may differ from that indicated by the Company’s feasibility studies and drill results. Minerals recovered in small scale tests may not be duplicated in large scale tests under on-site conditions or in production scale.

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The resource estimates that are contained in this Scheme Booklet or that the Company may calculate in the future will have been determined based on assumed future prices, cut-off grades and operating costs that may prove to be inaccurate. Any material reductions in estimates of mineralization, or of the Company’s ability to extract this mineralization, could have a material adverse effect on its share price and the value of its property.

The profitability of the Company’s operations, and the cash flows generated by the Company’s operations, are affected by changes in the market price for gold and antimony, both of which in the past have fluctuated widely.

Substantially most of the Company’s revenues and cash flows will come from the sale of gold and potentially antimony if it enters into the production stage. Historically, the market prices for both gold and antimony have fluctuated widely and have been affected by numerous factors over which the Company has no control, including:

●	the demand for gold for industrial uses and for use in jewellery;

●	the demand for antimony products;

●	international or regional political and economic trends;

●	the strength of the US dollar, the currency in which gold prices generally are quoted, and of other currencies;

●	financial market expectations regarding the rate of inflation;

●	interest rates;

●	speculative activities;

●	actual or expected purchases and sales of gold bullion holdings by central banks or other large gold bullion holders or dealers;

●	hedging activities by gold producers; and

●	the production and cost levels for gold in major gold-producing nations.

In addition, the current demand for, and supply of, gold affects the price of gold, but not necessarily in the same manner as current demand and supply affect the prices of other commodities. Historically, gold has tended to retain its value in relative terms against basic goods in times of inflation and monetary crisis. As a result, central banks, financial institutions, and individuals hold large amounts of gold as a store of value, and production in any given year constitutes a very small portion of the total potential supply of gold. Since the potential supply of gold is largely relative to mine production in any given year, normal variations in current production will not necessarily have a significant effect on the supply of gold or its price.

If gold and/or antimony prices fall below and remain below the Company’s cost of production for any sustained period, it may experience losses and may be forced to curtail or suspend some or all of its mining operations. In addition, the Company also has to assess the economic impact of low prices on the ability to recover any losses it may incur during that period and on the ability to maintain adequate reserves.

The Company’s success depends on the exploration development and operation of the Estelle Project, an exploration stage project.

At present, the Company’s only mineral property is the interest that it holds in the Estelle Project, which is in the exploration stage. Unless it acquires or develops additional mineral properties, the Company is solely dependent upon this property and its future success will be largely driven by the ability to explore and develop the Estelle Project successfully, including the results of such exploration and development efforts. If no additional mineral properties are acquired by the Company, any adverse development affecting the Company’s operations and further exploration or development of the Estelle Project may have a material adverse effect on its financial condition and results of operations.

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The Company does not operate any mines and the development of the Company’s mineral project into a mine is highly speculative in nature, may be unsuccessful and may never result in the development of an operating mine.

The Estelle Project is at the exploration stage and is without identified mineral reserves. The Company does not have any interest in any mining operations or mines in development.

Mineral exploration and mine development are highly speculative in nature, involve many uncertainties and risks and are frequently unsuccessful. Mineral exploration is performed to demonstrate the dimensions, position and mineral characteristics of mineral deposits, estimate mineral resources, assess amenability of the deposit to mining and processing scenarios and estimate potential deposit size. Once mineralization is discovered, it may take a number of years from the initial exploration phases before mineral development and production is possible, during which time the potential feasibility of the project may change adversely.

Mineralization may not be economic to mine. A significant number of years, several studies, and substantial expenditures are typically required to establish economic mineralization in the form of proven mineral reserves and Probable Mineral Reserves, to determine processes to extract the metals and, if required, to construct mining, processing, and tailing facilities and obtain the rights to the land and the resources (including capital) required to develop the mining operation.

In addition, if the Company discovers mineralization that becomes a mineral reserve, it will take several years to a decade or more from the initial phases of exploration until production is possible. During this time, the economic feasibility of production may change. As a result of these uncertainties, the Company may not be able to successfully develop a commercially viable producing mine.

In addition, whether developing a producing mine is economically feasible will depend upon numerous additional factors, most of which are beyond the Company’s control, including the availability and cost of required development capital and labour, movement in the price of commodities, securing and maintaining title to mineral and other property rights as well as obtaining all necessary consents, permits and approvals for the development of the mine. The economic feasibility of development projects is based upon many factors, including the accuracy of mineral resource and mineral reserve estimates; metallurgical recoveries; capital and operating costs; government regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting and environmental protection; and metal prices, which are highly volatile. Development projects are also subject to the successful completion of feasibility studies, issuance of necessary governmental permits and availability of adequate financing. Any of these factors may result in the Company being unable to successfully develop a commercially viable operating mine.

The Company may not be able to obtain all required permits and licenses to place any of its properties into future production.

The Company may not be able to obtain all required permits and licenses to place any of its properties into production. The Company’s future operations may require permits from various governmental authorities and will be governed by laws and regulations governing prospecting, development, mining, production, export, taxes, labour standards, occupational health, waste disposal, land use, environmental protections, mine safety and other matters. There can be no guarantee that the Company will be able to obtain all necessary licenses, permits and approvals that may be required to undertake exploration activity or commence construction or operation of mine facilities at the Estelle Project. Additionally, there can be no assurance that all permits and licenses the Company may require for future exploration or possible future development will be obtainable at all or on reasonable terms.

Mining and exploration activity is also subject to various laws and regulations relating to the protection of the environment. Although the Company believes that its exploration activities are currently carried out in accordance with all of the applicable rules and regulations, no assurance can be given that new rules and regulations will not be enacted or that existing rules and regulations will not be applied in a manner that could limit or curtail the production or development of the Estelle Project. Amendments to current laws and regulations governing the Company’s operations and activities or a more stringent implementation thereof could have a material adverse effect on its business, financial condition and results of operations.

Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, the installation of additional equipment, or remedial actions. Parties engaging in mining operations may be required to compensate those suffering loss or damage by reason of mining activities and may be subject to civil or criminal fines or penalties for violations of applicable laws or regulations.

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Amendments to current laws, regulations and permits governing operations and activities of mining companies, or a more stringent implementation thereof, could have a material adverse impact on the Company and cause increases in exploration expenses, capital expenditures or production costs, reduction in the levels of production at producing properties, or abandonment or delays in development of new mining properties.

The development of the Estelle Project or any other projects the Company may acquire in the future into an operating mine will be subject to all of the risks associated with establishing and operating new mining operations.

If the development of the Estelle Project or any other projects the Company may acquire in the future is found to be economically feasible and it seeks to develop an operating mine, the development of such a mine will require obtaining permits and financing the construction and operation of the mine itself, processing plants and related infrastructure. As a result, the Company will be subject to certain risks associated with establishing new mining operations, including:

●	uncertainties in timing and costs, which can be highly variable and considerable in amount, of the construction of mining and processing facilities and related infrastructure;

●	the Company may find that skilled labour, mining equipment and principal supplies needed for operations, including explosives, fuels, chemical reagents, water, power, equipment parts and lubricants are unavailable or available at costs that are higher than anticipated;

●	the Company will need to obtain necessary environmental and other governmental approvals and permits and the receipt of those approvals and permits may be delayed or extended beyond what we anticipated, or that the approvals and permits may contain conditions and terms that materially impact our ability to operate a mine;

●	the Company may not be able to obtain the financing necessary to finance construction and development activities or such financing may be on terms and conditions costlier than anticipated, which may make mine development activities uneconomic;

●	the Company may suffer industrial accidents as part of building or operating a mine that may subject it to significant liabilities;

●	the Company may suffer mine failures, shaft failures or equipment failures which delay, hinder or halt mine development activities or mining operations;

●	the Company’s mining projects may suffer from adverse natural phenomena such as inclement weather conditions, floods, droughts, rockslides and seismic activity;

●	the Company may discover unusual or unexpected geological and metallurgical conditions that could cause it to have to revise or modify mine plans and operations in a materially adverse manner; and

●	the development or operation of our mines may become subject to opposition from nongovernmental organizations, environmental groups or local groups, which may delay, prevent, hinder or stop development activities or operations.

In addition, the Company may find that the costs, timing and complexities of developing the Estelle Project or any other future projects to be greater than anticipated. Cost estimates may increase significantly as more detailed engineering work is completed on a project. It is common in mining operations to experience unexpected costs, problems and delays during construction, development and mine start-up. Accordingly, the Company’s activities may not result in profitable mining operations at its mineral properties.

The Company’s growth strategy and future exploration and development efforts may be unsuccessful.

In order to grow its business and pursue its long-term growth strategy, the Company may seek to acquire additional mineral interests or merge with or invest in new companies or opportunities. A failure to make acquisitions or investments may limit the Company’s growth. In pursuing acquisition and investment opportunities, the Company faces competition from other companies having similar growth and investment strategies, many of which may have substantially greater resources than it. Competition for these acquisitions or investment targets could result in increased acquisition or investment prices, higher risks and a diminished pool of businesses, services or products available for acquisition or investment. Additionally, if the Company loses or abandon its interest in any of its mineral projects, there is no assurance that it will be able to acquire another mineral property of merit or that such an acquisition would be approved by applicable regulators.

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Legislation has been proposed that would significantly affect the mining industry and the Company’s business.

In recent years, members of the United States Congress have repeatedly introduced bills which would supplant or alter the provisions of the Federal Resource Conservation and Recovery Act (the “U.S. General Mining Law”). If adopted, such legislation, among other things, could eliminate or greatly limit the right to a mineral patent, impose federal royalties on mineral production from unpatented mining claims located on U.S. federal lands, result in the denial of permits to mine after the expenditure of significant funds for exploration and development, reduce estimates of mineral reserves and reduce the amount of future exploration and development activity on U.S. federal lands, all of which could have a material and adverse effect on the Company’s ability to operate and its cash flow, results of operations and financial condition.

The Company’s activities are subject to environmental laws and regulations that may increase its costs of doing business and restrict our operations.

The Company’s activities are subject to environmental regulations in the jurisdiction in which it operates. Environmental legislation generally provides for restrictions and prohibitions on spills, releases or emissions into the air, discharges into water, management of waste, management of hazardous substances, protection of natural resources, antiquities and endangered species and reclamation of lands disturbed by mining operations. Certain types of operations require the submission and approval of environmental impact assessments. Environmental legislation is evolving in a manner involving stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. Compliance with environmental laws and regulations and future changes in these laws and regulations may require significant capital outlays, cause material changes or delays in the Company’s current and planned operations and future activities and reduce the profitability of operations. It is possible that future changes in these laws or regulations could have a significant adverse impact on the Estelle Project or some portion of the Company’s business, causing it to re-evaluate those activities at that time.

Examples of current U.S. federal laws which may affect the Company’s current operations and may impact future business and operations include, but are not limited to, the following:

●	The Comprehensive Environmental, Response, Compensation, and Liability Act (“CERCLA”), and comparable state statutes, impose strict, joint and several liability on current and former owners and operators of sites and on persons who disposed of or arranged for the disposal of hazardous substances found at such sites. It is not uncommon for the government to file claims requiring cleanup actions, demands for reimbursement for government-incurred cleanup costs, or natural resource damages, or for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by hazardous substances released into the environment. The U.S. General Mining Law, and comparable state statutes, govern the disposal of solid waste and hazardous waste and authorize the imposition of substantial fines and penalties for noncompliance, as well as requirements for corrective actions. CERCLA, RCRA and comparable state statutes can impose liability for clean-up of sites and disposal of substances found on exploration, mining and processing sites long after activities on such sites have been completed.

●	The Clean Air Act (“CAA”) restricts the emission of air pollutants from many sources, including mining and processing activities. The Company’s mining operations may produce air emissions, including fugitive dust and other air pollutants from stationary equipment, storage facilities and the use of mobile sources such as trucks and heavy construction equipment, which are subject to review, monitoring or control requirements under the CAA and state air quality laws. New facilities may be required to obtain permits before work can begin, and existing facilities may be required to incur capital costs in order to remain in compliance. In addition, permitting rules may impose limitations on our production levels or result in additional capital expenditures in order to comply with the regulations.

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●	The National Environmental Policy Act (“NEPA”) requires federal agencies to integrate environmental considerations into their decision-making processes by evaluating the environmental impacts of their proposed actions, including issuance of permits to mining facilities, and assessing alternatives to those actions. If a proposed action could significantly affect the environment, the agency must prepare a detailed statement known as an Environmental Impact Statement (“EIS”). The U.S. Environmental Protection Agency (“EPA”), other federal agencies, and any interested third parties will review and comment on the scoping of the EIS and the adequacy of and findings set forth in the draft and final EIS. The Company will be required to undertake the NEPA process for the Estelle Project permitting. The NEPA process can cause delays in issuance of required permits or result in changes to a project to mitigate its potential environmental impacts, which can in turn impact the economic feasibility of a proposed project or the ability to construct or operate the Estelle Project or other properties and may make them entirely uneconomic.

●	The Clean Water Act (“CWA”), and comparable state statutes, impose restrictions and controls on the discharge of pollutants into waters of the United States. The discharge of pollutants into regulated waters is prohibited, except in accordance with the terms of a permit issued by the EPA or an analogous state agency. The CWA regulates storm water mining facilities and requires a storm water discharge permit for certain activities. Such a permit requires the regulated facility to monitor and sample storm water run-off from its operations. The CWA and regulations implemented thereunder also prohibit discharges of dredged and fill material in wetlands and other waters of the United States unless authorized by an appropriately issued permit. The CWA and comparable state statutes provide for civil, criminal and administrative penalties for unauthorized discharges of pollutants and impose liability on parties responsible for those discharges for the costs of cleaning up any environmental damage caused by the release and for natural resource damages resulting from the release.

●	The Safe Drinking Water Act (“SDWA”) and the Underground Injection Control (“UIC”) program promulgated thereunder, regulate the drilling and operation of subsurface injection wells. The EPA directly administers the UIC program in some states and in others the responsibility for the program has been delegated to the state. The program requires that a permit be obtained before drilling a disposal or injection well. Violation of these regulations or contamination of groundwater by mining related activities may result in fines, penalties, and remediation costs, among other sanctions and liabilities under the SDWA and state laws. In addition, third party claims may be filed by landowners and other parties claiming damages for alternative water supplies, property damages and bodily injury.

The Company may be unsuccessful in obtaining necessary permits to explore, develop or mine the Estelle Project in a timely manner or at all.

The State of Alaska requires that an Application for Permit to Mine in Alaska (“APMA”) be submitted to obtain permits for all exploration, mining, or transportation of equipment and maintaining a camp. These permits are reviewed by related state and federal agencies that can comment on and require specific changes to proposed work plans to minimize impacts on the environment.

Any failure to obtain permits and other governmental approvals could delay or prevent the Company from completing contemplated activities as planned which could negatively impact its financial condition and results of operations.

Mining and project development is inherently risky and subject to conditions or events some of which will be beyond the Company’s control, and which could have a material adverse effect on its business.

The Company’s activities relating to the exploration and development of the Estelle Project and any other projects it may acquire in the future are subject to hazards and risks inherent in the mining industry. These risks include, but are not limited to, rock falls, rock bursts, collapses, seismic activity, flooding, environmental pollution, mechanical equipment failure, facility performance issues, and periodic disruption due to inclement or hazardous weather conditions. Such risks could result in personal injury or fatality, damage to equipment or infrastructure, environmental damage, delays, suspensions or permanent cessation of activities, monetary losses and possible legal liability.

The Company’s mining, processing, development and exploration activities depend on adequate infrastructure. Mining, processing, development and exploration activities depend, to one degree or another, on adequate infrastructure. Reliable roads, bridges, power sources and water supply are important determinants that affect capital and operating costs. Unusual or infrequent weather phenomena, sabotage and government or other interference in the maintenance or provision of such infrastructure could adversely affect the Company’s operations, financial condition and results of operations.

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The validity of the Company’s title to the Estelle Project and future mineral properties may be disputed by others claiming title to all or part of such properties.

The acquisition of title to mineral properties is a very detailed and time-consuming process. Title to, and the area of mineral concessions may be disputed. Although the Company believes they have taken reasonable measures to ensure proper title to its interests in its properties, there is no guarantee that title to any such properties will not be challenged or impaired. Third parties may have valid claims underlying portions of our interests, including prior unregistered liens, agreements, transfers or claims and title may be affected by, among other things, undetected defects. In addition, the Company may be unable to operate on such properties as permitted or to enforce its rights with respect to such properties.

The Company may rely on third-party contractors.

As the Company continues with the exploration and advancement of the Estelle Project and any other projects it may acquire in the future, timely and cost-effective completion of work will depend largely on the performance of its contractors. If any of these contractors or consultants do not perform to accepted or expected standards, the Company may be required to hire different contractors to complete tasks, which may impact schedules and add costs to the Estelle Project and any other projects it may acquire in the future, and in some cases, lead to significant risks and losses. A major contractor default or the failure to properly manage contractor performance could have an adverse effect on the Company’s results.

The Company relies on information technology systems and any inadequacy, failure, interruption or security breaches of those systems may harm its reputation and ability to effectively operate their business.

The Company’s operations depend on information technology (“IT”) systems. These IT systems could be subject to network disruptions caused by a variety of sources, including computer viruses, security breaches and cyber-attacks, as well as disruptions resulting from incidents such as cable cuts, damage to physical plants, natural disasters, terrorism, fire, power loss, vandalism and theft. The Company’s operations also depend on the timely maintenance, upgrade and replacement of networks, equipment, IT systems and software, as well as pre-emptive expenses to mitigate the risks of failures. Any of these and other events could result in IT system failures, delays and/or increase in capital expenses. The failure of IT systems or a component of information systems could, depending on the nature of any such failure, adversely impact the Company’s reputation and results of operations.

Although to date the Company has not experienced any material losses relating to cyber-attacks or other information security breaches, there is no assurance that it will not incur such losses in the future. The Company’s risk and exposure to these matters is unable to be fully mitigated because of, among other things, the evolving nature of these threats. As a result, cyber security and the continued development and enhancement of controls, processes and practices designed to protect systems, computers, software, data and networks from attack, damage or unauthorized access remain a priority. As cyber threats continue to evolve, the Company may be required to expend additional resources to continue to modify or enhance protective measures or to investigate and remediate any security vulnerabilities.

The mining industry is intensely competitive in all of its phases, and the Company competes with many companies possessing greater financial and technical resources.

The mining industry is intensely competitive in all of its phases, and the Company competes with many companies possessing greater financial and technical resources. Competition in the precious metals mining industry is primarily for: (i) mineral rich properties that can be developed and produced economically; (ii) technical expertise to find, develop, and operate such properties; (iii) labour to operate the properties; and capital for the purpose of funding such properties. Many competitors not only explore for and mine precious metals but conduct refining and marketing operations on a global basis. Such competition may result in being unable to acquire desired properties, to recruit or retain qualified employees or to acquire the capital necessary to fund its operations and develop mining properties. Existing or future competition in the mining industry could materially adversely affect the Company’s prospects for mineral exploration and success in the future.

The Company may be adversely affected by the effects of inflation.

Although inflation in the United States has been relatively low in recent years, it rose significantly beginning in the second half of 2021. This is primarily believed to be the result of the economic impact from global armed conflict and the COVID-19 pandemic, including the effects of global supply chain disruptions, strong economic recovery and associated widespread demands for goods and government stimulus packages, among other factors. The existence of inflation in the economy has resulted in, and may continue to result in, higher interest rates and capital costs, shipping costs, supply shortages, increased costs of labour, weakening exchange rates, and other similar effects. The Company’s ability to conduct exploration of the Estelle Project is dependent on the acquisition of goods and services at a reasonable cost, such as drilling equipment and skilled labour, assay laboratory testing in a timeframe that allows it to execute on follow-up exploration phases expeditiously, and aircraft (fixed wing and helicopter) charter service availability to mobilize labour, position equipment and supply exploration campaigns. If the Company is unable to take effective measures in a timely manner to mitigate the impact of the inflation, the scope of its exploration of the Estelle Project may decrease and its business, financial condition, and results of operations could be adversely affected.

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Changes to United States tariff and import/export regulations may have a material adverse effect on the Company’s business, financial condition and results of operations.

The United States has recently enacted and proposed to enact significant new tariffs. Additionally, President Trump has directed various federal agencies to further evaluate key aspects of U.S. trade policy and there has been ongoing discussion and commentary regarding potential significant changes to U.S. trade policies, treaties and tariffs. There continues to exist significant uncertainty about the future relationship between the U.S. and other countries with respect to such trade policies, treaties and tariffs. These developments, or the perception that any of them could occur, may have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global trade and, in particular, trade between the impacted nations and the U.S. Any of these factors could depress economic activity and restrict the Company’s access to suppliers or customers and have a material adverse effect on its business, financial condition and results of operations.

The Company’s current operations may be materially adversely affected by current global geopolitical conditions resulting from the ongoing Russia-Ukraine conflict, the Israel-Hamas conflict, the escalating military conflict involving the United States, Israel and Iran, the resumption of Houthi attacks on Red Sea shipping, and other hostilities in the Middle East region and globally.

The United States and global markets are experiencing volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict, the Israel-Hamas conflict, the escalating military conflict between the United States, Israel and Iran, and other hostilities in the Middle East region and globally. In response to the ongoing Russia-Ukraine conflict, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication (SWIFT) payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, increasing geopolitical tensions among a number of nations.

In addition to the Russia-Ukraine conflict and the Israel-Hamas conflict, the geopolitical landscape has been significantly affected by the escalation of hostilities between the United States, Israel and Iran. Following prior exchanges of strikes between Israel and Iran in 2024 and a twelve-day conflict involving U.S. and Israeli strikes on Iranian nuclear facilities and military sites in June 2025, the United States and Israel launched a large-scale joint military operation against Iran beginning on February 28, 2026. The operation has targeted Iranian military infrastructure, nuclear program assets, senior government and military officials. Iran has responded with retaliatory missile and drone strikes against targets in Israel and U.S. military installations across the Persian Gulf region, including in Bahrain, Jordan, Kuwait and Qatar. This conflict represents a material escalation in regional instability, the full scope, duration and consequences of which remain highly uncertain.

The U.S.-Israel-Iran conflict has had immediate and substantial effects on global trade, energy markets and financial markets. Iran’s Islamic Revolutionary Guard Corps has effectively closed the Strait of Hormuz — through which approximately 20% of global seaborne oil trade transits — to commercial shipping, leading major container carriers and tanker operators to suspend transits and reroute vessels. Concurrently, Iran-backed Houthi forces in Yemen have announced a resumption of attacks on commercial shipping in the Red Sea and the Bab el-Mandeb Strait, creating a dual chokepoint crisis that has disrupted global shipping lanes. Major shipping companies have suspended operations through both maritime corridors and rerouted vessels around the Cape of Good Hope, significantly increasing transit times and freight costs and disrupting global supply chains. War risk insurance for the Strait of Hormuz has been withdrawn or repriced at prohibitive levels, and airspace closures across multiple Gulf states have grounded thousands of flights. Brent crude oil prices have surged, and analysts have projected prices could reach $100 per barrel or higher if supply disruptions persist. Global stock markets have experienced significant declines, with indices in Asia, Europe and the United States falling sharply, and safe-haven assets such as gold and U.S. Treasuries have seen increased demand. The conflict has also prompted heightened sanctions enforcement activity and new compliance risks across financial markets.

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The invasion of Ukraine by Russia, the Israel-Hamas conflict, the U.S.-Israel-Iran conflict, other hostilities in the Middle East region and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, Israel and its neighboring states, Iran and other countries have created global security concerns that could have a lasting impact on regional and global economies. Although the length and impact of these ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices (including oil and natural gas), credit and capital markets, as well as supply chain interruptions, disruption of critical maritime trade routes, increased shipping and insurance costs, energy supply shocks, inflationary pressures, increased cyber-attacks against U.S. companies and increased defense spending. Additionally, any resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

The extent and duration of the ongoing conflicts, resulting sanctions and any related market disruptions are impossible to predict, but could be substantial, particularly if current or new sanctions continue for an extended period of time, if geopolitical tensions result in expanded military operations on a global scale, or if critical maritime chokepoints such as the Strait of Hormuz and the Bab el-Mandeb Strait remain disrupted for a prolonged period. Any such disruptions may also have the effect of heightening many of the other risks described in this section.

Any of the above-mentioned factors could affect the Company’s business, prospects, financial condition and operating results. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions may also magnify the impact of other risks described in this Scheme Booklet. If the Company fails to maintain effective internal controls over financial reporting, the price of securities may be adversely affected.

If the Company fails to maintain effective internal controls over financial reporting, the price of securities may be adversely affected.

The Company may fail to maintain the adequacy of its internal controls over financial reporting as such standards are modified, supplemented or amended from time to time, and it is unable to ensure that it will conclude on an ongoing basis that it has effective internal controls over financial reporting. The Company’s failure to satisfy the requirements of applicable legislation on an ongoing, timely basis could result in the loss of investor confidence in the reliability of its financial statements, which in turn could harm its business and negatively impact the trading price and market value of its shares or other securities. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm the Company’s operating results or cause it to fail to meet its reporting obligations.

The Company may fail to maintain the adequacy of its disclosure controls. Disclosure controls and procedures are designed to ensure that the information required to be disclosed by us in reports filed with securities regulatory agencies is recorded, processed, summarized and reported on a timely basis and is accumulated and communicated to our management, as appropriate, to allow timely decisions regarding required disclosure.

No evaluation can provide complete assurance that our financial and disclosure controls will detect or uncover all failures of persons within the company to disclose material information otherwise required to be reported. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance with respect to the reliability of financial reporting and financial statement preparation. The effectiveness of the Company’s controls and procedures could also be limited by simple errors or faulty judgements.

The Company’s results of operations could be affected by currency fluctuations.

The Company maintains accounts in currencies including the United States dollars and Australian dollars. It conducts its business using both these currencies depending on the location of the operations in question and the payment obligations involved. Accordingly, the results of the Company’s operations are subject to currency exchange risks. To date, the Company has not engaged in any formal hedging program to mitigate these risks. The fluctuations in currency exchange rates may significantly impact the Company’s financial position and results of operations in the future.

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The Company is dependent on key personnel and the absence of any of these individuals could adversely affect our business. It may experience difficulty attracting and retaining qualified personnel.

The Company’s success is or will be dependent on a relatively small number of key management personnel, employees and consultants. Such skills and knowledge include the areas of permitting, geology, drilling, metallurgy, logistical planning, engineering and implementation of exploration programs, as well as finance and accounting. The loss of the services of one or more of such key management personnel could have a material adverse effect on the Company’s business. The Company’s ability to manage its exploration and future development activities, and hence overall success, will depend in large part on the efforts of these individuals. The Company faces intense competition for qualified personnel, and there can be no assurance that it is able to attract and retain such personnel.

Litigation or legal proceedings could expose the Company to significant liabilities and have a negative impact on the Company’s reputation or business.

From time to time, the Company may be party to various claims and litigation proceedings. All industries, including the mining industry, are subject to legal claims, with and without merit. Defence and settlement costs of legal claims can be substantial, even with respect to claims that have no merit. Due to the inherent uncertainty of the litigation process, the resolution of any particular legal proceeding to which the Company may become subject to could have a material effect on its financial position, results of operations or its mining, project development operations and may divert its management’s attention.

Certain of the Company’s directors and officers also serve as directors and officers of other companies involved in natural resource exploration and development, which may cause them to have conflicts of interest.

Certain of the Company’s directors and officers also serve as directors and/or officers of other companies involved in natural resource exploration and development and, consequently, there exists the possibility for such directors and officers to be in a position of conflict.

The Company expects that any decision made by any of such directors and officers involving its business will be made in accordance with their duties and obligations to deal fairly and in good faith with a view to the best interests of the Company and its shareholders , but there is no assurance in this regard.

There will be significant hazards associated with the Company’s mining activities, some of which may not be fully covered by insurance. To the extent the Company must pay the costs associated with such risks, its business may be negatively affected.

In the course of exploration, development and production of mineral properties, certain risks, and in particular, unexpected or unusual geological operating conditions including rock bursts, cave-ins, fires, flooding and earthquakes may occur. Such occurrences could result in damage to mineral properties or facilities thereon, personal injury or death, environmental damage to our properties or the properties of others, delays in mining, monetary losses and possible legal liability.

Although the Company maintains insurance to protect against certain risks in such amounts as it considers reasonable, the Company’s insurance does not cover all of the potential risks associated with its operations. It may also be unable to maintain insurance to cover certain risks at economically feasible premiums. In addition, insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Should such liabilities arise, they could reduce or eliminate any future profitability and result in increasing costs and a decline in the value of the Company’s securities.

Moreover, insurance against risks such as environmental pollution or other hazards as a result of exploration and production is not generally available to companies in the mining industry on acceptable terms. As a result, the Company may become subject to liability for pollution or other hazards that may not be insured against. Losses from these events may cause the Company to incur significant costs that could have a material adverse effect upon its financial performance and results of operations.

Capital and operating cost estimates made in respect of the Company’s current and future development projects and mines may not prove to be accurate.

Capital and operating cost estimates made in respect of the Company’s current and future development projects and mines may not prove to be accurate. Capital and operating costs are estimated based on the interpretation of geological data, feasibility studies, anticipated climatic conditions and other factors. Any of the following events, among the other events and uncertainties described herein, could affect the ultimate accuracy of such estimates: (i) unanticipated changes in grade and tonnage of ore to be mined and processed; (ii) incorrect data on which engineering assumptions are made; (iii) delay in construction schedules and unanticipated transportation costs; (iv) the accuracy of major equipment and construction cost estimates; (v) labour negotiations; (vi) changes in government regulation (including regulations regarding prices, cost of consumables, royalties, duties, taxes, permitting and restrictions on production quotas on exportation of minerals); and (vii) title claims.

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Joint ventures and other partnerships may expose the Company to risks.

The Company may enter into joint ventures or partnership arrangements with other parties in relation to the exploration, development and production of the property in which it has an interest. Joint ventures can often require unanimous approval of the parties to the joint venture or their representatives for certain fundamental decisions such as an increase or reduction of registered capital, merger, division, dissolution, amendments of constating documents, and the pledge of joint venture assets, which means that each joint venture party may have a veto right with respect to such decisions which could lead to a deadlock in the operations of the joint venture. Further, the Company may be unable to exert control over strategic decisions made in respect of such properties. Any failure of such other companies to meet their obligations to the Company or to third parties, or any disputes with respect to the parties’ respective rights and obligations, could have a material adverse effect on the joint ventures or the property and therefore could have a material adverse effect on its results of operations, financial performance and cash flows.

Failure to comply with federal, state and/or local laws and regulations could adversely affect the Company’s business.

The Company’s mining operations are subject to various laws and regulations governing exploration, development, production, taxes, labour standards and occupational health, mine safety, protection of endangered and protected species, toxic substances and explosives use, reclamation, exports, price controls, waste disposal and use, water use, forestry, land claims of local people, and other matters. This includes periodic review and inspection of the Company’s property that may be conducted by applicable regulatory authorities.

Although the exploration activities on its property has been, and is expected to continue to be, carried out in accordance with all applicable laws and regulations, there is no guarantee that new laws and regulations will not be enacted or that existing laws and regulations will not be applied in a way that could limit or curtail exploration or in the future, production. New laws and regulations or amendments to current laws and regulations governing the operations and activities of mining or more stringent implementation of existing laws and regulations could have a material adverse effect on the Company and cause increases in capital expenditures costs, or a reduction in levels of exploration, development and/or production.

Failure to comply with applicable laws and regulations, even if inadvertent, may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or remedial actions. The Company may also be required to reimburse any parties affected by loss or damage caused by its mining activities and may have civil or criminal fines and/or penalties imposed against it for infringement of applicable laws or regulations.

There can be no guarantee that the Company’s interests in its property are free from any title defects.

The Company has taken all reasonable steps to ensure that it has proper title to its property. However, there can be no guarantee that the Company’s interests in their property is free from any title defects, as title to mineral rights involves certain intrinsic risks due to the potential problems arising from the unclear conveyance history characteristic of many mining projects. There is also the risk that material contracts between the Company and relevant government authorities will be substantially modified to the detriment of the Company or be revoked. There can be no assurance that the Company’s rights and title interests will not be challenged or impugned by third parties.

The Company’s mining operations are dependent on the adequate and timely supply of water, electricity or other power supply, chemicals and other critical supplies.

The Company’s exploration programs are dependent on the adequate and timely supply of water, electricity or other power supply, chemicals and other critical supplies. If it is unable to obtain the requisite critical supplies in time and at commercially acceptable prices or if there is significant disruptions in the supply of electricity, water or other inputs to its mining sites, the Company’s business performance and results of operations may experience material adverse effects.

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Land reclamation requirements may be burdensome.

Land reclamation requirements are generally imposed on companies with mining operations or mineral exploration companies in order to minimize the long term effects of land disturbance. Reclamation may include a requirement to control the dispersion of potentially deleterious effluents or reasonably re-establish pre-disturbance landforms and vegetation. In order to carry out reclamation obligations imposed on the Company in connection with exploration, potential development and production activity, it must allocate financial resources that might otherwise be spent on exploration and development programs. If the Company is required to carry out unanticipated reclamation work, its financial position could be adversely affected.

9.3	Risks relating to holding US Holdco CDIs.

Share Scheme Participants (other than the Australian custodian of the ADS Depositary, Ineligible Foreign Shareholders and Non-Electing Small Parcel Holders) who will receive US Holdco CDIs may be exposed to the following additional new risks relating to holding US Holdco CDIs.

(a)	The laws of Nevada and the United States.

As a company incorporated in the US state of Nevada, US Holdco will not be subject to many provisions of the Corporations Act to which the Company is currently subject to. It will, however, remain subject to some provisions of the Corporations Act as a result of its registration as a foreign company in Australia and it will be subject to the Listing Rules due to the quotation of the US Holdco CDIs on ASX (subject to certain waivers).

See Annexure K for a more detailed summary of some of the key differences between Australian and the United States legal regimes.

(b)	Changes to tax environment.

If the Proposed Transaction proceeds, there may be tax consequences for Shareholders which may include tax payable on any gain on the disposal of Shares. See Section 10.1 for more information. Shareholders should seek their own professional advice regarding the individual tax consequences applicable to them.

In addition, to the extent that any assets, company or business which the Company acquires is or are established outside the United States, it is possible that any return the Company receives from such asset, company or business may be reduced by irrecoverable foreign withholding or other local taxes and this may reduce any net return derived by investors from a shareholding in the Company.

(c)	There can be no assurance that US Holdco will be able to make returns for holders of US Holdco CDIs in a tax-efficient manner.

It is intended that US Holdco will structure the Merged Group, including any company or business acquired in an acquisition, to maximise returns for holders of US Holdco CDIs in as fiscally efficient a manner as is practicable. US Holdco has made certain assumptions regarding taxation. However, if these assumptions are not correct, taxes may be imposed with respect to the Merged Group’s assets or the Merged Group may be subject to tax on its income, profits, gains or distributions (either on a liquidation and dissolution or otherwise) in a particular jurisdiction or jurisdictions in excess of taxes that were anticipated. This could alter the post-tax returns for holders of US Holdco CDIs (or holders of US Holdco CDIs in certain jurisdictions). The level of return for holders of US Holdco CDIs may also be adversely affected. Any change in laws or tax authority practices could also adversely affect any post-tax returns of capital to holders of US Holdco CDIs or payments of dividends (if any, which US Holdco does not envisage the payment of, at least in the short to medium term). In addition, US Holdco may incur costs in taking steps to mitigate any such adverse effect on the post-tax returns for holders of US Holdco CDIs.

See 10 for further information.

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9.4	Specific risks of the Schemes and Proposed Transaction implementation.

The following risks have been identified as being key risks specific to an investment in the Merged Group in the event that the Proposed Transaction is implemented. These risks have the potential to have a significantly adverse impact on the Merged Group and may affect the Merged Group’s financial position, prospects and price of its listed securities.

(a)	The exact value of the Scheme Consideration is not certain.

Under the terms of the Schemes, Share Scheme Participants holding ASX listed Shares (other than the Australian custodian of the ADS Depositary, Ineligible Foreign Shareholders and Non-Electing Small Parcel Holders) will receive one US Holdco CDI listed on ASX for every one ASX listed Share they hold at the Record Date, Share Scheme Participants holding Shares on OTC will receive one US Holdco Share to be listed on NYSE for every twelve Shares held on OTC they hold on the Record Date, Nasdaq ADS Holders will receive one US Holdco Share to be listed on NYSE for every one Nasdaq Nova Minerals ADS held, and Nasdaq Listed Warrantholders will receive three US Holdco Listed Warrants to be listed on NYSE for every one Nasdaq Listed Warrants they hold on the Record Date. The exact value of the Share Scheme Consideration and the Warrant Scheme Consideration that would be realised by Share Scheme Participants and Warrant Scheme Participants (as applicable) will be dependent on the price at which the US Holdco CDIs trade on ASX or US Holdco Shares or US Holdco Listed Warrants trade on NYSE, as applicable, after the Implementation Date.

In addition, the Sale Agent will be issued US Holdco Shares attributable to certain Ineligible Foreign Shareholders and Non-Electing Small Parcel Holders under the Share Scheme and will sell them on market as soon as reasonably practicable after the Implementation Date. It is possible that such sales may exert downward pressure on the US Holdco’s share price during the applicable period. In any event, there is no guarantee regarding the prices that will be realised by the Sale Agent or the future market price of the US Holdco Shares. Future market prices may be either above or below current or historical market prices.

(b)	Contract risk.

The Share Scheme and transfer of all issued Shares to US Holdco upon implementation of the Schemes may be deemed (under contracts to which Nova Minerals or its subsidiaries are a party) to result in a change of control event in respect of Nova Minerals that allows the counterparty to review or terminate the contract as a result of the change. If the counterparty to any such contract were to validly seek to renegotiate or terminate the contract on that basis, this may have a material adverse effect on the financial performance of the Merged Group, depending on the relevant contracts. Based on Nova Minerals’ due diligence and enquiries of current key contractual counterparties, it does not expect that any of its material contracts will be terminated as a result of the Proposed Transaction.

(c)	Accounting risk.

In accounting for the Proposed Transaction, it is expected that the Proposed Transaction will be treated as a “common control transaction” and the net assets will be derecognised by the Company and recognised by US Holdco at the historical cost of the parent under common control.

Any difference between the proceeds transferred or received and the carrying amounts of the net assets is recognised in equity in the Company’s and US Holdco’s separate financial statements and eliminated in consolidation.

The Merged Group will be subject to the usual business risk that there may be changes in accounting policies which have an adverse impact on Merged Group.

(d)	Tax losses risk.

Subject to the more detailed comments made at Section 10, there are certain tests that must be satisfied for carry forward Australian tax losses to be utilised to shelter Australian assessable income in future years.

(e)	Other risks.

Additional risks and uncertainties not currently known to Nova Minerals or US Holdco may also have a material adverse effect on Nova Minerals’ or US Holdco’s business and that of the Merged Group and the information set out above does not purport to be, nor should it be construed as representing, an exhaustive list of the risks affecting Nova Minerals, US Holdco or the Merged Group.

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10.	Taxation considerations

10.1	United States Federal Taxation Implications

The following is a summary of certain material US federal income tax consequences of the (i) Schemes and (ii) post Schemes ownership and disposition of US Holdco Shares and US Holdco Listed Warrants. This summary is based upon the US Internal Revenue Code of 1986, as amended (the Code), final, temporary and proposed US Treasury regulations promulgated thereunder, published guidance and court decisions, each as in effect on the date hereof, all of which are subject to change, or changes in interpretation, possibly with retroactive effect. In addition, this discussion is based in part upon the provisions in the Deposit Agreement entered into with the ADS Depositary and the assumption that each obligation in the Deposit Agreement and any related agreements will be performed according to its terms.

The following summary assumes the Scheme will be consummated as described in this Scheme Booklet and applies only to Shareholders, Listed Warrantholders and ADS Holders that hold their Shares, Listed Warrants or Nova Minerals ADSs, and that will hold their US Holdco CDIs, Listed Warrants and/or US Holdco Shares (respectively) received pursuant to the Scheme, as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not address all aspects of US federal income taxation that may be relevant to a Shareholder, Listed Warrantholder or ADS Holder in light of such Shareholder’s, Listed Warrantholder’s or ADS Holder’s particular circumstances, including any tax consequences arising under the Medicare contribution tax on net investment income, the alternative minimum tax, or to any Shareholder, Listed Warrantholder or ADS Holder subject to special treatment under the Code, including, but not limited to:

●	a person who directly, indirectly or constructively owns 10% or more of the Shares and/or Nova Minerals ADSs;

●	financial institutions or broker-dealers;

●	mutual funds;

●	tax-exempt organisations (including private foundations);

●	insurance companies;

●	dealers in securities or foreign currencies;

●	traders in securities who elect to use a mark-to-market method of accounting;

●	controlled foreign corporations and their shareholders, or any foreign corporation with respect to which there are one or more “United States shareholders” within the meaning of Section 951(b) of the Code;

●	passive foreign investment companies and their shareholders;

●	United States expatriates and certain former United States citizens or long-term residents;

●	“S” corporations, partnerships and their partners, or other entities or arrangements classified as partnerships for United States federal income tax purposes, grantor trusts, or other passthrough entities (and investors therein);

●	Shareholders or Listed Warrantholders who acquired their Shares or Listed Warrants or ADS Holders who acquired their ADSs through the exercise of options or otherwise as compensation;

●	Shareholders or Listed Warrantholders who hold their Shares or Listed Warrants or ADS Holders who hold their ADSs (or US Holdco Shares, US Holdco Listed Warrants or US Holdco CDIs after the Schemes) as part of a hedge, straddle, constructive sale, conversion transaction, or other integrated transaction for United States federal income tax purposes;

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●	a person that is or may have been liable for alternative minimum tax;

●	regulated investment companies;

●	real estate investment trusts;

●	investors subject to special tax accounting rules as a result of any item of gross income with respect to the ADSs or common stock being taken into account in an applicable financial statement; or

●	Shareholders, Listed Warrantholders or ADS Holders that have a functional currency other than the United States dollar.

In addition, this summary does not address any aspect of foreign (except as otherwise provided herein) state, local, alternative minimum, estate, gift or other tax law that may be applicable to a holder. This summary is intended to provide only a general summary of certain material United States federal income tax consequences of the Schemes to holders of Shares, Listed Warrants or ADSs. The United States federal income tax laws are complex and subject to varying interpretation. Accordingly, the United States Internal Revenue Service (IRS) may not agree with the tax consequences described in this Scheme Booklet, and there is no assurance that the IRS’s position would not be sustained in a court.

This discussion is for informational purposes only and is not tax advice. Shareholders, Listed Warrantholders and ADS Holders should consult their own tax advisor regarding the United States federal, state, local, non-US and other tax consequences to them of the receipt of US Holdco Shares, US Holdco Listed Warrants and US Holdco CDIs in exchange for the Shares, Listed Warrants or ADSs pursuant to the Schemes and the ownership and disposition thereof.

For purposes of this summary, a “US Holder” includes a beneficial owner of Shares, Listed Warrants or ADSs that is, for United States federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation, created in, or organised under the laws of, the United States or any state thereof or the District of Columbia;

●	an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or

●	a trust (i) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (ii) that has made a valid election to be treated as a United States person under the Code.

If a partnership (or other entity treated as a “tax transparent” entity for United States tax purposes) is the beneficial owner of Shares, Listed Warrants or ADSs, the tax treatment of a partner in the partnership (or interest holder in the “tax transparent” entity) will generally depend on the status of the partner (or interest holder) and the activities of the partnership (or “tax transparent” entity). In general, for United States federal income tax purposes, US Holders of Nova Minerals ADSs will be treated as the beneficial owners of the underlying Shares represented by the Nova Minerals ADSs.

A Non-US Holder is a beneficial owner (other than a partnership) of Shares, Listed Warrants or Nova Minerals ADSs that is not a US Holder (defined above). The following summary assumes that a Non-US Holder does not have a trade or business (or permanent establishment) in the United States.

As holders of Nova Minerals ADSs are treated as the beneficial owners of the underlying Shares represented by the Nova Minerals ADSs, we refer to holders of both Shares and Nova Minerals ADSs as Shareholders for purposes of the discussion that follows.

(a)	Material US Federal Income Tax Consequences of the Schemes

The exchange of Shares, Listed Warrants or ADSs for US Holdco Shares, replacement warrants issued by US Holdco or US Holdco CDIs, respectively, pursuant to the Schemes, is intended to qualify for nonrecognition treatment for U.S. federal income tax purposes under either Section 351 of the Code or Section 368(a) of the Code.

This summary assumes that the exchange so qualifies. Qualification of the exchange depends on the satisfaction of numerous statutory and regulatory requirements, the application of which is highly fact specific, and no assurance can be given that the IRS would not assert a contrary position or that such a position would be sustained. Notwithstanding the intended nonrecognition treatment of the exchange, the U.S. federal income tax treatment of warrants, and the application of other provisions of the Code, may depend on the particular facts and circumstances applicable to a holder.

Even if the exchange qualifies as a nonrecognition transaction under Section 351 or Section 368 of the Code, certain U.S. Holders may nevertheless be required to recognize gain under other provisions of the Code, including Section 367, depending on their particular circumstances.

In addition, if the Company is a passive foreign investment company within the meaning of Section 1297 of the Code, U.S. Holders may be subject to tax under Section 1291, regardless of whether the exchange otherwise qualifies as a nonrecognition transaction. U.S. Holders are urged to consult their own tax advisers regarding the application of these rules to their particular circumstances.

(i)	US Holders

(A)	Passive Foreign Investment Company

The Code provides special, generally adverse, rules regarding sales, exchanges and other dispositions of the stock of a passive foreign investment company (PFIC). A foreign (non-US) corporation will be treated as a PFIC for any taxable year if at least 75% of its gross income for the taxable year is passive income or at least 50% of its gross assets during the taxable year, based on a quarterly average and generally by value, produce or are held for the production of passive income. Passive income for this purpose generally includes, among other things, dividends, interest, rents, royalties, gains from commodities and securities transactions and gains from assets that produce passive income. In determining whether a foreign corporation is a PFIC, a pro-rata portion of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Depending upon the value and the nature of Nova Minerals’ assets and income over time, Nova Minerals could be classified as a “passive foreign investment company”, or “PFIC”, for United States federal income tax purposes. Based on Nova Minerals’ income and assets, Nova Minerals believes that it has not been a PFIC and does not expects to be a PFIC for the current taxable year for United States federal income tax purposes.

However, if Nova Minerals were to be a PFIC, unless an exception applies, gain (but not loss) must be recognised upon the disposition of PFIC stock by a US shareholder in connection with a nonrecognition transaction, notwithstanding that such transfer may otherwise be eligible for nonrecognition treatment. Exceptions to such gain recognition on transfers of PFIC stock include (i) certain transfers to US persons, (ii) certain transfers which result in the transferring US shareholder holding an indirect ownership interest in the PFIC, and (iii) if the transferring US shareholder timely made a valid QEF or mark-to-market election with respect to the PFIC. If a disposition of PFIC stock in a nonrecognition transaction to which such an exception would apply but for the fact that cash is received in addition to stock, gain is generally recognised to the extent of the cash received. If an exception to gain recognition applies, a US shareholder will generally be subject to additional information reporting requirements.

Upon the completion of the Schemes, Nova Minerals expects that the PFIC regime and associated implications discussed above will no longer be relevant to the US Holdco Holders. This is because US Holders will then directly own US Holdco Shares, US Holdco Listed Warrants or US Holdco CDIs in US Holdco, which will be treated as a United States corporation and therefore not subject to the PFIC rules. Furthermore, PFIC status of any of the US Holdco non-US subsidiaries could only be attributed to any of the US Holders if such shareholder owned 50% or more of the outstanding US Holdco Shares (including those US Holdco Shares represented by US Holdco CDIs and US Holdco Listed Warrants), which is not expected to occur.

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US Holders are urged to contact their own tax advisor regarding Nova Minerals’ status as a PFIC, including the impact of such PFIC status on their taxation as a result of participation in the Schemes, reporting requirements and the application of the PFIC rules in light of each US Holder’s particular circumstances.

(B)	Exchange of Shares, Listed Warrants or ADSs for US Holdco CDIs, US Holdco Listed Warrants or US Holdco Shares and Receipt of US Holdco CDIs, US Holdco Listed Warrants or US Holdco Shares.

A US Holder will generally not recognise any gain or loss on the exchange of Shares for US Holdco CDIs, except that Non-Electing Small Parcel Holders who receive cash upon the sale of their US Holdco CDIs pursuant to the Scheme may recognise a gain or loss, if any, equal to the difference between the amount of cash received and the US Holder’s United States federal tax basis in the CDIs. See Sections 5.3 and 5.5 for more information, respectively, on the Small Parcel Holders’ election to opt out of the Sale Facility and Sale Facility’s operation.

(C)	US Holders will have an aggregate adjusted United States federal tax basis in the US Holdco Shares, US Holdco Listed Warrants or US Holdco CDIs received pursuant to the Schemes equal to their aggregate adjusted United States federal tax basis in the ADSs, Listed Warrants or Shares surrendered. Thus, to the extent a US Holder has a loss in its ADSs, Listed Warrants or Shares, such loss generally will be preserved. The holding period for US Holdco Shares, US Holdco Listed Warrants or US Holdco CDIs received pursuant to the Schemes will generally include the holding period of ADSs, Listed Warrants or Shares surrendered pursuant to the Schemes.

(ii)	Non-US Holders

(A)	Exchange of Shares, Listed Warrants or ADSs for US Holdco CDIs, US Holdco Listed Warrants or US Holdco Shares and Receipt of US Holdco CDIs, US Holdco Listed Warrants or US Holdco Shares

Non-US Holders will generally not recognise any gain or loss as a result of the Schemes, except that Non-US Holders that receive cash (upon the sale of their US Holdco CDIs because they are Ineligible Foreign Shareholders or Non-Electing Small Parcel Holders) may recognise a gain or loss, if any, if US Holdco is considered a “United States real property holding corporation” (USRPHC) within the meaning of Section 897 of the Code, immediately after the Share Scheme. Nova Minerals expects US Holdco to be a USRPHC immediately after the Schemes. See Sections 5.3 and 5.5 for more information, respectively, on the Small Parcel Holders’ election to opt out of the Sale Facility and Sale Facility’s operation. Subject to the considerations described in “Non-US Holders – Sale or Other Disposition of US Holdco Shares” below, any gain recognised by a Non-US Holder with respect to the receipt of cash upon the sale of US Holdco CDIs will generally not be subject to United States federal income taxation.

Non-US Holders are urged to contact their own tax advisor regarding the reporting requirements and information statements that could potentially be applicable with respect to the Schemes and any consequences, including penalties, potentially applicable as a result of a failure to meet such requirements.

Non-US Holders will have an aggregate adjusted United States federal tax basis in the US Holdco CDIs, US Holdco Listed Warrants or US Holdco Shares received pursuant to the Schemes equal to their aggregate adjusted United States federal tax basis in the Shares, Listed Warrants or ADSs surrendered. The holding period for US Holdco CDIs, US Holdco Listed Warrants or US Holdco Shares received pursuant to the Schemes will generally include the holding period of Shares, Listed Warrants or ADSs surrendered pursuant to the Schemes.

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(b)	Material US Federal Income Tax Consequences of Holding and Disposing of US Holdco Shares, US Holdco Listed Warrants or US Holdco CDIs Post-Scheme

(i)	US Holders

(A)	Sale or Other Disposition of US Holdco Shares, US Holdco Listed Warrants or US Holdco CDIs

A US Holder will generally recognise gain or loss on a sale or other disposition of US Holdco Shares, US Holdco Listed Warrants or US Holdco CDIs equal to the difference, if any, between the fair market value of the US Holdco Shares, US Holdco Listed Warrants or US Holdco CDIs and such US Holder’s adjusted US federal tax basis in the US Holdco Shares, US Holdco Listed Warrants or US Holdco CDIs. Such gain or loss will generally be capital gain or loss. If the US Holder has a holding period in the US Holdco Shares, US Holdco Listed Warrants or US Holdco CDIs sold of more than one year, such capital gain or loss will be long-term capital gain or loss. Generally, for US Holders who are individuals (as well as certain trusts and estates), long-term capital gains are subject to US federal income tax at preferential rates. The deductibility of capital losses is subject to significant limitations.

(B)	Distributions on US Holdco Shares, US Holdco Listed Warrants or US Holdco CDIs

Distributions, if any, paid on US Holdco Shares, US Holdco Listed Warrants or US Holdco CDIs will be treated as dividends to the extent of US Holdco’s current and accumulated earnings and profits and may be subject to backup withholding as more fully described in “US Holders - Sale or Other Disposition of US Holdco Shares, US Holdco Listed Warrants or US Holdco CDIs.” Amounts treated as dividends will generally be includable in a US Holder’s gross income in the year actually or constructively received. Any amount distributed in excess of US Holdco’s current earnings and profits will first be treated as a tax-free return of capital to the extent of a US Holder’s basis in the US Holdco Shares, US Holdco Listed Warrants or US Holdco CDIs with respect to which the distribution was received. Amounts in excess of a US Holder’s basis in the US Holdco Shares, US Holdco Listed Warrants or US Holdco CDIs will be treated as capital gain subject to the treatment described above in “Sale or Other Disposition of US Holdco Shares, US Holdco Listed Warrants or US Holdco CDIs.” Generally, for US Holders who are individuals (as well as certain trusts and estates), dividends paid by us will be subject to US federal income tax at preferential rates.

(C)	Information Reporting and Backup Withholding

US backup withholding tax and information reporting requirements will generally apply to payments to non-corporate holders of US Holdco Shares, US Holdco Listed Warrants or US Holdco CDIs. Information reporting will apply to payments of dividends on, and to proceeds from the disposition of, US Holdco Shares, US Holdco Listed Warrants or US Holdco CDIs by a paying agent within the United States to a US Holder, other than US Holders that are exempt from information reporting and properly certify their exemption. A paying agent within the United States will be required to withhold at the applicable statutory rate, currently 24%, in respect of any payments of dividends on, and the proceeds from the disposition of, US Holdco Shares, US Holdco Listed Warrants or US Holdco CDIs within the United States to US Holders (other than US Holders that are exempt from backup withholding and properly certify their exemption) if the holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with applicable backup withholding requirements.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a US Holder’s US federal income tax liability. A US Holder generally may obtain a refund of any amounts withheld under the backup withholding rules in excess of such US Holder’s US federal income tax liability by filing the appropriate claim for refund with the IRS in a timely manner and furnishing any required information.

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(ii)	Non-US Holders

(A)	Sale or Other Disposition of US Holdco Shares, US Holdco Listed Warrants or US Holdco CDIs

If US Holdco is considered a “United States real property holding corporation” (“USRPHC” within the meaning of Section 897 of the Code) or has been a USRPHC in the 5 year period ending on the date of sale or other disposition then, absent an exception, the gain of a Non-US Holder, if any, on the sale of US Holdco Shares, US Holdco Listed Warrants or US Holdco Shares CDIs will be treated as effectively connected with the conduct of a US trade or business. We expect that US Holdco will be treated as a USRPHC immediately after the Scheme. Assuming so and except as described below for certain 5% or less shareholders, Non-US Holders will be subject to US federal income taxation on any gain treated as effectively connected with the conduct of a US trade or business at the rates generally applicable to US persons. Additionally, a purchaser of US Holdco Shares, US Holdco Listed Warrants or US Holdco CDIs from a Non-US Holder must withhold 15% of the purchase price.

Gain recognised by Non-US Holders who have directly, indirectly, and constructively owned 5% or less of the outstanding US Holdco Shares, US Holdco Listed Warrants or US Holdco CDIs during the 5-year period ending on the date of any sale or disposition will generally not be treated as effectively connected with a US trade or business and will therefore not be subject to US taxation as described immediately above, provided that US Holdco Shares, US Holdco Listed Warrants or US Holdco CDIs are regularly traded on an established securities market. US Holdco Shares, US Holdco Listed Warrants or US Holdco CDIs generally will be considered to be regularly traded on an established securities market if they are regularly quoted by brokers or dealers making a market in such interests. If the US Holdco Shares, US Holdco Listed Warrants or US Holdco CDIs are not considered regularly traded, then the exception for Non-US Holders who have owned 5% or less of the fair market value of the US Holdco Shares, US Holdco Listed Warrants or US Holdco CDIs described above will not be applicable.

(B)	Distributions on US Holdco Shares, US Holdco Listed Warrants or US Holdco CDIs

Distributions, if any, paid on US Holdco Shares, US Holdco Listed Warrants or US Holdco CDIs will be treated as dividends to the extent of US Holdco’s current and accumulated earnings and profits. Any amount distributed in excess of US Holdco’s current earnings and profits will first be treated as a tax-free return of capital to the extent of a Non-US Holder’s basis in the US Holdco Shares, US Holdco Listed Warrants or US Holdco CDIs with respect to which the distribution was received. Amounts in excess of a Non-US Holder’s basis in the US Holdco Shares, US Holdco Listed Warrants or US Holdco CDIs will be treated as capital gain subject to the treatment described above in “Sale or Other Disposition of US Holdco Shares, US Holdco Listed Warrants or US Holdco CDIs.”

Dividends paid to a Non-US Holder will generally be subject to withholding tax at a 30% rate unless the Non-US Holder is eligible for the benefits of an income tax treaty that provides for a reduced rate of withholding and such Non-US Holder establishes its eligibility for the reduced rate by providing a valid Form W-8BEN or Form W-8BEN-E (or other applicable documentation). If a Non-US Holder is eligible for a reduced rate of withholding, such Non-US Holder may file a refund claim with the IRS for a refund of any amounts withheld in excess of such reduced rate.

Although distributions that are treated as a return of capital or as capital gain are generally not subject to withholding, distributions from USRPHCs are generally subject to withholding. As noted above, it is anticipated that US Holdco will be treated as a USRPHC immediately after the Schemes. Accordingly, it is anticipated that US Holdco will withhold 15% of any amount distributed that is not a dividend. Non-US Holders can file a US tax return and claim a refund of any amount withheld with respect to a return of capital distribution or a capital gain distribution (to the extent the amount withheld exceeds such Non-US Holder’s tax due). Certain Non-US Holders may be entitled to an Australian foreign income tax offset (“FITO”) with respect to any amounts of tax withheld.

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(C)	Information Reporting and Backup Withholding

Payments to Non-US Holders of dividends on US Holdco Shares, US Holdco Listed Warrants or US Holdco CDIs will generally not be subject to backup withholding, and payments of proceeds made to Non-US Holders by brokers upon a sale of US Holdco Shares, US Holdco Listed Warrants or US Holdco CDIs will generally not be subject to information reporting or backup withholding, in each case so long as the Non-US Holder certifies its non-resident status (and US Holdco or its paying agent do not have actual knowledge or reason to know that the Non-US Holder is a US person or that the conditions of any other exemption are not, in fact, satisfied) or otherwise establishes an exemption. The certification procedures to claim a reduced rate of withholding under an income tax treaty described above in “Distributions on US Holdco Shares, US Holdco Listed Warrants or US Holdco CDIs” will generally satisfy the certification requirements necessary to avoid backup withholding. Copies of information returns with respect to dividends that are filed with the IRS may also be made available to tax authorities of the country in which the Non-US Holder resides.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a Non-US Holder’s US federal income tax liability. A Non-US Holder generally may obtain a refund of any amounts withheld under the backup withholding rules in excess of such Non-US Holder’s US federal income tax liability by filing the appropriate claim for refund with the IRS in a timely manner and furnishing any required information.

(D)	Additional FATCA Withholding

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (commonly referred to as the Foreign Account Tax Compliance Act or “FATCA”) on certain types of payments made to non-US financial institutions and certain other non-US entities. Specifically, a 30% withholding tax may be imposed on payments of dividends if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution enters into an agreement with the United States Department of the Treasury to undertake certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution which entered into the agreement in (1) above, the diligence and reporting requirements include, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. An intergovernmental agreement governing FATCA between the United States and an applicable foreign country may modify the requirements described in this paragraph.

The FATCA withholding tax will apply to all “withholdable payments” (as defined in the Code) without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from or reduction of withholding tax pursuant to an applicable tax treaty with the United States or under other provisions of the Code. Non-US Holders are urged to consult their tax advisors regarding the potential application of withholding under FATCA to their investment in US Holdco Shares, US Holdco Listed Warrants or US Holdco CDIs.

THE US FEDERAL INCOME TAX SUMMARY SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. HOLDERS OF, LISTED WARRANTS, SHARES, AND AFTER THE SCHEMES, US HOLDCO SHARES, US HOLDCO LISTED WARRANTS OR US HOLDCO CDIS, SHOULD CONSULT THEIR TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDERS OF THE SCHEME, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, AND NON-US TAX LAWS.

10.2	Australian Tax Implications

This Section provides a general summary of certain Australian tax consequences for certain Scheme Participants from exchanging their Shares or Listed Warrants for US Holdco Shares, US Holdco Listed Warrants or US Holdco CDIs (as applicable) as contemplated by the Schemes. This Section also provides a general summary of certain Australian tax consequences for Nova Minerals as a result of the Schemes.

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The categories of Scheme Participants considered in this Section are limited to individuals (who are not employees of Nova Minerals or any of its subsidiaries), companies, complying superannuation entities and certain trusts, each of whom hold their investments (including shares and options) on ‘capital’ account for Australian tax purposes. For the avoidance of doubt, it is noted this Section does not consider other types of Scheme Participants (such as partnerships and employees) or Scheme Participants that do not hold their Shares on ‘capital’ account for Australian tax purposes (e.g. where the Shares are held on ‘revenue’ account, as trading stock or as part of certain employment arrangements).

This Section is prepared solely for the Scheme Participants as described and limited above. This Section is not intended to and should not be used or relied upon by anyone else and there is no acceptance of a duty of care to any other person or entity. This Section has been prepared for the purpose of enabling certain Scheme Participants to broadly understand certain Australian taxation implications of the proposed Schemes as outlined in this Scheme Booklet.

This Section does not constitute tax advice and is intended only as a general guide to certain Australian tax implications of participating in the Schemes based on taxation law and administrative practice in effect as at the date of this Scheme Booklet (which are both subject to change at any time, possibly with retrospective effect). It does not consider any specific facts or circumstances that may apply to particular Scheme Participants.

As the tax consequences of participating in the Schemes will depend on each Scheme Participant’s own individual circumstances, all Scheme Participants are strongly advised to seek independent professional advice regarding the tax consequences of disposing of their Shares according to their own particular circumstances.

(a)	Australian tax residents

(i)	Disposal of Shares

(A)	CGT event

The disposal of Shares or Listed Warrants by a Scheme Participant pursuant to the Scheme will constitute a ‘CGT event’ for Australian tax purposes. The CGT event will occur at the time the Scheme Participant disposes of its Shares or Listed Warrants (as applicable) under the relevant Scheme, which should be the Implementation Date. However, as discussed further below, CGT roll-over relief may be available in Australia for a Scheme Participant to disregard any capital gain which arises from this CGT event.

In the absence of such CGT roll-over relief, a capital gain or capital loss may arise as a consequence of this CGT event. A Scheme Participant will make a capital gain if the capital proceeds exceed the Scheme Participant’s cost base for the Shares or Listed Warrants and a capital loss if the capital proceeds are less than the Scheme Participant’s reduced cost base for the Shares or Listed Warrants (all in Australian Dollars).

A Scheme Participant’s cost base (or reduced cost base) in the Shares or Listed Warrants should generally include the historical amount paid by the Scheme Participant to acquire the Shares or Listed Warrants, plus any incidental costs of acquisition and disposal (e.g. brokerage fees and stamp duty).

(B)	CGT roll-over relief

(C) A Scheme Participant who prima facie makes a capital gain or, in certain circumstances, a capital loss from the disposal of their Shares or Listed Warrants may be able to obtain CGT roll-over relief in Australia, under either Division 615 or Subdivision 124-M of the Income Tax Assessment Act 1997, if they elect to do so. Broadly, CGT roll-over relief enables a Scheme Participant to choose to disregard the capital gain or capital loss (where Division 615 applies) they make from disposing of their Shares or Listed Warrants in exchange for US Holdco Shares, US Holdco CDIs or US Holdco Listed Warrants (as discussed further below).

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A Scheme Participant should be entitled to choose CGT roll-over relief if they would otherwise make a capital gain or capital loss on the disposal of their Shares or Listed Warrants. The consequences to a Scheme Participant of choosing to obtain CGT roll-over relief and also the consequences if CGT roll-over relief is not chosen or is not available are outlined generally below.

The CGT roll-over choice must be made before you lodge your Australian income tax return for the income year in which the CGT event happens. A Scheme Participant does not need to inform the ATO or document their choice to claim CGT roll-over relief other than to complete their income tax return in a manner consistent with their choice.

Scheme Participants should note that Nova Minerals intends to apply for a private binding ruling from the ATO on the applicability of CGT roll-over relief.

(C)	Consequences if CGT roll-over relief is available and is chosen

If a Scheme Participant chooses CGT roll-over relief, the following general treatment should apply.

(I)	Capital gain is disregarded

If a Scheme Participant chooses CGT roll-over relief, the capital gain or capital loss arising on the disposal of their Shares or Listed Warrants in exchange for US Holdco Shares or US Holdco CDIs or US Holdco Listed Warrants should be disregarded for Australian tax purposes.

(II)	Cost base and reduced cost base of US Holdco Shares or US Holdco CDIs or US Holdco Listed Warrants.

If a Scheme Participant chooses to obtain CGT roll-over relief, the first element of the cost base for the US Holdco Shares, US Holdco CDIs or US Holdco Listed Warrants is worked out by attributing, on a reasonable basis, the existing cost base of the Shares that were exchanged for US Holdco Shares or US Holdco CDIs, to the US Holdco Shares or US Holdco CDIs, or the Listed Warrants that were exchanged for US Holdco Listed Warrants (as applicable).

(III)	Acquisition date of US Holdco Shares, US Holdco CDIs and US Holdco Listed Warrants

If a Scheme Participant chooses to obtain CGT roll-over relief, the acquisition date of the US Holdco Shares, US Holdco CDIs or US Holdco Listed Warrants for Australian CGT purposes is taken to be the date when the Scheme Participant originally acquired the corresponding Shares exchanged for the relevant US Holdco Shares or US Holdco CDIs, or the Listed Warrants that were exchanged for US Holdco Listed Warrants (as applicable).

This acquisition date will be relevant for the purposes of determining whether any subsequent entitlement to the Australian CGT discount regime is potentially available in respect of any future disposal of the US Holdco Shares, US Holdco CDIs and US Holdco Listed Warrants (as discussed below).

(D)	Consequences if CGT roll-over relief is not chosen or is not available

If a Scheme Participant does not qualify for CGT roll-over relief, or the Scheme Participant chooses not to apply the roll-over relief, the following general Australian tax treatment should apply.

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(I)	Discount CGT treatment

If the Scheme Participant has held, or is taken to have held, its Shares or Listed Warrants for at least 12 months at the time of the disposal of its Shares or Listed Warrants, the discount CGT provisions may apply. The discount is 50 per cent for individuals and trusts, and 33 1/3 per cent for complying superannuation entities. Companies are not entitled to a CGT discount.

If the Scheme Participant derives such a discount capital gain, any of their available capital losses will be applied to reduce the undiscounted (i.e. at 100%) capital gain before the discount is applied. The resulting amount is then included in the Scheme Participant’s net capital gain for the income year.

Where the Scheme Participant is a trustee, the rules around capital gains and the CGT discount are complex; subject to certain requirements being satisfied, the capital gain may flow through to the beneficiaries in that trust, who will assess eligibility for the CGT discount in their own right.

(II)	Capital loss

If a Scheme Participant makes a capital loss from the disposal of their Shares or Listed Warrants, this may be used to offset capital gains they derive in the same or subsequent years of income (subject to satisfying certain conditions), but cannot be offset against ordinary income nor carried back to offset net capital gains arising in earlier income years.

(III)	Cost base and reduced cost base of US Holdco Shares, US Holdco CDIs or US Holdco Listed Warrants

The first element of the cost base (and reduced cost base) of the US Holdco Shares or US Holdco CDIs received by a Scheme Participant should be equal to the Australian Dollar market value of the Shares it exchanges for the US Holdco Shares or US Holdco CDIs.

The first element of the cost base (and reduced cost base) of the US Holdco Listed Warrants received by a Scheme Participant should be equal to the Australian Dollar market value of the Listed Warrants it exchanges for the US Holdco Listed Warrants.

In the absence of any contrary indication of the value of the Shares, their market value could be taken to be equal to the market value of the US Holdco Shares or US Holdco CDIs on the date the US Holdco Shares or US Holdco CDIs are issued (being the Implementation Date).

In the absence of any contrary indication of the value of the Listed Warrants, their market value could be taken to be equal to the market value of the US Holdco Listed Warrants on the date the US Holdco Listed Warrants are issued (being the Implementation Date).

(IV)	Acquisition date of US Holdco Shares, US Holdco CDIs and US Holdco Listed Warrants

The acquisition date of the US Holdco Shares and US Holdco CDIs for Scheme Participants for CGT discount purposes should be the Implementation Date.

The acquisition date of the US Holdco Listed Warrants for Scheme Participants for CGT discount purposes should be the Implementation Date.

This means a Scheme Participant will need to hold their US Holdco Shares, US Holdco CDIs or US Holdco Listed Warrants (as applicable) for at least 12 months after that date before the CGT discount (as described above) may apply on a subsequent disposal of the US Holdco Shares, US Holdco CDIs or US Holdco Listed Warrants (as applicable).

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(ii)	Ongoing ownership of US Holdco Shares, US Holdco Listed Warrants or US Holdco CDIs

The following comments are made on the basis US Holdco will not be a resident of Australia for Australian income tax purposes, such that Scheme Participants will own securities in a foreign tax resident company.

(A)	Taxation of dividends received

Generally, a Scheme Participant will be required to include in its assessable income the gross amount of any dividends it received from US Holdco when those dividends are paid or credited to them.

On the basis US Holdco will not be an Australian tax resident, it will not be able to frank any dividends it pays to its shareholders. Accordingly, Scheme Participants will not receive any franked dividends (and will not be entitled to any franking credits in respect of such dividends) from US Holdco. It is noted that, Nova Minerals considers its profits should be derived principally from non-Australian sources, and as such, Nova Minerals expects the payment of franked dividends unlikely under its current operating structure.

If a Scheme Participant is an Australian tax resident company that holds at least 10% of the ‘direct participation’ interest in US Holdco, dividends received from US Holdco may be treated as non-assessable non-exempt income for Australian tax purposes if certain conditions are satisfied. For completeness, it is also noted that US Holdco dividends received indirectly by a company through interposed trusts and partnerships may also be eligible for such treatment (i.e. non-assessable non-exempt) if the company’s ‘direct participation’ and ‘indirect participation’ interests in US Holdco are at least 10% and certain other conditions are satisfied.

Scheme Participants in these circumstances are advised to seek independent tax advice (based on their individual circumstances), regarding the treatment of dividends received from US Holdco, including potential eligibility for non-assessable non-exempt income treatment.

(B)	Future disposals of US Holdco Shares, US Holdco Listed Warrants or US Holdco CDIs

On a future disposal of US Holdco Shares, US Holdco Listed Warrants or US Holdco CDIs, Scheme Participants may make a capital gain if the capital proceeds (in Australian Dollars) of that disposal are more than the cost base (in Australian Dollars) or a capital loss if the capital proceeds (in Australian Dollars) of that disposal are less than the reduced cost base (in Australian Dollars). The cost base an acquisition date of the US Holdco Shares US Holdco Listed Warrants or US Holdco CDIs, and eligibility for the CGT discount, are as described earlier.

Any foreign capital proceeds (i.e. US Dollars) should be converted into Australian Dollars at the prevailing exchange rate at the time of the transaction for Australian tax purposes.

Lastly, for completeness, in broad terms, it is noted the capital gain or capital loss on disposal of US Holdco Shares may, in certain circumstances, be reduced by a percentage that reflects the degree to which the underlying assets of US Holdco are used in an ‘active business’ if the Scheme Participant is an Australian tax resident company that held a ‘direct voting percentage’ of 10% or more in US Holdco throughout a 12 month period that began no earlier than 24 months before the time of the disposal and ended no later than that time.

The rules regarding this CGT exemption are complex and dependent on the facts at the time of disposal (including the manner in which US Holdco Shares are held and the underlying asset composition of US Holdco at that time). Share Scheme Participants in these circumstances are strongly advised to seek independent tax advice based on their individual circumstances, including regarding whether capital gains or capital losses arising from disposal of their US Holdco Shares may be eligible for this CGT exemption treatment.

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(C)	Foreign income tax

Scheme Participants may be entitled to obtain an Australian non-refundable tax offset for foreign income tax paid on amounts included in their assessable income from the US Holdco Shares, US Holdco Listed Warrants or US Holdco CDIs. This offset can reduce the Australian tax payable on the amounts included in a Scheme Participant’s assessable income, subject to an offset limit and certain other conditions being satisfied.

(D)	Foreign income anti-deferral rules

In certain (limited) circumstances, the Australian foreign income anti-deferral rules can operate to tax an Australian tax resident shareholder on the income of a foreign company even though the shareholder has received no actual distributions from the foreign company.

The principal foreign income anti-deferral rules that currently may apply to Scheme Participants in respect of holding US Holdco Shares, US Holdco CDIs or US Holdco Listed Warrants are the “controlled foreign company” (CFC) rules.

While it would not be expected that the CFC rules should apply to a Scheme Participant (on the basis of their non-controlling interest or the operations being in the US), these rules are extremely complex and may be subject to change. Accordingly, Scheme Participants are strongly urged to monitor developments in this area closely and consult their own tax advisers as to the application of the foreign income anti-deferral rules to their holding of US Holdco Shares, US Holdco CDIs or US Holdco Listed Warrants in their own individual circumstances.

(b)	Foreign (i.e. non-Australian) tax residents

(i)	Disposal of Shares and Listed Warrants

Foreign Shareholders that hold their Shares or Listed Warrants on capital account and do not hold their Shares or Listed Warrants at any time in carrying on a business at or through a permanent establishment in Australia should generally not be subject to Australian CGT on the disposal of their Shares or Listed Warrants, unless the Shares or Listed Warrants are an “indirect Australian real property interest” or an option to acquire a share that is an “indirect Australian real property interest”.

Broadly, securities would be an indirect Australian real property interest only if both of the following criteria are satisfied:

●	The Foreign Shareholder and its associates (as defined for Australian tax purposes) together have held at least 10% of Nova Minerals at the time the Shareholder disposed of its Shares or Listed Warrants or for at least 12 months during the 24 months before the Shareholder disposed of its Shares or Listed Warrants; and

●	More than 50% of the market value of Nova Minerals’ assets are represented by direct and certain indirect interests in real property in Australia (referred to as “taxable Australian property”).

A foreign resident capital gains withholding tax of 15% applies to transactions involving the acquisition of the legal ownership of an asset that is an indirect Australian real property interest. Nova Minerals considers that less than 50% of the market value of Nova Minerals’ assets is attributable to direct or indirect interests in “taxable Australian real property”. On this basis, the foreign resident capital gains withholding tax should not apply.

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(ii)	Taxation on dividends received

Foreign shareholders should generally not be subject to Australian income tax or withholding taxes on dividends received from US Holdco (on the basis US Holdco will not be an Australian tax resident).

(iii)	Future disposals of US Holdco Shares, US Holdco CDIs or US Holdco Listed Warrants

Foreign shareholders should generally not be subject to Australian CGT on the disposal of US Holdco Shares, US Holdco CDIs or US Holdco Listed Warrants unless these are an “indirect Australian real property interest” (as described above) or an option to acquire a share or CDI that is an “indirect Australian real property interest”.

(c)	GST

Scheme Participants should not be liable to Australian GST in respect of a disposal of their Shares or Listed Warrants, regardless of whether the Scheme Participant is registered for GST or not.

In the event the Scheme Participant is an Australian tax resident and is registered for GST, the disposal of the Shares or the Listed Warrants to US Holdco should be considered an GST-free financial supply (as defined).

Scheme Participants may incur GST included in costs (such as adviser fees relating to their participation in the Scheme) that relate to the Schemes. Shareholders or Listed Warrantholders that are registered for GST may be entitled to input tax credits or reduced input tax credits for such costs. This will depend on each Scheme Participant’s individual circumstances.

Scheme Participants should seek their own independent advice in relation to the GST implications of their participation in the Schemes.

(d)	Stamp duty

No stamp duty should be payable in any Australian State or Territory.

11.	Information about the Schemes

11.1	Scheme Implementation Deed

Nova Minerals and US Holdco have entered into the Scheme Implementation Deed in connection with the proposed Schemes. The Scheme Implementation Deed sets out the obligations of Nova Minerals and US Holdco in relation to the Schemes.

The Scheme Implementation Deed is set out in Annexure C.

11.2	Conditions Precedent

(a)	Outstanding conditions precedent to the Share Scheme

The Share Scheme and the obligations of Nova Minerals to implement the Share Scheme are subject to the following outstanding conditions precedent being satisfied or, where applicable, waived, in accordance with the terms of the Scheme Implementation Deed on or prior to the Second Court Date:

(i)	Shareholder approval of the Share Scheme Resolution

Approval of the Share Scheme Resolution by the Requisite Majority of Shareholders, being:

(A)	unless the Court orders otherwise, a majority in number (more than 50%) of Shareholders present and voting at the Share Scheme Meeting (in person or by proxy, corporate representative or attorney); and

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(B)	at least 75% of the total number of votes which are cast on the Share Scheme Resolution.

(ii)	Court approval

The Court approves the Share Scheme in accordance with section 411(4)(b) of the Corporations Act, in a manner that satisfies section 3(a)(10) of the US Securities Act, with respect to all securities to be offered, issued or sold by US Holdco under the Share Scheme.

(iii)	No prohibitive orders

No judicial or regulatory agency taking and not withdrawing any action or imposing any restraint that prevents the implementation of the Share Scheme.

(iv)	Regulatory approvals

All approvals, consents and waivers which the parties agree are required to implement the Share Scheme (other than Court and Shareholder approval) are obtained, including from ASX and ASIC.

(v)	NYSE Listing

Before 8:00am (Sydney time) on the Implementation Date, NYSE has confirmed it has no objections to listing on NYSE of the US Holdco Shares, subject to official notice of issuance following implementation and any customary conditions.

(vi)	ASX Listing

Before 8:00am (Sydney time) on the Effective Date, ASX approves

●	the admission of US Holdco to the official list of ASX; and

●	the US Holdco CDIs for official quotation by ASX,

subject only to any conditions which ASX may reasonably require that are acceptable to the Board and the US Holdco Board and to the Share Scheme becoming Effective.

(vii)	Ability to issue CDIs

Before 5:00pm (Sydney time), on the Business Day prior to the Second Court Date, US Holdco and Nova Minerals doing everything necessary under ASX Settlement Rules to enable CDN to allot and issue the Share Scheme Consideration under the Share Scheme, other than the allotment and issue or transfer (as applicable) of the US Holdco Shares to CDN under the Share Scheme.

(viii)	Ability to issue US Holdco Shares

On Implementation Date, US Holdco doing everything necessary to allot and issue US Holdco Shares under the Share Scheme to Share Scheme Participants holding OTC Shares and ADS Holders through the ADS Depositary, other than the actual allotment and issue or transfer (as applicable) of US Holdco Shares.

(ix)	Independent Expert

The Independent Expert concludes the Share Scheme is in the best interest of Shareholders and does not withdraw or adversely modify that conclusion before 8:00am (Sydney time) on the Second Court Date.

(b)	Outstanding conditions precedent to the Warrant Scheme

The Warrant Scheme and the obligations of Nova Minerals to implement the Warrant Scheme are subject to the following outstanding conditions precedent being satisfied or, where applicable, waived, in accordance with the terms of the Scheme Implementation Deed on or prior to the Second Court Date:

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(i)	Listed Warrantholder approval of the Warrant Scheme Resolution

Approval of the Warrant Scheme Resolution by the Requisite Majority of Listed Warrantholders, being:

(A)	unless the Court orders otherwise, a majority in number (more than 50%) of Listed Warrantholders present and voting at the Warrant Scheme Meeting (in person or by proxy, corporate representative or attorney); and

(B)	at least 75% of the total number of votes (determined by reference to the value of each of the Listed Warrants) which are cast on the Warrant Scheme Resolution.

(ii)	Court approval of Share Scheme

The Court approves the Share Scheme in accordance with section 411(4)(b) of the Corporations Act, in a manner that satisfies section 3(a)(10) of the US Securities Act, with respect to all securities to be offered or issued by US Holdco under the Share Scheme.

(iii)	Court approval

The Court approves the Warrant Scheme in accordance with section 411(4)(b) of the Corporations Act, in a manner that satisfies section 3(a)(10) of the US Securities Act, with respect to all securities to be offered or issued by US Holdco under the Warrant Scheme.

(iv)	No prohibitive orders

No judicial or regulatory agency taking and not withdrawing any action or imposing any restraint that prevents the implementation of the Warrant Scheme.

(v)	Regulatory approvals

All approvals, consents and waivers which the parties agree are required to implement the Warrant Scheme (other than Court and Listed Warrantholder approval) are obtained, including from ASX and ASIC.

(vi)	NYSE Listing

Before 8:00am (Sydney time) on the Implementation Date, NYSE has confirmed it has no objections to listing on NYSE of the US Holdco Listed Warrants, subject to official notice of issuance following implementation and any customary conditions.

(vii)	Independent Expert

The Independent Expert concludes the Warrant Scheme is in the best interest of Listed Warrantholders and does not withdraw or adversely modify that conclusion before 8:00am (Sydney time) on the Second Court Date.

11.3	Scheme Meetings

The Court has ordered that a meeting of Shareholders and a meeting of Listed Warrantholders be held at Ashurst Australia, Level 8, 39 Martin Place, Sydney, New South Wales, Australia 2000 on Friday, 29 May 2026 for the Shareholders to consider the Share Scheme and the Listed Warrantholders to consider the Warrant Scheme.

The Scheme Meeting will commence at 10:00am (Sydney time) and the Warrant Scheme Meeting will commence at the later of 10:30am (Sydney time) and the conclusion of the Share Scheme Meeting.

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The fact that, under section 411(1) of the Corporations Act, the Court has ordered that the Scheme Meeting be convened and has approved this Scheme Booklet does not mean that the Court:

(a)	has formed any view as to the merits of the proposed Schemes or as to how Shareholders and Listed Warrantholders should vote (on this matter Shareholders and Listed Warrantholders must reach their own decision); or

(b)	has prepared, or is responsible for, the content of this Scheme Booklet.

The order of the Court that the Scheme Meetings be convened is not, and should not be treated as an endorsement by the Court of, or any other expression of opinion by the Court on, the Schemes.

For the Share Scheme to proceed, the Share Scheme Resolution must be passed at the Share Scheme Meeting by the Requisite Majority of Shareholders.

For the Warrant Scheme to proceed, the Warrant Scheme Resolution must be passed at the Warrant Scheme Meeting by the Requisite Majority of Warrantholders.

Further details of the consequences of the Schemes not being implemented are set out in Section 3 under the heading titled ‘What happens if either or both of the Schemes are not approved?’

11.4	Court approval of the Schemes

Nova Minerals will apply to the Court for orders approving the Share Scheme if:

(a)	the Share Scheme Resolution is approved by the Requisite Majority of Shareholders at the Scheme Meeting; and

(b)	all other conditions to the Share Scheme which are required (under the Scheme Implementation Deed) to be satisfied by the Second Court Date are satisfied or waived (where applicable).

Nova Minerals will apply to the Court for orders approving the Warrant Scheme if:

(c)	the Warrant Scheme Resolution is approved by the Requisite Majority of Listed Warrantholders at the Warrant Scheme Meeting;

(d)	the Share Scheme Resolution is approved by the Requisite Majority of Shareholders at the Share Scheme Meeting; and

(e)	all other conditions to the Warrant Scheme which are required (under the Scheme Implementation Deed) to be satisfied by the Second Court Date are satisfied or waived (where applicable).

The Court will hear Nova Minerals’ application at the Second Court Hearing on the Second Court Date.

The Court may refuse to grant the orders referred to above even if the Share Scheme Resolution is approved by the Requisite Majority of Shareholders and the Warrant Scheme Resolution is approved by the Requisite Majority of Listed Warrantholders.

ASIC has been requested to issue a written statement that it has no objection to each of the Schemes. ASIC would not be expected to issue such a statement until shortly before the Second Court Date. If ASIC does not produce a written statement that it has no objection to a Scheme, the Court may still approve that Scheme provided it is satisfied that section 411(17)(a) of the Corporations Act is satisfied.

Shareholders and Listed Warrantholders have the right to seek leave to appear at the Court at the Second Court Hearing to oppose the approval of the Share Scheme and the Listed Warrant Scheme by the Court or make representations to the Court in relation to the Share Scheme or the Listed Warrant Scheme. If you wish to oppose approval of the Share Scheme or the Listed Warrant Scheme by the Court at the Second Court Hearing you may do so by filing with the Court, and serving on Nova Minerals, a notice of appearance in the prescribed form together with any affidavit on which you wish to rely at the hearing. The notice of appearance and affidavit must be served on Nova Minerals at least one Business Day (in Sydney, New South Wales) before the Second Court Date. That date is currently scheduled to occur on Tuesday, 2 June 2026. Any change to this date will be announced through ASX and will be available on ASX’s website, www.asx.com.au. Alternatively, if you wish to make representations to the Court in relation to the Share Scheme or Warrant Scheme, the Court may grant you leave to be heard at the hearing without becoming a party to the proceeding.

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11.5	Actions by Nova Minerals and US Holdco

If Court orders approving the Schemes are obtained, the Board and the US Holdco Board will take or procure the taking of the steps required for the Schemes to be implemented. These will include the following:

(a)	Nova Minerals will lodge with ASIC an office copy of the Court order approving the Schemes, under section 411(4)(b) of the Corporations Act, and the Schemes will become Effective;

(b)	on the close of trade on the Effective Date, Shares will be suspended from trading on ASX;

(c)	on the Implementation Date:

(i)	all of the Shares held by Shareholders at 7:00pm (Sydney time) on the Record Date will be transferred to US Holdco and Nova Minerals will enter the name of US Holdco in the Nova Minerals Australian Share Register as the holder of the Shares;

(ii)	US Holdco will, or will have prior to this date, issued the appropriate number of US Holdco Shares to CDN or the ADS Depositary as the Share Scheme Consideration;

(iii)	US Holdco will procure the issue of US Holdco CDIs by CDN to each Share Scheme Participant (other than the Australian custodian for the ADS Depositary, Ineligible Foreign Shareholders and Non-Electing Small Parcel Holders) and the Sale Agent;

(iv)	US Holdco will issue the appropriate number of US Holdco Shares to the ADS Depositary, which will deliver those US Holdco Shares to the ADS Holders upon surrender by them of their ADSs;

(v)	US Holdco will issue the appropriate number of US Holdco Shares to Shareholders holding Shares on OTC;

(vi)	the Sale Agent will receive the Share Scheme Consideration (in the form of US Holdco CDIs) from US Holdco (or an agent of US Holdco) in respect of the Shares held at 7:00pm (Sydney time) on the Record Date by all Ineligible Foreign Shareholders and Non-Electing Small Parcel Holders. US Holdco will procure that the Sale Agent sells those US Holdco CDIs within 90 Business Days following the Implementation Date. The Sale Agent must then promptly remit the gross proceeds of such sale to the Company’s Share Registry. The Company’s Share Registry will promptly remit to Ineligible Foreign Shareholders and Non-Electing Small Parcel Holders the gross proceeds (after deducting any applicable taxes) from the sale of such US Holdco CDIs sold through the Sale Facility;

(vii)	all Listed Warrants held by Listed Warrantholders at 7:00pm (Sydney time) on the Record Date together with all rights and entitlements attaching to them as at the Implementation Date, will be exchanged for US Holdco Listed Warrants in accordance with the Warrant Scheme.

(d)	as soon as possible after the Implementation Date, Nova Minerals will be removed from the official list of ASX and Nasdaq; and

(e)	on or as soon as possible after the Implementation Date, US Holdco will be admitted to the official list of ASX and NYSE, the US Holdco CDIs will be admitted for official quotation by ASX and the US Holdco Shares and US Holdco Listed Warrants will be admitted for official quotation by NYSE.

11.6	Effective Date

Each Scheme will become Effective on the date upon which the office copy of the order of the Court under section 411(4)(b) of the Corporations Act approving that Scheme is lodged with ASIC or such earlier date as the Court determines or specifies in the order.

If the Schemes become Effective (or the Share Scheme alone becomes Effective), Nova Minerals will immediately give notice of the event to ASX, OTC and Nasdaq. ASX listed Shares will be suspended from trading on ASX on the close of trade on the Effective Date for the Share Scheme. Nasdaq listed ADSs and OTC quoted shares will also be suspended from trading on Nasdaq and OTC as of the suspension of trading of the ASX listed Shares.

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Once the Schemes become Effective, Nova Minerals and US Holdco will become bound to implement the Schemes in accordance with their terms.

Subject to confirmation with ASX, it is expected that US Holdco CDIs will become tradable on a normal T+2 settlement basis on and from the first Business Day after the Implementation Date.

Trading of US Holdco Shares and US Holdco Listed Warrants on NYSE is expected to commence promptly following the Implementation Date.

11.7	Schemes

If the Share Scheme becomes Effective (i.e. after it is approved by Shareholders and the Court), all Shares outstanding at 7:00pm (Sydney time) on the Record Date will be transferred on the Implementation Date to US Holdco in return for the issuance of the Share Scheme Consideration to the Share Scheme Participants (other than Ineligible Foreign Shareholders and Non-Electing Small Parcel Holders, who will be paid cash pursuant to the Sale Facility). See Annexure D for a copy of the Share Scheme.

US Holdco Shares will become the deposited securities. The ADS Depositary will call for surrender of the Nova Minerals ADSs and will deliver US Holdco Shares upon surrender of those ADSs and payment of the ADS Depositary’s fee of up to US$0.05 per ADS for cancellation of the Nova Minerals ADSs. Nova Minerals will pay the cancellation fee for the ADS Holders.

If the Warrant Scheme becomes Effective (i.e. after it is approved by Listed Warrantholders and the Court), all Listed Warrants on issue at 7:00pm (Sydney time) on the Record Date will be exchanged on the Implementation Date in return for the issuance of the Warrant Scheme Consideration to the Warrant Scheme Participants. See Annexure F for a copy of the Warrant Scheme.

11.8	Deed Polls

US Holdco has executed the Share Scheme Deed Poll pursuant to which US Holdco has agreed, subject to the Share Scheme becoming Effective, to acquire the Shares held by Shareholders for the Share Scheme Consideration pursuant to the terms of the Share Scheme.

US Holdco has executed the Warrant Scheme Deed Poll pursuant to which US Holdco has agreed, subject to the Warrant Scheme becoming Effective, to issue US Holdco Listed Warrants to Listed Warrantholders for the Warrant Scheme Consideration pursuant to the terms of the Warrant Scheme.

See Annexure E for a copy of the Share Scheme Deed Poll and Annexure G for a copy of the Warrant Scheme Deed Poll.

11.9	Record Date

The Record Date for the Schemes is 7:00pm (Sydney time) on the date which is two Business Days after the Effective Date (or on such other date (after the Effective Date) as Nova Minerals and US Holdco may agree in writing). Only Shareholders who appear on the Nova Minerals Share Register and Listed Warrantholders who appear on the Nova Minerals Warrant Register at 7:00pm (Sydney time) on the Record Date will be issued the Share Scheme Consideration or the Warrant Scheme Consideration (as applicable).

11.10	Implementation Date

The Implementation Date for the Schemes is the date which is five Business Days after the Record Date (or on such other date agreed to in writing by Nova Minerals and US Holdco).

On the Business Day prior to the Implementation Date for the Scheme, US Holdco must:

(a)	procure the allotment and issue of the US Holdco Shares in book entry form to CDN, which are to be held on trust for each Scheme Participant (other than the ADS Depositary), and the Sale Agent, being issued US Holdco CDIs.

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On the Implementation Date for the Schemes, US Holdco must:

(a)	do everything reasonably necessary to issue the US Holdco CDIs to:

(i)	the Share Scheme Participants (other than the Australian custodian for the ADS Depositary, Ineligible Foreign Shareholders and Non-Electing Small Parcel Holders) in accordance with this Share Scheme and:

(A)	in the case of Share Scheme Participants who hold their Shares on the CHESS sub register, procure that the US Holdco CDIs are held on that sub register;

(B)	in the case of Share Scheme Participants who hold their Shares on the issuer sponsored sub register, procuring that the US Holdco CDIs are held on that sub register; and

(C)	maintain the CDI register for each Share Scheme Participant who receives US Holdco CDIs under the Share Scheme and procures the provision of US Holdco CDI holding statements or allotment confirmation advices to all applicable Share Scheme Participants in accordance with the Listing Rules; and

(ii)	the Sale Agent in respect of any Shares held by any Ineligible Foreign Shareholders and Non-Electing Small Parcel Holders in accordance with this Share Scheme;

(b)	procure the allotment and issue of the US Holdco Shares in the US Holdco Register in book entry form to (i) CDN (to underpin the US Holdco CDIs to Shareholders who held Shares on ASX), (ii) Scheme Participants who held their Shares on the OTC, and (iii) the ADS Depositary to allow it to effect the ADS exchange;

(c)	issue and provide to the Warrant Scheme Participants the Warrant Scheme Consideration

11.11	Dispatch of holding statements and CHESS confirmation advices

US Holdco will dispatch holding statements and CHESS confirmation advices in respect of the Holdco CDIs to Share Scheme Participants entitled to them as soon as reasonably practicable after the Implementation Date.

US Holdco will dispatch holding statements to Share Scheme Participants who hold NYSE listed US Holdco Shares as soon as reasonably practicable after the Implementation Date.

11.12	Commencement of trading in US Holdco CDIs, US Holdco Shares and US Holdco Listed Warrants

Subject to confirmation with ASX, it is expected that US Holdco CDIs will become tradable on a normal T+2 settlement basis on and from the first Business Day after the Implementation Date (or such other date as ASX requires). The Implementation Date is currently expected to be 16 June 2026.

Trading of US Holdco Shares and US Holdco Listed Warrants on NYSE is expected to commence promptly following the Implementation Date.

The actual dates will be announced to ASX and NYSE and also published on the Nova Minerals website.

US Holdco will procure the dispatch of holding statement or CHESS confirmation advice to Scheme Participants who are not Ineligible Foreign Shareholders or Non-Electing Small Parcel Holders in respect of the US Holdco CDIs those Share Scheme Participants are entitled as soon as practicable after the Implementation Date.

Share Scheme Participants (other than Ineligible Foreign Shareholders and Non-Electing Small Parcel Holders) who trade their US Holdco CDIs prior to receiving their holding statement or CHESS confirmation advice do so at their own risk.

Shareholders should seek appropriate professional advice about their circumstances and the trading (or otherwise) of US Holdco CDIs and/or US Holdco Shares, as applicable.

11.13	Delisting of Nova Minerals

As soon as possible after the Effective Date, it is intended that Nova Minerals will request ASX to remove Nova Minerals from the official list of ASX and request the removal of Nova Minerals from the official list of Nasdaq. In particular, US Holdco will be the successor issuer of Nova Minerals shares and CDIs. However, as noted in Section 11.5(d), on or as soon as possible after the Implementation Date, it is expected that US Holdco will be admitted to the official list of ASX and NYSE and the US Holdco CDIs will be admitted for official quotation by ASX and the US Holdco Shares and US Holdco Listed Warrants will be admitted for official quotation by NYSE.

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11.14	Termination of the Scheme Implementation Deed

The Scheme Implementation Deed may be terminated by either party (provided it is a non-defaulting party) before 8:00am (Sydney time) on the date of the Second Court Hearing by notice in writing to the other party (in this Section 11.14 ‘terminate’) in certain circumstances, including:

(a)	Material breach of the Scheme Implementation Deed: if the other party (i.e., the defaulting party) is in breach of a material provision of the Scheme Implementation Deed;

(b)	Conditions Precedent: if any of the Conditions Precedent are incapable of being satisfied or fulfilled (other than as a result of a breach by the terminating party of its obligations under the Scheme Implementation Deed);

(c)	Shareholder Approval: if the Requisite Majority of Shareholders do not approve the Share Scheme at the Share Scheme Meeting; or

(d)	Restraint: if the Court, government or judicial agency or stock or securities exchange has issued any order, decree, ruling or taken any other action permanently restrains or prohibits the Proposed Transaction and that order, decree, ruling or other action has become final and cannot be appealed.

The Scheme Implementation Deed may also be terminated at any time by mutual consent of Nova Minerals and US Holdco, provided that such consent to terminate is in writing and is signed by each of the parties.

12.	Additional information

12.1	Interests in Nova Minerals

(a)	Interests of Directors in Nova Minerals

The number, description and amount of Nova Minerals marketable securities controlled or held by, or on behalf of, each Director as at the date of this Scheme Booklet are:

Director	Ordinary Shares	Options	Performance Rights
Christopher Gerteisen[1]	1,900,281	4,125,000	800,000
Craig Bentley[2]	3,616,669	3,125,000	-
Avi Geller[3]	2,290,177	1,375,000	-
Richard John Beazley[4]	-	1,250,000	-
Chaim Berger	-	-	-

Notes:

1.	Mr Gerteisen’s holdings are held directly and indirectly as follows:

a.	1,700,281 shares are held directly by Mr Gerteisen.

b.	4,125,000 unquoted ESOP options are held directly by Mr Gerteisen. The options have an exercise price of A$0.45, expiring 23 December 2028 (Class A-D)

b.	200,000 shares are held indirectly by AJ Holdings International Limited.

c.	800,000 performance rights are held indirectly by AJ Holdings International Limited.

2.	Mr Bentley’s holdings are held directly and indirectly as follows:

a.	2,259,669 shares are held directly by Mr Bentley.

b.	625,000 shares are held indirectly by Speedy Investments Pty Ltd.

c.	732,000 shares are held indirectly by Kerse Pty Ltd as trustee for the Bentley Family A/C Trust.

d.	3,125,000 unquoted ESOP options are held indirectly by Kerse Pty Ltd as trustee for the Bentley Family A/C Trust. The options have an exercise price of A$0.45, expiring 23 December 2028 (Class A-D).

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3.	Mr Geller’s holdings are held directly and indirectly as follows:

a.	1,739,615 shares are held indirectly by Leonite Capital LLC, an entity which Mr Geller holds an interest in.

b.	550,562 shares are held indirectly by Leonite LLC, an entity Mr Geller holds an interest in.

c.	1,375,000 unquoted ESOP options are held indirectly by Leonite LLC. The options have an exercise price of A$0.45, expiring 23 December 2028 (Class A-D).

4.	1,250,000 unquoted ESOP options are held indirectly by Mrs Janine Louise Beazley as trustee for Altair Investments at an exercise price at $0.45, expiring 23 December 2028 (Class A-D).

(b)	Interests of US Holdco and US Holdco Directors in Nova Minerals

(i)	Interests of US Holdco in Nova Minerals

As at the date of this Scheme Booklet, US Holdco held no Relevant Interest in any of Nova Minerals’ securities.

(ii)	Interests of US Holdco Directors in Nova Minerals

As at the date of this Scheme Booklet, the Relevant Interests held by the US Holdco Directors in Nova Minerals are set out in Section 12.1(a).

12.2	Interests in US Holdco securities

(a)	Interests of US Holdco Directors in the US Holdco securities

As at the date of this Scheme Booklet, none of the US Holdco Directors held a Relevant Interest in US Holdco.

(b)	Interests of Nova Minerals and Directors in the US Holdco securities

As at the date of this Scheme Booklet, Nova Minerals did not hold any securities of US Holdco.

As at the date of this Scheme Booklet, none of the Directors held a Relevant Interest in US Holdco.

12.3	Agreements or arrangements with Directors and senior management

(a)	Christopher Gerteisen, Executive Director and Chief Executive Officer

Mr. Gerteisen entered a service agreement with Nova Minerals in respect of his appointment as Executive Director and Chief Executive Officer, effective from 20 April 2022 which was updated on 15 January 2026.

The cash remuneration terms of the service agreement comprises of fees of US$360,000 per annum, inclusive of directors’ fees and superannuation (if applicable).

Mr. Gerteisen’s appointment can be terminated by Nova Minerals:

i.	for any reason by the giving of 12 months’ written notice and, at the end of that notice period make a payment to Mr. Gerteisen equal to his salary over a twelve month period; or

ii.	immediately by paying Mr. Gerteisen the equivalent of his salary over a 12 month period.

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Alternatively, Mr. Gerteisen may elect to terminate his employment with Nova Minerals:

i.	immediately if there is a material breach of the terms of the service agreement that is not remedied; or

ii.	by providing 12 months written notice.

(b)	Avi Geller, Non-Executive Director

Mr. Geller entered a service agreement with Nova Minerals in respect of his appointment as Non-Executive Director, effective from 23 July 2020 which was updated on 15 January 2026.

The cash remuneration terms of the service agreement comprises of fees of US$60,000 per annum (inclusive of superannuation contributions, if applicable).

The Service Agreement has no fixed term. Mr. Geller may terminate the agreement at will. Nova Minerals may terminate the agreement in accordance with the terms of its Constitution.

(c)	Craig Bentley, Director of Finance and Compliance and Director

Mr. Bentley entered a service agreement with Nova Minerals in respect of his appointment as Director of Finance and Compliance and Director, effective from 1 October 2024 which was updated on 15 January 2026.

The cash remuneration terms of the service agreement comprises of fees of A$275,000 per annum, inclusive of directors’ fees and superannuation (if applicable).

Mr. Bentley’s appointment can be terminated by Nova Minerals:

i.	for any reason by the giving of 12 months’ written notice and, at the end of that notice period make a payment to Mr. Bentley equal to his salary over a twelve month period; or

ii.	immediately by paying Mr. Bentley the equivalent of his salary over a 12 month period.

Alternatively, Mr. Bentley may elect to terminate his employment with Nova Minerals:

i.	immediately if there is a material breach of the terms of the service agreement that is not remedied; or

ii.	by providing 12 months written notice.

(d)	Chaim (Dovi) Berger, Non-Executive Director

Mr. Berger entered a service agreement with Nova Minerals in respect of his appointment as Non-Executive Director, effective from 1 July 2025.

The cash remuneration terms of the service agreement comprises of fees of US$60,000 per annum (inclusive of superannuation contributions, if applicable).

The service agreement has no fixed term. Mr. Berger can terminate the agreement at will. The Company can terminate it according with the terms of its Constitution.

(e)	Richard Beazley, Non-Executive Chairman and Non-Executive Director

Mr. Beazley entered a service agreement with Nova Minerals in respect of his appointment as Non-Executive Chairman and Non-Executive Director, effective from 24 July 2024.

The cash remuneration terms of the service agreement comprises of fees of A$120,000 per annum for services as non-executive chairman and non-executive director, (inclusive of superannuation contributions, if applicable) for up to 20 hours per month with any excess hours to be charged at A$300 per hour.

The service agreement has no fixed term. Mr. Beazley may terminate the agreement at will. Nova Minerals may terminate the agreement in accordance with the terms of its Constitution.

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(f)	Ian Pamensky, Company Secretary

Mr. Pamensky entered a service agreement with Nova Minerals in respect of his appointment as Company Secretary, effective from 19 September 2019 which was updated on 1 January 2026.

The cash remuneration terms of the service agreement comprises fees of A$96,000 per annum, with an additional hourly charge of $250.00 per hour for any additional out-of-scope work agreed upon in advance.

The service agreement has no fixed term, however can be terminated by mutual agreement or by either party giving 90 days’ notice in writing.

12.4	Other termination benefits

Except as set out in this Section 12.4 or elsewhere in this Scheme Booklet, there are no payments or other benefits that are proposed to:

(a)	be made or given to any director of the Company as compensation for loss of, or as consideration for or in connection with his or her retirement from, office in the Company or in a Related Body Corporate of the Company; or

(b)	be made or given to any director of any Related Body Corporate of the Company as compensation for the loss of, or as consideration for or in connection with his or her retirement from, office in that body corporate or in the Company.

12.5	Agreements or arrangements connected with or conditional on a Scheme

Except as otherwise detailed in this Scheme Booklet, there are no agreements or arrangements that are or will be made between any Director and US Holdco, or any other person in connection with, or conditional on the outcome of a Scheme.

12.6	Interests in contracts with US Holdco

Except as otherwise detailed in this Scheme Booklet, none of the Directors have any interest in any contract entered into by US Holdco.

12.7	Marketable price of US Holdco securities

Until implementation of the Schemes, US Holdco will not have issued any shares. Therefore, no US Holdco securities have been sold in the 3 months immediately before the date of this Scheme Booklet.

12.8	Substantial holders

As at the date of this Scheme Booklet, the following persons had notified Nova Minerals that they had Voting Power in 5% or more of Shares:

Shareholder Name	Number of Shares	Percentage of Shares
The Bank of New York Mellon, as ADS Depositary	229,312,825	50.28%

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12.9	ASX Announcements

Nova Minerals has lodged the following announcements with ASX since the lodgement of its annual report for the financial year ended 30 June 2025:

Date	Description of Announcement
18/09/2025	Corporate Governance Statement and Appendix 4G
19/09/2025	Sustainability Report 2025
19/09/2025	Notice of Annual General Meeting/Proxy Form
23/09/2025	Change in substantial holding
26/09/2025	Change in substantial holding
29/09/2025	Notice of initial substantial holder
30/09/2025	Application for quotation of securities
30/09/2025	Cleansing Statement
30/09/2025	Change in substantial holding
1/10/2025	DoW Awards US$43.4M to Nova for Antimony Production
2/10/2025	Ceasing to be a substantial holder
3/10/2025	Change in substantial holding
6/10/2025	Application for quotation of securities
6/10/2025	Cleansing Statement
8/10/2025	Change in substantial holding
10/10/2025	Land Use Secured for Antimony Refinery at Port MacKenzie
14/10/2025	Nova Engaged for Aus. Govt Meetings with US President Trump
15/10/2025	Application for quotation of securities
15/10/2025	Cleansing Statement
16/10/2025	Application for quotation of securities
16/10/2025	Cleansing Statement
16/10/2025	Application for quotation of securities
16/10/2025	Cleansing Statement
16/10/2025	Nova Undertakes Share Split of NASDAQ Listed ADSs
17/10/2025	Application for quotation of securities
17/10/2025	Cleansing Statement
20/10/2025	Change in substantial holding
20/10/2025	Application for quotation of securities
20/10/2025	Cleansing Statement
20/10/2025	Application for quotation of securities
20/10/2025	Cleansing Statement
21/10/2025	Change in substantial holding
22/10/2025	Application for quotation of securities
22/10/2025	Cleansing Statement

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Date	Description of Announcement
23/10/2025	Change in substantial holding
23/10/2025	Nova CEO to Present at the Emerging Growth Conference
23/10/2025	October 2025 Corporate Update Presentation
24/10/2025	Change in substantial holding
27/10/2025	Quarterly Activities/Appendix 5B Cash Flow Report
28/10/2025	Nova commences procurement of mining & processing equipment
29/10/2025	Application for quotation of securities
29/10/2025	Cleansing Statement
4/11/2025	Application for quotation of securities
4/11/2025	Cleansing Statement
10/11/2025	2025 AGM - Letter from Nova Chairman, Mr. Richard Beazley
10/11/2025	AGM Presentation November 2025
10/11/2025	Results of Meeting
11/11/2025	Notification regarding unquoted securities
13/11/2025	Application for quotation of securities
13/11/2025	Cleansing Statement
14/11/2025	Application for quotation of securities
14/11/2025	Cleansing Statement
14/11/2025	Update - Notification regarding unquoted securities
17/11/2025	Application for quotation of securities
17/11/2025	Cleansing Statement
17/11/2025	Update - Application for quotation of securities
18/11/2025	Change in substantial holding
20/11/2025	Change in substantial holding
25/11/2025	Application for quotation of securities
25/11/2025	Cleansing Statement
1/12/2025	Notification of cessation of securities
5/12/2025	Application for quotation of securities
5/12/2025	Cleansing Statement
8/12/2025	Invitation to Attend Nova Investor Webinars
11/12/2025	Trading Halt

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Date	Description of Announcement
15/12/2025	Suspension from Quotation
17/12/2025	Voluntary Suspension Request
19/12/2025	Nova Announces Pricing of US$20m NASDAQ Offering
19/12/2025	Proposed issue of securities
19/12/2025	Reinstatement to Quotation
23/12/2025	Nova Announces Closing of US$20m NASDAQ Offering
23/12/2025	Application for quotation of securities
23/12/2025	Cleansing Statement
24/12/2025	Change in substantial holding
24/12/2025	Application for quotation of securities
24/12/2025	Cleansing Statement
24/12/2025	Notification regarding unquoted securities
24/12/2025	Change of Director’s Interest Notice
24/12/2025	Investor Presentation - December 2025
5/01/2026	Response to Media Article Regarding Antimony
07/01/2026	RPM North Drilling Confirms Further Resource Upside
13/01/2026	RPM Valley Confirms High-Grade, Continuity, System Open
16/01/2026	Change in Remuneration - Chief Executive Officer
21/01/2026	Higher-Grade Starter Pit Potential at Korbel Gold Deposit
27/01/2026	Resignation of Executive Director
27/01/2026	Final Director’s Interest Notice - LS
27/01/2026	Quarterly Activities/Appendix 5B Cash Flow Report
29/01/2026	Notification regarding unquoted securities - NVA
29/01/2026	Application for quotation of securities - NVA
29/01/2026	Cleansing Statement
04/02/2026	Nova Minerals Plans to Redomicile to the United States
20/02/2026	Change of Director’s Interest Notice - CG
23/02/2026	Pause in Trading
23/02/2026	Nova Response to Short Seller Report
24/02/2026	Change of Director’s Interest Notice - CG
02/03/2026	New Gold-Copper System Developing at West Wing

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Date	Description of Announcement
03/03/2026	Nova Executes Scheme Implementation Deed-US Redomiciliation
06/03/2026	S&P DJI Announces March 2026 Quarterly Rebalance
09/03/2026	Further High-Grade Gold Discovered at RPM
10/03/2026	Update - S&P DJI March 2026 Rebalance of the All Ordinaries
12/03/2026	Half Yearly Report and Accounts
16/03/2026	Nova Winter Freight Haul Underway
20/03/2026	Nova CEO to Present at the Emerging Growth Conference
30/03/2026	Correction to Previously Released Appendix 2A
31/03/2026	Amendment to the Scheme Implementation Deed
31/03/2026	REVISED - Amendment to the Scheme Implementation Deed
01/04/2026	Company Presentation - April 2026
13/04/2026	Nova Appoints New Chief Financial Officer
14/04/2026	New Gold Anomaly Developing at Portage Pass
16/04/2026	Change in substantial holding
21/04/2026	Nova US Redomiciliation – Court Approves Scheme Meeting

12.10	Lodgement of Scheme Booklet

This Scheme Booklet was given to ASIC on 31 March 2026 in accordance with section 411(2) of the Corporations Act.

12.11	No unacceptable circumstances

The Directors believe that the Schemes do not involve any circumstances in relation to the affairs of any Shareholder that could reasonably be characterised as constituting ‘unacceptable circumstances’ for the purposes of section 657A of the Corporations Act.

12.12	Right to inspect Nova Minerals Share Register

Shareholders have the right to inspect the Nova Minerals Share Register which contains the name and address of each Shareholder and certain other prescribed details relating to Shareholders, without charge.

Shareholders have these rights by virtue of section 173 of the Corporations Act.

12.13	Creditors of Nova Minerals

The Schemes, if implemented, are not expected to materially prejudice Nova Minerals’ ability to pay its creditors, as the Schemes involve the acquisition of Shares for consideration provided by a third party, rather than the acquisition of Nova Minerals’ underlying assets. No material new liability (other than transaction costs) is expected to be incurred by Nova Minerals as a consequence of the Schemes. Nova Minerals has paid and is paying all of its creditors within normal terms of trade and is solvent and trading in an ordinary commercial manner.

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12.14	Consents

(a)	Role of advisers, experts, Share Registry and US Transfer Agent

The persons named in this Scheme Booklet as performing a function in a professional, advisory or other capacity in connection with the Schemes or the preparation or distribution of this Scheme Booklet are:

Name	Role
RSM Corporate Australia Pty Ltd	Independent Expert
Ashurst Australia	Legal adviser to Nova Minerals as to Australian law
Perkins Coie LLP	Legal adviser to Nova Minerals as to federal US securities law only
Ballard Spahr LLP	Legal adviser to Nova Minerals as to Nevada law only
Automic Pty Ltd	Nova Minerals’ Australian share registry
RSM Australia Pty Ltd	Tax adviser to Nova Minerals

(b)	Consents

RSM Corporate Australia Pty Ltd has given its consent to the inclusion of its Independent Expert’s Report in this Scheme Booklet in the form and context in which it appears in Annexure A of this Scheme Booklet and has not withdrawn that consent before the date of this Scheme Booklet. RSM Australia takes no responsibility for the contents of the Scheme Booklet other than the Independent Expert’s Report. The interests of RSM Australia in its capacity as Independent Expert are disclosed in the Independent Expert’s Report.

Ashurst Australia has given its consent to be named in this Scheme Booklet as legal adviser to Nova Minerals as to Australian law and has not withdrawn that consent before the date of this Scheme Booklet.

Perkins Coie LLP has given its consent to be named in this Scheme Booklet as legal adviser to Nova Minerals as to federal US securities law and has not withdrawn that consent before the date of this Scheme Booklet. Perkins Coie LLP has not advised on Nevada law.

Ballard Spahr LLP has given its consent to be named in this Scheme Booklet as legal adviser to Nova Minerals as to Nevada law and has not withdrawn that consent before the date of this Scheme Booklet.

Automic Pty Ltd has given its consent to be named in this Scheme Booklet as Nova Minerals’ Australian share registry and has not withdrawn that consent before the date of this Scheme Booklet.

RSM Australia Pty Ltd has given its consent to be named in this Scheme Booklet as the tax adviser to Nova Minerals.

(c)	Disclaimer

Each person named in Section 12.14(a):

(i)	has not authorised or caused the issue of this Scheme Booklet; and

(ii)	to the maximum extent permitted by law, expressly disclaims all liability in respect of, makes no representation regarding, and takes no responsibility for any part of this Scheme Booklet other than a reference to its name and any statement or report which has been included in this Scheme Booklet with the consent of that person.

(d)	Fees

Each of the persons named in Section 12.14 as performing a function in a professional, advisory or other capacity in connection with the Scheme and the preparation of this Scheme Booklet, will be entitled to receive professional fees charged in accordance with their normal basis of charging.

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If the Schemes are implemented, costs of approximately $2.3 million (excluding GST) are expected to be paid by Nova Minerals. This includes advisory fees for Nova Minerals’ financial, legal, accounting and tax advisers, the Independent Expert fees, governance support and proxy advisor engagement support fees, ADS cancellation fees, sale agent fees, general administrative fees, printing and distribution costs, expenses associated with convening and holding the Scheme Meetings and other expenses.

If the Schemes are not implemented, costs of approximately $1.2 million (excluding GST) are expected to be paid by Nova Minerals.

12.15	Regulatory conditions and relief

ASX confirmations waivers

US Holdco will make an application to ASX to receive the following confirmations and waivers in connection with US Holdco’s application to be admitted to the official list of ASX and the quotation of the US Holdco CDIs on ASX:

(a)	(constitution) a confirmation that US Holdco’s amended and restated Articles of Incorporation and bylaws satisfy the requirements of ASX Listing Rule 1.1, Condition 2;

(b)	(quotation of securities) a waiver from Listing Rule 1.1 condition 6 to the extent necessary to permit US Holdco to apply for quotation only of those fully paid common shares issued into the Australian market (to be settled on ASX in the form of CDIs) on the condition that US Holdco releases to the market details of this waiver as a pre-quotation disclosure;

(i)

(c)	(free float requirements) a confirmation ASX will accept that US Holdco will satisfy the free float requirement in ASX Listing Rule 1.1, Condition 7 provided Nova continues to satisfy the free float requirement at the time it ceases to be admitted to the official list of ASX;

(d)	(spread requirement) a waiver from Listing Rule 1.1 condition 8 to the extent necessary to permit US Holdco to be admitted to the official list of ASX without satisfying the spread requirements of that rule on the condition that Nova Minerals is in compliance with Listing Rule 12.4 at the time it ceases to trade on ASX;

(e)	(asset or profit test) a waiver from Listing Rule 1.1 condition 9 to the extent necessary to permit US Holdco to be admitted to the official list of ASX without complying with either the profit test in Listing Rules 1.2 or the assets test in ASX Listing Rule 1.3 on the condition that Nova Minerals is in compliance with Listing Rules 12.1 and 12.2 at the time that it ceases to trade on ASX;

(f)	(exercise price) a waiver from Listing Rule 1.1 condition 12 to the extent necessary to allow US Holdco to have performance rights on issue with an exercise price less than A$0.20;

(g)	(good fame and character requirements) a confirmation that ASX will accept that each director, CEO and CFO of US Holdco who was a director, CEO and CFO of Nova immediately prior to implementation of the Schemes are of good fame and character for the purposes of ASX Listing Rule 1.1, Condition 20, on the condition that no further director appointments are made prior to US Holdco’s admission to the official list of ASX;

(h)	(information memorandum) a confirmation that ASX will accept an information memorandum incorporating the Scheme Booklet as acceptable in place of a prospectus or PDS for the purposes of US Holdco’s application for admission to the official list of ASX pursuant to Listing Rule 1.1 condition 3;

(i)	(prospectus information) a waiver from Listing Rule 1.4.1 to the extent necessary to permit US Holdco’s information memorandum to not include a statement that it contains all information that would otherwise be required under section 710 of the Corporations Act on the condition that:

(i)	the information memorandum incorporates the Scheme Booklet;

(ii)	US Holdco releases all of the documents incorporated by reference into the Scheme Booklet to the market as a pre-quotation disclosure; and

(iii)	US Holdco provides a statement to the market that Nova Minerals has confirmed that it was in compliance with ASX Listing Rule 3.1 at the time that it ceased trading on ASX;

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(j)	(capital raising) a waiver from Listing Rule 1.4.7 to the extent necessary to permit US Holdco’s information memorandum not to include a statement that US Holdco has not raised any capital for the three months before the date of issue of the information memorandum and will not need to raise capital in the three months after that date;

(k)	(supplementary information) a waiver from Listing Rule 1.4.8 to the extent necessary to permit US Holdco’s information memorandum not to include a statement that a supplementary information memorandum will be issued if, following the issue of the information memorandum and the date on which US Holdco CDIs are quoted on ASX, US Holdco becomes aware of any of the matters referred to in Listing Rule 1.4.8 on the condition that the Company undertakes to release such information on the ASX market announcements platform;

(l)	(issue price) a waiver from Listing Rule 2.1 condition 2 to permit US Holdco CDIs to have an issue price at the time of admission to the official list of ASX to be less than $0.20;

(m)	(application for quotation) a waiver from Listing Rule 2.4 to the extent necessary to permit US Holdco to apply for quotation only of those fully paid common shares issued into the Australian market (to be settled on ASX in the form of CDIs);

(n)	(financial reports) a confirmation for the purposes of Listing Rule 19.11A that US Holdco may prepare its financial accounts (including any audits or reviews of those accounts) being conducted by Chartered Professional Accountants in accordance with US GAAP;

(o)	(quarterly reports – mining exploration entities) a waiver from ASX Listing Rules 5.3 and 5.5 to the extent necessary to permit US Holdco to submit:

(i)	in lieu of an Appendix 5B and a quarterly activity report for the first, second and third quarters, a copy of the Form 10-Qs for US Holdco as filed with the SEC for those quarters; and

(ii)	in lieu of an Appendix 5B and a quarterly activity report for the fourth quarter, a copy of the Form 10-K for US Holdco as filed with the SEC for that fiscal year,

in each case immediately after the Form 10-Q or Form 10-K (as applicable) has been filed with the SEC and, in any event, by no later than the date on which it is due to be filed with the SEC under US federal securities law.

(p)	(half yearly accounts) a waiver from Listing Rule 4.2A.2 and 4.2B to the extent necessary to permit US Holdco to submit, in lieu of half yearly accounts:

(i)	each Form 10-Q it is required to lodge with the SEC for its fiscal quarters, including the interim unaudited financial statements required by Rule 10-01 of Regulation S-X; and

(ii)	a Form 10-K for the fiscal year, which includes audited financial statements and an audit report in respect to full fiscal year,

in each case immediately after the Form 10-Q or Form 10-K (as applicable) has been filed with the SEC and, in any event, by no later than the date on which it is due to be filed with the SEC under US federal securities law.

(q)	(voting) a waiver from Listing Rule 6.10.3 to the extent necessary to permit US Holdco to comply with the laws of Nevada on security holders’ rights to vote;

(r)	(director nominations) a confirmation for the purposes of ASX Listing Rule 14.3 that US Holdco may accept nominations for the election of directors in accordance with its bylaws and applicable US laws (being the state laws of Nevada and the federal laws of the United States);

(s)	(election of directors) a waiver from Listing Rule 14.4 to the extent necessary to permit US Holdco to permit a director appointed by the US Holdco Board to fill a casual vacancy or as an additional director to hold office beyond the next annual general meeting after that person’s appointment if the term of office of the class of director into which that person has been appointed expires at a later annual meeting, in accordance with US Holdco’s constituent documents;

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(t)	(securities cancellation) a waiver from Listing Rule 6.23.2 to the extent necessary to permit US Holdco, in connection with the Schemes, to exchange the Options, Unlisted Warrants and Performance Rights for US Holdco Options, US Holdco Unlisted Warrants and US Holdco Performance Rights (respectively), without shareholder approval, on the condition that:

(i)	full details of the proposed exchanges are detailed to ASX’s satisfaction in the Scheme Booklet; and

(ii)	the Share Scheme becomes Effective;

(u)	(placement capacity) a waiver from Listing Rule 7.1 to the extent necessary to permit US Holdco to issue and list securities in accordance with the rules of the New York Stock Exchange Rules (NYSE Rules), US federal securities laws and the Nevada Revised Statutes on the condition that:

(i)	US Holdco remains subject to, and complies with, the NYSE Rules, US federal securities laws and the Nevada Revised Statutes with respect to the issuance and listing of new securities;

(ii)	US Holdco certifies to ASX on an annual basis (on or about 30 September each year) that it remains subject to, and continues to comply with, the requirements of the NYSE Rules, US federal securities laws and the Nevada Revised Statutes with respect to the issuance and listing of new securities;

(iii)	If US Holdco becomes aware of any change to the application of the NYSE Rules, US federal securities laws and the Nevada Revised Statutes with respect to the issuance and listing of new securities, or that US Holdco is no longer in compliance with those requirements, it must immediately advise ASX and take remedial or disclosure-related action as prescribed by the NYSE Rules, US federal securities laws and the Nevada Revised Statutes; and

(iv)	without limiting ASX’s right to vary or revoke the waiver pursuant to Listing Rule 18.3, ASX may revoke this waiver if (i) US Holdco fails to comply with any of the above conditions, or (ii) there are change to the NYSE Rules in respect of the listing of new securities such that, in ASX’s opinion, the regulation of the listing of new securities under those NYSE Rules ceases to be comparable to the regulation of the listing of new securities under the ASX Listing Rules.

(v)	(liability for unpaid shares) a waiver from Listing Rule 7.26.2 to the extent necessary to permit US Holdco’s bylaws not to have a provision causing former holders of cancelled or forfeited shares to remain liable (in the absence of the approval of the holders of ordinary shares) for any amount called but unpaid on the shares despite the fact that they have been forfeited on the condition that US Holdco undertakes not to issue partly paid shares without the written consent of ASX.

(w)	(Information Form and Checklist) a confirmation that US Holdco is not required to comply with the following items of the Appendix 1A Information Form and Checklist in connection with its application for admission to the official list of ASX, on the basis that the listing of US Holdco is not, in substance, a new listing (and it is replacing Nova Minerals):

(a)	Items 13-19 (information on each director, CEO and CFO of US Holdco, including background checks);

(b)	Items 23 and 24 (diagram and details of material child entities);

(c)	Item 30 (confirmation in relation to free float requirement);

(d)	Item 35 and 36 (history and proposed activities of US Holdco);

(e)	Item 44 (details and provision of material contracts);

(f)	Item 45 and 46 (material terms of employment, service or consultancy agreements between the entity and its CEO or directors or a related party of such persons);

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(g)	Item 47 (confirmation that all information that a reasonable person would expect to have a material effect on the price and value of the entity’s securities to be quoted has been included in or provided with the Appendix 1A);

(h)	Item 48 (annual report); and

(i)	Item 52-69 (provision of information in connection with ASX Listing Rules 1.2 and 1.3 (profit and assets test)).

(x)	(Mining Annexure) a confirmation that US Holdco is not required to comply with items 48-52 of Annex 1 to the Appendix 1A Information Form and Checklist (for mining entities) on the basis that the market is already aware of such matters and the Proposed Transaction involves no change to the assets or mining activities of Nova Minerals.

ASIC relief

ASIC relief relating to the Share Scheme

US Holdco has made an application to ASIC for:

(j)	a declaration under subsection 741(1)(b) of the Corporations Act modifying sections 708A(12A) and 708A(5) of the Corporations Act such that, in the 12 months following the Implementation Date, the continuous quotation of US Holdco CDIs may be included in the calculation of the 3 month period for the purposes of sections 708A(12A) and 708A(5) of the Corporations Act;

(k)	a declaration under subsection 741(1)(b) modifying the definition of “continuously quoted securities” for the purposes of Chapter 6D of the Corporations Act such that, in the 12 months following the Implementation Date, the continuous quotation of US Holdco CDIs may be included in the calculation of the 3-month period for the purposes of section 713(1) of the Corporations Act;

(l)	a declaration under 340(1) of the Corporations Act to relieve Nova Minerals from the financial reporting requirements under Part 2M of the Corporations Act in relation to its financial year ending 30 June 2026; and

(m)	a declaration under regulation 5.1.01(1) of the Corporations Regulations to allow Nova Minerals to confine its disclosure in this Scheme Booklet to material changes in its financial position since 12 March 2026 being the report with respect to the company’s half-year report ended 31 December 2025.

As at the date of this Scheme Booklet, ASIC has not made a formal decision on this application. If granted, the form of the relief granted to Nova Minerals and US Holdco will be subject to finalisation of the relief instruments by ASIC.

ASIC relief relating to the Warrant Scheme

US Holdco has applied to obtain customary relief for disclosure in this Scheme Booklet from the requirements under paragraphs 8201(a), (b), (c), (d), (e) and 8203(a) and (b) of Part 2 of Schedule 8 of the Corporations Regulations, which contain various content requirements in connection with the Warrant Scheme (as a “proposed compromise or arrangement with creditors”), including the requirement to name the Listed Warrantholders.

12.16	Foreign jurisdictions

(a)	General

This Scheme Booklet does not constitute an offer of US Holdco Shares (including in the form of CDIs) or US Holdco Listed Warrants in any jurisdiction in which it would be unlawful. In particular, this Scheme Booklet may not be distributed to any person, and the US Holdco Shares (including in the form of CDIs) and US Holdco Listed Warrants may not be offered or sold, in any country outside Australia except to the extent permitted below.

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(b)	Belgium

This Scheme Booklet is not a prospectus under the EU Prospectus Regulation 2017/1129 (the “Prospectus Regulation”) or the Belgian act of 11 July 2018 on offerings to the public of investment instruments and the admission of investment instruments to trading on regulated markets, and has not been, and will not be, approved by any securities regulator or supervisory authority in Belgium. This Scheme Booklet may not be made available, nor may the securities to be issued under the Schemes in Belgium except:

●	to persons who are “qualified investors” (as defined in Article 2(e) of the Prospectus Regulation; and

●	to fewer than 150 natural or legal persons other than qualified investors.

(c)	Israel

This Scheme Booklet is not a prospectus under the Israeli Securities Law, 1968 (the “Securities Law”) No prospectus will be issued under the Securities Law in connection with the Schemes. Any securities to be issued under the Schemes will only be offered and sold in Israel pursuant to no more than 35 securityholders of the Company, provided that Qualified Investors shall not be counted for the purpose of such limitation.

No communication, document or information or other activity undertaken in connection with the Schemes shall be deemed an investment advice.

(d)	New Zealand

This Scheme Booklet is not a New Zealand product disclosure statement and has not been registered, filed with or approved by any New Zealand regulator. The offer of US Holdco Shares and US Holdco CDIs in New Zealand under the Schemes is only being made to existing securityholders of Nova Minerals, and is made in reliance upon the Financial Markets Conduct (Incidental Offers) Exemption Notice 2021. Accordingly, this Scheme Booklet may not contain all the information that a product disclosure statement is required to contain under New Zealand law.

(e)	Panama

These securities have not been and will not be registered with the Superintendence of Capital Markets of the Republic of Panama under Decree Law N°1 of July 8, 1999 (the “Panamanian Securities Act”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Act. These securities do not benefit from the tax incentives provided by the Panamanian Securities Act and are not subject to regulation or supervision by Superintendence of Capital Markets of the Republic of Panama.

(f)	United Kingdom

US Holdco Shares and US Holdco CDIs will only be made available in circumstances not resulting in an offer of relevant securities to the public in the UK within the meaning of Regulation 12 of the Public Offers and Admissions to Trading Regulations 2024 (the POAT Regulations).

This Scheme Booklet is not a prospectus and no such prospectus is required to be published in accordance with the Prospectus Rules: Admission to Trading on a Regulated Market sourcebook of the UK Financial Conduct Authority (the FCA). In addition, this document does not constitute an admission document drawn up in accordance with the London Stock Exchange’s (the LSE) AIM Rules for Companies. Accordingly, this Scheme Booklet has not been pre-approved by the FCA or the LSE.

Any communication regarding the Schemes has been made, will only be made or caused to be made in the United Kingdom in circumstances in which section 21(1) FSMA does not apply to the Company or US Holdco.

(g)	United States

The US Holdco Shares (including in the form of CDIs) and US Holdco Listed Warrants to be issued pursuant to the Schemes have not been, and will not be, registered under the US Securities Act 1933 or the securities laws of any US state or other jurisdiction. The Share Scheme Consideration and the Warrant Scheme Consideration is not being offered and will not be issued in any US state or other jurisdiction where it is not legally permitted to do so.

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The issuance of the US Holdco Shares and US Holdco Listed Warrant is exempt from the registration requirement by reason of Section 3(a)(10) of the US Securities Act of 1933. In particular, the Share Scheme and the Warrant Scheme will be approved by an Australian court for purposes of qualifying for the Section 3(a)(10) exemption.

Neither the Scheme Booklet nor any other document related to the Share Scheme or the Warrant Scheme has been filed with or reviewed by the US Securities and Exchange Commission or any state securities authority and none of them has passed upon or endorsed the merits of the Schemes or the accuracy, adequacy or completeness of the Scheme Booklet. Any representation to the contrary is a criminal offence.

12.17	Supplementary information

If, between the date of lodgement of this Scheme Booklet for registration by ASIC and the Effective Date, Nova Minerals becomes aware of any of the following:

(a)	a material statement in this Scheme Booklet is false or misleading or deceptive;

(b)	a material omission from this Scheme Booklet;

(c)	a significant change affecting a matter included in this Scheme Booklet; or

(d)	a significant new matter that has arisen and that would have been required to be included in this Scheme Booklet if it had arisen before the date of lodgement of this Scheme Booklet for registration by ASIC,

Nova Minerals will make available supplementary material to Shareholders. Nova Minerals intends to make available any supplementary material by releasing that material to ASX (www.asx.com.au) and posting the supplementary document to Nova Minerals’ website (www.novaminerals.com.au) Depending on the nature and timing of the changed circumstances and subject to obtaining any relevant approvals, Nova Minerals may also send such supplementary materials to Shareholders and Listed Warrantholders.

12.18	Other material information

Except as set out in this Scheme Booklet, there is no other information material to the making of a decision in relation to the Schemes, being information that is within the knowledge of Nova Minerals which has not previously been disclosed to Shareholders and Listed Warrantholders.

THE ISSUE OF THIS SCHEME BOOKLET IS AUTHORISED BY THE DIRECTORS OF NOVA MINERALS AND THIS SCHEME BOOKLET HAS BEEN SIGNED BY OR ON BEHALF OF THE DIRECTORS OF NOVA MINERALS ON 21 April 2026

Richard Beazley
Chairman

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13.	Glossary

In this Scheme Booklet, unless the context requires otherwise:

$ or A$ means the lawful currency of Australia.

ADS or Nova Minerals ADS means an American Depositary Share, each representing 12 Shares.

ADS Depositary means The Bank of New York Mellon (BNY) .

ADS Holder means a holder of Nova Minerals’ Nasdaq listed ADSs.

Annexure means an annexure to this Scheme Booklet.

ASIC means the Australian Securities and Investments Commission.

ASX means ASX Limited (ABN 98 008 624 691) or where the context requires, the financial market operated by it known as the Australian Securities Exchange.

ASX Listing Rules means the official listing rules of ASX.

ASX Settlement means ASX Settlement Pty Ltd ABN 49 008 504 532.

ASX Settlement Rules means ASX Settlement Operating Rules of ASX Settlement.

Board means the board of directors of Nova Minerals.

Business Day means a business day as defined in the Listing Rules and, to the extent any action must be taken in relation to the NYSE, a day on which the NYSE is operating but excludes a day that is a Saturday, Sunday, bank holiday or public holiday in Sydney, Australia or Nevada, United States.

CDI means a CHESS Depositary Interest representing a unit of beneficial ownership in a share (or other equity security) of a foreign registered entity, registered in the name of CDN, or beneficial ownership is held by CDN, and CDIs means a number of them.

CDN means CHESS Depositary Nominees Pty Limited (ACN 071 346 506, AFSL 254514).

CGT means capital gains tax.

CHESS means the clearing house electronic subregister system of security transfers operated by ASX Settlement.

Competent Person has the meaning given in the JORC Code.

Control has the meaning given to that term in section 50AA of the Corporations Act and Controlled and Controlling have the corresponding meaning.

Corporations Act means the Corporations Act 2001 (Cth), as amended from time to time.

Corporations Regulations means the Corporations Regulations 2001 (Cth), as amended from time to time.

Court means the Federal Court of Australia.

Deposit Agreement means the Deposit Agreement entered into between Nova Minerals, and The Bank of New York Mellon and the holders and beneficial owners of Nova Minerals ADSs, dated as of July 23, 2024.

Director means a director of Nova Minerals.

DRS Statement means direct registration system statement evidencing registration and ownership of US Holdco Shares.

Effective means, when used in relation to a Scheme, the order of the Court made under section 411(4)(b) of the Corporations Act in relation to the Scheme taking effect pursuant to section 411(10) of the Corporations Act, but in any event at no time before an office copy of the order of the Court is lodged with ASIC.

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Effective Date means the date the Share Scheme or the Warrant Scheme (as applicable) becomes Effective.

Electing Small Parcel Holder means a Small Parcel Holder who has made a valid election to not participate in the Sale Facility and to retain their holding in the Nova Minerals Group pursuant to the Small Parcel Holder Election Form via https://investor.automic.com.au/ whose valid election was received and not withdrawn before 7:00pm on the Effective Date for the Share Scheme.

Eligible Jurisdictions means Australia, Belgium, Israel, New Zealand, Panama, United Kingdom, the United States, and such other jurisdictions as agreed in writing between Nova Minerals and US Holdco from time to time.

End Date means 31 August 2026, or such later date as agreed to in writing between US Holdco and Nova Minerals.

Exchange Act means the US Securities Exchange Act of 1934.

Explanatory Statements means the statements pursuant to section 412 of the Corporations Act, which are registered by ASIC in relation to each of the Schemes, copies of which are included in this Scheme Booklet.

FY means a financial year, being a 12 month period ending on 30 June.

GST means the tax levied under the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Implementation Date means the fifth Business Day after the Record Date, or such other date agreed to in writing by Nova Minerals and US Holdco.

Independent Expert means RSM Corporate Australia Pty Ltd ACN 050 508 024.

Independent Expert’s Report means the report in Annexure A.

Ineligible Foreign Shareholder has the meaning given in section 5.3.

IFRS means the International Financial Reporting Standards.

JORC means the Joint Ore Reserves Committee.

JORC Code means the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves, 2012 edition.

Latest Practicable Date means 20 April 2026, being the last practicable day before finalising the information in this Scheme Booklet.

Listed Warrant or Nova Minerals Listed Warrant means a warrant to purchase five (5) Nova Minerals ADSs (representing 60 Nova Minerals Shares), listed on Nasdaq under the ticker “NVAWW”.

Listed Warrantholder means the holder of a Nasdaq Listed Warrant.

Listing Rules means the official listing rules of ASX.

Marketable Parcel means a parcel of Shares of not less than A$500 based on the closing price on the last day of trading on ASX used to determine this, being the last date prior to the Record Date.

Merged Group means the combined group consisting of the Nova Minerals Group and US Holdco.

Nasdaq means the Nasdaq Stock Market.

NGCL means Nevada General Corporation Law Chapter 78.

Non-Electing Small Parcel Holder means a Small Parcel Holder who is not an Electing Small Parcel Holder.

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Notice of Scheme Meeting means the notice convening the Scheme Meetings together with the Proxy Forms as set out in Annexure H.

Nova Minerals ADS means an ADS representing 12 Shares and traded on Nasdaq under the ticker code “NVA”.

Nova Minerals or Company means Nova Minerals Limited (ACN 006 690 348).

Nova Minerals ESOP means the Nova Minerals Employee Security Ownership Plan.

Nova Minerals Group means, collectively, Nova Minerals and each of its Related Bodies Corporate other than US Holdco.

Nova Minerals Share Register means the register of Shareholders, comprised of the Australian share registry and U.S. transfer agent for the ordinary shares trading on the OTC market in the United States, maintained by or on behalf of Nova Minerals in accordance with applicable law.

Nova Minerals Warrant Register means the register of Listed Warrantholders, maintained by or on behalf of Nova Minerals in accordance with the Corporations Act.

NYSE means the main board or the American tier of New York Stock Exchange on which the US Holdco Shares and US Holdco Listed Warrants may be listed.

Option or Nova Minerals Option means an option to acquire a Share issued by Nova Minerals.

OTC Shareholder means a holder of a Share quoted on the over-the-counter market that is held on the US branch share register.

Performance Right means a right granted by Nova Minerals pursuant to the Nova Minerals ESOP to acquire by way of issue a Share and for the avoidance of doubt, does not include an Option.

Proposed Transaction means the proposed re-domiciliation of Nova Minerals to the United States implemented by means of the Schemes.

Proxy Form means the proxy form that accompanies this Scheme Booklet or is available from the Share Registry.

Record Date means 7:00pm (Sydney time) on the second Business Day following the Effective Date, or such other date (after the Effective Date) as Nova Minerals and US Holdco may agree in writing.

Related Body Corporate has the meaning given to that term in section 50 of the Corporations Act.

Relevant Interest has the meaning given to that term in section 9 of the Corporations Act.

Representative means, in respect of a party, an employee, agent, officer, director, adviser or financier of that party (or of a Related Body Corporate of that party), and, in the case of advisers, includes employees, officers and agents of the adviser.

Requisite Majority of Shareholders means:

(a)	unless the Court orders otherwise, a majority in number (more than 50%) of Shareholders present and voting at the Scheme Meeting (in person or by proxy, corporate representative or attorney); and

(b)	at least 75% of the total number of votes cast on the Scheme Resolution.

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Requisite Majority of Warrantholders means:

(a)	unless the Court orders otherwise, a majority in number (more than 50%) of Warrantholders present and voting at the Warrant Scheme Meeting (in person or by proxy, corporate representative or attorney); and

(b)	at least 75% of the total number of votes (determined by reference to the value of each of the Warrants) cast on the Warrant Scheme Resolution.

Sale Agent means a person appointed by US Holdco to sell the US Holdco CDIs that would otherwise be issued to or for the benefit of Ineligible Foreign Shareholders or Non-Electing Small Parcel Holders under the terms of the Scheme.

Sale Facility means the facility to be made available to Ineligible Foreign Shareholders and Non-Electing Small Parcel Holders, under which Ineligible Foreign Shareholders and Non-Electing Small Parcel Holders will have their Share Scheme Consideration sold on their behalf by the Sale Agent and have the gross proceeds of sale remitted to them.

Scheme or Schemes means the Share Scheme and the Warrant Scheme.

Scheme Booklet means this scheme booklet (including all of the Annexures and the Proxy Form which accompanies this Scheme Booklet).

Scheme Consideration means the Share Scheme Consideration or the Warrant Scheme Consideration (as applicable).

Scheme Implementation Deed means the Scheme Implementation Deed dated 3 March 2026 between Nova Minerals and US Holdco and contained in Annexure C.

Scheme Meetings means the Share Scheme Meeting and the Warrant Scheme Meeting.

Scheme Participant means a Share Scheme Participant or a Warrant Scheme Participant.

Scheme Resolution means the resolution to be proposed to Shareholders at the Scheme Meeting to approve the Scheme, set out in the Notice of Scheme Meeting.

Scheme Warrants means all of the Warrants on issue on the Record Date.

Second Court Date means the first day on which the application made to the Court for an order pursuant to section 411(4)(b) of the Corporations Act approving the Share Scheme and Warrant Scheme is heard or, if the application is adjourned for any reason, the first day on which the adjourned application is heard.

Second Court Hearing means the hearing at the Court held on the Second Court Date at which applications are made to the Court for orders under section 411(4)(b) of the Corporations Act approving the Share Scheme and Warrant Scheme.

Section means a section of this Scheme Booklet.

Share or Nova Minerals Share means a fully paid ordinary share in the capital of Nova Minerals.

Share Registry means Automic Pty Ltd (ACN 152 260 814).

Share Scheme means the scheme of arrangement pursuant to Part 5.1 of the Corporations Act proposed between Nova Minerals and Shareholders, the form of which is contained in Annexure D, together with any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act.

Share Scheme Consideration has the meaning given in Section 5.2.

Share Scheme Deed Poll means the deed poll executed by US Holdco and set out in Annexure E.

Share Scheme Meeting means the meeting of Shareholders convened by the Court in relation to the Share Scheme pursuant to section 411(1) of the Corporations Act and includes any adjournment of that meeting.

Share Scheme Participant means a person who is a Shareholder and/or an ADS Holder (as applicable) on the Record Date.

Share Scheme Resolution means the resolution to be proposed to Shareholders at the Share Scheme Meeting to approve the Share Scheme, set out in the Notice of Scheme Meeting.

Shareholder means a person who is registered in the Nova Minerals Share Register as the holder of one or more Shares, from time to time.

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Small Parcel Holder means a Shareholder who:

(a)	is not an Ineligible Foreign Shareholder; and

(b)	holds less than a Marketable Parcel of Shares on the Record Date.

Small Parcel Holder Election Form means the form or Automic Investor Portal page pursuant to which Small Parcel Holders may opt out of participating in the Sale Facility and be treated as Electing Small Parcel Holders that have elected to retain their holding in the Nova Minerals Group.

Unlisted Warrant or Nova Minerals Unlisted Warrant means a warrant to purchase Nova Minerals ADSs (representing Nova Minerals Shares) which are not listed on a public exchange.

US, United States or USA means the United States of America.

US Holdco means Nova Minerals Corp, a corporation incorporated in the State of Nevada, United States of America and whose principal business address is 112 North Curry Street, Carson City, NV 89703, USA.

US Holdco Amended and Restated Certificate of Incorporation means US Holdco Certificate of Incorporation as amended and restated on 14 April 2026.

US Holdco Board means the board of directors of US Holdco.

US Holdco Bylaws means US Holdco bylaws as adopted on 14 April 2026.

US Holdco CDI means a CDI representing a beneficial interest in 1/12th of a US Holdco Share.

US Holdco Charter Documents means US Holdco Amended and Restated Certificate of Incorporation and US Holdco Bylaws as such documents may be amended from time to time.

US Holdco Director means a director of US Holdco.

US Holdco Group means, collectively, US Holdco and each of its Related Bodies Corporate.

US Holdco Listed Warrant means a warrant to purchase US Holdco Shares, to be listed on the NYSE.

US Holdco Option means an option to acquire a US Holdco Share issued by US Holdco.

US Holdco Performance Right means a performance right granted by US Holdco under the US Holdco Stock Plan to acquire a US Holdco Share.

US Holdco Register means the register of US Holdco Shareholders maintained by or on behalf of US Holdco in accordance with Nevada law.

US Holdco Share means a share of common stock of US Holdco.

US Holdco Shareholder means a person who is registered in the US Holdco Register as the holder of one or more US Holdco Shares, from time to time.

US Holdco Stock Plan means the incentive plan adopted or to be adopted by US Holdco on or before the Effective Date.

US Securities Act means the US Securities Act of 1933.

US Transfer Agent means Vstock LLC.

US$ or USD means the lawful currency of the United States.

Voting Power has the meaning given to it in the Corporations Act.

VWAP means the volume weighted average price.

Warrant Scheme means the scheme of arrangement pursuant to Part 5.1 of the Corporations Act proposed between Nova Minerals and Listed Warrantholders, the form of which is contained in Annexure F, together with any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act.

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Warrant Scheme Consideration has the meaning given in Section 5.3.

Warrant Scheme Deed Poll means the deed poll executed by US Holdco and set out in Annexure G.

Warrant Scheme Meeting means the meeting of Warrantholders convened by the Court in relation to the Warrant Scheme pursuant to section 411(1) of the Corporations Act and includes any adjournment of that meeting.

Warrant Scheme Participant means a person who is a Listed Warrantholder on the Record Date.

Warrant Scheme Resolution means the resolution to be proposed to Listed Warrantholders at the Warrant Scheme Meeting to approve the Warrant Scheme, set out in the Notice of Scheme Meeting.

In this Scheme Booklet (other than in Annexure A to Annexure L):

(i)	all dates and times are Sydney, New South Wales times unless otherwise indicated;

(ii)	words and phrases not otherwise defined in this Scheme Booklet (excluding the Annexures) have the same meaning (if any) as is given to them by the Corporations Act;

(iii)	the singular includes the plural and vice versa;

(iv)	a reference to a person includes a reference to a corporation;

(v)	headings are for ease of reference only and do not affect the interpretation of this Scheme Booklet; and

(vi)	a reference to a Section is to a Section in this Scheme Booklet unless stated otherwise.

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Annexure A – Independent Expert’s Report

A-1

Nova Minerals Limited

Financial Services Guide and Independent Expert's Report

20 April 2026

Financial Services Guide

20 April 2026

RSM Corporate Australia Pty Ltd ABN 82 050 508 024 (“RSM” or “we” or “us” or “our” as appropriate) has been engaged to issue general financial product advice in the form of a report to be provided to you.

In the above circumstances we are required to issue to you, as a retail client, a Financial Services Guide (“FSG”). This FSG is designed to help retail clients make a decision as to their use of the general financial product advice and to ensure that we comply with our obligations as financial services licensees.

This FSG includes information about:

■	who we are and how we can be contacted;

■	the financial services that we will be providing you under our Australian Financial Services Licence (“AFSL”), Licence No 255847;

■	remuneration that we and/or our staff and any associates receive in connection with the financial services that we will be providing to you;

■	any relevant associations or relationships we have; and

■	our complaints handling procedures and how you may access them.

Financial services we will provide

For the purposes of our report and this FSG, the financial service we will be providing to you is the provision of general financial product advice in relation to securities.

We provide financial product advice by virtue of an engagement to issue a report in connection with a financial product of another person. Our report will include a description of the circumstances of our engagement and identify the person who has engaged us. You will not have engaged us directly but will be provided with a copy of the report as a retail client because of your connection to the matters in respect of which we have been engaged to report.

Any report we produce is provided on our own behalf as a financial services licensee authorised to provide the financial product advice contained in the report.

General financial product advice

In our report we provide general financial product advice, not personal financial product advice, because it has been prepared without taking into account your personal objectives, financial situation or needs.

You should consider the appropriateness of this general advice having regard to your own objectives, financial situation and needs before you act on the advice. Where the advice relates to the acquisition or possible acquisition of a financial product, you should also obtain a product disclosure statement relating to the product and consider that statement before making any decision about whether to acquire the product.

Benefits that we may receive

We charge various fees for providing different financial services. However, in respect of the financial service being provided to you by us, fees will be agreed, and paid by, the person who engages us to provide the report and such fees will be agreed on either a fixed fee or time cost basis. You will not pay to us any fees for our services; Nova Minerals Limited will pay our fees. These fees are disclosed in the Report.

Except for the fees referred to above, neither RSM Corporate Australia Pty Ltd, nor any of its directors, employees, or related entities, receive any pecuniary benefit or other benefit, directly or indirectly, for or in connection with the provision of the Report.

Nova Minerals Limited | Independent Expert’s Report | Page 2

Remuneration or other benefits received by our employees

All our employees receive a salary.

Referrals

We do not pay commissions or provide any other benefits to any person for referring customers to us in connection with the reports that we are licensed to provide.

Associations and relationships

RSM Corporate Australia Pty Ltd is beneficially owned by the partners of RSM Australia, a large national firm of chartered accountants and business advisors. Our directors are partners of RSM Australia Partners.

From time to time, RSM Corporate Australia Pty Ltd, RSM Australia Partners, RSM Australia and/or RSM Australia related entities may provide professional services, including audit, tax and financial advisory services, to financial product issuers in the ordinary course of its business.

RSM Australia Partners currently provides independent audit services to Nova Minerals Limited and RSM Australia currently provides tax services to Nova Minerals Limited. None of the employees involved in these services were involved in the preparation of this report and it is not considered that this existing relationship could reasonably be regarded as affecting RSM Corporate Australia Pty Ltd’s independence and ability to provide an unbiased opinion in relation to the Proposed Transaction.

Complaints resolution

Internal complaints resolution process

As the holder of an Australian Financial Services Licence, we are required to have a system for handling complaints from persons to whom we provide financial product advice. All complaints should be directed to The Complaints Officer, RSM Corporate Australia

Pty Ltd, PO Box R1253, Perth, WA, 6844.

If we receive a written complaint, we will record the complaint, acknowledge receipt of the complaint within 15 days and investigate the issues raised. As soon as practical, and not more than 45 days after receiving the written complaint, we will advise the complainant in writing of our determination. If a complaint is received in advance of a shareholder meeting or other key date where shareholders or investors may be making decisions which are influenced by our report, we will make all reasonable efforts to respond to complaints prior to that date.

Referral to external dispute resolution Scheme

A complainant not satisfied with the outcome of the above process, or our determination, has the right to refer the matter to the Australian Financial Complaints Authority (“AFCA”). AFCA is an independent dispute resolution Scheme that has been established to provide free advice and assistance to consumers to help in resolving complaints relating to the financial services industry.

Further details about AFCA are available at the AFCA website www.afca.org.au. You may contact AFCA directly by email, telephone or in writing at the address set out below.

Australian Financial Complaints Authority

GPO Box 3

Melbourne VIC 3001

Toll Free: 1800 931 678

Email: info@afca.org.au

Time limits may apply to make a complaint to AFCA, so you should act promptly or consult the AFCA website to determine if or when the time limit relevant to your circumstances expires.

Contact details

You may contact us using the details set out at the top of our letterhead on page 4 of this report.

Nova Minerals Limited | Independent Expert’s Report | Page 3

20 April 2026

RSM Corporate Australia Pty Ltd
The Directors	Level 27, 120 Collins Street
Nova Minerals Limited	Melbourne
Suite 5	VIC 3000
242 Hawthorn Road	Australia
Caulfield VIC 3161	T +61 (03) 9286 8000
Australia	rsm.com.au

Dear Directors,

Independent Expert’s Report

Introduction

On 3 March 2026, Nova Minerals Limited’s (“NVA”, “Nova Minerals” or the “Company”) board (“Board”) announced that it had entered into a Scheme Implementation Deed (“SID”) with Nova Minerals Corp (“US Holdco”), a newly formed corporation incorporated in the State of Nevada, United States of America for the purpose of effecting the Company’s proposal to redomicile the Nova Minerals group of companies (“Nova Minerals Group”) to the United States of America (“US”) (the “Proposed Re-domiciliation Transaction”) by way of schemes of arrangement under Part 5.1 of the Corporations Act 2001 (the “Act”) between NVA and its shareholders (“Shareholders”) and listed warrantholders (“Listed Warrantholders”).

There are two schemes of arrangement, referred to as the share scheme (“Share Scheme”) and the warrant scheme (“Warrant Scheme”) (collectively, the “Schemes”). Under the Schemes, US Holdco will, subject to the satisfaction of conditions, acquire the entire issued share capital of NVA and become the new holding company of the Nova Minerals Group. Accordingly, if the Schemes proceed:

●	US Holdco will acquire all of the fully paid ordinary shares of NVA (“NVA Shares”, “Nova Minerals Shares” or “Shares”) and, in exchange, share scheme participants (“Share Scheme Participant”) will receive share scheme consideration (“Share Scheme Consideration”) (in the form of US Holdco common stock listed on the NYSE (“US Holdco Shares”) for Nasdaq listed American Depository Shares (“ADS”) holders and Over-The Counter market (“OTC”) quoted NVA Shares, and US Holdco CHESS Depositary Interests listed on the ASX (“US Holdco CDIs”) for holders of ASX Listed Shares) representing an equivalent proportional interest in US Holdco as they held in NVA prior to the implementation of the Proposed Re-domiciliation Transaction (subject to the sales facility (“Sale Facility”), discussed at Section 5.6 of the Scheme Booklet);

●	US Holdco will acquire all of Nova Minerals' listed warrants (“Listed Warrants”) and, in exchange, Listed Warrantholders will receive warrant scheme consideration (“Warrant Scheme Consideration”) (in the form of new warrants to be issued by US Holdco, entitling the holders to receive US Holdco Shares, rather than Nova Minerals ADSs, upon exercise of the warrants (“US Holdco Listed Warrants”). The US Holdco Listed Warrants will be listed on the NYSE; and

●	the existing listing of NVA and quotation of NVA Shares on ASX (as its primary listing) and on Nasdaq (“Nasdaq”) in the form of ADS (as its secondary listing) will be replaced with a new listing of US Holdco on the New York Stock Exchange (“NYSE”) (as its primary listing) and on ASX (as its secondary listing). US Holdco Shares will be quoted on the NYSE and US Holdco CDIs will be quoted on ASX. US Holdco Shares and US Holdco CDIs will be transmutable into the other, so that US Holdco Shareholders can convert their US Holdco Shares (on the NYSE) into US Holdco CDIs (on ASX), and vice versa.

Upon completion of the Proposed Re-domiciliation Transaction, NVA will delist from the ASX and Nasdaq and will become a wholly-owned subsidiary of US Holdco.

A more detailed discussion of the Schemes is set out in Section 1 of this report.

RSM Corporate Australia Pty Ltd is beneficially owned by the Directors of RSM Australia Pty Ltd. RSM Australia Pty Ltd is a member of the RSM network and trades as RSM. RSM is the trading name used by the members of the RSM network. Each member of the RSM network is an independent accounting and consulting firm which practices in its own right. The RSM network is not itself a separate legal entity in any jurisdiction.

RSM Corporate Australia Pty Ltd ABN 82 050 508 024 Australian Financial Services Licence No. 255847

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The Schemes are subject to the Court convening a meeting of Shareholders and a meeting of Listed Warrantholders where they will each consider a resolution seeking approval of their respective Schemes (“Scheme Meetings”). The Scheme Meetings are to be held on or about Friday, 29 May 2026 and, under the Act, the Schemes will be approved by the Shareholders and Listed Warrantholders, respectively, if the resolutions are passed by a majority of the Shareholders and Listed Warrantholders present (in person or by proxy) and voting at the Scheme Meetings, and by at least 75% of the votes cast on the resolution (“Requisite Majority”). If this occurs, a second Court hearing will be held to approve the Schemes which, if approved, will become binding on all Shareholders and Listed Warrantholders who hold NVA Shares and Listed Warrants as at the Scheme record date, irrespective of whether or not they voted for the Schemes, and US Holdco will acquire 100% of the NVA Shares and Listed Warrants on issue.

The Share Scheme is not conditional on the approval of the Warrant Scheme. Accordingly, if the Warrant Scheme resolution is not approved by the Listed Warrantholders or approved by the Court (or any of the other conditions to the Warrant Scheme are not satisfied or waived, as applicable), but the Share Scheme is approved by the Shareholders and the Court, the Share Scheme may still proceed.

The Warrant Scheme is conditional on the approval of the Share Scheme, meaning the Warrant Scheme will not proceed even if it is approved by the Listed Warrantholders if the Share Scheme resolution is not approved by the Shareholders or approved by the Court (or any other conditions to the Share Scheme are not satisfied or waived, as applicable).

Purpose of the report

The Board intends to re-domicile NVA from Australia to the US via the Proposed Re-Domiciliation Transaction as set out above and further described in Section 1 of this Report.

The Shareholders and Listed Warrantholders are requested by the directors of NVA (“Directors”) to vote on the Proposed Re-

domiciliation Transaction at their respective Scheme Meetings, and the Directors have unanimously recommended the Shareholders and Listed Warrantholders to vote in favour of the Share Scheme and Warrant Scheme, respectively.

The Directors of the Company have requested that RSM Corporate Australia Pty Ltd (“RSM”), being independent and qualified for the purpose, express an opinion as to whether the Schemes are in the respective best interests of Shareholders as a whole and

Listed Warrantholders as a whole.

Accordingly, we have prepared this Report for the purpose of separately providing our opinion on whether or not the Proposed Re-domiciliation Transaction is:

●	in the best interests of the Shareholders as a whole; and

●	in the best interests of the Listed Warrantholders as a whole.

This Report should be read in full along with all other documentation provided to the Shareholders and Listed Warrantholders, including the scheme booklet (“Scheme Booklet”) dated on or around Tuesday, 14 April 2026.

This Report is addressed only to the holders of NVA Shares and the holders of NVA Listed Warrants. We provide no opinion on the Proposed Re-domiciliation Transaction to Shareholders or Listed Warrantholders whose addresses are outside of the NVA share registry (“Share Registry”) or are considered ineligible foreign holders (“Ineligible Foreign Holder”). Refer to Important Notices – Notice to Non-Australian Shareholders and Listed Warrantholders in the Scheme Booklet for details surrounding addresses outside of NVA share or warrant register (as applicable).

This Report does not constitute legal advice or representation, nor taxation advice. Annexure I – Comparison of Australian and United States Legal Regimes of the Scheme Booklet contains a description of a number of key differences between the Australian and Nevada corporate legal regimes and their implications for shareholders and warrantholders of US Holdco. It is important for readers to consult with their professional advisers for advice tailored to their specific circumstances.

This Report represents general financial product advice only and has been prepared without taking into consideration the circumstances of individual Shareholders or Listed Warrantholders. The ultimate decision whether to vote in favour of the Schemes should be based on each Shareholders’ or Listed Warrantholders’ assessment of their individual circumstances, including their risk profile, liquidity preference, tax position, and expectations as to value and future market conditions. If in doubt about the Scheme or matters dealt with in this Report, Shareholders should seek independent professional advice

Approach and regulatory guidance

In assessing whether the Proposed Re-domiciliation Transaction is “in the best interests” of the Shareholders and Listed Warrantholders, we have considered Australian Securities and Investment Commission (“ASIC”) Regulatory Guide 111 – Content of expert reports (“RG 111”), which provides specific guidance as to how an expert is to appraise a scheme of arrangement. However, we note that there is no legal definition of the expression “in the best interests”.

Whilst the method for evaluating the Proposed Re-domiciliation Transaction is not specified in RG 111, RG111 states that any assessment by an expert should focus on the substance of the transaction rather than its legal form.

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In determining the most appropriate approach to assess the Proposed Re-domiciliation Transaction, we considered the substance of the Proposed Re-domiciliation Transaction and the impact on Shareholders and Listed Warrantholders including:

●	the Proposed Re-domiciliation Transaction effectively represents the creation of a new corporate structure, with a new holding company for the Nova Minerals Group. The underlying economic interest of Shareholders (with the exception of Ineligible Foreign Shareholders[1] and Non-Electing Small Parcel Holders2) are expected to remain unchanged;

●	the Proposed Re-domiciliation Transaction will involve the cancellation of existing Listed Warrants but the economic interest of Listed Warrantholders is not expected to change as the US Holdco Listed Warrants to be issued as consideration will, as far as practicable, be issued on substantially the same terms as the existing Listed Warrants; and

●	notwithstanding the above, the assets, operations and business activities of the Nova Minerals Group immediately following the Re-domiciliation Transaction will remain materially the same as those prior to the Proposed Re-domiciliation Transaction.

Having regard to the above, it is our view that the Proposed Re-domiciliation Transaction does not represent a control transaction and that it is appropriate to assess the Proposed Re-domiciliation Transaction having regard to the guidance set out in paragraphs RG111.35 to RG 111.37 of RG 111.

RG 111.35 to RG 111.36 state that in the absence of a change in the underlying economic interest of the security holders, a change of control, or selective treatment of different security holders, the issue of ‘value’ may be of secondary importance. In these circumstances, the expert should provide an opinion as to whether the advantages of the transaction outweigh the disadvantages.

RG 111.37 states that where such a transaction involves a scheme of arrangement and the expert concludes the advantages of the transaction outweigh the disadvantages, the expert should conclude that the scheme is in the best interests of the security holders.

Therefore, consistent with the guidance set out in RG 111, in assessing whether or not we consider the Proposed Re-domiciliation Transaction is “in the best interests of” the Shareholders as a whole and Listed Warrantholders as a whole, we have considered:

●	The advantages of the Proposed Re-domiciliation Transaction to the Shareholders and Listed Warrantholders;

●	The disadvantages of the Proposed Re-domiciliation Transaction to the Shareholders and Listed Warrantholders; and

●	Other considerations in relation to the Proposed Re-domiciliation Transaction that may apply to the Shareholders and

Listed Warrantholders and the position of Shareholders and Listed Warrantholders if the Proposed Re-domiciliation

Transaction is not approved.

Evaluation of the Proposed Re-domiciliation Transaction

Advantages of the Proposed Re-domiciliation Transaction

The key advantages of the Proposed Re-domiciliation Transaction to the Shareholders and Listed Warrantholders are outlined below.

Table 1 Advantages of the Proposed Re-domiciliation Transaction

Advantage	Details

Loss of foreign private issuer status

The foreign private issuer (“FPI”) exemption status by US Securities and Exchange Commission (“SEC”) refers to a special classification and set of regulatory requirements that apply to certain non-US companies. These issuers benefit from reduced regulatory burdens compared to domestic US companies. An FPI is any foreign corporation or organisation, except one that meets the following conditions:

●	More than 50% of its outstanding voting securities are held directly or indirectly by residents of the US;

●	Any of the following:

○	the majority of the executive officers or directors are US citizens or residents;

○	more than 50% of the company’s assets are in the US; and

○	the business is administered principally in the US.

An FPI tests its status annually.

The FPI status provides significant regulatory relief to non-US companies accessing the US capital markets, facilitating their participation while recognising the different regulatory and business environments they operate within globally.

1Ineligible Foreign Shareholders are Shareholders whose registered address as recorded in the share registry as at the Record Date are outside Australia, New Zealand, Belgium, Israel, Panama, UK, and US.

2Non-Electing Small Parcel Holders are Shareholders who are not Ineligible Foreign Shareholder and hold less than a Marketable Parcel (as that term is defined by the ASX Listing Rules) of NVA Shares on the record date, and did not make a valid election to not participate in the Sale Facility.

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As more than 50% of NVA Shares are owned by US persons and a majority of NVA assets are located in the US, NVA lost its status under US federal securities laws as a “foreign private issuer” on 31 December 2025. As a result, effective from 1 July 2026, Nasdaq would become a ‘primary’ listing for NVA in addition to NVA’s existing ‘primary’ listing on ASX.

The Directors consider that two primary listings, with NVA becoming a US domestic issuer with an ADR program, could create significant obstacles to the trading of ordinary shares on the ASX, ADSs on the Nasdaq and the fungibility of such securities across two markets due to the simultaneous application of ASX listing rules and US securities law. Under these circumstances, there may be instances where the Company’s obligations under the ASX listing rules and US securities law are in conflict.

Under the Proposed Re-domiciliation Transaction, the listing of CDIs on the ASX will become a secondary listing and US Holdco and the Directors expect that US Holdco will benefit from certain waivers of ASX listing rules including financial reporting obligations and other waivers set out in section 12.15 of the Scheme Booklet.

Two primary listings would result in significant additional costs (due to two separate reporting regimes) and complications (due to sometimes conflicting US and Australian requirements).

The Board expects that the re-domiciliation will reduce overall costs associated with maintaining dual listings.

Alignment of corporate, operational and governance structure.

The Board believes that the Schemes will allow US Holdco to streamline its business operations as the corporate structure would be aligned with the core of its business operations. Currently, substantially all of NVA’s assets and management are in the US.

US investors would likely better understand a US corporate structure and primary NYSE listing that is aligned with the Group’s assets and management, which should increase their attraction and retention.

Alignment with future strategy and market

In addition to the Company’s gold assets, a key objective for NVA is to become a leading antimony supplier to the US military and industrial markets.

The Company announced on 1 October 2025 that the US Department of War had awarded NVA’s wholly owned subsidiary, Alaska Range Resources (“ARR”) a firm-fixed-price project sub-agreement valued at US$43.4m to on-shore antimony trisulfide production via the Defense Production Act Title III.

The US Department of War stated in a press release dated 30 September 2025 that the funding “supports the Administration’s goal to increase the production of processed critical minerals and other derivative products as articulated in the March 20, 2025, Executive Order 14241 – Immediate Measures to Increase American Mineral Production”.

Further, NVA has secured a land use permit, developed plans, and commenced procurement of critical mineral and processing equipment, for a downstream refinery at Port Mackenzie, Alaska. These activities are expected to result in a commercial operation of a US critical minerals hub and NVA is targeting the production of military spec antimony in 2026/2027

The proposed re-domiciliation to become a US domiciled company may enhance NVA’s status and relationships with potential key customers and the US Government, including potential opportunities for further grants, funding and investment from the US Government.

Accordingly, the Proposed Re-domiciliation Transaction aligns the Company’s domicile to its largest and primary target market.

The potential to improve the Nova Minerals Group's capital raising ability and geographic proximity to larger and more diverse debt and equity markets	The Proposed Re-domiciliation Transaction may assist to increase investor awareness of NVA in the US and attract a broader base of potential investors due to the following:

●	It may be easier for US investors with restrictive investment mandates to invest in US Holdco than the ASX listed company via ADSs.

●	US investors may prefer investing in US domiciled and regulated companies as they may be more familiar with US corporations and securities legislation, rules and practices.

●	The US capital market is one of the largest and most liquid markets in the world and, as a result, the US domicile may increase investor demand and liquidity in US Holdco Shares. As a result, US Holdco may gain greater access to lower cost debt and / or equity capital compared to a company domiciled in Australia with a primary listing on the ASX.

Increased relevance and exposure of US Holdco to a broader group of investors

In addition to the advantage noted above, a primary listing in the US may expose US Holdco to larger and broader investor pool and provide increased relevance and visibility in the US, where the Company’s primary assets and operations are located. A primary listing on a major US securities exchange may result in increased demand for US Holdco shares from investors such as exchange traded funds (“ETFs”), index funds and other investment funds.

NVA currently has limited sell-side equity research coverage. A primary listing on the on a major US securities exchange may result in increased sell-side equity research and provide a greater profile in the US equity market.

Source: RSM analysis

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Disadvantages of the Proposed Re-domiciliation Transaction

The key disadvantages of the Proposed Re-domiciliation Transaction to the Shareholders and Listed Warrantholders are outlined below.

Table 2 Disadvantages of the Proposed Re-domiciliation Transaction

Disadvantage	Details

Change of protection for Shareholders and Listed Warrantholders under a new jurisdiction

On implementation of the Schemes, Shareholders holding ASX Shares (other than Ineligible Foreign Shareholders and Non-Electing Small Parcel Holders) quoted on the ASX will become holders of US Holdco CDIs, Shareholders holding OTC Shares will become holders of US Holdco Shares, ADS Holders will become holders of US Holdco Shares and Listed Warrantholders will become holders of US Holdco Listed Warrants. US Holdco, as a company incorporated in the State of Nevada, will not be subject to the majority of the provisions of the Corporations Act (which NVA is currently subject to) and instead will be subject to those provisions under the Corporations Act which only apply to registered foreign companies, US federal securities law, NYSE listing rules, US Holdco Charter Documents, and the Nevada General Corporation Law.

US Holdco will also be bound by the ASX Listing Rules, if ASX grants permission for US Holdco CDIs to be quoted on ASX (except to the extent ASX grants waivers).

As a result of this, Shareholders and Listed Warrantholders may decide that they do not wish to become a shareholder or warrant holder (as applicable) of a United States domiciled company and would prefer to remain a shareholder or warrant holder (as applicable) of an Australian domiciled company.

Currently, Shareholders and Listed Warrantholders wishing to take action to enforce the provisions of NVA’s constitution or the securities laws applicable to NVA may take action in Australian courts and applying Australian law. After the implementation of the Schemes, such actions in respect of US Holdco will be determined in accordance with the laws of the United States and the State of Nevada.

A non-exhaustive comparison of the rights of holders of NVA securities and the rights of holders of US Holdco Shares is set out in Section 8 of the Scheme Booklet.

Potential tax considerations

Implementation of the Schemes may have adverse tax implications for you depending on your individual circumstances.

Please refer to Section 10 of the Scheme Booklet for a general overview of certain Australian and United States tax implications of the Scheme.

The tax implications will vary between Shareholders and Listed Warrantholders depending on their personal circumstances and, therefore, individual taxation advice should be obtained.

Potential temporary downward pressure on the US Holdco share price	The Sale Agent will be issued the US Holdco CDIs that would otherwise be issued in the name of Ineligible Foreign Shareholders and Non-Electing Small Parcel Holders and will sell them as soon as reasonably practicable after the Implementation Date. Although the Directors expect the quantum of these sales to be limited, it is possible that such sales may exert downward pressure on the share price of US Holdco Shares during the applicable period.

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Disadvantage	Details

Exposure to additional litigation risk

US Holdco may be exposed to increased litigation as a Nevada corporation, as the corporate legal environment is generally considered to be more litigious in the US compared to Australia.

Shareholders of a Nevada corporation are entitled to commence class action suits on their own behalf and on behalf of any other similarly situated shareholders to enforce an obligation owed to shareholders directly where the requirements for maintaining a class action under Nevada law have been met. Consequently, there is an increased risk that a legal dispute could add litigation costs as well as adversely affect US Holdco’s reputation, financial performance or value.

Costs of implementing the Proposed Re- domiciliation Transaction	NVA estimates the cost of implementing the re-domiciliation as being approximately A$2.3m. These are one-off costs that have mostly already been incurred by NVA.

Source: RSM Analysis

Other considerations in relation to the Proposed Re-domiciliation Transaction that may apply to the Shareholders and Listed Warrantholders

Table 3 Other considerations

Consideration	Details

Shareholders and Listed Warrantholders (other than Ineligible Foreign Shareholders and Non- Electing Small Parcel Holders) will retain their existing exposure to NVA’s assets by receiving equivalent securities in US Holdco

The underlying economic interests of the Shareholders and Listed Warrantholders are expected to remain substantially unchanged.

If the Share Scheme is implemented, Shareholders holding ASX Shares (other than Ineligible Foreign Shareholders and Non-Electing Small Parcel Holders) will become holders of US Holdco CDIs tradeable on ASX, Shareholders holding OTC Shares and NVA ADS Holders will become holders of US Holdco Shares, tradeable on the NYSE.

If the Warrant Scheme is implemented, Listed Warrantholders will become holders of US Holdco Listed Warrants tradable on the NYSE and with terms which are substantially on the same terms as their existing Listed Warrants, other than necessary adjustments to the exercise price and number of US Holdco Shares issued upon exercise.

Underlying differences between holding US Holdco CDIs and underlying US Holdco Shares

Notwithstanding that the Proposed Re-domiciliation Transaction is not expected to result in a material change to the underlying economic interests of Scheme Shareholders, several differences do exist between holding US Holdco CDIs and holding the underlying US Holdco share. A summary of CDIs is set out in Annexure H of the Scheme Booklet, including in relation to voting as set out below:

US Holdco CDI holders are able to attend and vote at US Holdco general meetings. Under the ASX Listing Rules, US Holdco as an issuer of CDIs, must allow US Holdco CDI holders to attend any meeting of the holders of the underlying securities unless the relevant United States laws at the time of the meeting prevents US Holdco CDI holders from attending those meetings.

In order to vote at general meetings, US Holdco CDI holders have the following options:

●	instructing CDN, as the legal owner, to vote US Holdco Shares underlying their CDIs in a particular manner;
●	informing US Holdco that they wish to nominate themselves or another person to be appointed as CDN’s proxy for the purposes of attending and voting the shares underlying their CDIs at the general meeting; or
●	converting their US Holdco CDIs into a holding of US Holdco Shares and voting these at the meeting (however, if thereafter the former CDI holder wishes to sell their investment on the ASX it would be necessary to convert US Holdco Shares back to US Holdco CDIs).

A comparison of the rights of holders of Shares in NVA to the rights of holders of US Holdco Shares is set out in Annexure I of the Scheme Booklet. Annexure H to the Scheme Booklet sets out the rights and entitlements attaching to US Holdco CDIs.

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Consideration	Details

Change in financial reporting regime

If the Schemes proceed, US Holdco will prepare its financial statements in accordance with US Generally Accepted Accounting Principles (“US GAAP”) rather than International Financial Reporting Standards that currently apply to NVA.

The Directors consider there is no reason to believe that there would be a material difference in reported results under the different accounting principles.

Liquidity of Holdco CDIs may differ from liquidity of NVA Shares	The liquidity of US Holdco CDIs may be significantly different from the liquidity of NVA Shares on the ASX as investors in Australia may be less likely to invest in a secondary listing in Australia. However, we cannot ascertain how a change in liquidity may apply to US Holdco CDIs in the future as the liquidity of US Holdco CDIs will be dependent on market conditions and demand for US Holdco CDIs once listed on the ASX.

Changes to the underlying economic interests of Ineligible Foreign Shareholders and Non-Electing Small Parcel Holders

For Shareholders who are Ineligible Foreign Shareholders or Non-Electing Small Parcel Holders, US Holdco will not issue nor procure the issue of US Holdco CDIs to you. However, your Shares will be transferred to US Holdco part of the Share Scheme should the Scheme be approved.

The number of US Holdco CDIs that you would otherwise have been entitled to under the Share Scheme will be issued to the Sale Agent, who will sell those US Holdco CDIs and remit to you your pro rata share of the net proceeds (after deducting any taxes which may be required to be withheld under applicable laws).

Further details in relation to the treatment of Ineligible Foreign Shareholders and the Sale Facility is set out in Section 5 of the Scheme Booklet.

Source: RSM Analysis

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Position of Shareholders and Listed Warrantholders if the Proposed Re-domiciliation Transaction is not approved.

The Warrant Scheme is conditional on the approval of the Share Scheme, and accordingly, if the Share Scheme Resolution is not passed by Shareholders or the Share Scheme is not approved by the Court (or any of the other conditions to the Share Scheme are not satisfied or waived, as applicable), neither Scheme will be implemented.

Further, if any of the conditions to the Share Scheme are not satisfied or waived (where applicable), including if the Share Scheme is not approved by the Shareholders and by the Court, the Scheme Implementation Deed may be terminated, and the Schemes will not be implemented.

The Directors consider that the consequences of the Schemes not being implemented include:

●	NVA Shareholders and Listed Warrantholders will retain their Shares or Listed Warrants (as the case may be), and will not be issued the Scheme Consideration;

●	NVA Shares will remain listed on ASX, quoted on OTC and the NVA ADSs will remain listed on Nasdaq. NVA Shareholders will continue to be exposed to the benefits and risks associated with an investment in NVA Shares.

●	the Listed Warrants will remain listed on Nasdaq and Listed Warrantholders will continue to be exposed to the benefits and risks associated with an investment in the Listed Warrants;

●	trading of the ordinary shares on ASX and OTC and the trading of ADSs on Nasdaq, and the transfers of ordinary shares into the ADR facility, will be subject to restrictions due to the conflicting requirements of ASX listing rules and US securities laws applicable to Nova Minerals from 1 July 2026 following the loss of FPI exemption status;

●	the Board and management will continue to operate the Nova Minerals Group’s business;

●	the expected advantages of the Schemes will not be realised, nor will the disadvantages of the Schemes; and

●	NVA will have incurred significant costs and management time and resources for no outcome.

The Share Scheme is not conditional on the approval of the Warrant Scheme. Accordingly, if the Warrant Scheme Resolution is not passed by the Listed Warrantholders or approved by the Court (or any of the other conditions to the Warrant Scheme are not satisfied or waived, as applicable), but the Share Scheme is approved by the Shareholders and the Court, the Share Scheme may still proceed.

If that occurs, the Listed Warrantholders will still hold warrants exercisable over unlisted NVA Shares (rather than US Holdco Shares). In this case, The Directors advise that US Holdco would consider all of the alternatives available to it, pursuant to the terms of such warrants. This may result in the Listed Warrantholders receiving a consideration at a time and in a form that is different from what they would have received under the Warrant Scheme.

Best Interest Opinion to Shareholders as a Whole

It is our opinion that, on balance and considering Shareholders as a whole, the advantages of the Proposed Re-domiciliation Transaction outweigh its disadvantages. Therefore, in our opinion, the Re-domiciliation Transaction is in the Best Interests of the Shareholders as a whole in the absence of an alternative proposal or any further information.

Before forming a view on whether to vote in favour of or against the Proposed Re-domiciliation Transaction, we strongly recommend that Shareholders have regard to the information set out in the Scheme Booklet and the balance of this Report before deciding whether to vote in favour of or against the Proposed Re-domiciliation Transaction.

An individual shareholder’s opinion in relation to the Scheme may be influenced by their individual circumstances. If in doubt, Shareholders should consult an independent professional advisor.

Best Interest Opinion to the Listed Warrantholders as a Whole

It is our opinion that, on balance and considering the Listed Warrantholders as a whole, the advantages of the Proposed Re- domiciliation Transaction outweigh its disadvantages. Therefore, in our opinion, the Re-domiciliation Transaction is in the Best Interests of the Listed Warrantholders as a whole in the absence of an alternative proposal or any further information.

Before forming a view on whether to voter in favour of or against the Proposed Re-domiciliation Transaction, we strongly recommend that Listed Warrantholders have regard to the information set out in the Scheme Booklet and the balance of this Report before deciding whether to vote in favour of or against the Proposed Re-domiciliation Transaction

An individual Listed Warrant holder’s opinion in relation to the Scheme may be influenced by their individual circumstances. If in doubt, Listed Warrantholders should consult an independent professional advisor.

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General

This Report represents general financial product advice only and has been prepared without taking into consideration the individual circumstances of Shareholders or Listed Warrantholders.

The ultimate decision whether to approve the Schemes should be based on each of the Shareholders’ or Listed Warrantholders’ assessment of their circumstances, including their risk profile, liquidity preference, tax position and expectations of future market conditions. Shareholders and Listed Warrantholders should read and have regard to the contents of the Scheme Booklet, Notice of Meeting, Share Scheme and Warrant Scheme issued by NVA.

Shareholders and Listed Warrantholders who are in doubt as to the action they should take with regard to the Schemes and the matters dealt with in this Report, should seek independent professional advice. This summary should be considered in conjunction with the detail contained in the following sections of this Report.

Yours faithfully,

RSM CORPORATE AUSTRALIA PTY LTD

/s/ Andrew Clifford	/s/ Albert Meintjes
Andrew Clifford	Albert Meintjes
Partner – Corporate Finance	Partner – Corporate Finance

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Contents

Financial Services Guide		2

Independent Expert’s Report		4

1.	Summary of the Schemes	14

2.	Profile of NVA	17

A.	Declarations and Disclaimers	30

B.	Sources of Information	31

C.	Glossary of Terms and Abbreviations	32

D.	Industry Overview	35

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1 . Summary of the Schemes

1.1 Overview

On 3 March 2026, NVA announced that it had entered into a SID with US Holdco for the purpose of effecting the Proposed Re-domiciliation.

It is proposed that the re-domicile will be effected by way of the Share Scheme, whereby US Holdco will, subject to the satisfaction of conditions, acquire the entire issued share capital of NVA and become the new holding company for the Nova Minerals Group. Accordingly, if the Share Scheme proceeds:

●	all Share Scheme Participants as at the Record Date (other than Ineligible Foreign Shareholders and Non-Electing Small Parcel Holders), whether or not they voted for or against the Share Scheme, will be issued the Share Scheme Consideration in the form of US Holdco Shares or US Holdco CDIs;

○	ADS Holders and holders of NVA Shares quoted OTC will receive US Holdco Shares; and

○	Holders of NVA Shares trading on the ASX will receive US Holdco CDIs;

●	NVA will be de-listed from the ASX and Nasdaq and will become a wholly-owned subsidiary of US Holdco;

●	US Holdco will be the successor issuer of NVA Shares and CDIs;

●	US Holdco’s Shares will be listed on the NYSE (as its primary listing);

●	US Holdco CDIs will be listed on ASX (as its secondary listing);

●	Holders of US Holdco CDIs will be able to trade their US Holdco CDIs on ASX as soon as practicable after the implementation of the Share Scheme; and

●	Holders of US Holdco Shares will be able to trade their US Holdco Shares on the NYSE as soon as practicable after the implementation of the Share Scheme.

In parallel with the Share Scheme (and conditional on the Share Scheme becoming effective), it is proposed that the Warrant Scheme is carried out between NVA and its Listed Warrantholders, for the purpose of replacing NVA’s existing public warrants (listed on Nasdaq) with new warrants to be issued by US Holdco (also to be listed on the NYSE). If the Warrant Scheme proceeds:

●	all Listed Warrantholders on the Record Date (whether or not they voted for or against the Warrant Scheme), will be issued the Warrant Scheme Consideration (in the form of US Holdco Listed Warrants);

●	US Holdco’s Listed Warrants will be listed on the NYSE; and

●	Holders of the US Holdco Listed Warrants will be able to trade those warrants on the NYSE as soon as practicable after the implementation of the Warrant Scheme.

1.2 Consideration

The Share Scheme Consideration is summarised below:

●	Share Scheme Participants who hold Nova Minerals ASX listed shares (other than the Australian custodian for the ADS Depositary, an Ineligible Foreign Shareholder or a Non-Electing Small Parcel Holder) will be issued one US Holdco CDI Listed on ASX for every one ASX listed Nova Minerals Share held as at the Record Date;

●	Share Scheme Participants who hold Nova Minerals OTC quoted shares will be issued one US Holdco Share listed on NYSE for every 12 OTC quoted shares held on the Record Date (rounded up to the nearest whole US Holdco Share);

●	Share Scheme Participants who hold Nova Minerals Nasdaq listed ADSs will be issued one US Holdco Share listed on NYSE for one Nasdaq listed Nova Minerals ADS held on the Record Date. To facilitate this:

○	the ADS Depositary (who holds Nova Minerals Shares for the benefit of the ADS Holders) will be issued through their Australian custodian one US Holdco Share for every 12 Scheme Shares deposited on the Record Date (rounded up to the nearest whole US Holdco Share); and

○	US Holdco will procure that the ADS Depositary delivers (by way of exchange) such US Holdco Shares to the ADS Holders on the basis of one US Holdco Share for every one Nova Minerals ADS held on the Record Date upon their surrender of their Nova Minerals ADSs.

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If the Share Scheme becomes effective, NVA Shares held by Ineligible Foreign Shareholders and Non-Electing Small Parcel Holders will be transferred to US Holdco and the US Holdco CDIs which they would have otherwise been entitled to as Scheme Consideration, will be issued to the Sale Agent and sold under the Sale Facility, with the pro rata share of the net proceeds (after deducting any taxes which may be required to be withheld under applicable laws) to be remitted to the Foreign Shareholder and Non-Electing Small Parcel Holder.

The Warrant Scheme Consideration is summarised below:

Listed Warrantholders will receive for each Listed Warrant held, three US Holdco Listed Warrants. Every three US Holdco Listed Warrants issued as Warrant Scheme Consideration in accordance with the Warrant Scheme and the Warrant Scheme deed poll will:

(a)	entitle the holder to receive 5 US Holdco Shares upon exercise;

(b)	have an exercise price per US Holdco Share of US$1.4532;

(c)	have an exercise period equal to the unexpired exercise period of the relevant Listed Warrant it replaces;

(d)	have the same terms as to vesting as the relevant Listed Warrant it replaces; and

(e)	otherwise be on the same terms as the Listed Warrants it replaces, with necessary changes due to US Holdco being the issuer in place of Nova Minerals (including the fact that each warrant will be exercisable into US Holdco Shares, rather than Nova Minerals ADSs).

1.3	Key conditions of the Scheme

The implementation of the Schemes is subject to a number of conditions precedent. The conditions precedent which must be satisfied or waived are set out below:

(a)	Outstanding conditions precedent to the Share Scheme

The Share Scheme and the obligations of NVA to implement the Share Scheme are subject to the following outstanding conditions precedent being satisfied or, where applicable, waived, in accordance with the terms of the SID on or prior to 8:00am (Sydney time) on the Second Court Date:

(i)	Shareholder approval of the Share Scheme resolution

Approval of the Share Scheme resolution by the requisite majority of Shareholders, being:

(A)	unless the Court orders otherwise, a majority in number (more than 50%) of Shareholders present and voting at the Share Scheme meeting (in person or by proxy, corporate representative or attorney); and

(B)	at least 75% of the total number of votes which are cast on the Share Scheme resolution.

(ii)	Court approval

The Court approves the Share Scheme in accordance with section 411 (4)(b) of the Corporations Act, in a manner that satisfies section 3(a)(10) of the US Securities Act, with respect to all securities to be offered, issued or sold by US Holdco under the Share Scheme.

(iii)	No prohibitive orders

No judicial or regulatory agency taking and not withdrawing any action or imposing any restraint that prevents the implementation of the Share Scheme.

(iv)	Regulatory approvals

All approvals, consents and waivers which the parties agree are required to implement the Share Scheme (other than Court and Shareholder approval) are obtained, including from ASX and ASIC.

(v)	NYSE Listing

Before 8:00am (Sydney time) on the Implementation Date, the NYSE has confirmed it has no objections to listing on the NYSE of the US Holdco Shares, subject to official notice of issuance following implementation and any customary conditions.

(vi)	ASX Listing

Before 8:00am (Sydney time) on the Effective Date, ASX approves

●	the admission of US Holdco to the official list of ASX; and

●	the US Holdco CDIs for official quotation by ASX,

subject only to any conditions which ASX may reasonably require that are acceptable to the NVA Board and the US Holdco Board and to the Share Scheme becoming Effective.

Nova Minerals Limited | Independent Expert’s Report | Page 15

(vii)	Ability to issue CDIs

Before 5:00pm (Sydney time), on the Business Day prior to the Second Court Date, US Holdco and NVA doing everything necessary under ASX Settlement Rules to enable Chess Depositary Interest Nominees Pty Limited (“CDN”) to allot and issue the Share Scheme Consideration under the Share Scheme, other than the allotment and issue or transfer (as applicable) of the US Holdco Shares to CDN under the Share Scheme.

(viii)	Ability to issue US Holdco Shares

On Implementation Date, US Holdco doing everything necessary to allot and issue US Holdco Shares under the Share Scheme (other than the actual allotment and issue or transfer (as applicable) of the US Holdco Shares) to holders of NVA shares quoted on OTC and holders of ADS.

(ix)	Independent Expert

The Independent Expert concludes the Share Scheme is in the best interest of Shareholders and does not withdraw or adversely modify that conclusion before 8:00am (Sydney time) on the Second Court Date.

(b)	Outstanding conditions precedent to the Warrant Scheme

The Warrant Scheme and the obligations of NVA to implement the Warrant Scheme are subject to the following outstanding conditions precedent being satisfied or, where applicable, waived, in accordance with the terms of the SID on or prior to 8:00am (Sydney time) on the Second Court Date:

(i)	Listed Warrantholder approval of the Warrant Scheme resolution

Approval of the Warrant Scheme resolution by the Requisite Majority of Listed Warrantholders, being:

(A)	unless the Court orders otherwise, a majority in number (more than 50%) of Listed Warrantholders present and voting at the Warrant Scheme meeting (in person or by proxy, corporate representative or attorney); and

(B)	at least 75% of the total number of votes (determined by reference to the value of each of the Listed Warrants) which are cast on the Warrant Scheme resolution.

(ii)	Shareholder approval of Share Scheme Resolution

Approval of the Share Scheme Resolution by the Requisite Majority of Shareholders, being:

(A)	unless the Court orders otherwise, a majority in number (more than 50%) of Shareholders present and voting at the Share Scheme Meeting (in person or by proxy, corporate representative or attorney); and

(B)	at least 75% of the total number of votes which are cast on the Share Scheme resolution.

(iii)	Court approval

The Court approves the Warrant Scheme in accordance with section 411(4)(b) of the Corporations Act, in a manner that satisfies section 3(a)(10) of the US Securities Act, with respect to all securities to be offered or issued by US Holdco under the Warrant Scheme.

(iv)	No prohibitive orders

No judicial or regulatory agency taking and not withdrawing any action or imposing any restraint that prevents the implementation of the Warrant Scheme.

(v)	Regulatory approvals

All approvals, consents and waivers which the parties agree are required to implement the Warrant Scheme (other than Court and Listed Warrant holder approval) are obtained, including from ASX and ASIC.

(vi)	NYSE Listing

Before 8:00am (Sydney time) on the Implementation Date, the NYSE has confirmed it has no objections to listing on the NYSE of the US Holdco Listed Warrants, subject to official notice of issuance following implementation and any customary conditions.

(vii)	Independent Expert

The Independent Expert concludes the Warrant Scheme is in the best interest of Warrantholders and does not withdraw or adversely modify that conclusion before 8:00am (Sydney time) on the Second Court Date.

Nova Minerals Limited | Independent Expert’s Report | Page 16

2.	Profile of NVA

2.1	Background

NVA currently has ordinary shares listed on the ASX, ordinary shares quoted on the OTC, ADSs and warrants listed on the Nasdaq. It is progressing the development of one of the world’s largest undeveloped gold deposits toward production while also working to secure a US domestic supply of the critical mineral antimony through exploration and development of its 85%-owned Estelle Gold and Critical Minerals Project (“Estelle Project”) in Alaska.

The Estelle Project, which is located 150 km northwest of Anchorage and spans approximately 514 km² on State of Alaska lands, currently hosts two defined multi-million-ounce gold resources across four deposits, and more than 20 prospects distributed along a 35-kilometre mineralised trend, in the Tintina Gold Belt, a province which hosts a >220 million ounce (Moz) documented gold endowment and some of the world's largest gold mines and discoveries including, Kinross Gold Corporation's Fort Knox Gold Mine. In parallel, Nova is advancing its critical minerals strategy, funded by a US$43.4 million US Department of War award to develop a domestic antimony supply chain, targeted for production in late 2026/2027.

Key Projects

Estelle Gold and Critical Minerals Project

As illustrated in Figure 1 below, the Estelle Project is targeting numerous deposits with multiple resource centres across the single project. There are over 20 potential prospects being progressively explored. The project is supported by its proximity to the Whiskey Bravo airstrip and camp.

Figure 1 Location map of the Estelle Project

Source: NVA

The Company intends to develop the Estelle Project to establish a tier-one gold mining operation and to support US critical mineral supply chains via the antimony potential of the project.

Spanning a 35 km-long mineralised corridor, the Estelle Project currently comprises four large Intrusion Related Gold System (“IRGS”) deposits across two main areas and seven antimony- gold prospects

Antimony

The Company announced on 1 October 2025 that the US Department of War had awarded its wholly owned US subsidiary ARR a firm-fixed-price project sub-agreement valued at US$43.4m to on-shore antimony trisulfide production. As at 31 December 2025, NVA had received AU$19.58m of the Department of War funding.

Nova Minerals Limited | Independent Expert’s Report | Page 17

In October 2025, NVA announced that it had secured a land use permit for an antimony refinery at Port MacKenzie as part of a commercial operation of a US critical minerals hub and is targeting the production of military spec antimony in 2026/2027. The Company also announced in October 2025 that it had commenced procuring key mining and processing equipment.

Although the Company has identified seven antimony prospects across the project area to date, its primary focus for antimony exploration is on the Styx and Stibium prospects.

●	Styx

○	The Styx prospect, is characterized by a colour anomaly near the Styx river. The main occurrence at the prospect is a ~1m thick quartz-stibnite vein (50% stibnite) with excellent outcrop exposure over 20m. Additional sampling of splays around this occurrence show the anomaly likely extends over a 150m strike length. Significant results to date include:

■	5 samples > 1g/t Au up to 9.8 g/t Au

■	9 samples > 1% Sb up to 54.1% Sb

●	Stibium

○	Located in close proximity to Korbel and the camp, Stibium is defined as a large antimony-gold rich zone, 800 meters long and 400 meters wide, which remains open along strike, based on extensive surface exploration sampling of rocks and soils with:

■	16 samples > 5 g/t Au up to 141 g/t Au

■	12 samples > 30% Sb up to 60.5% Sb.

Gold

Although gold has been identified at more than 20 prospects across the project area, the Company’s primary focus is on the bulk tonnage Korbel deposit and the high-grade RPM deposit, where it has defined two multi-million ounce resources and economic studies are currently underway.

●	Korbel

○	The Korbel Valley is a sizable mineralized system measuring approximately 5 km in length and 4 km in width. It includes two main deposits — Korbel Main and Cathedral — and six nearby mineralised prospects with significant untested potential.

○	The Korbel Main deposit is a large bulk tonnage, intrusion-related gold system characterized by gold bearing sheeted quartz-arsenopyrite veins. The mineralized zone, which remains open in all directions, is defined by thick intercepts starting at surface and has a confirmed strike length of 2.5 km, a width of 0.5 km, and a depth of 0.7 km. The deposit, which has a very low strip ratio of 1.7:1, and selective mining potential, features a high-grade feeder core at surface that offers direct mill feed from a starter pit, while testing has shown the lower-grade material can be upgraded up to 6 g/t Au using ore sorting technology.

○	The nearby Cathedral deposit exhibits many similarities to Korbel Main and has a confirmed strike length of 0.8 km and a width of 0.4 km. Mineralization remains open from surface in all directions and initial results show that Cathedral has the potential for higher grade “blow out” zones within the core above the current drilling, where surface sampling has identified rock samples up to 114 g/t Au.

RPM

○	The RPM deposit is defined by thick, high-grade drill intercepts and hosts a broad, continuous zone of mineralization starting at surface, and remains open with strong potential for further expansion in multiple directions.

○	The mineralized system, characterized by an intrusion-related gold bearing quartz-arsenopyrite vein stockwork and sheeted array, includes a high-grade core outcropping at surface suitable for a starter pit. The deposit spans approximately 1.0 km in length, 0.9 km in width, and 0.6 km in depth, and includes three potentially genetically linked zones: RPM North, RPM South, and RPM Valley

Strategic Investments (Non-Core Operations)

NVA holds minority interests in two ASX-listed exploration companies, Gold Arc Resources and Adelong Gold.

Nova Minerals Limited | Independent Expert’s Report | Page 18

2.2 Legal structure

The current legal structure of NVA prior to the Proposed Re-domiciliation Transactions is shown in the figure below.

Figure 2 NVA current legal structure

Nova Minerals Limited (ASX:NVA) (NASDAQ:NVA)
100%
85%
Alaska Range Resources LLC
AKCM (Aust) Pty Limited
100%
100%
AK Operations LLC
AK Custom Mining LLC

Nova Minerals Limited | Independent Expert’s Report | Page 19

The legal structure of NVA following the Proposed Re-domiciliation Transactions is shown in the figure below.

Figure 3 NVA legal structure post Proposed Re-domiciliation Transaction

Nova Minerals Corp (NYSE:NVA) (ASX:NVA)
100%
Nova Minerals Limited
100%
85%
Alaska Range Resources LLC
AKCM (Aust) Pty Limited
100%
100%
AK Operations LLC
AK Custom Mining LLC

Nova Minerals Limited | Independent Expert’s Report | Page 20

2.3 Directors and management

The directors and key management of NVA are summarised in the table below.

Table 4 Directors and key management personnel

Name	Title	Experience
Mr Richard Beazley	Non-executive Chairman

Mr. Richard Beazley is an internationally experienced mining professional and director with over 35 years of experience in senior corporate, operational and project development roles. He is a qualified Mining Engineer and has worked in a range of projects throughout Australia, Africa, North and South America, in both underground and open cut operations, producing gold, base metals and critical minerals.

Mr. Beazley has served as Nova Minerals’ Non-Executive Chairman, Director Audit and Risk Committee and Remuneration and Nomination Committee, since July 23, 2024.

Mr Beazley holds a Bachelor of Engineering (Honours) (Mining) from the University of New South Wales. He holds an MBA from APESMA (Association of Professional Engineers, Scientists and Managers, Australia) and Deakin University. He is a Member of the Australian Institute of Company Directors (MAICD) and a Member and Competent Person of the Australasian Institute of Mining and Metallurgy (MAusIMM (CP)).

Mr Christopher Gerteisen	Executive Director and CEO

Mr. Gerteisen has served as manager of Nova Minerals AK Custom Mining LLC subsidiary since 2017, Nova Minerals Alaska Range Resources LLC subsidiary since 2022, and Nova Minerals AK Operations LLC subsidiary since 2018. Mr. Gerteisen has served as director of Viridis Mining and Minerals from 2022 to 2023. He has also served as an advisor to Snow Lake Resources since 2022 and as a director of Rotor X Aircraft Manufacturing from 2020 to 2023. As CEO, he is responsible for all aspects of the Estelle Project.

Mr. Gerteisen has over 30 years of experience as a professional geologist with an extensive record of managing and advancing complex and challenging resource projects across North America, Australia, and Asia. His work experience spans greenfields from discovery through to production stage and other projects with a focus on commodities including gold and copper. From May 1994 to August 1998, he worked as a geologist on the Carlin Trend in Nevada and on exploration in Alaska with Newmont. He has also held senior positions within several projects throughout the goldfields of Western Australia Mr. Gerteisen holds a Bachelor of Geology from the University of Idaho and a master’s degree in Economic Geology from the Western Australia School of Mines. He is a dual USA and Australia Citizen based in Alaska and a member of the Australian Institute of Geoscientists.

Mr Craig Bentley	Director of Finance and Compliance

Mr. Craig Bentley joined the NVA Board in February 2022 and became Director of Finance and Compliance in September 2023.

He has over 30 years of extensive commercial and finance experience working in senior roles within multinational private enterprises, as well as auditing for Ernst Young, including on the audit of the Bank of America and a special audit for an insurance company prior to IPO listing in the United States amongst others. Mr. Bentley has an extensive and successful track record in compliance, risk management, and finance functions, including planning/forecasting, commercial negotiations, due diligence and the establishment and management of finance departments across international borders. As part of his role with the Company, Mr. Bentley is tasked with compliance and risk management, marketing, finance, as well as assisting with Nova Minerals’ strategy during the Company’s forecasted rapid growth period.

Mr Bentley holds a Bachelor of Commerce and Administration degree, majoring in accountancy and commercial law.

Mr Chaim (Dovi) Berger	Non-Executive Director

Mr. Dovi Berger has served a Non-Executive Director and as a member of the NVA Audit and Risk Committee and Remuneration and Nomination Committee, since July 1, 2025. During the past five years, Mr. Berger has served as Managing Attorney at Berger Law Firm LLC (July 2019 – Present), a New York-based law firm where he has been leading transactional counsel to a multi-strategy family office, overseeing deal structuring, negotiation, and execution across private equity, real estate, and specialty finance transactions.

In addition, Mr. Berger has served as an Assistant Professor at Touro College (September 2007 – Present), teaching courses in accounting, finance, and law.

Mr. Berger received his Bachelor of Science in Accounting from Touro College in 2003, his Master of Science in Accounting from CUNY Queens College in 2010 and his Juris Doctor from Benjamin N. Cardozo School of Law in 2013.

Nova Minerals Limited | Independent Expert’s Report | Page 21

Mr Avi Geller	Non-Executive Director

Mr. Geller has served as a member the NVA board of directors since November 2018. Mr. Geller has extensive investment experience and a deep knowledge of corporate finance, including capital markets, venture capital, hybrid, debt and private equity.

Mr Geller has been serving as the Chief Investment Officer of Leonite Capital LLC, a family office he co-founded focusing on real estate and capital markets, since January 2017. Mr. Geller has also served as a director at DealFlow Financial Products, Inc. since January 2017.

Since May 2018, he has also served as a Director of Parkit Enterprise Inc., a publicly traded real estate company (TSX-V:PKT; OTCQX:PKTEF). In the past he served as an Interim Chief Executive Officer.

From November 2020 through June 2022, he served as a Director at Australis Capital Inc. (AUSA.CN; OTCQB: AUSAF), a publicly traded company that is implementing a capital light growth strategy towards establishing a highly competitive and profitable MSO in the US and global cannabis markets.

Mr Ian Pamensky	Interim Chief Financial Officer and Company Secretary

Mr. Pamensky has been Nova Minerals’ Secretary since September 18, 2019. Mr. Pamensky is a Chartered Accountant, Fellow of Governance Institute of Australia and fellow of FinSIA. He has over 30 years of experience working across a wide range of industries, from audit and funds management to mining and AgTech. Mr. Pamensky has extensive financial, commercial, governance, corporate finance, and company secretarial expertise with significant experience as both a CFO and a Company Secretary across ASX listed and unlisted entities. He is currently Company Secretary of ASX listed companies, Loyal Metals Limited and Nova Minerals Limited.

Previous Company Secretary Roles include, Dotz Nano Limited, Viridis Mining and Metals Limited, Torian Resources Limited, Sky and Space Limited, eSense Lab Limited, Keybridge Capital Limited, Regal Resources Limited, Alliance Resources Limited and Octagonal Resources Limited.

Previous CFO Roles include, Complii Fintech Solutions, Keybridge Capital Limited, Regal Resources Limited, Alliance Resources Limited and Octagonal Resources Limited.

Ms Ashlie Thorburn	Chief Financial Officer (from 20 April 2026)

Ms Thorburn is an accomplished finance executive with more than 20 years of experience in senior financial leadership roles, primarily within the mining industry, across both publicly listed and private companies. She has extensive expertise in establishing and managing SEC, TSX and ASX reporting, as well as financial reporting, audit and compliance, governance, investor relations support, and engagement with boards and audit committees. She has also played key roles in debt and equity financings, corporate strategy, and transactions including public listings and mergers and acquisitions.

Most recently, Ms Thorburn served as U.S. Finance Lead at Southwest Critical Materials, where she was responsible for the financial integration of acquisitions, budgeting, treasury management and private equity reporting. Prior to this, she was a Senior Manager at Armanino Advisory, advising clients on finance transformation, public company readiness and technical accounting matters.

Ms Thorburn previously held senior finance roles, including Vice President, Controller at Hycroft Mining, where she supported the company’s transition to a public entity and significantly improved financial reporting timelines and processes. She has also held Controller and Corporate Controller roles across a number of listed companies, with a strong track record in strengthening internal controls, enhancing reporting efficiency and supporting high-growth organisations.

Ms Thorburn holds a Bachelors in Accountancy from the University of Mississippi and is a Certified Professional Accountant

Nova Minerals Limited | Independent Expert’s Report | Page 22

2.4	Financial information

The information in the following section provides a summary of the financial performance of NVA for the financial years ended 30 June 2023 (“FY23”), 30 June 2024 (“FY24”) and 30 June 2025 (“FY25”), together with the half year to 31 December 2025 (“HY26”) (collectively the “Historical Period”), extracted from NVA’s audited and reviewed financial statements.

2.5	Financial performance

The following table sets out a summary of the financial performance of NVA for the financial years FY23, FY24 and FY25 and six months ended 31 December 2025.

Table 5 NVA historical financial performance

Consolidated statement of profit or loss	FY23	FY24	FY25	HY26
and other comprehensive income ($’000)	Audited	Audited	Audited	Reviewed
Other income	(6,055)	(10,250)	(3,776)	2,448
Total revenue and other income	(6,055)	(10,250)	(3,776)	2,448
Expenses
Administration expenses	(2,264)	(2,944)	(4,552)	(2,865)
Contractors and consultants	(739)	(1,265)	(2,680)	(2,123)
Investment costs	-	-	(325)	-
Share based payments	(780)	(336)	1,261	(8,682)
Total operating expenses	(3,784)	(4,545)	(6,296)	(13,670)
EBITDA	(9,839)	(14,794)	(10,072)	(11,222)
Depreciation and amortisation	(1,385)	(1,170)	(845)	(275)
EBIT	(11,224)	(15,965)	(10,916)	(11,497)
Interest income	12	271	175	318
Interest expense	(359)	(695)	(358)	(85)
Loss before income tax	(11,571)	(16,389)	(11,099)	(11,264)
Income tax	-	-	-	-
Loss after income tax	(11,571)	(16,389)	(11,099)	(11,264)
Other comprehensive income
Foreign currency translation	1,942	61	588	(1,222)
Total comprehensive income	(9,630)	(16,328)	(10,511)	(12,485)

Source: Nova Minerals Audited and Reviewed Financial Statements

We make the following comments in relation to the consolidated financial performance set out above:

●	The financial performance over the Historical Period is reflective of the Company’s position as an exploration company. The operating costs primarily comprise administration and contractor/consultant expenses. The increase in these costs over the Historical Period is primary a result of:

–	Increased listing and related consulting and legal fees arising from the dual listing of the Company on the Nasdaq exchanges in Australia and the US

–	Increased marketing in both Australia and US; and

–	Higher professional fees relating to the US Government antimony grant process and mine and engineering consulting in relation to the Estelle Project.

Nova Minerals Limited | Independent Expert’s Report | Page 23

●	The increase in operating costs in FY25 was partly offset by the gain on share based payments as a result of the revaluation of outstanding director options.

●	Other income moved from a $10.3m loss in FY24 to a $3.8m loss in FY25, primarily driven by a $6.9m gain on the sale of Snow Lake shares (refer Table 6). Other income in HY26 was primarily driven by the Department of War award grant of $2.4m.

●	Total operating expenses rose to $6.8m in FY25 from $5.1m in FY24, reflecting higher administration costs and increased contractor and consultant costs including:

–	Administration expenses increased by approximately $1.5m, largely due to listing, legal, and consulting fees associated with dual listing on ASX and Nasdaq, as well as elevated marketing spend following the US listing and the discovery of critical mineral antimony onsite.

–	Contractor and consultant costs grew by $1.4m, driven by advisory fees linked to the US government antimony grant process and expanded metallurgical and mining engineering assessments.

The table below sets out a summary of other income over the Historical Period.

Table 6 Other income breakdown

		FY23	FY24	FY25	HY26
Other income ($’000)	Ref	Audited	Audited	Audited	Reviewed
Gain / (loss) on derivative liabilities	1	1,870	625	(5,315)	-
Fair value loss on derivative liabilities		-	-	(62)	-
Impairment of Snow Lake Resources	3	-	(8,824)	(3,212)	-
Impairment of financial assets	4	-	-	(1,594)	-
Foreign exchange movement on financial liability		(25)	(227)	(360)	-
Fair value gain / (loss) on other investments		(2,577)	(782)	(256)	1,765
Gain from sale of plant and equipment		16	-	-	-
Management fee		47	-	-	-
Share of associate losses		(6,255)	(839)	-	-
Foreign exchange (loss) / gain		868	(202)	88	(1,946)
Gain from sale of investments	2	-	-	6,935	230
Department of War award grant		-	-	-	2,399
Total other income		(6,055)	(10,250)	(3,776)	2,448

Source: Nova Minerals Audited and Reviewed Financial Statements

We make the following comments in relation to the other income over the Historical Period:

1.	Gain / (loss) on derivative liabilities relates to an option in relation to the Nebari convertible loan facility. The conversion of the convertible loan to ordinary shares during FY25 resulted in the extinguishing of the liability and the recognition of a loss on the financial derivative.

2.	In January 2025, NVA sold the 6.6m shares it owned in Snow Lake Resources Limited (“Snow Lake”), realising gross proceeds of $10.6m and recognising a gain on sale of $6.9m.

3.	On 20 December 2024, prior to the sale of Snow Lake shares, Snow Lake undertook capital raise, which diluted NVA’s shareholding and NVA was deemed to have lost significant influence. Prior to 20 December 2024, NVA accounted for its investment in Snow Lake as an investment in associate. Upon discontinuation of equity accounting, the investment was to be accounted for at fair value and an impairment amount of $3.2m was recognised.

Other impairment losses of $1.6m in FY25 comprised from impairments in the carrying value of an equity investments in Alaska Asia Clean Energy Corp and provision in relation to a loan to Alaska Asia Clean Energy Corp.

Nova Minerals Limited | Independent Expert’s Report | Page 24

2.6	Financial position

The table below sets out a summary of the consolidated financial position of NVA as at 30 June 2023, 30 June 2024, 30 June 2025 and 31 December 2025.

Table 7 NVA historical financial position

	30-Jun-23	30-Jun-24	30-Jun-25	31-Dec-25
Consolidated statement of financial position ($’000)	Audited	Audited	Audited	Reviewed
Current assets
Cash and cash equivalents	19,241	3,150	9,083	59,176
Trade and other receivables	495	329	292	6,191
Total current assets	19,736	3,479	9,375	65,367
Non-current assets
Exploration and evaluation	81,070	92,118	100,136	112,106
Property, plant and equipment	3,025	2,616	2,245	4,711
Other financial assets	1,738	1,929	787	3,511
Investment in associate	16,768	7,104	-	-
Total non-current assets	102,601	103,767	103,167	120,329
Total assets	122,337	107,246	112,542	185,696
Current liabilities
Trade and other payables	(2,414)	(1,804)	(2,686)	(7,233)
Convertible notes	(1,180)	(1,406)	-	-
Borrowings	-	-	-	(1,168)
Deferred capital grants	-	-	-	(9,618)
Total current liabilities	(3,594)	(3,210)	(2,686)	(18,019)
Non-current liabilities
Convertible notes	(5,353)	(5,652)	-	-
Borrowings	-	-	-	(4,924)
Deferred capital grants	-	-	-	(7,604)
Total non-current liabilities	(5,353)	(5,652)	-	(12,529)
Total liabilities	(8,947)	(8,862)	(2,686)	(30,547)
Net assets	113,390	98,384	109,856	155,148
Equity
Issued capital	142,987	143,973	167,036	215,788
Share based payment reserves	8,726	9,062	7,981	17,007
Non-controlling interest	7,787	7,688	7,693	7,478
Foreign currency reserves	3,875	3,929	4,429	3,370
Accumulated losses	(49,985)	(66,268)	(77,284)	(88,495)
Total equity	113,390	98,384	109,856	155,148

Source: Nova Minerals Audited and Reviewed Financial Statements

We make the following comments in relation to the financial position of the Company over the Historical Period as summarised above:

●	NVA disclosed net assets of $155.1m as at 31 December 2025.

●	At 31 December 2025, total assets of $185.7m were primarily comprised of exploration and evaluation, cash and cash equivalents and property, plant and equipment of $112.1m, $59.2m and $4.7m, respectively.

Nova Minerals Limited | Independent Expert’s Report | Page 25

●	Exploration and evaluation costs in relation to the Estelle Project have been capitalised on the basis that NVA will commence commercial production in the future, from which time the costs will be amortised in proportion to the depletion of the mineral resources. Costs are capitalised to the extent that they are expected to be recovered with either through successful development or sale to the relevant mining interest.

●	As at 31 December 2025, other financial assets are stated at fair value and comprise of equity investments in Goldarc Resources Limited and Adelong Gold Limited.

●	Total liabilities of $30.5m at 31 December 2025 primarily comprised of deferred capital grants in relation to the US Department of War award grant.

2.7	Cash flow

The table below sets out the NVA cash flow statements for the Historical Period.

	FY23	FY24	FY25	HY26
Consolidated cash flow statement ($’000)	Audited	Audited	Audited	Reviewed
Cash flows from operating activities
Payments to suppliers and employers	(3,095)	(3,211)	(7,489)	(4,590)
Interest received	14	263	176	316
Interest and other financing costs paid	(2)	(719)	(328)	(10)
Net cash from / (used in) operating activities	(3,084)	(3,667)	(7,640)	(4,284)
Cash flows from investing activities
Payments for PPE	(213)	(256)	(218)	(2,225)
Payments for exploration and evaluation	(23,648)	(12,399)	(5,530)	(13,254)
Loans to Snow Lake Resources	100	145	100	-
Loans to other entity	-	(997)	(797)	-
Loans to related party	104	-	-	-
Payments to acquire investments	(271)	(125)	-	(1,000)
Convertible note Asra Minerals	(250)	258	-	-
Proceeds from disposal of property, plant and equipment	39	-	66	-
Proceeds from disposal of investments	-	51	10,502	230
Department of War grant proceeds	-	-	-	19,576
Finance lease payments	-	-	-	(42)
Net cash used in investing activities	(24,140)	(13,322)	4,122	3,284
Cash flows from financing activities
Proceeds from issue of shares	19,060	997	8,472	52,164
Proceeds from issue of derivative financial liability	7,449	-	-	-
Proceeds from exercise of options and warrants	40	-	2,787	3,621
Share issue transaction costs	(1,390)	(10)	(1,466)	(3,716)
Net cash from financing activities	25,159	987	9,794	52,069
Net decrease in cash and cash equivalents	(2,065)	(16,002)	6,275	51,069
Cash and cash equivalents at the beginning of the financial year	21,279	19,241	3,150	9,083
Effects of exchange rate changes on cash and cash equivalents	27	(89)	(342)	(976)
Cash and cash equivalents at the end of the financial year	19,241	3,150	9,083	59,176

Source: Nova Minerals Audited and Reviewed Financial Statements

NVA generated net cash outflows from operating activities of over the Historical Period.

NVA raised net cash from financing activities of $88.0m primarily through equity raisings over the Historical Period. The funds were primarily used to fund:

●	exploration and drilling;

●	pre-feasibility work;

●	advancing the Estelle Project; and

●	corporate and working capital.

Nova Minerals Limited | Independent Expert’s Report | Page 26

2.8	Capital structure

As at 26 March 2026, NVA had 401,501,417 ordinary shares on issue. The top 20 shareholders as at 26 March 2026 are set out below.

Table 8 NVA Limited Top 20 Shareholders

Shareholder	Shares	%
HSBC Custody Nominees (Australia) Limited	229,781,131	50.38%
BNP Paribas Noms Pty Ltd	15,838,898	3.47%
BNP Paribas Nominees Pty Ltd<IB AU Noms Retailclient>	9,964,287	2.18%
BNP Paribas Nominees Pty Ltd<Clearstream>	8,164,217	1.79%
Citicorp Nominees Pty Limited	8,043,333	1.76%
SL Investors Pty Ltd<SL Superfund A/C>	6,441,393	1.41%
Swift Global Ltd	5,586,000	1.22%
Kushkush Investments Pty Ltd<Alexandra Discretionary A/C>	5,300,000	1.16%
Kikceto Pty Ltd<Benjamin Discretionary A/C>	3,051,873	0.67%
Murtagh Bros Vineyards Pty Ltd	2,532,500	0.56%
Mr Jagdish Manji Varsani<Pindoria Family Ac A/C>	2,500,000	0.55%
Mr Mahmoud EL Horr	2,485,000	0.54%
Patron Partners Pty Ltd<AP & Ll Murtagh Family A/C>	2,405,714	0.53%
Mr Justin Bruce Gare & Mrs Kristin Denise Phillips<Tintin Investment A/C>	2,325,568	0.51%
Kren Enterprise Pty Ltd<Kren Investment A/C>	2,320,000	0.51%
Mr Craig Edwin Bentley	2,259,669	0.50%
Murtagh Bros Nominees Pty Ltd<Murtagh Bros Vine PL S/F A/C>	2,167,380	0.48%
Kaos Investments Pty Limited	2,000,000	0.44%
Tierra De Suenos SA	1,716,000	0.38%
Mr Vladimir Cesnak &Mrs Tabitha Cesnak	1,515,953	0.33%
Total of Top 20	316,398,916	69.37%
Balance of Register	139,715,436	38.02%
Total	456,114,352	100.00%

Source: NVA

Nova Minerals Limited | Independent Expert’s Report | Page 27

2.9	Share Price Performance

The figure below sets out a summary of NVA’s recent closing share price and volumes traded to the last practical date, being 25 March 2026.

Figure 4 Historical share price performance of NVA

Source: S&P Capital IQ

Over the period set out above, NVA Shares traded at a low of $0.23 to a high of $1.64.

Significant announcements made over the 12 months to the last practical date are summarised in the table below.

Table 9 Summary of recent significant ASX announcements

Ref	Date	Commentary
1	30/05/25	NVA is commencing a 15,000m drilling program at the Estelle Project, Alaska, targeting RPM, Stibium, and Korbel. The 2025 field campaign will focus on infill and expansion drilling at RPM and Korbel to advance feasibility studies and permitting and will initiate maiden resource drilling at Stibium for both gold and antimony. Surface sampling at Stibium previously identified an 800m x 400m gold-antimony zone with assays up to 141 g/t gold and 60.5% antimony. NVA is also progressing a U.S. Department of Defense funding application to accelerate antimony resource development. Results from drilling and multi-element assays will be released progressively as received.

2	11/06/25

NVA announced the commencement a maiden 3,000m diamond drill program at the Stibium prospect, Estelle Project, Alaska, targeting the establishment of a mineral resource estimate for both gold and antimony. A second diamond rig and a reverse circulation rig are being mobilized. Nova’s application for

U.S. Department of Defense funding to fast-track antimony development is progressing, with plans to expand drilling, develop a metallurgical processing hub at Port Mackenzie, and engage off-take partners and refining experts if successful.

3	08/07/25	NVA announced the public filing of a registration statement with the U.S. SEC for a secondary public offering of American Depositary Shares (ADSs), each representing 60 ordinary shares. The offering aims to raise capital for resource and exploration field programs, including additional drilling, feasibility studies, and general working capital at the Estelle Project, Alaska. The final number of ADSs and pricing are yet to be determined and subject to market conditions. Upon completion, NVA’s shares will remain listed on ASX, Nasdaq, OTC Pink, and Frankfurt exchanges.

4	15/07/25	NVA announced the pricing of a US$11.1 million underwritten public offering on Nasdaq, issuing 1,200,000 ADSs at US$9.25 per ADS, each representing 60 ordinary shares. Proceeds will fund resource and exploration field programs, additional drilling, feasibility studies, and general working capital at the Estelle Gold and Critical Minerals Project, Alaska. The offering is expected to close on July 16, 2025, with an option for underwriters to purchase up to 120,000 additional ADSs. Warrants to subscribe for up to 66,000 ADSs may also be issued, subject to shareholder approval.

5	21/07/25	NVA announced the ramp-up of drilling programs at the RPM deposit, Estelle Project, Alaska, with two diamond rigs and one reverse-circulation rig operating continuously. Diamond drilling at RPM North is targeting extensions to the east and west, aiming to connect with the RPM Valley zone, while the RC rig has successfully penetrated glacial till and is testing highly mineralized valley-fill material derived from RPM North. Early geological observations are highly encouraging, with assay results pending.

6	28/07/25	NVA announced that the permit application for the West Susitna Access Road has been submitted, with construction of the first 22 miles scheduled to begin in late 2025. The 78.5-mile all-weather road will support the Estelle Project and regional development, lowering mining costs and improving local access. The project has priority status under Presidential Executive Orders, with strong support from state and local leaders, and is expected to drive economic growth and job creation in Alaska.

Nova Minerals Limited | Independent Expert’s Report | Page 28

7	04/08/25

NVA achieved high gold recoveries at the RPM deposit, Estelle Project, Alaska, with ore sorting technology upgrading material by 4.33 times in one pass and heap leach tests showing up to 68.7% gold recovery.

High-grade ore (>2 g/t Au) will be processed via CIP/CIL circuits, while lower-grade ore will be upgraded or heap leached.

8	07/08/25	NVA announced that ore sorting test work on the Styx antimony bulk sample at Estelle achieved a 132% upgrade, producing a 49.1% antimony trisulfide concentrate in a single pass. The process recovered 60.3% of contained antimony in just 26.1% of the mass, while gold was beneficially rejected to the tailings, increasing gold grade by 57.4%. These results support scalable, low-cost onsite processing and position Estelle as a strategic U.S. solution for critical mineral supply chains.

9	09/09/25	NVA announced a strategic cornerstone investment representing 9.4% of the ordinary shares in Adelong Gold Limited, a gold antimony focused exploration and near-term production company with a diversified portfolio of high-grade projects across Australia and Brazil.

10	01/10/25	NVA announced its U.S. subsidiary Alaska Range Resources LLC has been awarded US$43.4 million in Defense Production Act Title III funding by the U.S. Department of War to accelerate antimony trisulfide production at the Estelle Project in Alaska. The funding will support development of a fully integrated domestic antimony supply chain for military and industrial uses, with strong backing from federal and state leaders.

11	10/10/25	NVA announced it has secured a land use permit for an antimony refinery at Port MacKenzie as part of a commercial operation of a U/S critical minerals hub.

12	16/10/25	NVA announced a 5 to 1 share split of Nasdaq listed ADSs

13	28/10/25	NVA announced it has commenced procurement of critical mining and processing equipment for its Estelle starter antimony mining operations and associated downstream antimony refinery at the deep-water Port MacKenzie.

14	10/11/25	NVA held its AGM and provided a shareholder presentation

15	19/12/25	NVA announced the pricing of an underwritten public offer of 2,928,300 ADS with an ADS to ordinary share ratio of 1 to 12, at a price to the public of US$6.83 per ADS, for gross proceeds of approximately US$20m. In addition NVA granted the underwriters a 45 day option to purchase up to an additional 439,245 ADSs to cover over-allotments, if any.

16	07/01/26	NVA announced RPM North drilling results that confirm further resource upside with east extension discovery. Broad near surface gold intersections continue at RPM North, with the 2025 drill program confirming the eastern strike extension and infill results expected to support potential upgrades to the existing measured and indicated mineral resources at the main deposit, in support of the pre-feasibility study.

17	21/01/26	NVA announced 2025 drilling results define a near surface higher grade core at the bulk-tonnage Korbel Main Deposit, with grades up to 1.2 g/t Au. The results further indicated a pilot start pit approximately 250m long any 80m wide may be suitable within Korbel Main, with drilling identifying a higher-grade core within its bulk-tonnage resource of 800Mt 0.3 g/t Au of 6.64 Moz Au.

18	04/02/26	NVA announced the Proposed Re-domicile Transaction that it plans to redomicile to the United States. NVA expects to retain its dual ASX and Nasdaq listings. ASX shareholders are expected to receive CHESS Depositary Interests (“CDIs”) and Nasdaq ADS holders are expected to receive shares of common stock in a new U.S. domiciled company. As part of the domiciliation process, NVA intends to acquire the remaining 15% interest in the Estelle Project.

19	23/02/26	NVA responded to a report published by Spruce Point Capital Management LLC on 20 February 2026. NVA addressed a number of matters raised by Spruce Point Capital Management LLC.

20	02/03/26	NVA announced that field observations and 2025 surface assay results have delineated a gold-copper anomaly at West Wing measuring approximately 1,500m by 800m.

21	03/03/26	NVA announced that it had entered into the SID and intends to list on the NYSE (rather than the Nasdaq as previously announced).

22	09/03/26	NVA announced further high-grade gold samples up to 24.6 g/t Au discovered adjacent to RPM and long the northern end of the main RPM ridge.

23	12/03/26	NVA released its half year financial statements.

24	16/03/26	NVA announced that the first loads of mining and processing equipment were delivered to the Estelle project for near term antimony production.

Source: S&P Capital IQ and ASX announcements

Nova Minerals Limited | Independent Expert’s Report | Page 29

A.	Declarations and Disclaimers

Declarations and Disclosures

RSM Corporate Australia Pty Ltd holds Australian Financial Services Licence 255847 issued by ASIC pursuant to which they are licensed to prepare reports for the purpose of advising clients in relation to proposed or actual mergers, acquisitions, takeovers, corporate reconstructions or share issues.

Qualifications

Our report has been prepared in accordance with professional standard APES 225 “Valuation Services” issued by the Accounting Professional & Ethical Standards Board.

RSM Corporate Australia Pty Ltd is beneficially owned by the partners of RSM Australia Pty Ltd (RSM), a large national firm of chartered accountants and business advisors.

Andrew Clifford and Albert Meintjes are directors of RSM Corporate Australia Pty Ltd. Both Andrew Clifford and Albert Meintjes are Chartered Accountants with extensive experience in the field of corporate valuations and the provision of independent expert’s reports for transactions involving publicly listed and unlisted companies in Australia.

Reliance on this Report

This Report has been prepared solely for the purpose of assisting Shareholders and Listed Warrantholders of NVA in considering the Schemes. We do not assume any responsibility or liability to any party as a result of reliance on the Report for any other purpose.

Reliance on Information

The statements and opinions contained in the Report are given in good faith. In the preparation of this Report, we have relied upon information provided by the directors and management of NVA and we have no reason to believe that this information was inaccurate, misleading or incomplete. RSM Corporate Australia Pty Ltd does not imply, nor should it be construed that it has carried out any form of audit or verification on the information and records supplied to us.

The opinion of RSM Corporate Australia Pty Ltd is based on economic, market and other conditions prevailing at the date of the Report. Such conditions can change significantly over relatively short periods of time.

In addition, we have considered publicly available information which we believe to be reliable. We have not, however, sought to independently verify any of the publicly available information which we have utilised for the purposes of the Report.

We assume no responsibility or liability for any loss suffered by any party as a result of our reliance on information supplied to us.

Disclosure of Interest

At the date of the Report, none of RSM Corporate Australia Pty Ltd, RSM, Andrew Clifford, Albert Meintjes, nor any other member, director, partner or employee of RSM Corporate Australia Pty Ltd and RSM has any interest in the outcome of the Scheme, except that RSM Corporate Australia Pty Ltd are expected to receive a fee of $25,000 (excluding goods and services tax (“GST”) based on time occupied at normal professional rates for the preparation of the Report. The fees are payable regardless of whether NVA receives Shareholder and Listed Warrantholder approval for the Schemes.

Consents

RSM Corporate Australia Pty Ltd consents to the inclusion of the Report in the form and context in which it is included with the Scheme Booklet to be issued to Shareholders and Listed Warrantholders. Other than the Report, neither of RSM Corporate Australia Pty Ltd or RSM Australia Pty Ltd has been involved in the preparation of the Scheme Booklet. Accordingly, we take no responsibility for the content of the Scheme Booklet.

Nova Minerals Limited | Independent Expert’s Report | Page 30

B.	Sources of Information

In preparing the Report, we have relied upon the following principal sources of information:

●	The Scheme Booklet;

●	The Scheme Implementation Deed dated 3 March 2026;

●	NVA’s audited financial statements for the years ended 30 June 2023, 30 June 2024 and 30 June 2025;

●	NVA’s reviewed financial statements for the half year ended 31 December 2025;

●	Details of NVA Shareholders and Listed Warrantholders;

●	ASX announcements of NVA;

●	S&P Capital IQ database;

●	Connect4 database;

●	IBISWorld;

●	Information provided to us throughout correspondence with the Directors and Management of NVA; and

●	The NVA website.

Nova Minerals Limited | Independent Expert’s Report | Page 31

C.	Glossary of Terms and Abbreviations

Term or Abbreviation	Definition
$ or AUD	Australian dollar
US$	US dollars
Act or Corporations Act	Corporations Act 2001 (Cth)
ADS	American Depository Shares
ADS Holder	A holder of NVA ADSs
AFCA	Australian Financial Complaints Authority
AFSL	Australian Financial Services Licence
APES	Accounting Professional & Ethical Standards
ARR	Alaska Range Resources LLC
ASIC	Australian Securities and Investments Commission
ASX	Australian Securities Exchange
ASX Listing Rules	The listing rules of the Australian Stock Exchange amended from time to time
ATO	The Australian Taxation Office
bn	Billion
Board	Nova Minerals Limited Board
CAGR	Compound annual growth rate
CDIs	CHESS Depositary Interests
CDN	CHESS Depositary Interest Nominees Pty Limited
Directors	Directors of Nova Minerals Limited
EBIT	Earnings before interest and tax
EBITDA	Earnings before interest, tax, depreciation and amortisation Eligible Shareholders
ETFs	Exchange Traded Funds
Exchange Act	The reporting requirements of the US Securities Exchange Act of 1934
Forward-looking	Prospective financial information (including forecasts and projections) or any other statements or
information	assumptions about future matters.
FPI	Foreign Private Issuer
FSG	Financial Services Guide
FX	Foreign Exchange
FY	Financial year
GST	Goods and services tax
Historical Period, the	FY23, FY24, FY25 and HY26
HY26	Half year
IFRS	International Financial Reporting Standards

Nova Minerals Limited | Independent Expert’s Report | Page 32

Term or Abbreviation	Definition
Ineligible Foreign Shareholder	Shareholders whose addresses are outside of Australia, Belgium, Israel, New Zealand, Panama, UK and US as at the Record Date on the NVA Share Registry
IRGS	Intrusion Related Gold System
k	Thousands
Listed Warrantholders	The holders of a Listed Warrant
Listed Warrants	A warrant to purchase five (5) Nova Minerals ADSs (representing 50 Nova Minerals Shares), listed on Nasdaq under the ticker "NVAWW"
m	Millions
Management, or Mgmt.	The management of NVA
Nasdaq	National Association of Securities Dealers Automated Quotations
NYSE	New York Stock Exchange
Non-Associated Shareholders or Shareholders	Shareholders who are not a party, or associated to a party, of the Scheme
Non-Electing Small Parcel Holders	Shareholders who hold less than a marketable parcel (as that term is defined in the ASX listing rules) of shares and do not make a valid election under the Share Scheme
Nova Minerals Group	Nova Minerals group of companies
NPAT	Net profit after tax
NVA Shares or Nova Minerals Shares or Shares	Ordinary shares in Nova Minerals Limited
NVA, Nova Minerals, or Company	Nova Minerals Limited ACN 006 690 348
OTC	Over-The-Counter
Proposed Re-domiciliation Transaction	The Board's proposal to re-domicile the Nova Minerals Group to the US by way of the Schemes
Record Date	As defined in the Scheme Booklet
Report or IER	This Independent Expert's Report prepared by RSM Corporate Australia Pty Ltd
Requisite Majority of Listed Warrantholders	Unless the Court orders otherwise, a majority in number (more than 50%) of Listed Warrant Holders present and voting at the Scheme Meeting (in person or by proxy, corporate representative or attorney); and at least 75% of the total number of votes cast on the Warrant Scheme Resolution.
Requisite Majority of Shareholders	Unless the Court orders otherwise, a majority in number (more than 50%) of Shareholders present and voting at the Scheme Meeting (in person or by proxy, corporate representative or attorney); and at least 75% of the total number of votes cast on the Share Scheme Resolution.
RG 111	ASIC Regulatory Guide 111 Content of expert reports
RG 112	ASIC Regulatory Guide 112 Independence of experts
RSM, we, us or our	RSM Corporate Australia Pty Ltd
S&P Capital IQ or Capital IQ	An entity of Standard and Poor's which is a third-party provider of company and other financial information
Sale Agent	A person appointed by US Holdco to sell the US Holdco CDIs that would otherwise be issued to or for the benefit of Ineligible Foreign Shareholders or Non-Electing Small Parcel Holders under the terms of the Share Scheme.

Nova Minerals Limited | Independent Expert’s Report | Page 33

Term or Abbreviation	Definition
Sale Facility	The facility to be established by US Holdco and managed by the Sale Agent under which Ineligible Foreign Shareholders and Non-Electing Small Parcel Holders will have their Share Scheme Consideration sold on their behalf by the Sale Agent and have the net proceeds of sale remitted to them.
Scheme Booklet	Booklet prepared for the Schemes to which this Report is attached
Scheme Consideration	The Share Scheme Consideration and the Warrant Scheme Consideration
Scheme Meetings	Convened by the court in relation to the schemes pursuant to section 411(1) of the Corporations Act
Scheme Warrant	Warrant issued under the terms of a court-approved scheme that replaces an existing warrant on equivalent economic and vesting terms, giving the holder the right to receive the new US Holdco shares upon exercise
Schemes	Collectively, the Share Schemes and Warrant Schemes
SEC	US Securities and Exchange Commission
Share Registry	NVA share registry
Share Scheme	The Scheme of Arrangement under Part 5.1 of the Corporations Act between NVA and its Shareholders in the form of which is contained in Annexure C of the Scheme Booklet together with any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act
Share Scheme Consideration	As defined in the Scheme Booklet
Share Scheme	Each person who is a NVA Shareholder and/or ADS Holder on the Record Date Participant
Shareholders	NVA ordinary shareholders
Shares	Ordinary shares in Nova Minerals Limited
SID	Scheme implementation deed between Nova Minerals and US Holdco dated 3 March 2026.
Snow Lake	Snow Lake Resources Limited
US	United States of America
US GAAP	US Generally Accepted Accounting Principles
US Holdco	Nova Minerals Corp, a US holding company incorporated in the state of Nevada
US Holdco CDIs	US Holdco CHESS Depositary Interests
US Holdco Shares	Common stock in US Holdco
US Holdco Listed	Entitles the holder to receive US Holdco shares, rather than Nova Minerals ADSs, upon exercise of the
Warrants	warrants
Warrant Register or	NVA warrant registry
Warrant Registry
Warrant Scheme	The Scheme of Arrangement under Part 5.1 of the Corporations Act between NVA and its Listed Warrantholders in the form of which is contained in Annexure E of the Scheme Booklet, together with any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act
Warrant Scheme Consideration	As defined in the Scheme Booklet.
Warrant Scheme Participants	Each Listed Warrantholders on the Record Date

Nova Minerals Limited | Independent Expert’s Report | Page 34

D.	Industry Overview

Gold Ore Mining

NVA operates in the gold ore mining industry. The following information has been extracted from IBISWorld industry report 21222 Gold & Silver Ore Mining in the US dated December 2025. IBISWorld states that firms engaged in the industry mine gold-bearing ore. This includes mining activities such as the development of mine sites and the on-site processing of ore into a concentrate or bullion. Firms will typically retain ownership of the semi processed gold product and may pay for further refining on a toll-charge basis. The refining process is included as part of the industry.

Overview

The gold mining industry explores and develops land to extract precious metals to sell in concentrate, ore, and bullion form. Firms generate revenue via the result of mine output and global gold prices. Due to the rising gold prices, overall industry revenue has been on an upward trend, despite the reduction in mine output over the past five years. Amid the uncertainty that came with Covid-19 at the start of the five-year period, gold prices saw significant growth, with similar growth in 2024 and 2025 amid renewed economic uncertainty. Industry revenue is expected to have grown at a CAGR of 1.4% to $15.3 billion over the five years to 31 December 2025, with a 12.0% increase in the 2025 calendar year driven by increases in the gold price.

The industry is capital-intensive, with fluctuating production volumes and unstable metal prices, resulting in high barriers to entry. Smaller mines have struggled against larger mines that dominate the market via their operation of major gold mining facilities. As such, non-organic growth has risen, evidenced by the recent partnership between industry giants Barrick and Newmont. Average industry profit, calculated as earnings before interest and taxes has fallen as the industry faces increasing costs.

Over the five years to 2030, IBISWorld forecast gold mining industry revenue to fall at a CAGR of 0.8% to $14.6 billion. This is expected to occur in part since gold prices are set to regress from current historic highs, driving down revenue. As consumer confidence is predicted to rise, more people will buy gold as a luxury items, but fewer are expected to invest in precious metals due to economic uncertainties or as an inflation edge.

Figure 1 Historical and forecasted industry revenue

Source: IBIS Report 21222 Gold & Silver Ore Mining in the US

Nova Minerals Limited | Independent Expert’s Report | Page 35

Figure 2 Product Segmentation

Product Segmentation

Source: IBIS Report 21222 Gold & Silver Ore Mining in the US

Industry competition

Competition in the industry is high and steady. The industry has a high level of internal competition. The Nevada gold mines joint venture between Barrick and Newmont produces roughly 60.0% of all gold in the United States.

Key external drivers

The key external drivers influencing industry demand are:

●	World price of gold: The world price of gold is represented on the London Bullion Market as the average opening cost of one troy ounce of pure gold. As the primary trading product in the gold mining industry in the US, the world price of gold has a positive relationship with revenue. When gold is sold at a high price, industry revenue increases. Alternatively, a declining world price of gold represents a potential threat to the industry.

●	Investor uncertainty: Also known as the “fear index”, investor uncertainty tracks the VIX-CBOE Volatility Index. A higher value attributed to this index represents greater uncertainty in the future price of the S&P 500. Since gold has long been regarded as a secure and safe investment, investors tend to increase their holdings of gold when economic uncertainty rises to mitigate risk.

●	Industrial production index: The industrial production index is a measure of the output from mining, manufacturing, electric, and gas industries. This index has a positive relationship with the gold mining industry revenue since gold is used in numerous industrial processes, including electronics manufacturing and jewellery fabrication. A declining industrial production index represents a potential opportunity for the industry.

Barriers to entry

The industry is characterised by relatively high but steady barriers to entry. New entrants may encounter the following challenges:

●	Legal: One of the most significant barriers to entry in the gold mining industry in the US are legal barriers. This includes the acquisition of exploration permits, leases, procuring comprehensive environmental impact statements, and ensuring all operations adhere to the minimum requirements set forth by regulatory authorities.

●	Start-up costs: The establishment of a gold mine requires significant capital investment, making it difficult to enter the industry. Miners need capital to undertake exploration programs, fund mine development, build processing plants, purchase capital equipment, and hire a sufficient workforce.

●	Differentiation: There is limited product differentiation in gold since it is a fungible commodity. Miners seek to differentiate themselves via acquisition of rich ore bodies, which are cheaper to mine; and superior mining locations, which can reduce transportation expenses.

●	Labour expenses: Gold mining is very labour intensive. Extraction workers, heavy machine operators, mechanics, technicians, engineers, and managers are just some of the popular occupations in the industry.

●	Capital expenses: Obtaining the rights to operate at a mine owned by a competitor can be difficult and require hefty fees and royalties. Operating many mines at once can mitigate the risk of policy changes. Still, new entrants do not usually have the capital necessary to enter the industry operating multiple mines at once. Depreciation costs are excessively high for this industry and pose a barrier to entry for new entrants.

Nova Minerals Limited | Independent Expert’s Report | Page 36

Antimony Ore Mining

NVA operates in the antimony ore mining industry. The following information has been extracted from Grand View Research (US Antimony Market Size & Outlook, 2024-30) & Market Research Future (US Antimony Market). Firms engaged in the industry mine antimony and undertake basic processing operations. Antimony is a key ore mined, primarily extracted from stibnite deposits, and after processing it is used in flame-retardant compounds, lead-acid battery alloys, specialised electronics, and various industrial and military applications.

Overview

Antimony ore mining experienced an increase in activity following the rise in global demand for flame-retardant materials, battery manufacturing, specialty alloys, and electronics. A significant portion global antimony production is derived from industrial sectors requiring flame-retardant compounds and batteries, driving sustained consumption growth. Furthermore, increased geopolitical uncertainty has increased strategic stockpiling of the critical mineral, elevating demand globally from governments and manufacturers seeking secure access. As a result, the supply chain of antimony is becoming more complex as industry participants are seeking reliable sources.

Grandview Research considers that the antimony market is experiencing a gradual transition towards sustainable practices, as companies are seeking new methods to recycle antimony and reduce waste.

Mining operations for antimony have faced operational challenges, including elevated input costs, high energy processing requirements for stibnite ores, and regulatory difficulties. Even with these challenges, increasing antimony prices have been driven by tight supply and expanding utilisation in industrial applications, improving profitability prospects for miners and processors.

Figure 3 Historical and forecasted industry revenue

US Antimony Market (2018 - 2030)

Source: Grandview Research US Antimony Market, 2018-2030

Key external drivers

The key external drivers influencing industry demand are:

●	Growing demand in electronics: More electronic producers are required fire-safe plastics for their devices. This is driving the demand for flame-retardants which are often derived from antimony.

●	Base metals price index: shifts in supply and demand influence the US dollar prices for metal ores. Higher prices benefit miners by driving up revenue and profit on ore mined. A fall in prices can squeeze miners operating margins and lead to a decline in revenue.

●	Technological advancements: Innovations and the reshaping of production methods in the antimony market are enhancing the production, extraction, and processing techniques which is improving efficiency and driving down cost. These advancements may lead to higher quality products and a more competitive market landscape.

Nova Minerals Limited | Independent Expert’s Report | Page 37

Barriers to entry

The industry is characterised by relatively high but steady barriers to entry. New entrants may encounter the following challenges:

●	Start-up costs: establishing an antimony mine requires significant capital investment to establish a new mine or to acquire an existing mining company. Heavy investment is needed to fund exploration programs, mine development, build processing plants and to hire a sufficient workforce. Without sufficient capital it is generally prohibitive to entrants.

●	Capital expenses: to develop and enter production of a mine requires costly and specialised equipment. Potential entrants also require a skilled workforce which is highly competitive in attracting, making it challenging for aspiring miners to enter the industry.

●	Legal: to develop a new project, extensive environmental impact statements need to be prepared along with acquired permits and leases.

●	Differentiation: since antimony is a commodity, it is difficult for miners to differentiate themselves. Some miners can differentiate themselves through environmental, social, and governance practices.

Nova Minerals Limited | Independent Expert’s Report | Page 38

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Annexure B – Scheme Implementation Deed Amendment Deed

B-1

Scheme Implementation Deed Amendment Deed

Nova Minerals Limited

ACN 006 690 348

Nova Minerals Corp

A company incorporated in the State of Nevada, United States

Amendment Deed to the

Scheme Implementation Deed dated 3 March 2026

THIS DEED is made on	30 March 2026

BETWEEN:

(1)	Nova Minerals Limited ACN 006 690 348 whose registered office is at Suite 5 / 242 Hawthorn Road, Caufield VIC 3161 (Nova Minerals); and

(2)	Nova Minerals Corp a corporation incorporated under the laws of Nevada, United States, whose registered office is at 112 North Curry Street, Carson City, NV 89703, United States (the Nova Minerals Corp)

RECITALS:

(A)	The parties entered into the scheme implementation deed dated 3 March 2026 (Scheme Implementation Deed).

(B)	The parties wish to amend the Scheme Implementation Deed in the manner set out in this document.

THE PARTIES AGREE AS FOLLOWS:

Interpretation

1.1	Definitions

Unless otherwise defined in this document, a term that is defined in the Scheme Implementation Deed (as amended by this document) has the same meaning in this document.

1.2	Rules for interpreting this document

Clause 1.2 (Interpretation) of the Scheme Implementation Deed applies to this document mutatis mutandis.

Consideration

Each party acknowledges that it has received valuable consideration for entering into this document.

Amendments

3.1	Amendments to the Scheme Implementation Deed

The Principal Document is amended with effect on and from the date of this deed, the parties agree in accordance with clause 13.1 (Amendments) of the Scheme Implementation Deed that the Scheme Implementation Deed is amended to read as follows:

(a)	deleting the definition of “Nova Minerals Corp Warrant” at clause 1.1 (Definitions) of the Scheme Implementation Deed and clause 1.1 (Defined terms) of Schedule 5 (Scheme of Arrangement – Warrant Scheme) and replacing it with the following:

Nova Minerals Corp Warrant means a warrant to acquire the corresponding amount of Nova Minerals Corp Shares, to be issued on substantially the same terms as a Nova Minerals Listed Warrant, other than any terms which are required to be adjusted to implement the Schemes, including any adjustments to the exercise price and the number of Nova Minerals Corp Shares issued upon exercise.”

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(b)	deleting clause 5.3(a) (Warrant Scheme Consideration) of the Scheme Implementation Deed and replacing it with the following:

Subject to clause 5.5, Nova Minerals Corp undertakes and warrants to Nova Minerals (in its own right and on behalf of each Warrant Scheme Participant) that in consideration of the transfer to Nova Minerals Corp of each Scheme Warrant held by a Warrant Scheme Participant under the terms of the Warrant Scheme, Nova Minerals Corp will (subject to the terms of this deed, the Warrant Scheme and the Warrant Scheme Deed Poll) on the Implementation Date issue three new Nova Minerals Corp Warrants to that Warrant Scheme Participant for each Scheme Warrant held by that Warrant Scheme Participant on the Record Date in accordance with the terms of the Warrant Scheme and Warrant Scheme Deed Poll.

(c)	deleting clause 5.5(a) (Terms of Nova Minerals Corp Warrants) of the Scheme Implementation Deed and replacing it with the following:

“have an exercise price per Nova Minerals Corp Share corresponding to the corresponding exercise price per Nova Minerals ADS of the relevant Scheme Warrant it replaces;

(d)	deleting clause 6 (c) (Issue of Scheme Consideration) of Schedule 5 (Scheme of Arrangement – Warrant Scheme) of the Scheme Implementation Deed and replacing it with the following:

The obligation of Nova Minerals to procure the issue of the Scheme Consideration under this Scheme will be satisfied by Nova Minerals Corp:

(i)	issuing three Nova Minerals Corp Warrants to the Scheme Participants for each Scheme Warrant held by each Scheme Participant on the Record Date; and

(ii)	entering into the Nova Minerals Corp Warrant Register the name of each person who is to receive Nova Minerals Corp Warrants pursuant to this Scheme.

Effect of amendments

3.2	(a) xcept as expressly amended by this document, no changes to the Scheme Implementation Deed are to be inferred or implied, and in all other respects the Scheme Implementation Deed is confirmed and remains in full force and effect.

(b) With effect on and from the date of this document, references in any document (other than this document) to the Scheme Implementation Deed will be read and construed as references to the Scheme Implementation Deed as amended by this document.

Inconsistency

3.3	To the extent of any inconsistency between the Scheme Implementation Deed and this document, the terms of this document prevail.

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4	Notices

Clause 1 (Notices) of the Scheme Implementation Deed applies to this document.

5	General

5.1	Governing law

Clause 1 (Governing law and jurisdiction) of the Scheme Implementation Deed applies to this document.

5.2	Amendment

This document can only be amended or replaced by another document signed by the parties.

5.3	Counterparts

This document may be executed in counterparts. Delivery of a counterpart of this document by email attachment constitutes an effective mode of delivery.

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EXECUTED as a deed.

EXECUTED by NOVA MINERALS
LIMITED ACN 006 690 348:

/s/ Craig Bentley	/s/ Ian Pamensky
Signature of director	Signature of director/secretary

Craig Bentley	Ian Pamensky - Company Secretary
Name	Name

SIGNED, SEALED AND DELIVERED by
NOVA MINERALS CORP in the presence
of:

/s/ Chaim (Dovi) Berger	/s/ Avi Geller
Signature of witness	Signature of sole Director

Chaim (Dovi) Berger	Avi Geller
Name of witness	Name of sole Director

Annexure C – Scheme Implementation Deed

C-1

Scheme Implementation Deed

Nova Minerals Limited

ACN 006 690 348

Nova Minerals Corp

A company incorporated in the State of Nevada, United States

3 March 2026

Contents

1.	Interpretation		1
	1.1	Definitions	1
	1.2	Interpretation	8
	1.3	Knowledge	9

2.	Agreement to propose and implement Schemes		9
	2.1	Nova Minerals to propose Schemes	9
	2.2	Agreement to implement Schemes	9

3.	Conditions Precedent		9
	3.1	Conditions Precedent to implementation of the Share Scheme	9
	3.2	Conditions Precedent to implementation of the Warrant Scheme	11
	3.3	Reasonable endeavours to satisfy Conditions Precedent	12
	3.4	Waiver of Conditions Precedent	12
	3.5	Certificates in relation to Conditions Precedent	14
	3.6	Conditions Precedent not met	14
	3.7	Failure to agree	14

4.	Transaction Steps – Share Scheme		14
	4.1	Share Scheme	14
	4.2	No amendment to the Share Scheme without consent	15
	4.3	Share Scheme consideration	15
	4.4	Nova Minerals CDIs – registration and notices	16
	4.5	Nova Minerals Corp Shares – registration and notices	17
	4.6	Ineligible Foreign Shareholders	17
	4.7	Small Parcel Holders	18
	4.8	Nova Minerals Corp Shares and Nova Minerals Corp CDIs to rank equally	18
	4.9	Share Scheme Deed Poll	19

5.	Transaction Steps – Warrant Scheme		19
	5.1	Warrant Scheme	19
	5.2	No amendment to the Warrant Scheme without consent	19
	5.3	Warrant Scheme Consideration	19
	5.4	Nova Minerals Corp Warrants – registration and notices	20
	5.5	Terms of Nova Minerals Corp Warrants	20
	5.6	Warrant Scheme Deed Poll	20

6.	Convertible Securities		20

7.	Implementation of the Schemes		21
	7.1	General obligations	21
	7.2	Nova Minerals obligations	21
	7.3	Nova Minerals Corp obligations	27
	7.4	Form of Recommendation	30
	7.5	Scheme Booklet	30

8.	Representations and warranties		31
	8.1	Representations and warranties	31
	8.2	Nature of representations and warranties	31
	8.3	No other warranties or reliance	32
	8.4	Release	32

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9.	Termination rights		32
	9.1	Termination events	32
	9.2	Notice of breach	33
	9.3	Termination right	33
	9.4	Effect of termination	33
	9.5	Disclosure on termination of deed	33

10.	Public announcements		33
	10.1	Announcement of transaction	33
	10.2	Public announcements	33
	10.3	Statements on termination	34

11.	Notices		34
	11.1	Manner of giving notice	34
	11.2	When notice given	34
	11.3	Proof of service	35
	11.4	Documents relating to legal proceedings	35
	11.5	Address for notices	35

12.	Entire agreement		35
	12.1	Entire agreement	35
	12.2	No reliance	35
	12.3	Termination rights	35

13.	General		36
	13.1	Amendments	36
	13.2	Assignments	36
	13.3	Costs	36
	13.4	GST	36
	13.5	Consents	36
	13.6	Counterparts	36
	13.7	Exercise and waiver of rights	36
	13.8	Further assurance	37
	13.9	No merger	37
	13.10	Severability	37

14.	Governing law and jurisdiction		37
	14.1	Governing law	37
	14.2	Jurisdiction	37

Schedule

1.	Indicative Timetable
2.	Capital Structure
3.	Agreed Public Announcement
4.	Share Scheme
5.	Warrant Scheme
6.	Share Scheme Deed Poll
7.	Warrant Scheme Deed Poll

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THIS DEED is made on 3 March 2026

BETWEEN:

(1)	Nova Minerals Limited ACN 006 690 348 whose registered office is at Suite 5 / 242 Hawthorn Road, Caulfield VIC 3161 (Nova Minerals); and

(2)	Nova Minerals Corp, a corporation incorporated under the laws of Nevada, United States, whose registered office is at 112 North Curry Street, Carson City, NV 89703, United States (Nova Minerals Corp).

Recitals:

(A)	Nova Minerals is an Australian public company that has its ordinary shares quoted on ASX and its Nova Minerals Listed Warrants and ADSs quoted for trading on NASDAQ.

(B)	Nova Minerals Corp is a company incorporated in the State of Nevada, United States and which has been established for the purposes of effecting a re-domiciliation of Nova Minerals to the United States.

(C)	Nova Minerals wishes to effect the re-domiciliation by way of two separate schemes of arrangement under Part 5.1 of the Corporations Act, being the Share Scheme and the Warrant Scheme.

(D)	Nova Minerals Corp will acquire all of the Scheme Shares in consideration for Nova Minerals Corp issuing Nova Minerals Corp CDIs pursuant to this deed, the Share Scheme and the Share Scheme Deed Poll.

(E)	Nova Minerals Corp will acquire all of the Scheme Warrants in consideration for Nova Minerals Corp issuing Nova Minerals Corp Warrants pursuant to this deed, the Warrant Scheme and the Warrant Scheme Deed Poll.

(F)	This deed is entered into to record and give effect to the terms and conditions on which Nova Minerals Corp and Nova Minerals propose to implement the Schemes.

The Parties agree as follows:

1.	Interpretation

1.1	Definitions

In this deed the following terms shall bear the following meanings:

ADS means an American Depositary Share.

ADS Depositary means The Bank of New York Mellon.

ADS Holder means a holder of Nova Minerals ADSs.

Affiliate means, in relation to any specified person (other than a natural person), any other person (which shall include a natural person) directly or indirectly Controlling or Controlled by such specified person or under direct or indirect common control with such specified person.

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Agreed Public Announcement means an announcement of Nova Minerals, the form of which is set out in Schedule 3, to be released by Nova Minerals on ASX (with a copy to be filed with the SEC) pursuant to clauses 7.2(a) and 10.

ASIC means the Australian Securities and Investments Commission.

ASX means ASX Limited (ABN 98 008 624 691) or the Australian Securities Exchange, as the context requires.

ASX Settlement means ASX Settlement Pty Ltd ABN 49 008 504 532.

ASX Settlement Rules means ASX Settlement Operating Rules of ASX Settlement.

Business Day means a business day as defined in the Listing Rules and, to the extent any action must be taken in relation to NASDAQ or NYSE, a day on which NASDAQ or NYSE is operating but excludes a day that is a Saturday, Sunday, bank holiday or public holiday in Sydney, Australia or Nevada, United States.

CDI means a CHESS Depositary Interest, being a unit of beneficial ownership in a Nova Minerals Corp Share that is registered in the name of CDN, or beneficial ownership is held by CDN, in accordance with the ASX Settlement Rules.

CDN means CHESS Depositary Nominees Pty Limited ACN 071 346 506.

CHESS means the clearing house electronic sub-register system of security transfers operated by ASX Settlement.

Conditions Precedent means the conditions precedent to the Schemes in clause 3.1 in respect of the Share Scheme and clause 3.2 in respect of the Warrant Scheme.

Convertible Securities means the Nova Minerals Unlisted Warrants and Nova Minerals Incentives.

Control has the meaning given to that term in section 50AA of the Corporations Act and Controlling and Controlled have the corresponding meaning.

Corporations Act means the Corporations Act 2001 (Cth).

Corporations Regulations means the Corporations Regulations 2001 (Cth).

Court means the Federal Court of Australia or the Supreme Court of New South Wales, or such other court of competent jurisdiction under the Corporations Act as agreed to in writing between the parties.

Court Documents means the documents that Nova Minerals determines (acting reasonably) are required for the purposes of appearing at a hearing of the Court in connection with the Schemes and which may include originating process, affidavits, submissions and draft minutes of Court orders.

Depositary Nominee has the meaning given to it in the ASX Settlement Rules.

Deed Polls means the Share Scheme Deed Poll and the Warrant Scheme Deed Poll.

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Effective means, when used in relation to the Schemes, the order of the Court made under section 411(4)(b) of the Corporations Act in relation to the Schemes taking effect pursuant to section 411(10) of the Corporations Act, but in any event at no time before an office copy of the order of the Court is lodged with ASIC.

Effective Date means the date the Schemes become Effective.

Election Form means the form pursuant to which Small Parcel Holders may elect not to participate in the Sale Facility and be treated as Excluded Small Parcel Holders as contemplated in clause 4.7.

Encumbrance means any encumbrance, mortgage, pledge, charge, lien, assignment, hypothecation, security interest, title retention, preferential right or trust arrangement and any other security arrangement of any kind given or created and including any possessory lien in the ordinary course of business whether arising by law or contract.

End Date means 31 August 2026, or such later date as agreed to in writing between the parties from time to time.

Excluded Small Parcel Holder means a Small Parcel Holder who has made a valid election referred to in clause 4.7 to not participate in the Sale Facility and will not be treated as a Small Parcel Holder.

Execution Date means the date of this deed.

First Court Date means the first day on which an application is made to the Court for an order under section 411(1) of the Corporations Act approving the convening of the Scheme Meetings.

GST has the meaning given to it in the GST Law.

GST Law has the meaning given to it in the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Implementation Date means the fifth Business Day after the Record Date, or such other date agreed to in writing by the parties.

Independent Expert means a person to be appointed by Nova Minerals to prepare the Independent Expert’s Report.

Independent Expert’s Report means the independent expert’s report prepared by the Independent Expert for inclusion in the Scheme Booklet, which states the Independent Expert’s opinion in relation to whether:

(a)	the Share Scheme is in the best interests of Nova Minerals Shareholders;

(b)	the Warrant Scheme is in the best interests of Nova Minerals Listed Warrant Holders,

including any updates or amendments to this report made by the Independent Expert.

Indicative Timetable means the indicative timetable in relation to the implementation of the Schemes set out in Schedule 1 or as otherwise may be agreed in writing by Nova Minerals Corp and Nova Minerals, acting reasonably.

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Ineligible Foreign Shareholder means any Share Scheme Participant whose address shown on the Nova Minerals Share Register as at the Record Date is a place outside Australia, New Zealand, United States and such other jurisdictions determined by Nova Minerals, unless, no less than three Business Days prior to the Share Scheme Meeting, Nova Minerals and Nova Minerals Corp agree in writing that it is lawful and not unduly onerous or unduly impracticable to issue that Nova Minerals Shareholder with the Share Scheme Consideration when the Share Scheme becomes Effective.

Listing Rules means the official listing rules of the ASX.

Marketable Parcel has the meaning given to that term in the Listing Rules, with the closing price on the last day of Nova Minerals Shares trading on ASX used to determine this.

NASDAQ means the NASDAQ Stock Market LLC or the NASDAQ Capital Market, as the context requires.

Nova Minerals ADS means an ADS, representing 12 Nova Minerals Shares and which trades on NASDAQ under the ticker code “NVA”.

Nova Minerals Board means the board of directors of Nova Minerals from time to time.

Nova Minerals Corp Board means the board of directors of Nova Minerals Corp.

Nova Minerals Corp CDI means a CDI representing a beneficial interest in 1/12th of a Nova Minerals Corp Share.

Nova Minerals Corp CDI Register means the register of Nova Minerals Corp CDI holders maintained by or on behalf of Nova Minerals Corp.

Nova Minerals Corp Information means the information that Nova Minerals Corp provides to Nova Minerals under clause 7.3(a) for inclusion in the Scheme Booklet.

Nova Minerals Corp Share means a share of common stock of Nova Minerals Corp.

Nova Minerals Corp Share Register means the register of Nova Minerals Corp shareholders maintained by or on behalf of Nova Minerals Corp and maintained in accordance with applicable laws in the State of Nevada, United States.

Nova Minerals Corp Warrant means a warrant to acquire a Nova Minerals Corp Share, to be issued on substantially the same terms as a Nova Minerals Listed Warrant, other than any terms which are required to be adjusted to implement the Schemes, including any adjustments to the exercise price and the number of Nova Minerals Corp Shares issued upon exercise.

Nova Minerals Corp Warrant Register means the register of Nova Minerals Corp Warrant holders maintained by or on behalf of Nova Minerals Corp and maintained in accordance with applicable laws.

Nova Minerals Director means a director of Nova Minerals from time to time.

Nova Minerals Group means Nova Minerals and its Subsidiaries.

Nova Minerals Information means all information included in the Scheme Booklet other than Nova Minerals Corp Information and the Independent Expert’s Report.

Nova Minerals Listed Warrant means a NASDAQ quoted warrant to acquire a Nova Minerals ADS under the ticker code “NVAWW”, as set out in Part 2 of Schedule 2.

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Nova Minerals Listed Warrant Holder means each person who is registered in the Nova Minerals Warrant Register as a holder of a Nova Minerals Listed Warrant.

Nova Minerals Incentives means the performance rights and options issued pursuant to Nova Minerals’ equity incentive plan, as set out in Part 4 of Schedule 2.

Nova Minerals Incentive Holder means a holder of Nova Minerals Incentives.

Nova Minerals Share means a fully paid ordinary share issued in the capital of Nova Minerals.

Nova Minerals Share Register means the register of holders of Nova Minerals Shares, comprising the Australian principal and US branch share registers, maintained by or on behalf of Nova Minerals in accordance with the Corporations Act.

Nova Minerals Shareholder means a person who is registered in the Nova Minerals Share Register as the holder of one or more Nova Minerals Shares, from time to time.

Nova Minerals Unlisted Warrant means a warrant to acquire a Nova Minerals ADS, as set out in Part 3 of Schedule 2.

Nova Minerals Unlisted Warrant Holder means each person who is registered in the Nova Minerals Warrant Register as a holder of a Nova Minerals Unlisted Warrant.

Nova Minerals Warrant Register means the register of holders of Nova Minerals Listed Warrants and Nova Minerals Unlisted Warrants maintained by or on behalf of Nova Minerals in accordance with applicable laws.

NYSE means the New York Stock Exchange.

Record Date means 7.00 pm (Sydney time) on the second Business Day following the Effective Date, or such other date (after the Effective Date) as Nova Minerals and Nova Minerals Corp may agree in writing.

Regulator’s Draft has the meaning given in clause 7.2(e)(i).

Regulatory Authority includes:

(a)	a government or governmental, semi-governmental, administrative, fiscal or judicial entity or authority;

(b)	a minister, department, office, commission, delegate, instrumentality, tribunal, agency, board, authority or organisation of any government;

(c)	any regulatory organisation established under statute;

(d)	any stock or securities exchange;

(e)	in particular, ASX, ASIC, SEC, NYSE and NASDAQ; and

(f)	any representative of any of the above.

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Relevant Interest has the meaning given to that term in the Corporations Act.

Representative means:

(a)	in relation to Nova Minerals, any director, officer or employee of any member of Nova Minerals and any financier, financial adviser, accounting adviser, auditor, legal adviser or technical or other expert adviser or consultant to Nova Minerals in relation to the Schemes; and

(b)	in relation to Nova Minerals Corp, any director, officer or employee of any member of Nova Minerals Corp and any financier, financial adviser, accounting adviser, auditor, legal adviser or technical or other expert adviser or consultant to Nova Minerals Corp in relation to the Schemes.

RG 60 means Regulatory Guide 60 issued by ASIC as updated from time to time.

RG 112 means Regulatory Guide 112 issued by ASIC as updated from time to time.

Sale Agent means a person appointed by Nova Minerals or Nova Minerals Corp to administer the Share Sale Facility and to sell or arrange the sale of Nova Minerals Corp CDIs that would otherwise be issued to or for the benefit of Ineligible Foreign Shareholders or Small Parcel Holders (excluding Excluded Small Parcel Holders) under the terms of the Share Scheme.

Schemes means the Share Scheme and the Warrant Scheme.

Scheme Booklet means the information booklet to be despatched to all Nova Minerals Shareholders and Nova Minerals Listed Warrant Holders and approved by the Court in connection with the Schemes, including the Schemes, the explanatory statement in respect of the Schemes, the Independent Expert’s Report and the notice of meeting.

Scheme Consideration means the Share Scheme Consideration and the Warrant Scheme Consideration.

Scheme Meetings means the Share Scheme Meeting and the Warrant Scheme Meeting.

Scheme Shares means all of the Nova Minerals Shares on issue on the Record Date.

Scheme Participants means the Share Scheme Participants (including the Australian custodian of the ADS Depositary) and the Warrant Scheme Participants.

Scheme Warrant means a Nova Minerals Listed Warrant as at the Record Date.

SEC means the U.S. Securities and Exchange Commission.

Second Court Date means the first day on which the application made to the Court for an order pursuant to section 411(4)(b) of the Corporations Act approving the Schemes is heard or, if the application is adjourned for any reason, the first day on which the adjourned application is heard.

Small Parcel Holder means a Share Scheme Participant who is not an Ineligible Foreign Shareholder and who holds less than a Marketable Parcel of Nova Minerals Shares on the Record Date.

Share Sale Facility means the facility to be administered by the Sale Agent pursuant to which Ineligible Foreign Shareholders and Small Parcel Holders (excluding Excluded Small Parcel Holders) will have their Share Scheme Consideration sold on their behalf and have the net proceeds of sale remitted to them under the terms of the Share Scheme.

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Share Scheme means the scheme of arrangement pursuant to Part 5.1 of the Corporations Act between Nova Minerals and Share Scheme Participants (including the Australian custodian of the ADS Depositary) in the form or substantially in the form of Schedule 4, together with any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act and approved in writing by each of Nova Minerals Corp and Nova Minerals.

Share Scheme Consideration means such number of Nova Minerals Corp CDIs for each Scheme Share held by Share Scheme Participants (other than the Australian custodian of the ADS Depositary) at the Record Date and such number of Nova Minerals Corp Shares, based on a ratio of 1 Nova Minerals Corp Share for 12 Scheme Shares, to US Share Scheme Participants as described in clause 4.3.

Share Scheme Deed Poll means the deed poll to be entered into by Nova Minerals Corp, in the form or substantially in the form of Schedule 6, or in such other form as agreed in writing between Nova Minerals and Nova Minerals Corp.

Share Scheme Meeting means the meeting of Nova Minerals Shareholders convened by the Court in relation to the Share Scheme pursuant to section 411(1) of the Corporations Act and includes any adjournment of that meeting.

Share Scheme Participant means each person who is a Nova Minerals Shareholder (including the Australian custodian of the ADS Depositary) on the Record Date.

Subsidiaries has the meaning given to that term in the Corporations Act.

Takeover Panel means the Takeover Panel constituted under the Australian Securities and Investments Commission Act 2001 (Cth).

Tax Act means the Income Tax Assessment Act 1936 (Cth) or the Income Tax Assessment Act 1997 (Cth), or both jointly, as the context requires.

Trading Day means a trading day as defined in the Listing Rules.

United States means the United States of America.

US Share Scheme Participant means a Share Scheme Participant who is a Nova Minerals Shareholder registered on Nova Minerals US branch share register.

Warrant Scheme means the scheme of arrangement under Part 5.1 of the Corporations Act between Nova Minerals and Warrant Scheme Participants in the form or substantially in the form of Schedule 5, together with any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act and approved in writing by each of Nova Minerals Corp and Nova Minerals.

Warrant Scheme Consideration means such number of Nova Minerals Corp Warrants for each Scheme Warrant held by Warrant Scheme Participants at the Record Date as described in clause 5.3.

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Warrant Scheme Deed Poll means the deed poll to be entered into by Nova Minerals Corp, in the form or substantially in the form of Schedule 7, or in such other form as agreed in writing between Nova Minerals and Nova Minerals Corp.

Warrant Scheme Meeting means the meeting of Nova Minerals Listed Warrant Holders convened by the Court in relation to the Warrant Scheme pursuant to section 411(1) of the Corporations Act and includes any adjournment of that meeting.

Warrant Scheme Participant means each person who is a Nova Minerals Listed Warrant Holder on the Record Date.

1.2	Interpretation

In this deed, except where the context otherwise requires:

(a)	the singular includes the plural and vice versa, and a gender includes other genders;

(b)	another grammatical form of a defined word or expression has a corresponding meaning;

(c)	a reference to a clause, paragraph, or schedule is to a clause or paragraph of, or schedule to, this deed, and a reference to this deed includes any schedule;

(d)	a reference to a document or instrument includes the document or instrument as novated, altered, supplemented or replaced from time to time;

(e)	a reference to A$, dollar, Australian dollar or $ is to Australian currency;

(f)	a reference to US$ or USD is to the lawful currency of the United States;

(g)	a reference to time is to time in Sydney, Australia, unless otherwise noted;

(h)	a reference to a party is to a party to this deed, and a reference to a party to a document includes the party’s executors, administrators, successors and permitted assigns and substitutes;

(i)	a reference to a person includes a natural person, partnership, body corporate, association, governmental or local authority or agency or other entity;

(j)	a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(k)	a word or expression defined in the Corporations Act and not otherwise defined in this deed has the meaning given to it in the Corporations Act;

(l)	the meaning of general words is not limited by specific examples introduced by including, for example or similar expressions;

(m)	any agreement, representation, warranty or indemnity in favour of two or more parties (including where two or more persons are included in the same defined term) is for the benefit of them jointly and severally;

(n)	a rule of construction does not apply to the disadvantage of a party because the party was responsible for the preparation of this deed or any part of it; and

(o)	if a day on or by which an obligation must be performed or an event must occur is not a Business Day, the obligation must be performed or the event must occur on or by the next Business Day.

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1.3	Knowledge

Where this deed makes reference to the knowledge or awareness of a party, or any similar reference, such knowledge or awareness will be taken to mean the actual knowledge and awareness of the party, but will not include any deemed or imputed knowledge of the party.

2.	Agreement to propose and implement Schemes

2.1	Nova Minerals to propose Schemes

(a)	Nova Minerals agrees to propose the Schemes on and subject to the terms and conditions of this deed.

(b)	Nova Minerals Corp agrees to assist Nova Minerals to propose the Schemes on and subject to the terms and conditions of this deed.

2.2	Agreement to implement Schemes

The parties agree to implement the Schemes on the terms and conditions of this deed.

3.	Conditions Precedent

3.1	Conditions Precedent to implementation of the Share Scheme

Subject to this clause 3.1, the Share Scheme will not become Effective, and the respective obligations of the parties in relation to the implementation of the Share Scheme are not binding, unless each of the following conditions precedent are satisfied or waived to the extent and in the manner set out in this clause 3:

(a)	(Regulatory approvals) before 5.00 pm on the Business Day before the Second Court Date in relation to the Share Scheme:

(i)	(ASIC) ASIC has issued or provided all such reliefs, confirmations, consents, approvals, qualifications or exemptions, or does such other acts which the parties agree are reasonably necessary or desirable to implement the Share Scheme and such reliefs, waivers, confirmations, consents, approvals, qualifications or exemptions or other acts (as the case may be) have not been withdrawn, suspended, varied or revoked;

(ii)	(ASX) ASX has issued or provided all such reliefs, confirmations, consents, approvals, waivers or does such other acts which the parties agree are reasonably necessary to implement the Share Scheme and such reliefs, confirmations, consents, approvals, waivers or other acts (as the case may be) have not been withdrawn, suspended, varied or revoked;

(iii)	(Other) all other regulatory approvals, waivers, consents, exemptions or declarations that are necessary or required by law, or by any Regulatory Authority, to implement the Share Scheme on the basis set out in this deed, to complete the transactions contemplated by this deed being granted, given, made or obtained and those regulatory approvals or waivers not being withdrawn, cancelled, revoked or varied in a manner that is materially adverse to the parties (or subject to any notice, intimation or indication of intention to do any such thing);

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(b)	(Order convening Share Scheme Meeting) the Court makes orders convening the Share Scheme Meeting under section 411(1) of the Corporations Act;

(c)	(Nova Minerals Shareholder approval) Nova Minerals Shareholders approve the Share Scheme at the Share Scheme Meeting by the requisite majorities under section 411(4)(a) of the Corporations Act, as modified under section 411(4)(a)(ii)(A) of the Corporations Act or otherwise;

(d)	(Court approval of Share Scheme) the Court approves the Share Scheme in accordance with section 411(4)(b) of the Corporations Act, in a manner that satisfies section 3(a)(10) of the US Securities Act of 1933 with respect to all securities to be offered, issued or sold by Nova Minerals Corp under the Share Scheme;

(e)	(Share Scheme orders lodged with ASIC) an office copy of the Court order approving the Share Scheme under section 411(10) of the Corporations Act is lodged with ASIC;

(f)	(No restraining orders) as at 8.00 am on the Second Court Date, no judgement, order, decree, statute, law, ordinance, rule or regulation, or other temporary restraining order, preliminary or permanent injunction, restraint or prohibition or other order or decision has been issued, made, entered, enacted, promulgated or enforced by any court of competent jurisdiction or any Regulatory Authority remains in effect that prohibits, restricts, makes illegal or restrains the completion of the Share Scheme, and there is no other legal restraint or prohibition, preventing the consummation of any aspect of the Share Scheme on the Implementation Date;

(g)	(Independent Expert Report) the Independent Expert provides a report to Nova Minerals that concludes that the Share Scheme is in the best interests of Nova Minerals Shareholders on or before the time when the Scheme Booklet is registered by ASIC under the Corporations Act and the Independent Expert not withdrawing or adversely modifying that conclusion before 8.00 am on the Second Court Date;

(h)	(NYSE listing) before 8.00 am on the Implementation Date, NYSE has confirmed it has no objections to listing on NYSE of Nova Minerals Corp Shares, subject to official notice of issuance following implementation and any customary conditions;

(i)	(ASX Listing) before 8.00am on the Effective Date, ASX approves:

(i)	the admission of Nova Minerals Corp to the official list of the ASX; and

(ii)	the Nova Minerals Corp CDIs for official quotation by the ASX, subject only to any conditions which ASX may reasonably require that are acceptable to the boards of Nova Minerals and Nova Minerals Corp and to the Share Scheme becoming Effective;

(j)	(Ability to issue CDIs) before 5.00 pm on the Business Day prior to the Second Court Date, Nova Minerals Corp and Nova Minerals doing everything necessary under the ASX Settlement Rules to enable CDN to allot and issue the Share Scheme Consideration under the Share Scheme, other than the actual allotment and issue or transfer (as applicable) of the Nova Minerals Corp CDIs to CDN under the Share Scheme; and

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(k)	(Ability to issue Nova Minerals Corp Shares) on Implementation Date, Nova Minerals Corp doing everything necessary to allot and issue Nova Minerals Corp Shares under the Share Scheme to US Share Scheme Participants and to ADS Holders through the ADS Depositary, other than the actual allotment and issue or transfer (as applicable) of the Nova Minerals Corp Shares.

3.2	Conditions Precedent to implementation of the Warrant Scheme

Subject to this clause 3.2, the Warrant Scheme will not become Effective, and the respective obligations of the parties in relation to the implementation of the Warrant Scheme are not binding, unless each of the following conditions precedent are satisfied or waived to the extent and in the manner set out in this clause 3:

(a)	(Regulatory approvals) before 5.00 pm on the Business Day before the Second Court Date in relation to the Warrant Scheme:

(i)	(ASIC) ASIC has issued or provided all such reliefs, confirmations, consents, approvals, qualifications or exemptions, or does such other acts which the parties agree are reasonably necessary or desirable to implement the Warrant Scheme and such reliefs, waivers, confirmations, consents, approvals, qualifications or exemptions or other acts (as the case may be) have not been withdrawn, suspended, varied or revoked;

(ii)	(ASX) ASX has issued or provided all such reliefs, confirmations, consents, approvals, waivers or does such other acts which the parties agree are reasonably necessary to implement the Warrant Scheme and such reliefs, confirmations, consents, approvals, waivers or other acts (as the case may be) have not been withdrawn, suspended, varied or revoked;

(iii)	(Other) all other regulatory approvals, waivers, consents, exemptions or declarations that are necessary or required by law, or by any Regulatory Authority, to implement the Warrant Scheme on the basis set out in this deed, to complete the transactions contemplated by this deed being granted, given, made or obtained and those regulatory approvals or waivers not being withdrawn, cancelled, revoked or varied in a manner that is materially adverse to the parties (or subject to any notice, intimation or indication of intention to do any such thing);

(b)	(Order convening Warrant Scheme Meeting) the Court makes orders convening the Warrant Scheme Meeting under section 411(1) of the Corporations Act;

(c)	(Nova Minerals Listed Warrant Holder approval) Nova Minerals Listed Warrant Holders approve the Warrant Scheme at the Warrant Scheme Meeting by the requisite majorities under section 411(4)(a) of the Corporations Act, as modified under section 411(4)(a)(ii)(A) of the Corporations Act or otherwise;

(d)	(Court approval of Warrant Scheme) the Court approves the Warrant Scheme in accordance with section 411(4)(b) of the Corporations Act, in a manner that satisfies section 3(a)(10) of the US Securities Act of 1933 with respect to all securities to be offered, issued or sold by Nova Minerals Corp under the Warrant Scheme;

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(e)	(Court Approval of Share Scheme) the Court approves the Share Scheme in accordance with section 411(4)(b) of the Corporations Act, in a manner that satisfies section 3(a)(10) of the US Securities Act of 1933 with respect to all securities to be offered, issued or sold by Nova Minerals Corp under the Share Scheme;

(f)	(Warrant Scheme orders lodged with ASIC) an office copy of the Court order approving the Warrant Scheme under section 411(10) of the Corporations Act is lodged with ASIC;

(g)	(NYSE listing) before 8.00 am on the Implementation Date, NYSE has confirmed it has no objections to listing on NYSE of Nova Minerals Corp Warrants (and the underlying Nova Minerals Corp Shares), subject to official notice of issuance following implementation and any customary conditions;

(h)	(No restraining orders) as at 8.00 am on the Second Court Date, no judgement, order, decree, statute, law, ordinance, rule or regulation, or other temporary restraining order, preliminary or permanent injunction, restraint or prohibition or other order or decision has been issued, made, entered, enacted, promulgated or enforced by any court of competent jurisdiction or any Regulatory Authority remains in effect that prohibits, restricts, makes illegal or restrains the completion of the Warrant Scheme, and there is no other legal restraint or prohibition, preventing the consummation of any aspect of the Warrant Scheme on the Implementation Date; and

(i)	(Independent Expert Report) the Independent Expert provides a report to Nova Minerals that concludes that the Warrant Scheme is in the best interests of Nova Minerals Listed Warrant Holders on or before the time when the Scheme Booklet is registered by ASIC under the Corporations Act and the Independent Expert not withdrawing or adversely modifying that conclusion before 8.00 am on the Second Court Date.

3.3	Reasonable endeavours to satisfy Conditions Precedent

Each of the parties will use its reasonable endeavours to procure that:

(a)	each of the Conditions Precedent is satisfied as soon as practicable after the date of this deed and continues to be satisfied at all times until the last time it is to be satisfied (as the case may require); and

(b)	there is no occurrence within the control of Nova Minerals or Nova Minerals Corp (as the context requires) or their Affiliates that would prevent the Conditions Precedent being satisfied.

3.4	Waiver of Conditions Precedent

(a)	In relation to the Share Scheme, the Conditions Precedent in:

(i)	clauses 3.1(a)(i) and 3.1(a)(ii) (ASIC and ASX Regulatory Approvals), 3.1(b) (Order convening Share Scheme Meeting), 3.1(c) (Nova Minerals Shareholder Approval), 3.1(d) (Court Approval of Share Scheme), 3.1(e) (Share Scheme Orders Lodged with ASIC), 3.1(f) (No Restraining Orders), 3.1(h) (NYSE Listing), 3.1(i) (ASX Listing), 3.1(j) (Ability to issue CDIs), and 3.1(k) (Ability to issue Nova Minerals Corp Shares) are for the benefit of both parties and cannot be waived;

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(ii)	clause 3.1(a)(iii) (Other Regulatory Approvals) is for the benefit of both parties, and any breach or non-fulfilment of such Condition Precedent may only be waived (if capable of waiver) with the written consent of both parties, which consent either party may give or withhold in its absolute discretion; and

(iii)	clause 3.1(g) (Independent Expert Report) is for the sole benefit of, and any breach or non-fulfilment of such Condition Precedent may only be waived with the written consent of Nova Minerals.

(b)	In relation to the Warrant Scheme, the Conditions Precedent in:

(i)	clauses 3.2(a)(i) and 3.2(a)(ii) (ASIC and ASX Regulatory Approvals), 3.2(b) (Order convening Warrant Scheme Meeting), 3.2(c) (Nova Minerals Listed Warrant Holder Approval), 3.2(d) (Court Approval of Warrant Scheme), 3.2(e) (Court Approval of Share Scheme), 3.2(f) (Warrant Scheme Orders Lodged with ASIC), 3.2(g) (NYSE listing), and 3.2(h) (No Restraining Orders) are for the benefit of both parties and cannot be waived;

(ii)	clause 3.2(a)(iii) (Other Regulatory Approvals) is for the benefit of both parties, and any breach or non-fulfilment of such Condition Precedent may only be waived (if capable of waiver) with the written consent of both parties, which consent either party may give or withhold in its absolute discretion; and

(iii)	clause 3.2(i) (Independent Expert Report) is for the sole benefit of, and any breach or non-fulfilment of such Condition Precedent may only be waived with the written consent of Nova Minerals.

(c)	A party entitled to waive the breach or non-fulfilment of a Condition Precedent pursuant to this clause 3.4 may do so in its absolute discretion subject to the provision of written notice to the other party. Any such waiver by a party for whose benefit the relevant Condition Precedent applies must take place on or prior to 8.00 am on the Second Court Date.

(d)	If a party waives the breach or non-fulfilment of a Condition Precedent, that waiver precludes the party from suing another party for any breach of this deed that resulted in the breach or non-fulfilment of the Condition Precedent.

(e)	Waiver of a breach or non-fulfilment in respect of one Condition Precedent does not constitute:

(i)	a waiver of breach or non-fulfilment of any other Condition Precedent resulting from the same event; or

(ii)	a waiver of breach or non-fulfilment of that Condition Precedent resulting from any other event.

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3.5	Certificates in relation to Conditions Precedent

(a)	At the hearing at which the application for an order under section 411(4)(b) of the Corporations Act approving the Schemes is considered by the Court, Nova Minerals and Nova Minerals Corp will provide a joint certificate to the Court confirming whether or not the Conditions Precedent in relation to each Scheme have been satisfied or waived in accordance with the terms of this deed.

(b)	The parties shall use their reasonable endeavours to agree drafts of the joint certificates for the Schemes referred to in this clause 3.5 by 8.00 am on the Second Court Date.

3.6	Conditions Precedent not met

If:

(a)	there is a non-fulfilment of a Condition Precedent which is not waived in accordance with this deed by the time or date specified in this deed for the satisfaction of the Condition Precedent;

(b)	there is an act, failure to act or occurrence which will prevent a Condition Precedent being satisfied by the time or date specified in this deed for the satisfaction of the Condition Precedent (and the non-fulfilment which would otherwise occur has not already been waived in accordance with this deed); or

(c)	it becomes more likely than not that the Schemes will not become Effective by the End Date,

the parties must consult in good faith with a view to:

(d)	considering and if agreed, determining whether the Schemes may proceed by way of alternative means or methods;

(e)	considering and if agreed, extending the time or date for satisfaction of the relevant Condition Precedent or the End Date (as applicable); or

(f)	considering and if agreed, changing the date of application made to the Court for an order under section 411(4)(b) of the Corporations Act approving the Schemes or adjourning that application to another date agreed to in writing by the parties (being a date no later than five Business Days before the End Date).

3.7	Failure to agree

If the parties are unable to reach agreement under clause 3.6 within five Business Days (or any shorter period ending on 5.00 pm on the day before the Second Court Date), either party may terminate this deed and such termination will be in accordance with clause 9.

4.	Transaction Steps – Share Scheme

4.1	Share Scheme

(a)	Nova Minerals must, as soon as reasonably practicable after the Execution Date and substantially in accordance with the Indicative Timetable, propose the Share Scheme in accordance with Part 5.1 of the Corporations Act to Nova Minerals Shareholders on and subject to the terms and conditions of this deed and the Share Scheme.

(b)	Nova Minerals Corp agrees to assist Nova Minerals to propose and implement the Share Scheme in accordance with Part 5.1 of the Corporations Act and must use all reasonable endeavours to do so in accordance with the terms and conditions of this deed and the Share Scheme.

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(c)	If the Share Scheme becomes Effective, on the Implementation Date:

(i)	all of the Scheme Shares held by Share Scheme Participants (including the Australian custodian of the ADS Depositary) on the Record Date will be transferred to Nova Minerals Corp;

(ii)	in exchange, each Share Scheme Participant (other than the Australian custodian of the ADS Depositary) will receive the Share Scheme Consideration in accordance with the terms of this deed, the Share Scheme and the Share Scheme Deed Poll; and

(iii)	ADS Holders who hold Nova Minerals ADSs will be issued Nova Minerals Corp Shares for ADSs held by such ADS Holder through the ADS Depositary. In particular, the ADS Depositary (who holds Nova Minerals Shares for the benefit of the ADS Holders) will be issued Nova Minerals Corp Shares for Scheme Shares held by their Australian custodian on the Record Date (rounded up to the nearest whole Nova Minerals Corp Share), in accordance with the terms of this deed, the Share Scheme and the Share Scheme Deed Poll.

4.2	No amendment to the Share Scheme without consent

Nova Minerals must not consent to any modification of, or amendment to, or the making or imposition by the Court of any condition in respect of, the Share Scheme without the prior written consent of Nova Minerals Corp (which consent cannot be unreasonably withheld).

4.3	Share Scheme consideration

(a)	Subject to clauses 4.6 and 4.7, Nova Minerals Corp undertakes and warrants to Nova Minerals (in its own right and on behalf of each Share Scheme Participant) that in consideration of the transfer to Nova Minerals Corp of each Scheme Share held by a Share Scheme Participant under the terms of the Share Scheme, Nova Minerals Corp will (subject to the terms of this deed, the Share Scheme and the Share Scheme Deed Poll) on the Implementation Date:

(i)	in the case of a Share Scheme Participant who holds Scheme Shares (other than the Australian custodian for the ADS Depositary, an Ineligible Foreign Shareholder or a Small Parcel Holder (excluding an Excluded Small Parcel Holder)):

(A)	issue one Nova Minerals Corp Share for every 12 Scheme Shares held by US Share Scheme Participants on the Record Date;

(B)	procure CDN to issue one new Nova Minerals Corp CDI to that Share Scheme Participant (other than US Share Scheme Participants) for every Scheme Share held by that Share Scheme Participant on the Record Date; and

(C)	issue to CDN (as Depositary Nominee) the relevant number of Nova Minerals Corp Shares underlying such Nova Minerals Corp CDIs (being one Nova Minerals Corp Share for every 12 Nova Minerals Corp CDIs)

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(ii)	in the case of ADS Holders:

(A)	issue one Nova Minerals Corp Share to the ADS Depositary for every 12 Scheme Shares held by the Australian custodian of the ADS Depositary on the Record Date; and

(B)	procure the ADS Depositary to then, subject to compliance by the ADS Holder within the terms of the arrangements pursuant to which the ADS Depositary acts as depositary for ADS Holders, deliver (by way of exchange) such Nova Minerals Corp Shares to the ADS Holders on the basis of one Nova Minerals Corp Share for each Nova Minerals ADS held by the ADS Holder on the Record Date; and

(iii)	issue to the Sale Agent such number of Nova Minerals Corp CDIs in accordance with clauses 4.6 and 4.7 that Ineligible Foreign Shareholders and Small Parcel Holders (excluding Excluded Small Parcel Holders) would otherwise have been entitled to, and issue to CDN (as Depositary Nominee) one Nova Minerals Corp Share for every 12 Nova Minerals Corp CDIs to be issued to the Sale Agent.

(b)	Where the calculation of the number of Nova Minerals Corp Shares to be issued to US Share Scheme Participants would result in the issue of a fraction of a Nova Minerals Corp Share, then any such fractional entitlement will be rounded up to the nearest whole number of Nova Minerals Corp Shares.

(c)	Where the calculation of the number of Nova Minerals Corp CDIs to be issued to a Share Scheme Participant would result in the issue of a fraction of an underlying Nova Minerals Corp Share to CDN, then any such fractional entitlement will be rounded up to the nearest whole number of Nova Minerals Corp Shares, so that the number of Nova Minerals Corp CDIs issued to each Share Scheme Participant is wholly divisible by 12.

(d)	Nova Minerals acknowledges that the undertaking by Nova Minerals Corp in clause 4.3(a) is given to Nova Minerals in its own right and in its capacity as trustee for each Share Scheme Participant (including the Australian custodian of the ADS Depositary).

4.4	Nova Minerals CDIs – registration and notices

(a)	On the Business Day prior to the Implementation Date, Nova Minerals Corp must enter in its Nova Minerals Corp Share Register the name of CDN (as Depositary Nominee) to hold the Nova Minerals Corp Shares underlying the Nova Minerals Corp CDIs to be issued in accordance with the Share Scheme.

(b)	After the satisfaction of the obligation in clause 4.4(a), Nova Minerals Corp must:

(i)	on the Implementation Date procure the recording in the Nova Minerals Corp CDI Register of each Share Scheme Participant (other than the Australian custodian of the ADS Depositary) who is to receive Nova Minerals Corp CDIs under the Share Scheme and the issue of Nova Minerals Corp CDIs to the Sale Agent with respect to the entitlements of Ineligible Foreign Shareholders and Small Parcel Holders;

(ii)	in the case of Share Scheme Participants (other than the Australian custodian of the ADS Depositary and US Share Scheme Participants) who hold their Scheme Shares on the CHESS sub register, procure that the Nova Minerals Corp CDIs in respect of such Share Scheme Participant’s entitlement to Nova Minerals Corp Shares as Share Scheme Consideration are credited to that register;

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(iii)	in the case of Share Scheme Participants (other than the Australian custodian of the ADS Depositary and US Share Scheme Participants) who hold their Scheme Shares on the issuer sponsored sub register, procure that the Nova Minerals Corp CDIs in respect of such Share Scheme Participant’s entitlement to Nova Minerals Corp Shares as Share Scheme Consideration are credited to that register; and

(iv)	maintain the Nova Minerals Corp CDI Register for each Share Scheme Participant (other than the Australian custodian of the ADS Depositary and US Share Scheme Participants) who receives Nova Minerals Corp CDIs under the Share Scheme and procures the provision of Nova Minerals Corp CDI holding statements or CHESS allotment confirmation notices to all applicable Share Scheme Participants (other than the Australian custodian of the ADS Depositary) in accordance with the Listing Rules.

4.5	Nova Minerals Corp Shares – registration and notices

The obligation of Nova Minerals to procure that Nova Minerals Corp issues Nova Minerals Corp Shares under clause 4.3 will be satisfied by Nova Minerals Corp, on the Implementation Date, procuring the entry in the Nova Minerals Corp Share Register of the name of each US Share Scheme Participant and ADS Holder who is to receive Nova Minerals Corp Shares.

4.6	Ineligible Foreign Shareholders

(a)	Nova Minerals Corp will be under no obligation under this deed to allot or issue, and will not issue or procure to be issued any Share Scheme Consideration (in the form of Nova Minerals Corp CDIs) in the name of any Ineligible Foreign Shareholder and, instead, will issue Nova Minerals Corp CDIs to which the Ineligible Foreign Shareholder would have otherwise been entitled to the Sale Agent, in trust for the Ineligible Foreign Shareholder who is the beneficial owner thereof.

(b)	Nova Minerals Corp will:

(i)	instruct the Sale Agent, acting on behalf of the Ineligible Foreign Shareholders and not on behalf of Nova Minerals or Nova Minerals Corp, to sell all of the Nova Minerals Corp CDIs issued in the name of the Sale Agent pursuant to clause 4.6(a) in such manner, or such financial market, at such price and on such other terms as the Sale Agent determines in good faith, as soon as reasonably practicable and in any event not more than 90 Business Days after the Implementation Date; and

(ii)	remit, or procure to be remitted, to the Ineligible Foreign Shareholder the proceeds of its sale (on an averaged basis so that all Ineligible Foreign Shareholders receive the same price per Nova Minerals Corp CDI, subject to rounding to the nearest whole cent) in Australian dollars (after deducting any taxes which may be required to be withheld under applicable laws).

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4.7	Small Parcel Holders

(a)	Subject to clause 4.7(b), Nova Minerals Corp will be under no obligation under this deed to allot or issue, and will not issue or procure to be issued any Share Scheme Consideration (in the form of Nova Minerals Corp CDIs) in the name of any Small Parcel Holder and, instead, will issue Nova Minerals Corp CDIs to which the Small Parcel Holder would have otherwise been entitled to the Sale Agent, in trust for the Small Parcel Holder who is the beneficial owner thereof.

(b)	A Small Parcel Holder will be entitled, by providing a valid Election Form on or before 7.00 pm on the Record Date, to elect not to participate in the Sale Facility and be treated as an Excluded Small Parcel Holder for the purposes of this clause 4.7. In the absence of such an election, each Small Parcel Holder will have any Share Scheme Consideration attributable to them under the Share Scheme issued to the Sale Agent pursuant to this clause 4.7.

(c)	Nova Minerals Corp will:

(i)	instruct the Sale Agent, acting on behalf of Small Parcel Holders (excluding Excluded Small Parcel Holders) and not on behalf of Nova Minerals or Nova Minerals Corp, to sell all of the Nova Minerals Corp CDIs issued in the name of the Sale Agent pursuant to clause 4.7(a) in such manner, or such financial market, at such price and on such other terms as the Sale Agent determines in good faith, as soon as reasonably practicable and in any event not more than 90 Business Days after the Implementation Date; and

(ii)	remit, or procure to be remitted, to the Small Parcel Holder (excluding Excluded Small Parcel Holders) the proceeds of its sale (on an averaged basis so that all Small Parcel Holders (excluding Excluded Small Parcel Holders) receive the same price per Nova Minerals Corp CDI, subject to rounding to the nearest whole cent) in Australian dollars (after deducting any taxes which may be required to be withheld under applicable laws).

4.8	Nova Minerals Corp Shares and Nova Minerals Corp CDIs to rank equally

Nova Minerals Corp covenants in favour of Nova Minerals (in its own right and on behalf of the Share Scheme Participants, including the Australian custodian of the ADS Depositary) that:

(a)	Nova Minerals Corp Shares and Nova Minerals Corp CDIs to be issued pursuant to the Share Scheme will be duly and validly authorised and will rank equally in all respects with all issued and outstanding Nova Minerals Corp Shares;

(b)	Nova Minerals Corp CDIs and the Nova Minerals Corp Shares will be entitled to participate in and receive any dividends or distribution of capital paid and any other entitlements accruing in respect of Nova Minerals Corp Shares on and after the Implementation Date;

(c)	each such Nova Minerals Corp Share and Nova Minerals Corp CDI issued pursuant to the Share Scheme will be validly issued, fully paid, free from any Encumbrance or other third party rights and non-assessable;

(d)	it will use reasonable endeavours to ensure that Nova Minerals Corp CDIs issued as Share Scheme Consideration will be listed for quotation on ASX with effect from the Business Day after the Implementation Date (or such later date as ASX may require); and

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(e)	it will use reasonable endeavours to ensure that Nova Minerals Corp Shares issued to ADS Holders will be listed for quotation on NYSE at or promptly after Implementation Date.

4.9	Share Scheme Deed Poll

Nova Minerals Corp covenants in favour of Nova Minerals (in its own right and separately as trustee for each of the Share Scheme Participants including the Australian custodian of the ADS Depositary) to execute and deliver to Nova Minerals before 5.00 pm on the Business Day prior to the First Court Date the Share Scheme Deed Poll.

5.	Transaction Steps – Warrant Scheme

5.1	Warrant Scheme

(a)	Nova Minerals must, as soon as reasonably practicable after the Execution Date and substantially in accordance with the Indicative Timetable, propose the Warrant Scheme in accordance with Part 5.1 of the Corporations Act to Nova Minerals Listed Warrant Holders on and subject to the terms and conditions of this deed and the Warrant Scheme.

(b)	Nova Minerals Corp agrees to assist Nova Minerals to propose and implement the Warrant Scheme in accordance with Part 5.1 of the Corporations Act and must use all reasonable endeavours to do so in accordance with the terms and conditions of this deed and the Warrant Scheme.

(c)	If the Warrant Scheme becomes Effective, on the Implementation Date:

(i)	all of the Scheme Warrants held by Warrant Scheme Participants on the Record Date will be transferred to Nova Minerals Corp; and

(ii)	in exchange, each Warrant Scheme Participant will receive the Warrant Scheme Consideration in accordance with the terms of this deed, the Warrant Scheme and the Warrant Scheme Deed Poll.

5.2	No amendment to the Warrant Scheme without consent

Nova Minerals must not consent to any modification of, or amendment to, or the making or imposition by the Court of any condition in respect of, the Warrant Scheme without the prior written consent of Nova Minerals Corp (which consent cannot be unreasonably withheld).

5.3	Warrant Scheme Consideration

(a)	Subject to clause 5.5, Nova Minerals Corp undertakes and warrants to Nova Minerals (in its own right and on behalf of each Warrant Scheme Participant) that in consideration of the transfer to Nova Minerals Corp of each Scheme Warrant held by a Warrant Scheme Participant under the terms of the Warrant Scheme, Nova Minerals Corp will (subject to the terms of this deed, the Warrant Scheme and the Warrant Scheme Deed Poll) on the Implementation Date issue one new Nova Minerals Corp Warrant to that Warrant Scheme Participant for each Scheme Warrant held by that Warrant Scheme Participant on the Record Date in accordance with the terms of the Warrant Scheme and Warrant Scheme Deed Poll.

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(b)	Where the calculation of the number of Nova Minerals Corp Warrants to be issued to a particular Warrant Scheme Participant would result in the issue of a fraction of a Nova Minerals Corp Warrant, then any such fractional entitlement will be rounded up to the nearest whole number of Nova Minerals Corp Warrants.

(c)	Nova Minerals acknowledges that the undertaking by Nova Minerals Corp in clause 5.3(a) is given to Nova Minerals in its own right and in its capacity as trustee for each Warrant Scheme Participant.

5.4	Nova Minerals Corp Warrants – registration and notices

The obligation of Nova Minerals to procure that Nova Minerals Corp issues Nova Minerals Corp Warrants under clause 5.3 will be satisfied by Nova Minerals Corp, on the Implementation Date, procuring the entry in the Nova Minerals Corp Warrant Register of the name of each person who is to receive Nova Minerals Corp Warrants.

5.5	Terms of Nova Minerals Corp Warrants

Each Nova Minerals Corp Warrant issued as Warrant Scheme Consideration in accordance with the Warrant Scheme and the Warrant Scheme Deed Poll will:

(a)	have an exercise price per Nova Minerals Corp Shares corresponding to the exercise price per Nova Minerals ADS of the relevant Scheme Warrant it replaces;

(b)	have an exercise period equal to the unexpired exercise period of the relevant Scheme Warrant it replaces;

(c)	be vested to the same extent and have the same terms as to vesting as the relevant Scheme Warrant it replaces; and

(d)	otherwise be on substantially the same terms as the Scheme Warrant it replaces, with necessary changes due to Nova Minerals Corp being the issuer in place of Nova Minerals.

5.6	Warrant Scheme Deed Poll

Nova Minerals Corp covenants in favour of Nova Minerals (in its own right and separately as trustee for each of the Warrant Scheme Participants) to execute and deliver to Nova Minerals before 5.00 pm on the Business Day prior to the First Court Date the Warrant Scheme Deed Poll.

6.	Convertible Securities

(a)	Nova Minerals and Nova Minerals Corp will use their reasonable endeavours to ensure that prior to the Record Date all Convertible Securities are:

(i)	vested and exercised and either converted into Nova Minerals Shares or a cash payment is made in lieu of the issue of the resulting Nova Minerals Shares, in each case, in accordance with the terms of issue of the relevant Convertible Securities;

(ii)	exchanged, cancelled or extinguished pursuant to an arrangement to be agreed with the relevant Nova Minerals Unlisted Warrant Holder or Nova Minerals Incentive Holder; or

(iii)	lapsed or forfeited, or have expired (or will automatically do any of these things before the End Date), such that, as at the Implementation Date, there are no Convertible Securities on issue in Nova Minerals.

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(b)	For the avoidance of doubt, the parties acknowledge and agree that:

(i)	Nova Minerals or Nova Minerals Corp may enter into any deed or agreement with the Nova Minerals Unlisted Warrant Holder or Nova Minerals Incentive Holder in order to effect the exercise, exchange or cancellation of the relevant Convertible Security; and

(ii)	Notwithstanding any other provision in this deed and without fettering the exercise of Nova Minerals Board’s discretion, the Nova Minerals Board and the Nova Minerals Corp Board can exercise such discretion and authorise such actions under the terms of the Convertible Securities as it considers necessary to give effect to the arrangements contemplated by this clause 6.

7.	Implementation of the Schemes

7.1	General obligations

Nova Minerals and Nova Minerals Corp must each:

(a)	use all reasonable endeavours and commit necessary resources (including management and corporate relations resources and the resources of external advisers); and

(b)	procure that its officers and advisers act reasonably and work in a timely and cooperative fashion with the other party (including by attending meetings and by providing information),

to procure the preparation of the Scheme Booklet and implement the Schemes as soon as reasonably practicable and in accordance with the Indicative Timetable.

7.2	Nova Minerals obligations

Nova Minerals must, acting at all times in good faith, take all steps reasonably necessary to implement the Schemes in accordance with the Indicative Timetable and otherwise as soon as practicable and on and subject to the terms of this deed. Without limiting the foregoing, Nova Minerals must (to the fullest extent applicable):

(a)	(announce directors’ recommendation) following execution of this deed, announce, in the form of its Agreed Public Announcement (on the basis of statements made to Nova Minerals by each Nova Minerals Director that):

(i)	in respect of the Share Scheme:

(A)	the Nova Minerals Directors intend to recommend the Share Scheme to Nova Minerals Shareholders and recommend that Nova Minerals Shareholders vote in favour of the Share Scheme at the Share Scheme Meeting; and

(B)	each Nova Minerals Director intends to vote, or cause to be voted, all Nova Minerals Shares in which they have a Relevant Interest in favour of the Share Scheme at the Share Scheme Meeting,

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in each case in the absence of:

(C)	the Independent Expert concluding in the Independent Expert’s Report (or any update or variation to that report) that the Share Scheme is not in the best interests of Nova Minerals Shareholders; or

(D)	in the case of the recommendation in clause 7.2, a Nova Minerals Director making a determination in accordance with clause 7.4; and

(ii)	in respect of the Warrant Scheme:

(A)	the Nova Minerals Directors intend to recommend the Warrant Scheme to Nova Minerals Listed Warrant Holders and recommend that Nova Minerals Listed Warrant Holders vote in favour of the Warrant Scheme at the Warrant Scheme Meeting; and

(B)	each Nova Minerals Director intends to vote, or cause to be voted, all Nova Minerals Listed Warrants in which they have a Relevant Interest in favour of the Warrant Scheme at the Warrant Scheme Meeting, in each case in the absence of:

(C)	the Independent Expert concluding in the Independent Expert’s Report (or any update or variation to that report) that the Warrant Scheme is not in the best interests of Nova Minerals Listed Warrant Holders; or

(D)	in the case of the recommendation in clause 7.2, a Nova Minerals Director making a determination in accordance with clause 7.4;

(b)	(Independent Expert) as soon as reasonably practicable after the Execution Date, appoint the Independent Expert, in accordance with RG 112, and provide all assistance and information reasonably requested by the Independent Expert in connection with the preparation of the Independent Expert’s Report (and any update to any such report);

(c)	(preparation of Scheme Booklet):

(i)	prepare the Scheme Booklet (other than Nova Minerals Corp Information and the Independent Expert’s Report) in accordance with all applicable laws (including the Corporations Act and Corporations Regulations), RG 60, the Listing Rules, applicable Takeovers Panel policy and guidance notes, applicable federal United States securities laws and regulations, the applicable rules of the NYSE and, subject to clause 7.3(a), include Nova Minerals Corp Information in the Scheme Booklet; and

(ii)	consult with Nova Minerals Corp as to the content and presentation of the Scheme Booklet, including providing Nova Minerals Corp with drafts of the Scheme Booklet and the factual information sections relating to Nova Minerals Corp in the Independent Expert’s Report, in a timely manner and, acting reasonably and in good faith, consider (and, where applicable, promptly provide to the Independent Expert in writing) all reasonable comments from Nova Minerals Corp and its Representatives on those drafts when preparing revised drafts, provided that such comments are provided to Nova Minerals in a timely manner (however, in relation to the Independent Expert’s Report, Nova Minerals is only responsible to ensure that the Independent Expert considers comments relating exclusively to factual accuracy);

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(d)	(Nova Minerals Directors’ recommendation and voting intentions in Scheme Booklet) state in the Scheme Booklet that:

(i)	in respect of the Share Scheme:

(A)	the Nova Minerals Directors recommend the Share Scheme to Nova Minerals Shareholders and recommend that Nova Minerals Shareholders vote in favour of the Share Scheme at the Share Scheme Meeting; and

(B)	each Nova Minerals Director intends to vote, or cause to be voted, all Nova Minerals Shares in which they have a Relevant Interest in favour of the Share Scheme at the Share Scheme Meeting,

in each case in the absence of:

(C)	the Independent Expert concluding in the Independent Expert’s Report (or any update or variation to that report) that the Share Scheme is not in the best interests of Nova Minerals Shareholders; or

(D)	in the case of the recommendation in clause 7.2, a Nova Minerals Director making a determination in accordance with clause 7.4; and

(ii)	in respect of the Warrant Scheme:

(A)	the Nova Minerals Directors recommend the Warrant Scheme to Nova Minerals Listed Warrant Holders and recommend that Nova Minerals Listed Warrant Holders vote in favour of the Warrant Scheme at the Warrant Scheme Meeting; and

(B)	each Nova Minerals Director intends to vote, or cause to be voted, all Nova Minerals Listed Warrants in which they have a Relevant Interest in favour of the Warrant Scheme at the Warrant Scheme Meeting, in each case in the absence of:

(C)	the Independent Expert concluding in the Independent Expert’s Report (or any update or variation to that report) that the Warrant Scheme is not in the best interests of Nova Minerals Listed Warrant Holders; or

(D)	in the case of the recommendation in clause 7.2, a Nova Minerals Director making a determination in accordance with clause 7.4;

(e)	(lodgement of Regulator’s Draft)

(i)	no later than 14 days before the First Court Date, provide a near final draft of the Scheme Booklet (Regulator’s Draft) to ASIC for its review for the purposes of section 411(2) of the Corporations Act, and provide a copy of the Regulator’s Draft to Nova Minerals Corp immediately thereafter; and

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(ii)	keep Nova Minerals Corp reasonably informed of any material issues raised by ASIC in relation to the Regulator’s Draft and, where practical to do so, consult with Nova Minerals Corp in good faith prior to taking any steps or actions to address any such material issues (provided that, where such issues relate to Nova Minerals Corp Information, Nova Minerals must not take any steps to address them without Nova Minerals Corp’s prior written consent, not to be unreasonably withheld or delayed);

(f)	(no objection statement) apply to ASIC for a statement under section 411(17)(b) of the Corporations Act stating that ASIC has no objection to the Schemes;

(g)	(First Court Hearing) apply to the Court for orders under section 411(1) of the Corporations Act directing Nova Minerals to convene the Scheme Meetings;

(h)	(due diligence and verification) undertake appropriate due diligence and verification processes in relation to the Nova Minerals Information, and, once such processes have been completed, provide written confirmation to Nova Minerals Corp of the completion of such processes;

(i)	(approval and registration of Scheme Booklet) if the Court directs Nova Minerals to convene the Scheme Meetings, request that, in accordance with section 412(6) of the Corporations Act, ASIC register the Scheme Booklet;

(j)	(Scheme Meetings) as soon as reasonably practicable following registration of the Scheme Booklet by ASIC, despatch the Scheme Booklet to Nova Minerals Shareholders and Nova Minerals Listed Warrant Holders, and convene and hold the Scheme Meetings in accordance with the orders made by the Court at the First Court Hearing;

(k)	(Director votes and participation) use its reasonable endeavours to procure that each Nova Minerals Director votes any Nova Minerals Shares and Nova Minerals Listed Warrants in which they have a Relevant Interest in favour of the Share Scheme at the Share Scheme Meeting and the Warrant Scheme at the Warrant Scheme Meeting and participates in reasonable efforts to promote the Share Scheme (in the absence of the Independent Expert concluding in the Independent Expert’s Report (or any update or variation to that report) that the Share Scheme is not in the best interests of Nova Minerals Shareholders, and the Warrant Scheme (in the absence of the Independent Expert concluding in the Independent Expert’s Report (or any update or variation to that report) that the Warrant Scheme is not in the best interests of Nova Minerals Listed Warrant Holders);

(l)	(supplementary disclosure) if, after despatch of the Scheme Booklet, Nova Minerals becomes aware:

(i)	that information included in the Scheme Booklet is or has become false, misleading or deceptive in any material respect (whether by omission or otherwise); or

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(ii)	of information that is required to be disclosed to Nova Minerals Shareholders and Nova Minerals Listed Warrant Holders under any applicable law or having regard to RG 60 but was not included in the Scheme Booklet, promptly disclose such information to and consult with Nova Minerals Corp in good faith as to the need for, and form of, any supplementary disclosure to Nova Minerals Shareholders and Nova Minerals Listed Warrant Holders, the need for, the timing of, and directions to be sought at, an additional application to the Court, and make any disclosure that it is ordered to make or considers reasonably necessary in the circumstances, having regard to orders made by the Court, applicable laws and RG 60;

(m)	(Conditions Precedent certificate) at the Second Court Hearing, provide to the Court (through its counsel):

(i)	a certificate confirming (in respect of matters within its knowledge) whether or not the Conditions Precedent in respect of the Share Scheme (other than the Conditions Precedent in clauses 3.1(d) and 3.1(e)) have been satisfied or waived in accordance with clause 3, a draft of which certificate must be provided to Nova Minerals Corp by 5.00 pm on the Business Day prior to the Second Court Date;

(ii)	a certificate confirming (in respect of matters within its knowledge) whether or not the Conditions Precedent in respect of the Warrant Scheme (other than the Conditions Precedent in clauses 3.2(d), 3.2(e) and 3.2(f)) have been satisfied or waived in accordance with clause 3, a draft of which certificate must be provided to Nova Minerals Corp by 5.00 pm on the Business Day prior to the Second Court Date;

(iii)	any certificate provided to it by Nova Minerals Corp pursuant to clause 7.3(h);

(n)	(Second Court Hearing) subject to:

(i)	the Conditions Precedent (other than the Conditions Precedent in clauses 3.1(d) and 3.1(e)) being satisfied or waived in accordance with clause 3, apply to the Court for orders under section 411(4)(b) of the Corporations Act approving the Share Scheme; and

(ii)	the Conditions Precedent (other than the Conditions Precedent in clauses 3.2(d), 3.2(e) and 3.2(f)) being satisfied or waived in accordance with clause 3, apply to the Court for orders under section 411(4)(b) of the Corporations Act approving the Warrant Scheme;

(o)	(Court Documents) prepare the Court Documents, provide drafts of those documents to Nova Minerals Corp in a timely manner and, acting reasonably and in good faith, take into account all reasonable comments from Nova Minerals Corp and its Representatives on those drafts, provided that such comments are provided in a timely manner;

(p)	(extract Court order and notify ASX) as soon as reasonably possible after conclusion of the Second Court Hearing:

(i)	obtain an office copy of the orders made by the Court under section 411(4)(b) of the Corporations Act approving the Share Scheme; and

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(ii)	obtain an office copy of the orders made by the Court under section 411(4)(b) of the Corporations Act approving the Warrant Scheme, and, promptly after receipt of the orders, tell ASX of Nova Minerals’ intention to lodge the Court orders with ASIC the following day;

(q)	(lodgement of Court order) for the purposes of section 411(10) of the Corporations Act, lodge with ASIC an office copy of the orders made by the Court under section 411(4)(b) of the Corporations Act approving the Schemes before 5.00 pm on the Business Day following the day on which it receives such office copy;

(r)	(suspension of trading and de-listing) apply to:

(i)	ASX to have:

(A)	trading in Nova Minerals Shares suspended from the close of trading on the Effective Date; and

(B)	Nova Minerals removed from the official list of ASX, and quotation of Nova Minerals Shares on ASX terminated, with effect on and from the close of trading on the Trading Day immediately following, or shortly after, the Implementation Date, and

(ii)	NASDAQ, via a company event form, to delist the Nova Minerals Listed Warrants and ADSs as of the Implementation Date;

(s)	(Transition to NYSE) cooperate with Nova Minerals Corp, Nasdaq and NYSE to complete the transition from Nasdaq to NYSE.

(t)	(Share Scheme implementation): if the Court makes orders under section 411(4) of the Corporations Act approving the Share Scheme:

(i)	determine the identity of each Share Scheme Participant (other than the Australian custodian of the ADS Depositary) and their entitlement to the Share Scheme Consideration as at the Record Date, including by taking up-to-date copies of the Nova Minerals Share Register current as at the Record Date;

(ii)	provide to Nova Minerals Corp all information about the Share Scheme Participants (including the Australian custodian of the ADS Depositary) that Nova Minerals Corp reasonably requires in order for Nova Minerals Corp to provide the Share Scheme Consideration to the Share Scheme Participants and to provide the Nova Minerals Corp Shares to the ADS Holders in accordance with the Share Scheme;

(iii)	execute proper instruments of transfer of and giving effect to and registering the transfer of the Nova Minerals Shares to Nova Minerals Corp in accordance with the Share Scheme;

(iv)	execute proper instructions to effect the issuance of Nova Minerals Corp Shares to CDN to be held on trust for Share Scheme Participants (other than the Australian custodian of the ADS Depositary) in accordance with the Share Scheme; and

(v)	do all other things contemplated by or necessary to give effect to the Share Scheme and the orders of the Court;

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(u)	(Warrant Scheme Implementation) if the Court makes orders under section 411(4) of the Corporations Act approving the Warrant Scheme:

(i)	determine the identity of each Warrant Scheme Participant and their entitlement to the Warrant Scheme Consideration as at the Record Date, including by taking up-to-date copies of the Nova Minerals Warrant Register current as at the Record Date;

(ii)	provide to Nova Minerals Corp all information about the Warrant Scheme Participants that Nova Minerals Corp reasonably requires in order for Nova Minerals Corp to provide the Warrant Scheme Consideration to the Warrant Scheme Participants in accordance with the Warrant Scheme; and

(iii)	execute proper instruments of transfer of and giving effect to and registering the transfer of the Nova Minerals Listed Warrants to Nova Minerals Corp in accordance with the Warrant Scheme;

(iv)	do all other things contemplated by or necessary to give effect to the Warrant Scheme and the orders of the Court;

(v)	(Share Scheme Consideration) subject to the Share Scheme being Effective, facilitate the provision of the Share Scheme Consideration to Share Scheme Participants (other than the Australian custodian of the ADS Depositary); (ADS Holders) subject to Implementation of the Share Scheme, facilitate the exchange of Nova Minerals ADSs held by ADS Holders through the ADS Depositary with Nova Minerals Corp Shares;

(w)	(Warrant Scheme Consideration) subject to the Warrant Scheme being Effective, facilitate the provision of the Warrant Scheme Consideration to Warrant Scheme Participants; and

(x)	(compliance with laws) do everything reasonably within its power to ensure that the Schemes are effected in accordance with all applicable laws, regulations and policy.

7.3	Nova Minerals Corp obligations

Nova Minerals Corp must, acting at all times in good faith, take all steps reasonably necessary to implement the Schemes in accordance with the Indicative Timetable and otherwise as soon as practicable and on and subject to the terms of this deed. Without limiting the foregoing, Nova Minerals Corp must (to the fullest extent applicable):

(a)	(prepare Nova Minerals Corp Information)

(i)	as soon as reasonably practicable after the Execution Date, prepare the Nova Minerals Corp Information for inclusion in the Scheme Booklet in accordance with all applicable laws (including the Corporations Act and Corporations Regulations), RG 60, applicable Takeovers Panel guidance notes, and the Listing Rules; and

(ii)	provide Nova Minerals with drafts of the Nova Minerals Corp Information in a timely manner and, acting reasonably and in good faith, take into account all reasonable comments from Nova Minerals and its Representatives on those drafts, provided that such comments are provided to Nova Minerals Corp in a timely manner;

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(b)	(assistance with Scheme Booklet and Court Documents) provide any assistance or information reasonably requested by Nova Minerals or its Representatives in connection with the preparation of the Scheme Booklet (including any supplementary disclosure to Nova Minerals Shareholders and Nova Minerals Listed Warrant Holders) or any Court Documents, including reviewing the drafts of the Scheme Booklet prepared by Nova Minerals and provide comments in a timely manner on those drafts in good faith;

(c)	(Independent Expert’s Report) subject to the Independent Expert agreeing to reasonable confidentiality restrictions, provide any assistance or information reasonably requested by Nova Minerals or its Representatives, or by the Independent Expert, in connection with the preparation of the Independent Expert’s Report (and any update or variation to any such report);

(d)	(due diligence and verification) undertake appropriate due diligence and verification processes in relation to the Nova Minerals Corp Information, and, once those processes have been completed, provide written confirmation to Nova Minerals of the completion of such processes;

(e)	(confirmation of Nova Minerals Corp Information) before the despatch of the Scheme Booklet to Nova Minerals Shareholders and Nova Minerals Listed Warrant Holders and promptly after Nova Minerals requests that it does so, confirm in writing to Nova Minerals that:

(i)	it consents to the inclusion of the Nova Minerals Corp Information in the Scheme Booklet, in the form and context in which the Nova Minerals Corp Information appears; and

(ii)	appropriate due diligence and verification processes have been completed in relation to the Nova Minerals Corp Information, and the Nova Minerals Corp Information in the Scheme Booklet is not misleading or deceptive in any material respect (whether by omission or otherwise), and the inclusion of such Nova Minerals Corp Information, in that form and context, has been approved by the Nova Minerals Corp Board;

(f)	(Deed Polls) before 5.00 pm on the Business Day prior to the First Court Date, enter into the Deed Polls and deliver them to Nova Minerals, and:

(i)	if the Share Scheme becomes Effective, fully comply with its obligations under the Share Scheme Deed Poll; and

(ii)	if the Warrant Scheme becomes Effective, fully comply with its obligations under the Warrant Scheme Deed Poll.

(g)	(update Nova Minerals Corp Information) promptly advise Nova Minerals in writing if it becomes aware:

(i)	of information which should have been but was not included in the Nova Minerals Corp Information in the Scheme Booklet (including if known at the time), and promptly provide Nova Minerals with the omitted information; or

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(ii)	that the Nova Minerals Corp Information in the Scheme Booklet is or has become misleading or deceptive in any material respect (whether by omission or otherwise), and promptly provide Nova Minerals with any information required to correct the misleading or deceptive statements;

(h)	(Conditions Precedent certificate) before 8.00 am on the Second Court Date, provide to Nova Minerals for provision to the Court at the Second Court Hearing:

(i)	a certificate confirming (in respect of matters within its knowledge) whether or not the Conditions Precedent in respect of the Share Scheme (other than the Conditions Precedent in clauses 3.1(d) and 3.1(e)) have been satisfied or waived in accordance with clause 3, a draft of which certificate must be provided to Nova Minerals by 5.00 pm on the Business Day prior to the Second Court Date; and

(ii)	a certificate confirming (in respect of matters within its knowledge) whether or not the Conditions Precedent in respect of the Warrant Scheme (other than the Conditions Precedent in clauses 3.2(d), 3.2(e) and 3.2(f)) have been satisfied or waived in accordance with clause 3, a draft of which certificate must be provided to Nova Minerals by 5.00 pm on the Business Day prior to the Second Court Date;

(i)	(Share Scheme Consideration) if the Share Scheme becomes Effective, do all things necessary to issue the Share Scheme Consideration in accordance with the terms of this deed, the Share Scheme and the Share Scheme Deed Poll;

(j)	(ADS Holders entitlement) subject to the Share Scheme being Implemented, issue the Nova Minerals Corp Shares to ADS Holders in exchange for Nova Minerals ADSs;

(k)	(Warrant Scheme Consideration) if the Warrant Scheme becomes Effective, do all things necessary to issue the Warrant Scheme Consideration in accordance with the terms of this deed, the Warrant Scheme and the Warrant Scheme Deed Poll;

(l)	(Transfers) if:

(i)	the Share Scheme becomes Effective, accept a transfer of the Scheme Shares and execute instruments of transfer in respect of the Scheme Shares, in each case, in accordance with this deed, the Share Scheme and the Share Scheme Deed Poll; and

(ii)	the Warrant Scheme becomes Effective, accept a transfer of the Scheme Warrants and execute instruments of transfer in respect of the Scheme Warrants, in each case, in accordance with this deed, the Warrant Scheme and the Warrant Scheme Deed Poll.

(m)	(Issue of Nova Minerals Corp Shares) do all things necessary to issue the Nova Minerals Corp Shares to US Share Scheme Participants and ADS Holders in accordance with the Share Scheme and this deed;

(n)	(Nova Minerals Corp Shares Listing) apply to NYSE to list the Nova Minerals Corp Shares (subject to the Share Scheme becoming Effective), and use reasonable endeavours to obtain the satisfaction of any conditions imposed by NYSE for such listing;

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(o)	(Issue of Nova Minerals Corp CDIs) do all things necessary under the ASX Settlements Rules to enable the Nova Minerals Corp CDIs to be issued in accordance with the Share Scheme and this deed (including confirm to ASX Settlement that the Nova Minerals Corp Shares underlying the Nova Minerals Corp CDIs have been issued to CDN in accordance with the ASX Settlement Rules);

(p)	(Nova Minerals Corp CDIs Listing) apply to the ASX for the Nova Minerals Corp CDIs, to be issued as Share Scheme Consideration, to be quoted on ASX (subject to the Share Scheme becoming Effective), and to trade on ASX as soon as practicable after the Implementation Date;

(q)	(Issue of Nova Minerals Corp Warrants) do all things necessary to issue the Nova Minerals Corp Warrants to Nova Minerals Listed Warrant Holders in accordance with the Warrant Scheme and this deed;

(r)	(Nova Minerals Corp Warrants Listing) apply to NYSE to list the Nova Minerals Corp Warrants (and the underlying Nova Minerals Corp Shares), subject to the Share Scheme becoming Effective, and use reasonable endeavours to obtain the satisfaction of any conditions imposed by NYSE for such listing; and

(s)	(compliance with laws) do everything reasonably within its power to ensure that the Schemes are effected in accordance with all applicable laws, regulations and policy.

7.4	Form of Recommendation

Clauses 7.2(a) and 7.2(d) are qualified to the extent that, after first obtaining written advice from external legal counsel, a Nova Minerals Director reasonably determines that they should not provide or continue to maintain any recommendation because that Nova Minerals Director has an interest in the Schemes that renders it inappropriate for them to maintain any such recommendation in relation to that Scheme.

7.5	Scheme Booklet

(a)	If the parties are unable to agree on the form or content of a particular part of the Scheme Booklet, then:

(i)	if the relevant part of the Scheme Booklet is Nova Minerals Corp Information, Nova Minerals will make such amendments to that part of the Scheme Booklet as required by Nova Minerals Corp (acting reasonably and in good faith); and

(ii)	in any other case, Nova Minerals (acting reasonably and in good faith) will decide the form and content of that part of the Scheme Booklet.

(b)	The parties agree that the Scheme Booklet will contain a responsibility statement to the effect that:

(i)	Nova Minerals is responsible for the Nova Minerals Information contained in the Scheme Booklet;

(ii)	Nova Minerals Corp is responsible for the Nova Minerals Corp Information contained in the Scheme Booklet; and

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(iii)	the Independent Expert is responsible for the Independent Expert’s Report, and none of Nova Minerals, Nova Minerals Corp or their respective Representatives assumes any responsibility for the accuracy or completeness of the Independent Expert’s Report or any other report or letter issued to Nova Minerals by a third party in connection with the Independent Expert’s Report.

(c)	Each party must undertake appropriate verification processes for the information supplied by that party for the Scheme Booklet.

8.	Representations and warranties

8.1	Representations and warranties

Each party represents and warrants to the other party that each of the following statements is true and correct in all material respects as at the date of this document and as at 5.00pm on the Business Day immediately prior to the Second Court Date (except where any statement is expressed to be made only at a particular date, it is given only at that date):

(a)	(status) it is a validly existing corporation registered or incorporated under the laws of its place of incorporation;

(b)	(power) it has full capacity, corporate power and lawful authority to execute, deliver and perform the transaction that this document contemplates in accordance with its terms;

(c)	(no contravention) the entry by it into, its compliance with its obligations and the exercise of its rights under, this deed do not and will not conflict with:

(i)	its constituent documents or cause a limitation on its powers or the powers of its directors to be exceeded; or

(ii)	any laws binding on or applicable to it or its assets;

(d)	(authorisation) other than any matter which is the subject of a Condition Precedent, it has in full force and effect each authorisation necessary for it to enter into this deed, to comply with its obligations and exercise its rights under it, and to allow them to be enforced;

(e)	(validity of obligations) its obligations under this deed are valid and binding and are enforceable against it in accordance with its terms; and

(f)	(insolvency) it is not insolvent.

8.2	Nature of representations and warranties

Each representation and warranty in clause 8.1:

(a)	is severable;

(b)	will survive termination of this deed; and

(c)	is given with the intent that liability under it is not confined to breaches that are discovered before the date of termination of this deed.

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8.3	No other warranties or reliance

(a)	Each party acknowledges that no other party (nor any person acting on that other party’s behalf) has made any warranty, representation or other inducement to it to enter into this deed, except for the representations and warranties expressly set out in this deed.

(b)	Each party acknowledges and confirms that it does not enter into this deed in reliance on any warranty, representation or other inducement by or on behalf of any other party, except for any warranty or representation expressly set out in this deed.

8.4	Release

(a)	Subject to applicable law, each party:

(i)	releases its rights against, and will not make any claims against, any past, current or future Representative of any other party in relation to anything done or purported to be done in connection with the Schemes, any transaction contemplated by or warranty given in this deed, any information provided to it by another party or in relation to its execution or delivery of this deed except when the relevant Representative has not acted in good faith or has engaged in any wilful misconduct or fraud; and

(ii)	holds the releases in clause 8.4(a)(i) to the extent it relates to each of its Representatives on behalf of each of them.

(b)	Nothing in clause 8.4(a)(i) excludes any liability that may arise from wilful misconduct or bad faith on the part of any person.

9.	Termination rights

9.1	Termination events

Without limiting any other provision of this deed:

(a)	either party may terminate this deed by notice in writing to the other party:

(i)	if the End Date has passed before the Schemes have been implemented (other than as a result of a breach by the terminating party of its obligations under this deed);

(ii)	if the required majorities of Nova Minerals Shareholders do not approve the Share Scheme at the Share Scheme Meeting;

(iii)	if any of the Conditions Precedent in clause 3.1 or 3.2 are incapable of being satisfied or fulfilled (other than as a result of a breach by the terminating party of its obligations under this deed) and has not been duly waived; or

(iv)	if a Court or other Regulatory Authority has issued an order, decree or ruling or taken other action that permanently restrains or prohibits the Schemes and that order, decree, ruling or other action has become final and cannot be appealed; and

(b)	either party may terminate this deed if the other party consents to do so and both parties confirm it in writing.

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9.2	Notice of breach

Each party must give notice to the other party as soon as practicable after it becomes aware of a breach by it of this deed.

9.3	Termination right

(a)	Any right to terminate this deed under clauses 9.1(a) or 9.1(b) that arises before the Second Court Date ceases at 8.00 am on the Second Court Date.

(b)	Subject to clause 9.3(a), any right to terminate this deed ceases when the Share Scheme becomes Effective.

9.4	Effect of termination

(a)	If a party terminates this deed, each party will be released from all further obligations under this deed other than under clauses 1, 10, 11, 12, 13 (other than 13.8) and 14.

(b)	Subject to any rights or obligations arising under or pursuant to clauses that are expressed to survive termination (including by virtue of this clause 9.4), on termination of this deed, no party shall have any rights against or obligations to any other party under this deed except for those rights and obligations which accrued prior to termination.

9.5	Disclosure on termination of deed

The parties agree that, if this deed is terminated under this clause 9, any party may disclose:

(a)	the fact that this deed has been terminated, where such disclosure is required by the Listing Rules or the rules of NASDAQ, or is in the reasonable opinion of that party required to ensure that the market in its securities is properly informed;

(b)	the fact that this deed has been terminated to ASIC and the Court; and

(c)	information that is required to be disclosed as a matter of law or in any proceedings.

10.	Public announcements

10.1	Announcement of transaction

Immediately after execution of this deed, Nova Minerals must release the Agreed Public Announcement.

10.2	Public announcements

(a)	Subject to clause 10.2(b), no material public announcement or disclosure in relation to the Schemes or any subject matter thereof, or any other transaction the subject of this deed, the Share Scheme or the Warrant Scheme (including any staff or client announcements or presentations) may be made other than in a form approved by each party (acting reasonably), but each party must use all reasonable endeavours to provide such approval as soon as practicable.

(b)	Where Nova Minerals Corp, Nova Minerals or any of their Affiliates are required by law and/or ASX (e.g., pursuant to the Listing Rules), ASIC, SEC, NYSE or NASDAQ, to make any announcement or make any filing or disclosure in relation to the Schemes or any other transaction the subject of this deed, the Share Scheme or the Warrant Scheme, it may do so only after it has given as much notice as possible to, and has consulted (to the fullest extent reasonable in the circumstances) with the other party prior to making the relevant disclosure.

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(c)	Nova Minerals Corp and Nova Minerals agree to consult with each other in advance in relation to:

(i)	overall communication plans;

(ii)	approaches to Nova Minerals Shareholders and Nova Minerals Listed Warrant Holders;

(iii)	approaches to the media;

(iv)	proxy solicitations; and

(v)	written presentations,

including to provide each other a reasonable advance opportunity to comment, to ensure that the information used in clauses 10.2(c)(i) to 10.2(c)(v) above is consistent with the information in the Scheme Booklet.

10.3	Statements on termination

The parties must act in good faith and use all reasonable endeavours to issue agreed statements in respect of any termination of this deed and, to that end but without limitation, clauses 10.2(a) to 10.2(c) applies to any such statements or disclosures.

11.	Notices

11.1	Manner of giving notice

Any notice or other communication to be given under this deed must be in writing (which includes email) and may be delivered or sent by post or email to the party to be served in accordance with the details set out in clause 11.5 or at any such other address or email address notified for this purpose to the other parties under this clause. Any notice or other communication sent by post must be sent by prepaid ordinary post (if the country of destination is the same as the country of origin) or by airmail (if the country of destination is not the same as the country of origin).

11.2	When notice given

Any notice or other communication is deemed to have been given:

(a)	if delivered, on the date of delivery; or

(b)	if sent by post, on the third day after it was put into the post (for post within the same country) or on the fifth day after it was put into the post (for post sent from one country to another); or

(c)	if sent by email, on the earlier of the sender receiving an automated message confirming delivery or, provided no automated message is received stating that the email has not been delivered, three hours after the time the email was sent by the sender, such time to be determined by reference to the device from which the email was sent, but if the notice or other communication would otherwise be taken to be received after 5.00 pm or on a Saturday, Sunday or public holiday in the place of receipt then the notice or communication is taken to be received at 9.00 am on the next day that is not a Saturday, Sunday or public holiday.

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11.3	Proof of service

In proving service of a notice or other communication, it shall be sufficient to prove that delivery was made or that the envelope containing the communication was properly addressed and posted either by prepaid post or by prepaid airmail or that the email was properly addressed and transmitted by the sender’s server into the network and there was no apparent error in the operation of the sender’s email system, as the case may be.

11.4	Documents relating to legal proceedings

This clause 11 does not apply in relation to the service of any claim form, notice, order, judgment or other document relating to or in connection with any proceedings, suit or action arising out of or in connection with this deed.

11.5	Address for notices

A party’s address and email address are those set out below (or as the party notifies the sender):

Nova Minerals

Address	Suite 5 / 242 Hawthorn Road, Caulfield VIC 3161
Email	craig@novaminerals.com.au
Attention	Craig Bentley, Director of Finance and Compliance

Nova Minerals Corp

Address	112 North Curry Street, Carson City, NV 89703, United States
Email	avi@leonitecap.com
Attention	Avi Geller, Director

12.	Entire agreement

12.1	Entire agreement

This deed contains the entire agreement between the parties relating to the Schemes and supersedes all previous agreements, whether oral or in writing, between the parties relating to the Schemes.

12.2	No reliance

Each party acknowledges that in agreeing to enter into this deed it has not relied on any express or implied representation, warranty, collateral contract or other assurance (except those expressly set out in this deed) made by or on behalf of any other party before the entering into of this deed. Each party waives all rights and remedies which, but for this clause 12.2 might otherwise be available to it in respect of any such representation, warranty, collateral contract or other assurance.

12.3	Termination rights

Except for the express rights of termination contained in clauses 3.7 and 9.

(a)	no party has any right to terminate this deed; and

(b)	the parties waive their rights (if any) to annul, rescind, dissolve, withdraw from, cancel or terminate this deed in any circumstances.

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13.	General

13.1	Amendments

This deed may only be amended in writing and where such amendment is signed by all the parties.

13.2	Assignments

None of the rights or obligations of a party under this deed may be assigned or transferred without the prior written consent of the other party.

13.3	Costs

Nova Minerals must pay the costs and expenses of the Schemes, except that Nova Minerals Corp must pay all stamp duties (if any) and any fines and penalties with respect to stamp duty in respect of this deed, the Schemes or the steps to be taken under this deed or the Schemes (including without limitation the acquisition or transfer of Scheme Shares under the Share Scheme and the Scheme Warrants under the Warrant Scheme).

13.4	GST

(a)	Where under the terms of this deed one party is liable to indemnify or reimburse another party in respect of any costs, charges or expenses, the payment shall include an amount equal to any GST thereon not otherwise recoverable by the other party, subject to that party using all reasonable endeavours to receive such amount of GST as may be practicable.

(b)	If any payment under this deed constitutes the consideration for a taxable supply for GST purposes, then in addition to that payment the payer shall pay any GST due.

(c)	Unless otherwise expressly stated, all prices or other sums payable or consideration to be provided under or in accordance with this deed are exclusive of GST.

13.5	Consents

Except as otherwise expressly provided in this deed a party may give or withhold its consent to any matter referred to in this deed in its absolute discretion. A party that gives its consent to any matter referred to in this deed is not taken to have made any warranty or representation as to any matter or circumstance connected with the subject matter of that consent.

13.6	Counterparts

This deed may be executed in counterparts, which taken together must constitute one and the same agreement, and any party (including any duly authorised representative of a party) may enter into this deed by executing a counterpart.

13.7	Exercise and waiver of rights

The rights of each party under this deed:

(a)	may be exercised as often as necessary;

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(b)	except as otherwise expressly provided by this deed, are cumulative and not exclusive of rights and remedies provided by law; and

(c)	may be waived only in writing and specifically, and delay in exercising or non-exercise of any such right is not a waiver of that right.

13.8	Further assurance

Each party undertakes, at the request, cost and expense of the other party, to sign all documents and to do all other acts, which may be necessary to give full effect to this deed.

13.9	No merger

Each of the obligations, warranties and undertakings set out in this deed (excluding any obligation which is fully performed at the Implementation Date) must continue in force after the Implementation Date.

13.10	Severability

The provisions contained in each clause and sub clause of this deed shall be enforceable independently of each of the others and their validity shall not be affected if any of the others is invalid.

14.	Governing law and jurisdiction

14.1	Governing law

This deed and any non-contractual obligations arising out of or in connection with it is governed by the law applying in the State of New South Wales within the Commonwealth of Australia.

14.2	Jurisdiction

The courts having jurisdiction in the State of New South Wales have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this deed (including a dispute relating to any non-contractual obligations arising out of or in connection with this deed) and each party irrevocably submits to the non-exclusive jurisdiction of the courts having jurisdiction in the State of New South Wales.

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EXECUTED as a deed.

Each person who executes this document on behalf of a party under a power of attorney declares that he or she is not aware of any fact or circumstance that might affect his or her authority to do so under that power of attorney.

executed by Nova Minerals Limited ACN 006 690 348:

/s/ Craig Bentley	/s/ Ian Pamensky
Signature of director	Signature of secretary

Name Craig Bentley	Name Ian Pamensky

signed, SEALed and delivered by NOVA MINERALS CORP in the presence of:

/s/ Chaim (Dovi) Berger	/s/ Avi Geller
Signature of witness	Signature of authorised signatory

Chaim (Dovi) Berger	Avi Geller
Name of witness	Name of authorised signatory

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Schedule 1

Indicative Timetable

Event	Indicative Date

Release of Agreed Public Announcement

Regulator’s Draft provided to ASIC Nova Minerals Corp applies to ASX for admission	March 2026

First Court Date Scheme Booklet registered by ASIC and released on ASX	April 2026

Dispatch of Scheme Booklet to Nova Minerals Shareholders and Nova Minerals Listed Warrant Holders	April 2026

Scheme Meetings	May 2026

Results of Scheme Meetings announced on ASX

ASX conditional approval to list Nova Minerals Corp on ASX	June 2026

Second Court Date	June 2026

Delisting of Nova Minerals from the official list of ASX

Effective Date File Court order with ASIC and to ASX Nova Minerals Shares cease trading at close of trading on ASX Listing of Nova Minerals Corp CDIs on ASX	June 2026

Nova Minerals Corp CDIs commence trading on ASX on a deferred settlement basis	June 2026

Record Date For determining entitlements to receive Scheme Consideration	June 2026

Implementation Date Nova Minerals Corp issues Scheme Consideration	June 2026

Listing of Nova Minerals Corp Shares on NYSE	Promptly following Implementation

Listing of Nova Minerals Corp Warrants on NYSE	Promptly following Implementation

Nova Minerals Corp CDIs commence trading on ASX on a normal settlement basis	June 2026

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Schedule 2

Capital Structure

1.	Nova Minerals Shares

Nova Minerals has 456,070,072 fully paid ordinary shares on issue as at the date of this Scheme Implementation Deed.

2.	Nova Minerals Listed Warrants

Nova Minerals has on issue the following warrants to subscribe for Nova Minerals Shares:

Class	Exercise price		Expiry date	Number of ordinary shares underlying the Listed Warrants
VSTOCK (NVAAV) – NASDAQ quoted warrants exercisable for NASDAQ listed ADSs	US$	7.266[1]	25 July 2029	6,727,500

3.	Nova Minerals Unlisted Warrants

Nova Minerals has on issue the following warrants to subscribe for Nova Minerals Shares:

Class	Exercise price		Expiry date	Number of ordinary shares underlying the Unlisted Warrants
VSTOCKUW (NVAAV) – unquoted underwriter warrants exercisable for NASDAQ listed ADSs	US$	10.365[1]	25 July 2028	1,231,200
VSTOCKUW2 (NVAAV) – unquoted underwriter warrants exercisable for NASDAQ listed ADSs	US$	7.500[1]	24 September 2029	511,200
VSTOCKUW3 (NVAAV) – unquoted underwriter warrants exercisable for NASDAQ listed ADSs	US$	2.775[2]	17 July 2030	3,925,200

1 Each warrant can be exercised for 5 ADSs.

2 Each warrant can be exercised for 1 ADS.

4.	Nova Minerals Incentives

(a)	Nova Minerals has on issue the following performance rights to subscribe for Nova Minerals Shares:

Class	Total number on issue
NVAAM – Class A Performance Rights	600,000
NVAAM – Class B Performance Rights	600,000
NVAAM – Class C Performance Rights	1,200,000
Total	2,400,000

(b)	Nova Minerals has on issue the following employee share option to subscribe for Nova Minerals Shares:

Class	Total number on issue
Unquoted ESOP Options	17,375,000

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Schedule 3

Agreed Public Announcement

Nova Executes Scheme Implementation Deed for US

Redomiciliation

Intention to establish primary listing on NYSE with continued (secondary) listing on ASX

Update Regarding US Redomiciliation

Nova Minerals Limited (Nova or the Company) (ASX: NVA, NASDAQ: NVA, FSE: QM3) is pleased to announce it has entered into a Scheme Implementation Deed (SID) with Nova Minerals Corp, a newly formed corporation incorporated in the State of Nevada, United States (US Holdco) for the purpose of effecting the Company’s proposed redomiciliation to the United States.

The redomiciliation is anticipated to proceed by way of two court approved schemes of arrangement under Part 5.1 of the Corporations Act 2001 (Cth) as previously announced to the market on 4 February 2026. In addition, upon completion of the redomiciliation, US Holdco is expected to list on the New York Stock Exchange (NYSE). There are no other material changes to the proposed redomiciliation to the US.

The redomiciliation is not expected to result in any material changes to Nova’s assets, management, operations, or strategy.

Key Terms of the Scheme Implementation Deed

Under the SID, US Holdco will acquire all the ordinary shares of Nova and all listed warrants in exchange for shares of common stock (US Holdco Shares) and listed warrants of US Holdco (US Holdco Warrants). The SID proposes two concurrent but separate schemes of arrangement, being the Share Scheme and the Warrant Scheme (together, the Schemes).

Pursuant to the Share Scheme:

●	US Holdco will acquire all of the outstanding ordinary shares of Nova listed on ASX (Nova ASX Shares) in exchange for shares of common stock represented by Chess Depositary Interests listed on ASX (US Holdco CDI). Shareholders holding Nova ASX Shares will receive 1 US Holdco CDI (representing a beneficial interest in 1/12 of a US Holdco Share) for 1 Nova ASX Share;

●	US Holdco will acquire all of the outstanding ordinary shares of Nova quoted on the OTC market in the United States (Nova OTC Shares) in exchange for US Holdco common stock, on the basis of 1 US Holdco Share for 12 Nova OTC Shares; and

●	US Holdco will acquire all of the outstanding ADSs of Nova, (with each ADS representing 12 ordinary shares of Nova) currently trading on Nasdaq in exchange for US Holdco Shares, on the basis of 1 ADS for 1 US Holdco Share.

Pursuant to the Warrant Scheme, holders of Nova’s Nasdaq-listed warrants (Nova Listed Warrants) will receive new warrants in US HoldCo (US Holdco Warrants) on substantially the same terms as the Nova Listed Warrants.

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Upon completion of the redomiciliation:

●	Nova will delist from ASX and Nasdaq;

●	US Holdco CDIs are expected to trade on ASX; and

●	The US Holdco Shares and US Holdco Warrants are expected to trade on the NYSE.

The implementation of the Schemes is subject to several customary conditions including the approval by the Nova Shareholders, Nova Listed Warrant holders, and the Court, as well as other necessary regulatory approvals.

Full details of the terms and conditions of the Schemes are set out in the SID, a copy of which is attached to this announcement.

Unanimous Board Recommendation

The Board has appointed an independent expert to assess whether the Share Scheme is in the best interests of shareholders of Nova (Nova Shareholders) and whether the Warrant Scheme is in the best interests of warrant holders holding listed warrants of Nova (Nova Listed Warrant holders). The report prepared by the independent expert will form part of the Scheme Booklet, which will contain detailed information regarding the Schemes. Nova encourages each Nova Shareholder and Nova Listed Warrant holder to read the Scheme Booklet carefully.

Subject to the independent expert concluding that the Share Scheme is in the best interests of the Nova Shareholders and the Warrant Scheme is in the best interests of the Nova Listed Warrant holders, the Board intends to unanimously recommend that the:

●	Nova Shareholders vote in favour of the Share Scheme; and

●	Nova Listed Warrant holders vote in favour of the Warrant Scheme.

Each director of Nova also intends to vote all Nova Shares they hold in favour of the Share Scheme and all Nova Listed Warrants they hold in favour of the Warrant Scheme, subject to the same qualification.

Reasons for Redomiciliation

Due to the loss of its foreign private issuer (FPI) status from 1 July 2026, the Company is pursuing the proposed redomiciliation to the United States, to minimise potential resulting conflicts between compliance with the requirements for ASX listing and US domestic issuer obligations.

The Board also believes the redomiciliation to the US offers several key benefits, including improved access to lower-cost equity capital in the larger and more diverse US markets, increased appeal to a broader US investor base, alignment of the corporate structure with the core of Nova’s business operations in Alaska, and increased opportunities for further potential grants, funding and investment from the US government.

Please refer to the Company’s previous ASX announcement on 4 February 2026 for further details regarding the Company’s reasons for the proposed redomiciliation to the United States.

Indicative Timetable and Next Steps

Security holders are not required to take any actions at this time.

A Scheme Booklet containing, among other things, more detailed information relating to the Schemes, reasons for the directors’ recommendation, information on the Scheme Meetings and the Independent Expert’s Report is expected to be mailed to Nova Shareholders and Nova Listed Warrant holders in late April 2026.

The Company has engaged Ashurst Australia as its Australian legal adviser and Perkins Coie as its US legal adviser.

Update on the Proposed Acquisition of Remaining 15% Interest in the Estelle Project

While Nova had intended to potentially acquire the remaining 15% interest in the Estelle Project as part of the redomiciliation process to secure full ownership, the requirement to obtain an independent valuation report, and the time needed to complete the report, has made it clear that including this transaction could impact the tight timeline for the U.S. redomicile. Accordingly, the Board has decided to defer the acquisition until after the U.S. redomiciliation is completed.

This announcement has been authorised for release by the Board of Nova Minerals Limited.

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Annexure D – Share Scheme

D-1

Scheme of Arrangement – Share Scheme

Nova Minerals Limited

ACN 006 690 348

The holders of ordinary fully paid shares issued in Nova Minerals Limited

2026

SCHEME OF ARRANGEMENT – SHARE SCHEME

Under section 411 of the Corporations Act

BETWEEN:

(1)	Nova Minerals Limited ACN 006 690 348 whose registered office is at Suite 5 / 242 Hawthorn Road, Caulfield VIC 3161 (Nova Minerals); and

(2)	The registered holders of the fully paid ordinary shares in the capital of Nova Minerals as at 7.00 pm on the Record Date (Scheme Participants)

OPERATIVE PROVISIONS

1.	Defined terms & interpretation

1.1	Defined terms

In this Scheme, except where the context otherwise requires:

ADS means an American Depositary Share.

ADS Depositary means The Bank of New York Mellon.

ADS Holder means a holder of Nova Minerals ADSs.

ASIC means the Australian Securities and Investments Commission.

ASX means ASX Limited (ABN 98 008 624 691) or the Australian Securities Exchange, as the context requires.

ASX Settlement means ASX Settlement Pty Ltd ABN 49 008 504 532.

ASX Settlement Rules means the ASX Settlement Operating Rules of ASX Settlement.

Business Day means a business day as defined in the Listing Rules and, to the extent any action must be taken in relation to NASDAQ, a day on which NASDAQ is operating but excludes a day that is a Saturday, Sunday, bank holiday or public holiday in Sydney, Australia or the State of Nevada, United States.

CDI means a CHESS Depositary Interest, being a unit of beneficial ownership in a Nova Minerals Corp Share that is registered in the name of CDN, or beneficial ownership is held by CDN, in accordance with the ASX Settlement Rules.

CDN means CHESS Depositary Nominees Pty Limited ACN 071 346 506.

CHESS means the clearing house electronic sub-register system of security transfers operated by ASX Settlement.

Conditions Precedent means the conditions precedent to this Scheme set out in clause 3.1 of the Scheme Implementation Deed.

Corporations Act means the Corporations Act 2001 (Cth).

Court means the Federal Court of Australia or the Supreme Court of New South Wales, or such other court of competent jurisdiction under the Corporations Act.

Depositary Nominee has the meaning given to it in the ASX Settlement Rules.

Deed Poll means the deed poll executed by Nova Minerals Corp, substantially in the form of Schedule 6 to the Scheme Implementation Deed.

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Effective means, when used in relation to the Scheme, the order of the Court made under section 411(4)(b) of the Corporations Act in relation to the Scheme taking effect pursuant to section 411(10) of the Corporations Act, but in any event at no time before an office copy of the order of the Court is lodged with ASIC.

Effective Date means the date on which the Scheme becomes Effective.

Election Form means the form accompanying the Scheme Booklet, pursuant to which Small Parcel Holders may elect to not participate in the Sale Facility.

Encumbrance means any encumbrance, mortgage, pledge, charge, lien, assignment, hypothecation, security interest, title retention, preferential right or trust arrangement and any other security arrangement of any kind given or created and including any possessory lien in the ordinary course of business whether arising by law or contract.

End Date means 31 August 2026, or such later date as agreed to in writing between the parties from time to time.

Excluded Small Parcel Holder means a Small Parcel Holder who has made a valid election referred to in clause 6.9 to not participate in the Sale Facility and will not be treated as a Small Parcel Holder.

Ineligible Foreign Shareholder means any Scheme Participant whose address shown on the Nova Minerals Share Register as at the Record Date is a place outside Australia, New Zealand, United States and such other jurisdictions as determined by Nova Minerals, unless, no less than three Business Days prior to the Scheme Meeting, Nova Minerals and Nova Minerals Corp agree in writing that it is lawful and not unduly onerous or unduly impracticable to issue that Nova Minerals Shareholder with the Scheme Consideration when the Scheme becomes Effective.

Implementation Date means the fifth Business Day after the Record Date, or such other date agreed to in writing by Nova Minerals and Nova Minerals Corp.

Independent Expert means a person to be appointed by Nova Minerals to prepare the Independent Expert’s Report.

Independent Expert’s Report means the independent expert’s report prepared by the Independent Expert for inclusion in the Scheme Booklet, which states the Independent Expert’s opinion in relation to whether the Scheme is in the best interests of Nova Minerals Shareholders, including any updates or amendments to this report made by the Independent Expert.

Listing Rules means the official listing rules of the ASX.

Marketable Parcel has the meaning given to that term in the Listing Rules, with the closing price on the last day of Nova Minerals Shares trading on ASX used to determine this.

NASDAQ means the NASDAQ Stock Market LLC or the NASDAQ Capital Market, as the context requires.

Nova Minerals ADS means an ADS, representing 12 Nova Minerals Shares and which trades on NASDAQ under the ticker code “NVA”.

Nova Minerals Corp, a corporation incorporated in the State of Nevada, United States and whose principal business address is 112 North Curry Street, Carson City, NV 89703, United States.

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Nova Minerals Corp CDI means a CDI representing a beneficial interest in 1/12th of a Nova Minerals Corp Share.

Nova Minerals Corp CDI Register means the register of Nova Minerals Corp CDI holders maintained by or on behalf of Nova Minerals Corp.

Nova Minerals Corp Share means a share of common stock of Nova Minerals Corp.

Nova Minerals Corp Share Register means the register of Nova Minerals Corp shareholders maintained by or on behalf of Nova Minerals Corp and maintained in accordance with applicable laws of the State of Nevada.

Nova Minerals Share means a fully paid ordinary share issued in the capital of Nova Minerals.

Nova Minerals Share Register means the register of Nova Minerals shareholders, comprised of the Australian principal and US branch share registers, maintained by or on behalf of Nova Minerals in accordance with the Corporations Act.

Nova Minerals Shareholder means a person who is registered in the Nova Minerals Share Register as the holder of one or more Nova Minerals Shares, from time to time.

NYSE means the New York Stock Exchange.

Record Date means 7.00 pm (Sydney time) on the second Business Day following the Effective Date, or such other date (after the Effective Date) as Nova Minerals and Nova Minerals Corp may agree in writing.

Regulatory Authority has the meaning given under the Scheme Implementation Deed.

Representative means:

(a)	in relation to Nova Minerals, any director, officer or employee of any member of Nova Minerals and any financier, financial adviser, accounting adviser, auditor, legal adviser or technical or other expert adviser or consultant to Nova Minerals in relation to the Scheme; and

(b)	in relation to Nova Minerals Corp, any director, officer or employee of any member of Nova Minerals Corp and any financier, financial adviser, accounting adviser, auditor, legal adviser or technical or other expert adviser or consultant to Nova Minerals Corp in relation to the Scheme.

Sale Agent means a person appointed by Nova Minerals Corp to administer the Sale Facility and to sell or arrange the sale of Nova Minerals Corp CDIs that would otherwise be issued to or for the benefit of Ineligible Foreign Shareholders or Small Parcel Holders (excluding Excluded Small Parcel Holders) under the terms of the Scheme.

Sale Facility means the facility to be administered by the Sale Agent pursuant to which Ineligible Foreign Shareholders and Small Parcel Holders (excluding Excluded Small Parcel Holders) will have their Scheme Consideration sold on their behalf and have the net proceeds of sale remitted to them under the terms of the Scheme.

Scheme means the scheme of arrangement pursuant to Part 5.1 of the Corporations Act proposed between Nova Minerals and Nova Minerals Shareholders, as set out in this document, together with any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act and approved in writing by Nova Minerals Corp and Nova Minerals.

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Scheme Booklet means the information booklet to be despatched to all Nova Minerals Shareholders and approved by the Court in connection with the Scheme, including this Scheme, the explanatory statement in respect of the Scheme, the Independent Expert’s Report and the notice of meeting.

Scheme Implementation Deed means the scheme implementation deed dated on or about 3 March 2026 between Nova Minerals and Nova Minerals Corp, as amended or varied from time to time.

Scheme Shares means all of the Nova Minerals Shares on issue on the Record Date.

Second Court Date means the first day on which the application made to the Court for an order pursuant to section 411(4)(b) of the Corporations Act approving the Scheme is heard or, if the application is adjourned for any reason, the first day on which the adjourned application is heard.

Scheme Consideration means such number of Nova Minerals Corp CDIs for each Scheme Share held by Scheme Participants and one Nova Minerals Corp Share for 12 Scheme Shares held by US Share Scheme Participants, at 7.00 pm on the Record Date as described in clause 6.3.

Scheme Meeting means the meeting of Nova Minerals Shareholders convened by the Court in relation to the Scheme pursuant to section 411(1) of the Corporations Act and includes any adjournment of that meeting.

Scheme Order means the orders of the Court made under section 411(4)(b) of the Corporations Act (and, if applicable and subject to clause 8.9, section 411(6) of the Corporations Act) in relation to this Scheme.

Scheme Participant means each person who is a Nova Minerals Shareholder (including the ADS Depositary) on the Record Date.

Scheme Transfer means, for each Scheme Participant, a duly completed and executed proper instrument of transfer of the Scheme Shares held by that Scheme Participant for the purposes of section 1071B of the Corporations Act, which may be a master transfer for all Scheme Shares.

Small Parcel Holder means a Scheme Participant who is not an Ineligible Foreign Shareholder and who holds less than a Marketable Parcel of Nova Minerals Shares on the Record Date.

Subsidiaries has the meaning given to that term in section 9 of the Corporations Act.

US Share Scheme Participant means a Share Scheme Participant who is a Nova Minerals Shareholder on Nova Minerals US branch share register.

Trading Day means a trading day as defined in the Listing Rules.

1.2	Interpretation

In this Scheme:

(a)	the singular includes the plural and vice versa, and a gender includes other genders;

(b)	another grammatical form of a defined word or expression has a corresponding meaning;

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(c)	a reference to a clause, paragraph, or schedule is to a clause or paragraph of, or schedule to, this agreement, and a reference to this document includes any schedule;

(d)	a reference to a document or instrument includes the document or instrument as novated, altered, supplemented or replaced from time to time;

(e)	a reference to A$, dollar, Australian dollar or $ is to Australian currency;

(f)	a reference to US$ or USD is to the lawful currency of the United States;

(g)	a reference to time is to time in Sydney, Australia, unless otherwise noted;

(h)	a reference to a party is to a party to this agreement, and a reference to a party to a document includes the party’s executors, administrators, successors and permitted assigns and substitutes;

(i)	a reference to a person includes a natural person, partnership, body corporate, association, governmental or local authority or agency or other entity;

(j)	a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(k)	a word or expression defined in the Corporations Act and not otherwise defined in this agreement has the meaning given to it in the Corporations Act;

(l)	the meaning of general words is not limited by specific examples introduced by including, for example or similar expressions;

(m)	any agreement, representation, warranty or indemnity in favour of two or more parties (including where two or more persons are included in the same defined term) is for the benefit of them jointly and severally;

(n)	a rule of construction does not apply to the disadvantage of a party because the party was responsible for the preparation of this document or any part of it; and

(o)	if a day on or by which an obligation must be performed or an event must occur is not a Business Day, the obligation must be performed or the event must occur on or by the next Business Day.

2.	Preliminary

2.1	Nova Minerals

(a)	Nova Minerals is a public company limited by shares incorporated in Australia and registered in Victoria.

(b)	Nova Minerals is admitted to the official list of ASX and its shares, being the Nova Minerals Shares, are officially quoted on the securities market conducted by ASX. Nova Minerals is also admitted to NASDAQ and Nova Minerals ADSs are quoted on NASDAQ.

(c)	Nova Minerals’ registered office is at Suite 5 / 242 Hawthorn Road, Caulfield VIC 3161.

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2.2	Nova Minerals Corp

Nova Minerals Corp is a corporation incorporated under the laws of the State of Nevada, United States. Nova Minerals Corp’s principal business office is at 112 North Curry Street, Carson City, NV 89703, United States.

2.3	Agreement to implement this Scheme

Nova Minerals and Nova Minerals Corp have agreed, by executing the Scheme Implementation Deed, to implement the terms of this Scheme and the steps contemplated to follow the implementation of this Scheme, to the extent those steps are required to be done by each of them.

2.4	Deed Poll

(a)	This Scheme attributes actions to Nova Minerals Corp but does not itself impose an obligation on Nova Minerals Corp to perform those actions. Nova Minerals Corp has undertaken in favour of each Scheme Participant, by executing the Deed Poll, that it will fulfil its obligations under the Scheme Implementation Deed and do all acts and things necessary or desirable on its part to give full effect to this Scheme, including to issue to each Scheme Participant the Scheme Consideration for each Scheme Share held by the Scheme Participant.

(b)	Nova Minerals undertakes in favour of each Scheme Participant to enforce the Deed Poll against Nova Minerals Corp on behalf of and as agent and attorney for the Scheme Participants.

2.5	Summary of Scheme

If this Scheme becomes Effective:

(a)	all of the Scheme Shares (together with all rights and entitlements attaching to the Scheme Shares) will be transferred to Nova Minerals Corp and Nova Minerals will become a subsidiary of Nova Minerals Corp on the Implementation Date;

(b)	in consideration of the transfer to Nova Minerals Corp of each Scheme Share held by a Scheme Participant, Nova Minerals Corp will, on the Implementation Date, provide to each Scheme Participant the Scheme Consideration in accordance with the terms of the Scheme Implementation Deed, this Scheme and the Deed Poll;

(c)	Nova Minerals will enter the name of Nova Minerals Corp in the Nova Minerals Share Register as the holder of all the Scheme Shares;

(d)	it will bind Nova Minerals and all Scheme Participants, including those who do not attend the Scheme Meeting, those who do not vote at the Scheme Meeting and those who vote against this Scheme at the Scheme Meeting; and

(e)	it will override the constitution of Nova Minerals, to the extent of any inconsistency.

3.	Conditions precedent to the Scheme

3.1	Conditions of the Scheme

This Scheme is conditional upon, and will have no force or effect until, the satisfaction of each of the following conditions:

(a)	all of the Conditions Precedent being satisfied or waived (other than the conditions in clauses 3.1(d) (Court Approval of Scheme) and 3.1(e) (Scheme Orders Lodged with ASIC) of the Scheme Implementation Deed) in accordance with the Scheme Implementation Deed by the times set out in the Scheme Implementation Deed;

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(b)	as at 8.00 am on the Second Court Date, the Scheme Implementation Deed not having been terminated in accordance with its terms;

(c)	as at 8.00 am on the Second Court Date, the Deed Poll not having been terminated in accordance with its terms;

(d)	approval of the Scheme by the Court pursuant to section 411(4)(b) of the Corporations Act and if applicable, Nova Minerals and Nova Minerals Corp having accepted in writing any modification or condition made or required by the Court under section 411(6) of the Corporations Act;

(e)	such other conditions made or required by the Court under section 411(6) of the Corporations Act in relation to this Scheme and agreed to by Nova Minerals and Nova Minerals Corp as having been satisfied or waived;

(f)	lodgement with ASIC of an office copy of the order of the Court approving the Scheme pursuant to section 411(10) of the Corporations Act; and

(g)	the Scheme Order comes into effect, pursuant to section 411(10) of the Corporations Act.

3.2	Effect of conditions precedent

The satisfaction of each condition in clauses 3.1(a) to 3.1(g) (inclusive) of this Scheme is a condition precedent to the operation of this Scheme.

3.3	Certificate

(a)	Nova Minerals and Nova Minerals Corp will provide to the Court on the Second Court Date a certificate signed by Nova Minerals Corp and Nova Minerals (or such other evidence as the Court requests):

(i)	stating whether or not the Conditions Precedent have been satisfied or waived (other than the Conditions Precedent in clauses 3.1(d) and 3.1(e) of the Scheme Implementation Deed) as at 8.00 am on the Second Court Date; and

(ii)	confirming (in respect of matters within their knowledge) whether or not the conditions precedent in clauses 3.1(b) and 3.1(c) of this Scheme have been satisfied or waived as at 8.00 am on the Second Court Date.

(b)	The certificate referred to in clause 3.3(a) will constitute conclusive evidence of whether such Conditions Precedent have been satisfied or waived as at 8.00 am on the Second Court Date.

4.	The Scheme

4.1	Effective Date

Subject to clause 4.2, this Scheme will come into effect pursuant to section 411(10) of the Corporations Act on and from the Effective Date.

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4.2	End Date

Without limiting any rights under the Scheme Implementation Deed, this Scheme will lapse and be of no further force or effect (and Nova Minerals Corp is released from any obligations and any liability in connection with this Scheme and the Deed Poll) if:

(a)	the Effective Date has not occurred on or before the End Date; or

(b)	the Scheme Implementation Deed or Deed Poll is terminated in accordance with its terms,

unless Nova Minerals or Nova Minerals Corp otherwise agree in writing (and, if required, as approved by the Court).

5.	Implementation of the Scheme

5.1	Lodgement of Scheme Order with ASIC

Nova Minerals will lodge with ASIC in accordance with section 411(10) of the Corporations Act an office copy of the Scheme Order as soon as practicable, and in any event by no later than 5.00 pm on the first Business Day after the date on which the Court makes that Scheme Order (or on such other Business Day as Nova Minerals and Nova Minerals Corp agree).

5.2	Transfer of Scheme Shares

Subject to the Scheme becoming Effective, on the Implementation Date:

(a)	subject to the provision of the Scheme Consideration in accordance with clause 6, the Scheme Shares, together with all rights and entitlements attaching to the Scheme Shares at the Implementation Date, must be transferred to Nova Minerals Corp, without the need for any further act by any Scheme Participant (other than acts performed by Nova Minerals as agent and attorney of the Scheme Participants under clauses 8.1 and 8.2 or otherwise), by:

(i)	Nova Minerals delivering to Nova Minerals Corp a duly completed Scheme Transfer, executed on behalf of the Scheme Participants by Nova Minerals; and

(ii)	Nova Minerals Corp executing that Scheme Transfer, attending to the stamping of the Scheme Transfer (if required) and delivering it to Nova Minerals for registration; and

(b)	immediately after receipt of the Scheme Transfer in accordance with clause 5.2(a)(ii), but subject to the stamping of the Scheme Transfer (if required), Nova Minerals must enter, or procure the entry of, the name of Nova Minerals Corp in the Nova Minerals Share Register in respect of the Scheme Shares transferred to Nova Minerals Corp in accordance with the Scheme.

5.3	Timing

Notwithstanding any other provision of this Scheme, while Nova Minerals Corp CDIs forming the Scheme Consideration must be issued (and the Nova Minerals Corp CDI Register updated to record their issuance) on the Implementation Date, any requirements under clause 6 for the sending of holding statements or allotment advices (or equivalent) may be satisfied as soon as practicable after the Implementation Date.

5.4	Entitlement to Scheme consideration

Subject to this Scheme becoming Effective, in consideration of the transfer of the Scheme Shares to Nova Minerals Corp, and subject to the other terms and conditions of this Scheme, on the Implementation Date:

(a)	each Scheme Participant (who is not the Australian custodian for the ADS Depositary, an Ineligible Foreign Shareholder or Small Parcel Holder (excluding Excluded Small Parcel Holders)) will be issued the Scheme Consideration in respect of the Scheme Shares held by them on the Record Date in accordance with clause 6 of this Scheme;

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(b)	each ADS Holder who holds Nova Minerals ADSs will be issued Nova Minerals Corp Shares for ADSs held by such ADS Holder through the ADS Depositary; and

(c)	the Sale Agent will be issued the Scheme Consideration by Nova Minerals Corp in respect of the Scheme Shares held by all Ineligible Foreign Shareholders and Small Parcel Holders (excluding Excluded Small Parcel Holders) on the Record Date in accordance with clause 6 of this Scheme.

6.	Scheme Consideration

6.1	Scheme Consideration

On the Implementation Date, Nova Minerals must procure Nova Minerals Corp to issue:

(a)	the Scheme Consideration to the Scheme Participants (other than Ineligible Foreign Shareholders and Small Parcel Holders (excluding Excluded Small Parcel Holders)) in accordance with clause 6.3(e) of this Scheme;

(b)	the Nova Minerals Corp Shares to ADS Holders who hold Nova Minerals ADSs (through the ADS Depositary) on the Record Date; and

(c)	the Scheme Consideration to the Sale Agent in respect of all Ineligible Foreign Shareholders and Small Parcel Holders (excluding Excluded Small Parcel Holders) on the Record Date to be dealt with in accordance with clause 6.10(a) of this Scheme.

6.2	Rounding entitlements

Where the calculation of the number of Nova Minerals Corp Shares or Nova Minerals Corp CDIs to be issued to a particular Scheme Participant would result in the issue of a fraction of a Nova Minerals Corp Share, then any such fractional entitlement will be rounded up to the nearest whole number of Nova Minerals Corp Shares.

6.3	Issue of Scheme consideration

(a)	Not later than one Business Day after the Record Date, Nova Minerals will give to Nova Minerals Corp a notice specifying the persons to whom Nova Minerals Corp CDIs and Nova Minerals Corp Shares are to be issued pursuant to clause 5.4 and the number of Nova Minerals Corp CDIs and Nova Minerals Corp Shares to which they are entitled (including the number to be issued to the Sale Agent).

(b)	On the Implementation Date, Nova Minerals must procure the issue, to each Scheme Participant, of the Scheme Consideration for each Scheme Share transferred to Nova Minerals Corp on the Implementation Date by that Scheme Participant.

(c)	On the Implementation Date, Nova Minerals must procure the issue, to each US Share Scheme Participant, of one Nova Minerals Corp Share for every 12 Scheme Shares transferred to Nova Minerals Corp on the Implementation Date by that US Share Scheme Participant.

(d)	On the Implementation Date, Nova Minerals must procure the issue, to each ADS Holder, of Nova Minerals Corp Shares for each ADS transferred to Nova Minerals Corp on the Implementation Date by that ADS Holder.

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(e)	The obligation of Nova Minerals to procure the issue of the Scheme Consideration under this Scheme will be satisfied by Nova Minerals Corp:

(i)	in the case of a Scheme Participant who holds Scheme Shares (other than the Australian custodian for the ADS Depositary, an Ineligible Foreign Shareholder or a Small Parcel Holder (excluding an Excluded Small Parcel Holder)):

(A)	issue one Nova Minerals Corp Share for every 12 Scheme Shares held by US Share Scheme Participants on the Record Date;

(B)	procure CDN to issue one new Nova Minerals Corp CDI to that Scheme Participant for each Scheme Share held by that Scheme Participant on the Record Date; and

(C)	issue to CDN (as Depositary Nominee) the relevant number of Nova Minerals Corp Shares underlying such Nova Minerals Corp CDIs (being one Nova Minerals Corp Share for every 12 Nova Minerals Corp CDIs)

(ii)	in the case of the ADS Holders:

(A)	issue one Nova Minerals Corp Share to the ADS Depositary for every 12 Scheme Shares held by the Australian custodian of the ADS Depositary on the Record Date; and

(B)	procuring the ADS Depositary to then, subject to compliance by the ADS Holder within the terms of the arrangements pursuant to which the ADS Depositary acts as depositary for ADS Holders, deliver (by way of exchange) such Nova Minerals Corp Shares to the ADS Holders on the basis of one Nova Minerals Corp Share for each Nova Minerals ADS held by the ADS Holder on the Record Date; and

(iii)	procure CDN to issue to the Sale Agent such number of Nova Minerals Corp CDIs in accordance with clause 6.10 that Ineligible Foreign Shareholders and Small Parcel Holders (excluding Excluded Small Parcel Holders) would otherwise have been entitled to, and in each case Nova Minerals Corp entering into the Nova Minerals Corp Share Register the name of each person who is to receive Nova Minerals Corp Shares pursuant to this Scheme.

6.4	Nova Minerals CDIs – registration and notices

(a)	On the Business Day prior to the Implementation Date, Nova Minerals must procure that Nova Minerals Corp enters in its Nova Minerals Corp Share Register the name of CDN (as Depositary Nominee) to hold the Nova Minerals Corp Shares underlying the Nova Minerals Corp CDIs to be issued in accordance with the Scheme.

(b)	After the satisfaction of the obligation in clause 6.4(a), Nova Minerals Corp must:

(i)	on the Implementation Date procure the recording in the Nova Minerals Corp CDI Register of each Scheme Participant who is to receive Nova Minerals Corp CDIs under the Scheme and issue Nova Minerals Corp CDIs to the Sale Agent; and

(ii)	as soon as reasonably practicable, despatch or cause to be despatched, to each Scheme Participant who is to receive Nova Minerals Corp CDIs under the Scheme, a holding statement or confirmation advice in the name of the Scheme Participant representing the number of Nova Minerals Corp CDIs issued to that Scheme Participant.

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6.5	Nova Minerals Corp Shares – registration and notices

The obligation of Nova Minerals to procure that Nova Minerals Corp issues Nova Minerals Corp Shares under clause 6.3 will be satisfied by Nova Minerals Corp, on the Implementation Date, procuring the entry in the Nova Minerals Corp Share Register of the name of each US Share Scheme Participant and ADS Holder who is to receive Nova Minerals Corp Shares.

6.6	Joint holders

In the case of Scheme Shares held in joint names:

(a)	Nova Minerals Corp CDIs to be issued under this Scheme will be issued to and registered in the names of the joint holders;

(b)	any other document required to be sent under this Scheme will be forwarded to the registered address recorded in the Nova Minerals Share Register; and

(c)	in respect of any Ineligible Foreign Shareholder or Small Parcel Holder (excluding Excluded Small Parcel Holders), any cheque required to be paid to Scheme Participants will be payable to the joint holders and will be forwarded to the registered address recorded on the Nova Minerals Share Register on the Record Date.

6.7	Scheme Participants’ agreement

If the Scheme becomes Effective:

(a)	each Scheme Participant (other than an Ineligible Foreign Shareholder or Small Parcel Holder (excluding an Excluded Small Parcel Holder)) will be deemed:

(i)	to have agreed to become a member of Nova Minerals Corp;

(ii)	to have accepted the Nova Minerals Corp CDI issued to that holder under this Scheme;

(iii)	to have agreed to have their name and address entered into the Nova Minerals Corp CDI Register; and

(iv)	to have agreed to be bound by the terms of the Nova Minerals Corp CDI, the certificate of incorporation and by-laws of Nova Minerals Corp in force from time to time;

(b)	each Scheme Participant that is an Ineligible Foreign Shareholder or Small Parcel Holder (excluding an Excluded Small Parcel Holder) agrees and acknowledges that the payment to it of an amount in accordance with clause 6.10(c) constitutes the satisfaction in full of its entitlement under this Scheme; and

(c)	each Scheme Participant agrees to the transfer of their Scheme Shares, together with all rights and entitlements attaching to those Scheme Shares, in accordance with the terms of this Scheme.

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6.8	Warranty by Scheme Participants

Each Scheme Participant warrants to Nova Minerals Corp and is deemed to have authorised Nova Minerals to warrant to Nova Minerals Corp as agent and attorney for the Scheme Participant by virtue of this clause 6.8, that:

(a)	all their Scheme Shares (including any rights and entitlements attaching to those shares) transferred to Nova Minerals Corp under the Scheme will, as at the date of the transfer, be fully paid and free from all Encumbrances; and

(b)	they have full power and capacity to sell and to transfer their Scheme Shares (including any rights and entitlements attaching to those Scheme Shares) to Nova Minerals Corp under the Scheme.

6.9	Small Parcel Holders

Each Small Parcel Holder will be entitled to elect not to participate in the Sale Facility by completing the Election Form and returning it to the address specified on the Election Form so that it is received by the Record Date. An election under this clause 6.9 must be made in accordance with the terms and conditions on the Election Form.

6.10	Ineligible Foreign Shareholders and Small Parcel Holders

(a)	Nova Minerals Corp has no obligation under this Scheme to issue any Scheme Consideration in the name of an Ineligible Foreign Shareholder or Small Parcel Holder (excluding an Excluded Small Parcel Holder).

(b)	Nova Minerals Corp CDIs, that would but for clause 6.10(a), have been issued in the name of an Ineligible Foreign Shareholder or a Small Parcel Holder (excluding an Excluded Small Parcel Holder pursuant to clause 6.9) as Scheme Consideration, must be issued by Nova Minerals Corp to the Sale Agent and Nova Minerals must procure that:

(i)	the name and registered address of the Sale Agent is entered into the Nova Minerals Corp CDI Register on the Implementation Date in respect of the Nova Minerals Corp CDIs required to be issued to it under clause 5.4(c); and

(ii)	a holding statement is sent to the registered address of the Sale Agent, representing the number of Nova Minerals Corp CDIs issued to it.

(c)	Nova Minerals and Nova Minerals Corp must procure that the Sale Agent:

(i)	as soon as reasonably practicable and, in any event, not more than 90 Business Days after the Implementation Date, sells all Nova Minerals Corp CDIs issued to the Sale Agent pursuant to clause 6.10(b) in such manner at such price and other terms as the Sale Agent determines in good faith for the benefit of the Ineligible Foreign Shareholders and Small Parcel Holders (excluding Excluded Small Parcel Holders);

(ii)	promptly after receiving the proceeds in respect of the sale of all of the Nova Minerals Corp CDIs referred to in clause 6.10(c)(i), remits the gross proceeds to Nova Minerals’ Australian share registry so that all Ineligible Foreign Shareholders and Small Parcel Holders (excluding Excluded Small Parcel Holders) receive the same price per Nova Minerals Corp CDI, subject to rounding to the nearest whole cent), and any income referable to those Nova Minerals Corp CDIs in full and final satisfaction of the Ineligible Foreign Shareholders’ and Small Parcel Holders’ rights and entitlements under this Scheme; and

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(iii)	remits the gross proceeds of sale to Nova Minerals’ share registry which will subsequently distribute such proceeds by:

(A)	making a deposit in Australian dollars into a bank account nominated by the Ineligible Foreign Shareholders or Small Parcel Holders to Nova Minerals’ share registry for purposes of receiving dividend payments or notified by the Ineligible Foreign Shareholders or Small Parcel Holders (excluding Excluded Small Parcel Holders) to Nova Minerals and recorded in the Nova Minerals Share Register on the Record Date; or

(B)	dispatching, or procuring the dispatch of, a cheque for the relevant amount in Australian dollars drawn in the name of the Ineligible Foreign Shareholders and Small Parcel Holders (excluding Excluded Small Parcel Holders) (or in the case of joint holders, in accordance with clause 6.6) by ordinary pre-paid post to the address of that Ineligible Foreign Shareholder and Small Parcel Holder appearing in the Nova Minerals Share Register on the Record Date.

(d)	In the event that Nova Minerals’ Australian share registry believes, after consultation with Nova Minerals, that an Ineligible Foreign Shareholder or Small Parcel Holder (excluding Excluded Small Parcel Holders) is not known at its address appearing in the Nova Minerals Share Register on the Record Date, Nova Minerals’ Australian share registry may credit the amount payable to that Ineligible Foreign Shareholder or Small Parcel Holder (as applicable) to a separate bank account of Nova Minerals to be held until the Ineligible Foreign Shareholder or Small Parcel Holder (as applicable) claims the amount or the interest is dealt with in accordance with unclaimed money legislation, and Nova Minerals must hold the amount in trust but any amount accruing from the amount will be to the benefit of Nova Minerals. An amount credited to the account is to be treated as having been paid to the Ineligible Foreign Shareholder or Small Parcel Holder (as applicable). Nova Minerals must maintain records of the amounts paid, the people who are entitled to the amounts and any transfers of the amounts.

(e)	Payment by Nova Minerals’ Australian share registry to an Ineligible Foreign Shareholder or Small Parcel Holder in accordance with this clause 6.10 satisfies in full the Ineligible Foreign Shareholder’s or Small Parcel Holder’s (excluding Excluded Small Parcel Holder’s) right to the Scheme Consideration.

(f)	None of Nova Minerals Corp, Nova Minerals or the Sale Agent gives any assurance as to the price that will be achieved for the sale of Nova Minerals Corp Shares described in this clause 6.10, and the sale of Nova Minerals Corp CDIs under this clause 6.10 will be at the risk of the Ineligible Foreign Shareholder or Small Parcel Holder (as applicable).

(g)	If Nova Minerals receives professional advice that any withholding or other tax is required by law or by a Regulatory Authority to be withheld from a payment to an Ineligible Foreign Shareholder or Small Parcel Holder (excluding Excluded Small Parcel Holders) (as applicable), Nova Minerals is entitled to instruct its Australian share registry to withhold the relevant amount before making the payment to the Ineligible Foreign Shareholder or Small Parcel Holder (as applicable) under clause 6.10(c)(i) (and payment of the reduced amount shall be taken to be full payment of the relevant amount for the purposes of this Scheme). Nova Minerals’ Australian share registry must pay any amount so withheld to the relevant tax authorities within the time permitted by law, and, if requested in writing by the relevant Ineligible Foreign Shareholder or Small Parcel Holder, provide a receipt or other appropriate evidence of such payment (or procure the provision of such receipt or other evidence) to the relevant Ineligible Foreign Shareholder or Small Parcel Holder.

(h)	Each Ineligible Foreign Shareholder and Small Parcel Holder appoints Nova Minerals as its agent to take any necessary or appropriate actions, or to receive on its behalf any financial services guide or other notice which may be given by the Sale Agent to the Ineligible Foreign Shareholder or Small Parcel Holder, in connection with its appointment or sales.

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7.	Dealings in Nova Minerals Shares

7.1	Determination of Scheme Participants

To establish the identity of Scheme Participants, dealings in Nova Minerals Shares will only be recognised if:

(a)	in the case of dealings of the type to be effected using CHESS, the transferee is registered in the Nova Minerals Share Register as holder of the relevant Nova Minerals Shares on or before the Record Date; and

(b)	in all other cases, registrable transmission applications or transfers in registrable form in respect of those dealings are received on or before the Record Date at the place where the Nova Minerals Share Register is kept.

7.2	Nova Minerals Share Register

Nova Minerals must register any transmission application or transfer received in accordance with clause 7.1 by the Record Date.

7.3	Transfer requests received after Record Date

Nova Minerals will not accept for registration or recognise for any purpose any transfer, transmission or application in respect of Nova Minerals Shares received after the times specified in clause 7.1, or received prior to such times but not in registrable form, other than a transfer to Nova Minerals Corp in accordance with this Scheme.

7.4	No disposals after Record Date

If this Scheme becomes Effective, each Scheme Participant, and any person claiming through that Scheme Participant, must not dispose of or purport or agree to dispose of any Scheme Shares or any interest in them after the Record Date.

7.5	Maintenance of Nova Minerals Share Register

Subject to issuance of the Scheme Consideration and registration of the transfer to Nova Minerals Corp in accordance with clause 5.2, any statements of holding in respect of Scheme Shares will cease to have effect on the Record Date as documents of title in respect of those shares. On the Record Date, each entry on the Nova Minerals Share Register will cease to have effect except as evidence of entitlement to the Scheme Consideration.

7.6	Effect of Holding Statements

Subject to provision of the Scheme Consideration and registration of the transfer to Nova Minerals Corp, any statements of holding in respect of Nova Minerals Shares will cease to have effect after the Record Date as documents of title in respect of those shares. After the Record Date, each entry current on the Nova Minerals Share Register on the Record Date will cease to have effect except as evidence of entitlement to the Scheme Consideration.

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7.7	Details of Scheme Participants

As soon as practicable after the Record Date, and in any event within one Business Day of the Record Date, Nova Minerals will ensure that details of the names, registered addresses and holdings of Nova Minerals Shares for each Scheme Participant, as shown in the Nova Minerals Share Register on the Record Date, are available to Nova Minerals Corp in such form as Nova Minerals Corp reasonably requires.

7.8	Removal from quotation and de-listing

(a)	Nova Minerals will:

(i)	apply to ASX to suspend trading in Nova Minerals Shares with effect from the close of trading on ASX on the Effective Date; and

(ii)	apply to NASDAQ to suspend trading in Nova Minerals ADSs from the close of trading on NASDAQ on the Implementation Date.

(b)	With effect on and from the close of trading on the Trading Day immediately following, or shortly after, the Implementation Date, Nova Minerals will apply:

(i)	for termination of the official quotation of Nova Minerals Shares on ASX; and

(ii)	to have itself removed from the official list of the ASX.

8.	General

8.1	Scheme Participant agreements and consents

Each Scheme Participant:

(a)	irrevocably agrees to the transfer of their Scheme Shares, together with all rights and entitlements attaching to those Scheme Shares, to Nova Minerals Corp in accordance with the terms of the Scheme;

(b)	irrevocably consents to Nova Minerals and Nova Minerals Corp doing all things and executing all deeds, instruments, transfers or other documents as may be necessary or desirable to give full effect to the terms of the Scheme and the transactions contemplated by it, without the need for any further act by that Scheme Participant.

8.2	Authority given to Nova Minerals

On this Scheme becoming Effective, each Scheme Participant, without the need for any further act, is deemed to have irrevocably appointed Nova Minerals (and all of its directors and officers (jointly and severally)) as its attorney and agent for the purposes of:

(a)	enforcing the Deed Poll against Nova Minerals Corp;

(b)	in the case of Scheme Shares in a CHESS holding:

(i)	causing a message to be transmitted to ASX Settlement in accordance with the ASX Settlement Rules so as to transfer the Scheme Shares held by the Scheme Participant from the CHESS sub-register of Nova Minerals to the issuer sponsored sub-register operated by Nova Minerals or its share registry at any time after Nova Minerals Corp has provided the Scheme Consideration which is due under this Scheme to Scheme Participants; and

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(ii)	completing and signing on behalf of Scheme Participants any required form of transfer of Scheme Shares;

(c)	in the case of Scheme Shares registered in the issuer sponsored sub-register operated by Nova Minerals or its share registry, completing and signing on behalf of Scheme Participants any required form of transfer; and

(d)	doing all things and executing any agreements, instruments, transfers or other documents as may be necessary or desirable to give full effect to this Scheme and the transactions contemplated by it, including the effecting of a valid transfer or transfers (or the execution and delivery of any Scheme Transfers) as contemplated by clause 5.2, and Nova Minerals accepts such appointment. Nova Minerals as attorney and agent of each Scheme Participant, may sub delegate its functions, authorities or powers under this clause 8.2 to all or any of its directors and officers (jointly, severally or jointly and severally).

8.3	Further assurances

Each Scheme Participant and Nova Minerals will execute documents and do all things and acts necessary or expedient in order to implement this Scheme.

8.4	Scheme binding

This Scheme binds Nova Minerals and all Scheme Participants (including those who do not attend the Scheme Meeting, those who do not vote at that meeting or vote against this Scheme) and, to the extent of any inconsistency, overrides the constitution of Nova Minerals.

8.5	Variation, cancellation or modification of rights

The Scheme Participants agree to the transfer of their Scheme Shares in accordance with this Scheme and agree to the variation, cancellation or modification of the rights attached to their Scheme Shares constituted or resulting from this Scheme (if any).

8.6	Beneficial entitlement to Scheme Shares

Immediately from the time that Nova Minerals Corp has satisfied its obligations under clauses 5.4 and 6 pending registration by Nova Minerals of Nova Minerals Corp in the Nova Minerals Share Register as the holder of the Scheme Shares:

(a)	Nova Minerals Corp will be beneficially entitled to the Scheme Shares transferred to it under this Scheme; and

(b)	each Scheme Participant, without the need for any further act by that Scheme Participant:

(i)	irrevocably appoints Nova Minerals Corp as attorney and agent (and directs Nova Minerals Corp in each capacity) to appoint any director, officer, secretary or agent nominated by Nova Minerals Corp as its sole proxy and, where applicable, its corporate representative to attend shareholder meetings of Nova Minerals, exercise the votes attached to the Scheme Shares registered in the name of the Scheme Participant and sign any shareholders resolution of Nova Minerals;

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(ii)	undertakes not to otherwise attend or vote at any such meetings or sign any such resolutions, whether in person, by proxy or by corporate representative other than pursuant to clause 8.6(b)(i);

(iii)	must take all other actions in the capacity of a registered holder of Scheme Shares as Nova Minerals Corp reasonably directs; and

(iv)	acknowledges and agrees that in exercising the powers referred to in this clause 8.6(b), any director, officer, secretary or agent nominated by Nova Minerals Corp may act in the best interests of Nova Minerals Corp as the intended registered holder of the Scheme Shares.

8.7	Withholding

If Nova Minerals Corp considers that it must pay an amount to the Commissioner of Taxation (Commissioner) under Subdivision 14-D of Schedule 1 of the Taxation Administration Act 1953 (Cth) (TAA) in relation to the acquisition of the Scheme Shares from a Scheme Participant, Nova Minerals Corp will:

(a)	determine the amount to be paid to the Commissioner (Withholding Amount) being 15% (or a lesser rate approved by the Commissioner) of the Scheme Consideration otherwise payable to the Scheme Participant or Sale Agent, as appropriate;

(b)	withhold the Withholding Amount from the Scheme Consideration (by issuing such lesser number of Nova Minerals Corp Shares to the Scheme Participant or Sale Agent, as appropriate for the Withholding Amount) and remit the Withholding Amount to the Commissioner within the timeframe required under the TAA (and issue of the reduced number of Nova Minerals Corp Shares shall be taken to be full payment of the Scheme Consideration for the purposes of this Scheme); and

(c)	if requested in writing by the relevant Scheme Participant, provide a receipt or other appropriate evidence of payment of the Withholding Amount to the Commissioner (or procure the provision of such receipt or other evidence) to the relevant Scheme Participant.

8.8	Notices

(a)	Where a notice, transfer, transmission application or other communication referred to in this Scheme is sent by post to Nova Minerals, it will not be deemed to be received in the ordinary course of post or on a date other than the date (if any) on which it is actually received at Nova Minerals’ registered office or at the office of Nova Minerals’ share registry.

(b)	The accidental omission to give notice of the Scheme Meeting to any Nova Minerals Shareholders, or the non-receipt of such a notice by any Nova Minerals Shareholders, will not, unless ordered by the Court, invalidate this Scheme or the proceedings at the Scheme Meeting.

8.9	Alterations and conditions

If the Court proposes to approve this Scheme subject to any conditions or alterations under section 411(6) of the Corporations Act, Nova Minerals may, by its counsel on behalf of all persons concerned, consent to only such of those conditions or alterations to this Scheme to which Nova Minerals Corp has consented, such consent not to be unreasonably withheld or delayed.

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8.10	Enforcement of Deed Poll

Nova Minerals undertakes in favour of each Scheme Participant that it will enforce the Deed Poll against Nova Minerals Corp on behalf of and as agent and attorney for the Scheme Participants.

8.11	Duty

All duty (including stamp duty), and any related fines, penalties and interest, payable in connection with the transfer by Scheme Participants of the Scheme Shares to Nova Minerals Corp pursuant to the Scheme will be payable by Nova Minerals Corp.

8.12	Limitation of liability

None of Nova Minerals or Nova Minerals Corp nor any of their respective Representatives are liable for anything done or omitted to be done in the performance of this Scheme or the Deed Poll in good faith.

8.13	Governing Law

(a)	This Scheme is governed by and will be construed according to the laws of the State of New South Wales within the Commonwealth of Australia.

(b)	Each party irrevocably:

(i)	submits to the non-exclusive jurisdiction of the courts of New South Wales and of the courts competent to determine appeals from those courts, with respect to any proceedings that may be brought at any time relating to this Scheme; and

(ii)	waives any objection it may now or in the future have to the venue of any proceedings, and any claim it may now or in the future have that any proceedings have been brought in an inconvenient forum, if the venue of those proceedings fall within clause 8.13(b)(i).

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Annexure E – Share Scheme Deed Poll

E-1

Deed Poll – Share Scheme

Nova Minerals Corp

Deed Poll relating to proposed Scheme of Arrangement between Nova

Minerals Limited and its members

2026

THIS DEED POLL is made on                                            2026

BY:

Nova Minerals Corp (Nova Minerals Corp)

FOR THE BENEFIT OF:

Each registered holder of fully paid ordinary shares in Nova Minerals Limited ACN 006 690 348 of Suite 5 / 242 Hawthorn Road, Caulfield VIC 3161 (Nova Minerals) on the Record Date (Scheme Participants).

background

(A)	Nova Minerals and Nova Minerals Corp have entered into a scheme implementation deed dated on or about 3 March 2026 (Scheme Implementation Deed).

(B)	Under the Scheme Implementation Deed, Nova Minerals has agreed that it will propose and implement the Scheme in accordance with the Scheme Implementation Deed, pursuant to which Nova Minerals Corp will acquire all of the Scheme Shares.

(C)	Under the Scheme Implementation Deed, Nova Minerals Corp has agreed to take all steps reasonably necessary to assist Nova Minerals in proposing and implementing the Scheme in accordance with the Scheme Implementation Deed, the Scheme and this deed poll (being the Deed Poll).

(D)	Nova Minerals Corp is entering into this Deed Poll for the purposes of:

(1)	covenanting in favour of the Scheme Participants to perform certain of its obligations under the Scheme Implementation Deed;

(2)	covenanting in favour of the Scheme Participants to perform the steps attributed to it under the Scheme; and

(3)	ensuring that the Scheme Consideration is provided to the Scheme Participants.

(B)	The effect of the Scheme will be that the Scheme Shares, together with all rights and entitlements attaching to them, will be transferred to Nova Minerals Corp in exchange for the Scheme Consideration.

AGREED TERMS

1.	Definitions and interpretation

1.1	Definitions

In this deed:

Deed Poll means this deed poll.

Scheme means the scheme of arrangement pursuant to Part 5.1 of the Corporations Act proposed between Nova Minerals and Nova Minerals Shareholders together with any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act and approved in writing by Nova Minerals and Nova Minerals Corp.

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Scheme Participant means each person who is a Nova Minerals Shareholder on the Record Date.

Scheme Consideration means such number of Nova Minerals Corp CDIs for each Scheme Share held by Scheme Participants at 7.00 pm on the Record Date.

1.2	Terms defined in Scheme Implementation Deed

Words and phrases defined in the Scheme Implementation Deed have the same meanings in this Deed Poll unless provided otherwise.

1.3	Interpretation

(a)	Clause 1.2 of the Scheme applies to the interpretation of this Deed Poll, except that references to “this Scheme” in that clause are to be read as references to “this Deed Poll”.

(b)	Clause headings in this Deed Poll do not affect the interpretation of this Deed Poll.

1.4	Time for performance

(a)	If the day on or by which a payment or an act is to be done under this Deed Poll is not a Business Day, that act must be done on the next Business Day.

(b)	In this Deed Poll, if a period occurs from, after or before a day or the day of an act or event, it excludes that day.

(c)	In this Deed Poll, a reference to a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later.

(d)	In this Deed Poll a reference to time is a reference to Sydney, Australia time.

2.	Nature of this Deed Poll

Nova Minerals Corp acknowledges that:

(a)	this Deed Poll may be relied on and enforced by any Scheme Participant in accordance with its terms, even though the Scheme Participants are not party to it; and

(b)	under the Scheme, each Scheme Participant irrevocably appoints Nova Minerals and each of its directors, officers and secretaries (jointly and each of them severally) as its agent and attorney to enforce this Deed Poll against Nova Minerals Corp.

3.	Condition

3.1	Condition

The obligations of Nova Minerals Corp under this Deed Poll are subject to the Scheme becoming Effective.

3.2	Termination

The obligations of Nova Minerals Corp under this Deed Poll to Scheme Participants will automatically terminate and the terms of this Deed Poll will be of no further force or effect, if and only if the Scheme Implementation Deed is terminated in accordance with its terms or the Scheme does not become Effective on or before the End Date, unless Nova Minerals Corp and Nova Minerals otherwise agree in writing.

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3.3	Consequences of termination

If this Deed Poll is terminated under clause 3.2, then in addition and without prejudice to any other rights, powers or remedies available to it:

(a)	Nova Minerals Corp is released from its obligations to further perform this Deed Poll except for any obligations which by their nature survive termination; and

(b)	each Scheme Participant retains the powers and remedies they have against Nova Minerals Corp in respect of any breach of this Deed Poll which occurs before it is terminated.

4.	Scheme obligations

Subject to clause 3, Nova Minerals Corp undertakes in favour of each Scheme Participant to:

(a)	issue and provide to the Scheme Participant (or to the Sale Agent on behalf of the Scheme Participant in accordance with the Scheme) the Scheme Consideration for each Scheme Share held by each Scheme Participant; and

(b)	undertake all other actions attributed to it under the Scheme and do all acts and things necessary or desirable on its part to give full effect to the Scheme, all in accordance with the terms of the Scheme and the Scheme Implementation Deed.

5.	Warranties

Nova Minerals Corp represents and warrants to each Scheme Participant that:

(a)	it is a corporation validly existing under the laws of its place of incorporation;

(b)	it has the corporate power to enter into and perform its obligations under this Deed Poll and to carry out the transactions contemplated by this Deed Poll;

(c)	it has taken all necessary corporate action to authorise its entry into this Deed Poll and has taken or will take all necessary corporate action to authorise the performance of this Deed Poll and to carry out the transactions contemplated by this Deed Poll;

(d)	this Deed Poll has been duly and validly executed and delivered by it and is valid and binding upon it; and

(e)	the execution and performance by it of this Deed Poll and each transaction contemplated by this Deed Poll did not and will not violate in any respect a provision of:

(i)	a law, judgement, ruling, order or decree being on it; or

(ii)	its constitution or other constituent documents.

6.	Continuing obligations

This Deed Poll is irrevocable and, subject to clause 3, remains in full force and effect until the earlier of:

(a)	Nova Minerals Corp having fully performed its obligations under this Deed Poll; or

(b)	termination of this Deed Poll under clause 3.2.

7.	Miscellaneous

7.1	Assignment

(a)	The rights and obligations of Nova Minerals Corp and each Scheme Participant under this Deed Poll are personal. They cannot be assigned, charged or otherwise dealt with without the prior written consent of Nova Minerals Corp and Nova Minerals.

(b)	Any purported dealing in contravention of clause 7.1(a) is invalid.

7.2	Cumulative rights

The rights, powers and remedies of Nova Minerals Corp and the Scheme Participant under this Deed Poll are cumulative with the rights, powers or remedies provided by law independently of this Deed Poll.

7.3	Further assurances

Nova Minerals Corp will, at its own expense, do all things reasonably required of it by law to give full effect to this Deed Poll and the transactions contemplated by it.

7.4	Governing law

(a)	This Deed Poll is governed by and will be construed according to the laws of New South Wales, Australia.

(b)	Nova Minerals Corp irrevocably:

(i)	submits to the non-exclusive jurisdiction of the courts of New South Wales and of the courts competent to determine appeals from those courts, with respect to any proceedings that may be brought at any time relating to this Deed Poll; and

(ii)	waives any objection it may now or in the future have to the venue of any proceedings, and any claim it may now or in the future have that any proceedings have been brought in an inconvenient forum, if the venue of those proceedings fall within clause 7.4(b)(i).

7.5	Notices

Any notice or other communication to Nova Minerals Corp under or in connection with this Deed Poll must be in writing and:

(a)	sent to Nova Minerals Corp at:

Address	Suite 5 / 242 Hawthorn Road, Caulfield VIC 3161
Email	craig@novaminerals.com.au
Attention	Craig Bentley, Director of Finance and Compliance

(b)	must be signed by the party making the communication or by a person duly authorised by that party or, in the case of email, set out the full name and position or title of the duly authorised sender;

(c)	must be delivered or posted by prepaid post to the address or emailed to the email address of the addressee in accordance with clause 7.5(a); and

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(d)	will be deemed to have been given:

(i)	if delivered, on the date of delivery; or

(ii)	if sent by post, on the third day after it was put into the post (for post within the same country) or on the fifth day after it was put into the post (for post sent from one country to another); or

(iii)	if sent by email, on the earlier of the sender receiving an automated message confirming delivery or, provided no automated message is received stating that the email has not been delivered, three hours after the time the email was sent by the sender, such time to be determined by reference to the device from which the email was sent, but if the notice or other communication would otherwise be taken to be received after 5.00 pm or on a Saturday, Sunday or public holiday in the place of receipt then the notice or communication is taken to be received at 9.00 am on the next day that is not a Saturday, Sunday or public holiday in the place of receipt.

7.6	Costs

(a)	Nova Minerals Corp must bear its own costs arising out of the negotiation, preparation and execution of this Deed Poll.

(b)	Nova Minerals Corp:

(i)	must pay all duty (including stamp duty) and any related fines, penalties and interest in respect of the Scheme and this Deed Poll (including without limitation the acquisition or transfer of Scheme Shares pursuant to the Scheme), the performance of this Deed Poll and each transaction effected by or made under or pursuant to the Scheme and this Deed Poll; and

(ii)	indemnifies each Scheme Participant against any liability arising from failure to comply with clause 7.6(b)(i).

7.7	Variation

A provision of this Deed Poll may not be varied, altered or otherwise amended unless:

(b)	before the Second Court Date, the variation, alteration or amendment is agreed to in writing by Nova Minerals (which such agreement may be given or withheld without reference to or approval by any Nova Minerals Shareholder); or

(c)	on or after the Second Court Date, the variation, alteration or amendment is agreed to in writing by Nova Minerals and is approved by the Court (which such agreement may be given or withheld without reference to or approval by any Nova Minerals Shareholder), in which event Nova Minerals Corp will enter into a further deed poll in favour of each Scheme Participant giving effect to the variation, alteration or amendment.

7.8	Waiver

(a)	A provision of or right under this Deed Poll may not be waived except in writing signed by the person granting the waiver.

(b)	A failure or delay in exercise, or partial exercise, of:

(i)	a right arising from a breach of this Deed Poll; or

(ii)	a right, power, authority, discretion or remedy created or arising upon default under this Deed Poll,

does not result in a waiver of that right, power, authority, discretion or remedy.

(c)	Nova Minerals Corp is not entitled to rely on a delay in the exercise or non-exercise of a right, power, authority, discretion or remedy arising from a breach of this Deed Poll or on a default under this Deed Poll as constituting a waiver of that right, power, authority, discretion or remedy.

(d)	Nova Minerals Corp may not rely on any conduct of another person as a defence to the exercise of a right, power, authority, discretion or remedy by that other person.

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EXECUTED as a deed poll.

signed, SEALed and delivered by NOVA MINERALS CORP in the presence of:

/s/ Chaim (Dovi) Berger	/s/ Avi Geller
Signature of witness	Signature of authorised signatory

Chaim (Dovi) Berger	Avi Geller
Name of witness	Name of authorised signatory

Annexure F – Warrant Scheme

F-1

Scheme of Arrangement – Warrant Scheme

Nova Minerals Limited

ACN 006 690 348

The holders of Nova Minerals Listed Warrants

2026

SCHEME OF ARRANGEMENT – WARRANT SCHEME

Under section 411 of the Corporations Act

BETWEEN:

(1)	Nova Minerals Limited ACN 006 690 348 whose registered office is at Suite 5 / 242 Hawthorn Road, Caulfield VIC 3161 (Nova Minerals); and

(2)	The registered holders of Nova Minerals Listed Warrants as at 7.00 pm on the Record Date (Scheme Participants)

OPERATIVE PROVISIONS

1.	Defined terms & interpretation

1.1	Defined terms

In this Scheme, except where the context otherwise requires:

ASIC means the Australian Securities and Investments Commission.

ASX means ASX Limited (ABN 98 008 624 691) or the Australian Securities Exchange, as the context requires.

Business Day means a business day as defined in the Listing Rules and, to the extent any action must be taken in relation to NASDAQ, a day on which NASDAQ is operating but excludes a day that is a Saturday, Sunday, bank holiday or public holiday in Sydney, Australia or the State of Nevada, United States.

Conditions Precedent means the conditions precedent to this Scheme set out in clause 3.2 of the Scheme Implementation Deed.

Corporations Act means the Corporations Act 2001 (Cth).

Court means the Federal Court of Australia or the Supreme Court of New South Wales, or such other court of competent jurisdiction under the Corporations Act.

Deed Poll means the deed poll executed by Nova Minerals Corp, substantially in the form of Schedule 7 to the Scheme Implementation Deed.

Effective means, when used in relation to the Scheme, the order of the Court made under section 411(4)(b) of the Corporations Act in relation to the Scheme taking effect pursuant to section 411(10) of the Corporations Act, but in any event at no time before an office copy of the order of the Court is lodged with ASIC.

Effective Date means the date on which the Scheme becomes Effective.

Encumbrance means any encumbrance, mortgage, pledge, charge, lien, assignment, hypothecation, security interest, title retention, preferential right or trust arrangement and any other security arrangement of any kind given or created and including any possessory lien in the ordinary course of business whether arising by law or contract.

End Date means 31 August 2026, or such later date as agreed to in writing between the parties from time to time.

Implementation Date means the fifth Business Day after the Record Date, or such other date agreed to in writing by Nova Minerals and Nova Minerals Corp.

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Independent Expert means a person to be appointed by Nova Minerals to prepare the Independent Expert’s Report.

Independent Expert’s Report means the independent expert’s report prepared by the Independent Expert for inclusion in the Scheme Booklet, which states the Independent Expert’s opinion in relation to whether the Scheme is in the best interests of Nova Minerals Listed Warrant Holders, including any updates or amendments to this report made by the Independent Expert.

Listing Rules means the official listing rules of the ASX.

NASDAQ means the NASDAQ Stock Market LLC or the NASDAQ Capital Market, as the context requires.

Nova Minerals Corp, a corporation incorporated in the State of Nevada, United States and whose principal business address is 112 North Curry Street, Carson City, NV 89703, United States.

Nova Minerals Corp Share means a share of common stock of Nova Minerals Corp.

Nova Minerals Corp Warrant means a warrant to acquire the corresponding amount of Nova Minerals Corp Shares, to be issued on substantially the same terms as a Nova Minerals Listed Warrant, other than any terms which are required to be adjusted to implement the Schemes, including any adjustments to the exercise price and the number of Nova Minerals Corp Shares issued upon exercise.

Nova Minerals Corp Warrant Register means the register of Nova Minerals Corp Warrant holders maintained by or on behalf of Nova Minerals Corp and maintained in accordance with applicable laws of the State of Nevada.

Nova Minerals Listed Warrant means a warrant to acquire a Nova Minerals ADS with an exercise price of US$7.266 per warrant, which trades on the NASDAQ under the ticker code “NVAWW”.

Nova Minerals Listed Warrant Holder means each person who is registered in the Nova Minerals Warrant Register as a holder of a Nova Minerals Listed Warrant.

Nova Minerals Unlisted Warrant has the meaning given under the Scheme Implementation Deed.

Nova Minerals Warrant Register means the register of holders of Nova Minerals Listed Warrants and Nova Minerals Unlisted Warrants maintained by or on behalf of Nova Minerals in accordance with the Corporations Act.

Record Date means 7.00 pm (Sydney time) on the second Business Day following the Effective Date, or such other date (after the Effective Date) as Nova Minerals and Nova Minerals Corp may agree in writing.

Regulatory Authority has the meaning given under the Scheme Implementation Deed.

Representative means:

(a)	in relation to Nova Minerals, any director, officer or employee of any member of Nova Minerals and any financier, financial adviser, accounting adviser, auditor, legal adviser or technical or other expert adviser or consultant to Nova Minerals in relation to the Scheme; and

(b)	in relation to Nova Minerals Corp, any director, officer or employee of any member of Nova Minerals Corp and any financier, financial adviser, accounting adviser, auditor, legal adviser or technical or other expert adviser or consultant to Nova Minerals Corp in relation to the Scheme.

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Scheme means the scheme of arrangement pursuant to Part 5.1 of the Corporations Act proposed between Nova Minerals and Nova Minerals Listed Warrant Holders, as set out in this document, together with any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act and approved in writing by Nova Minerals Corp and Nova Minerals.

Scheme Booklet means the information booklet to be despatched to all Nova Minerals Listed Warrant Holders and approved by the Court in connection with the Scheme, including this Scheme, the explanatory statement in respect of the Scheme, the Independent Expert’s Report and the notice of meeting.

Scheme Consideration means such number of Nova Minerals Corp Warrants for each Scheme Warrant held by Scheme Participants at 7.00 pm on the Record Date as described in clause 6.3.

Scheme Implementation Deed means the scheme implementation deed dated on or about 3 March 2026 between Nova Minerals and Nova Minerals Corp, as amended or varied from time to time.

Scheme Meeting means the meeting of Nova Minerals Listed Warrant Holders convened by the Court in relation to the Scheme pursuant to section 411(1) of the Corporations Act and includes any adjournment of that meeting.

Scheme Order means the orders of the Court made under section 411(4)(b) of the Corporations Act (and, if applicable and subject to clause 8.8, section 411(6) of the Corporations Act) in relation to this Scheme.

Scheme Participant means each person who is a Nova Minerals Listed Warrant Holder on the Record Date.

Scheme Transfer means, for each Scheme Participant, a duly completed and executed proper instrument of transfer of the Scheme Warrants held by that Scheme Participant for the purposes of section 1071B of the Corporations Act, which may be a master transfer for all Scheme Warrants.

Scheme Warrant means a Nova Minerals Listed Warrant on issue on the Record Date.

Second Court Date means the first day on which the application made to the Court for an order pursuant to section 411(4)(b) of the Corporations Act approving the Scheme is heard or, if the application is adjourned for any reason, the first day on which the adjourned application is heard.

Share Scheme has the meaning given under the Scheme Implementation Deed.

Trading Day means a trading day as defined in the Listing Rules.

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1.2	Interpretation

In this Scheme:

(a)	the singular includes the plural and vice versa, and a gender includes other genders;

(b)	another grammatical form of a defined word or expression has a corresponding meaning;

(c)	a reference to a clause, paragraph, or schedule is to a clause or paragraph of, or schedule to, this agreement, and a reference to this document includes any schedule;

(d)	a reference to a document or instrument includes the document or instrument as novated, altered, supplemented or replaced from time to time;

(e)	a reference to A$, dollar, Australian dollar or $ is to Australian currency;

(f)	a reference to US$ or USD is to the lawful currency of the United States;

(g)	a reference to time is to time in Sydney, Australia, unless otherwise noted;

(h)	a reference to a party is to a party to this agreement, and a reference to a party to a document includes the party’s executors, administrators, successors and permitted assigns and substitutes;

(i)	a reference to a person includes a natural person, partnership, body corporate, association, governmental or local authority or agency or other entity;

(j)	a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(k)	a word or expression defined in the Corporations Act and not otherwise defined in this agreement has the meaning given to it in the Corporations Act;

(l)	the meaning of general words is not limited by specific examples introduced by including, for example or similar expressions;

(m)	any agreement, representation, warranty or indemnity in favour of two or more parties (including where two or more persons are included in the same defined term) is for the benefit of them jointly and severally;

(n)	a rule of construction does not apply to the disadvantage of a party because the party was responsible for the preparation of this document or any part of it; and

(o)	if a day on or by which an obligation must be performed or an event must occur is not a Business Day, the obligation must be performed or the event must occur on or by the next Business Day.

2.	Preliminary

2.1	Nova Minerals

(a)	Nova Minerals is a public company limited by shares incorporated in Australia and registered in Victoria.

(b)	Nova Minerals is admitted to the official list of ASX. Nova Minerals is also admitted to NASDAQ and its listed warrants, being the Nova Minerals Listed Warrants, are officially quoted on the securities market conducted by NASDAQ.

(c)	Nova Minerals’ registered office is at Suite 5 / 242 Hawthorn Road, Caulfield VIC 3161.

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2.2	Nova Minerals Corp

Nova Minerals Corp is a corporation incorporated under the laws of the State of Nevada, United States. Nova Minerals Corp’s principal business office is at 112 North Curry Street, Carson City, NV 89703, United States.

2.3	Agreement to implement this Scheme

Nova Minerals and Nova Minerals Corp have agreed, by executing the Scheme Implementation Deed, to implement the terms of this Scheme and the steps contemplated to follow the implementation of this Scheme, to the extent those steps are required to be done by each of them.

2.4	Deed Poll

(a)	This Scheme attributes actions to Nova Minerals Corp but does not itself impose an obligation on Nova Minerals Corp to perform those actions. Nova Minerals Corp has undertaken in favour of each Scheme Participant, by executing the Deed Poll, that it will fulfil its obligations under the Scheme Implementation Deed and do all acts and things necessary or desirable on its part to give full effect to this Scheme, including to issue to each Scheme Participant the Scheme Consideration for each Scheme Warrant held by the Scheme Participant.

(b)	Nova Minerals undertakes in favour of each Scheme Participant to enforce the Deed Poll against Nova Minerals Corp on behalf of and as agent and attorney for the Scheme Participants.

2.5	Summary of Scheme

If this Scheme becomes Effective:

(a)	all of the Scheme Warrants (together with all rights and entitlements attaching to the Scheme Warrants) will be transferred to Nova Minerals Corp and Nova Minerals will become a subsidiary of Nova Minerals Corp on the Implementation Date;

(b)	in consideration of the transfer to Nova Minerals Corp of each Scheme Warrant held by a Scheme Participant, Nova Minerals Corp will, on the Implementation Date, provide to each Scheme Participant the Scheme Consideration in accordance with the terms of the Scheme Implementation Deed, this Scheme and the Deed Poll;

(c)	Nova Minerals will enter the name of Nova Minerals Corp in the Nova Minerals Warrant Register as the holder of all the Scheme Warrants;

(d)	it will bind Nova Minerals and all Scheme Participants, including those who do not attend the Scheme Meeting, those who do not vote at the Scheme Meeting and those who vote against this Scheme at the Scheme Meeting; and

(e)	it will override the constitution of Nova Minerals, to the extent of any inconsistency.

3.	Conditions precedent to the Scheme

3.1	Conditions of the Scheme

This Scheme is conditional upon, and will have no force or effect until, the satisfaction of each of the following conditions:

(a)	all of the Conditions Precedent being satisfied or waived (other than the conditions in clauses 3.2(d) (Court Approval of Scheme) and 3.2(f) (Warrant Scheme Orders Lodged with ASIC) of the Scheme Implementation Deed) in accordance with the Scheme Implementation Deed by the times set out in the Scheme Implementation Deed;

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(b)	as at 8.00 am on the Second Court Date, the Scheme Implementation Deed not having been terminated in accordance with its terms;

(c)	as at 8.00 am on the Second Court Date, the Deed Poll not having been terminated in accordance with its terms;

(d)	approval of the Scheme by the Court pursuant to section 411(4)(b) of the Corporations Act and if applicable, Nova Minerals and Nova Minerals Corp having accepted in writing any modification or condition made or required by the Court under section 411(6) of the Corporations Act;

(e)	such other conditions made or required by the Court under section 411(6) of the Corporations Act in relation to this Scheme and agreed to by Nova Minerals and Nova Minerals Corp as having been satisfied or waived;

(f)	lodgement with ASIC of an office copy of the order of the Court approving the Scheme pursuant to section 411(10) of the Corporations Act; and

(g)	the Scheme Order comes into effect, pursuant to section 411(10) of the Corporations Act.

3.2	Effect of conditions precedent

The satisfaction of each condition in clauses 3.1(a) to 3.1(g) (inclusive) of this Scheme is a condition precedent to the operation of this Scheme.

3.3	Certificate

(a)	Nova Minerals and Nova Minerals Corp will provide to the Court on the Second Court Date a certificate signed by Nova Minerals Corp and Nova Minerals (or such other evidence as the Court requests):

(i)	stating whether or not the Conditions Precedent have been satisfied or waived (other than the Conditions Precedent in clauses 3.2(d) and 3.2(f) of the Scheme Implementation Deed) as at 8.00 am on the Second Court Date; and

(ii)	confirming (in respect of matters within their knowledge) whether or not the conditions precedent in clauses 3.1(b) and 3.1(c) of this Scheme have been satisfied or waived as at 8.00 am on the Second Court Date.

(b)	The certificate referred to in clause 3.3(a) will constitute conclusive evidence of whether such Conditions Precedent have been satisfied or waived as at 8.00 am on the Second Court Date.

4.	The Scheme

4.1	Effective Date

Subject to clause 4.2, this Scheme will come into effect pursuant to section 411(10) of the Corporations Act on and from the Effective Date.

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4.2	End Date

Without limiting any rights under the Scheme Implementation Deed, this Scheme will lapse and be of no further force or effect (and Nova Minerals Corp is released from any obligations and any liability in connection with this Scheme and the Deed Poll) if:

(a)	the Effective Date has not occurred on or before the End Date; or

(b)	the Scheme Implementation Deed or Deed Poll is terminated in accordance with its terms,

unless Nova Minerals or Nova Minerals Corp otherwise agree in writing (and, if required, as approved by the Court).

5.	Implementation of the Scheme

5.1	Lodgement of Scheme Order with ASIC

Nova Minerals will lodge with ASIC in accordance with section 411(10) of the Corporations Act an office copy of the Scheme Order as soon as practicable, and in any event by no later than 5.00 pm on the first Business Day after the date on which the Court makes that Scheme Order (or on such other Business Day as Nova Minerals and Nova Minerals Corp agree).

5.2	Transfer of Scheme Warrants

Subject to the Scheme becoming Effective, on the Implementation Date:

(a)	subject to the provision of the Scheme Consideration in accordance with clause 6, the Scheme Warrants, together with all rights and entitlements attaching to the Scheme Warrants at the Implementation Date, must be transferred to Nova Minerals Corp, without the need for any further act by any Scheme Participant (other than acts performed by Nova Minerals as agent and attorney of the Scheme Participants under clauses 8.1 and 8.2 or otherwise), by:

(i)	Nova Minerals delivering to Nova Minerals Corp a duly completed Scheme Transfer, executed on behalf of the Scheme Participants by Nova Minerals; and

(ii)	Nova Minerals Corp executing that Scheme Transfer, attending to the stamping of the Scheme Transfer (if required) and delivering it to Nova Minerals for registration; and

(b)	immediately after receipt of the Scheme Transfer in accordance with clause 5.2(a)(ii), but subject to the stamping of the Scheme Transfer (if required), Nova Minerals must enter, or procure the entry of, the name of Nova Minerals Corp in the Nova Minerals Warrant Register in respect of the Scheme Warrants transferred to Nova Minerals Corp in accordance with the Scheme.

5.3	Timing

Notwithstanding any other provision of this Scheme, while Nova Minerals Corp Warrants forming the Scheme Consideration must be issued (and the Nova Minerals Corp Warrant Register updated to record their issuance) on the Implementation Date, any requirements under clause 6 for the sending of holding statements or allotment advices (or equivalent) may be satisfied as soon as practicable after the Implementation Date.

5.4	Entitlement to Scheme Consideration

Subject to this Scheme becoming Effective, in consideration of the transfer of the Scheme Warrants to Nova Minerals Corp, and subject to the other terms and conditions of this Scheme, on the Implementation Date: each Scheme Participant will be issued the Scheme Consideration in respect of the Scheme Warrants held by them on the Record Date in accordance with clause 6 of this Scheme.

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6.	Scheme Consideration

6.1	Scheme Consideration

On the Implementation Date, Nova Minerals must procure Nova Minerals Corp to issue the Scheme Consideration to the Scheme Participants in accordance with clause 6.3(c) of this Scheme.

6.2	Rounding entitlements

Where the calculation of the number of Nova Minerals Corp Warrants to be issued to a particular Scheme Participant would result in the issue of a fraction of a Nova Minerals Corp Warrant, then any such fractional entitlement will be rounded up to the nearest whole number of Nova Minerals Corp Warrants.

6.3	Issue of Scheme Consideration

(a)	Not later than one Business Day after the Record Date, Nova Minerals will give to Nova Minerals Corp a notice specifying the persons to whom Nova Minerals Corp Warrants are to be issued pursuant to clause 5.4 and the number of Nova Minerals Corp Warrants to which they are entitled.

(b)	On the Implementation Date, Nova Minerals must procure the issue, to each Scheme Participant, of the Scheme Consideration for each Scheme Warrant transferred to Nova Minerals Corp on the Implementation Date by that Scheme Participant.

(c)	The obligation of Nova Minerals to procure the issue of the Scheme Consideration under this Scheme will be satisfied by Nova Minerals Corp:

(i)	issuing three Nova Minerals Corp Warrant to the Scheme Participants for each Scheme Warrant held by each Scheme Participant on the Record Date; and

(ii)	entering into the Nova Minerals Corp Warrant Register the name of each person who is to receive Nova Minerals Corp Warrants pursuant to this Scheme.

6.4	Nova Minerals Corp Warrants – registration and notices

The obligation of Nova Minerals to procure that Nova Minerals Corp issues Nova Minerals Corp Warrants under clause 6.3 will be satisfied by Nova Minerals Corp, on the Implementation Date, procuring the entry in the Nova Minerals Corp Warrant Register of the name of each person who is to receive Nova Minerals Corp Warrants.

6.5	Joint holders

In the case of Scheme Warrants held in joint names:

(a)	Nova Minerals Corp Warrants to be issued under this Scheme will be issued to and registered in the names of the joint holders; and

(b)	any other document required to be sent under this Scheme will be forwarded to the registered address recorded in the Nova Minerals Warrant Register.

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6.6	Scheme Participants’ agreement

If the Scheme becomes Effective:

(a)	each Scheme Participant will be deemed:

(i)	to have agreed to become a warrant holder of Nova Minerals Corp;

(ii)	to have accepted the Nova Minerals Corp Warrants issued to that holder under this Scheme;

(iii)	to have agreed to have their name and address entered into the Nova Minerals Corp Warrant Register; and

(iv)	to have agreed to be bound by the terms of the Nova Minerals Corp Warrants;

and

(b)	each Scheme Participant agrees to the transfer of their Scheme Warrants, together with all rights and entitlements attaching to those Scheme Warrants, in accordance with the terms of this Scheme.

6.7	Warranty by Scheme Participants

Each Scheme Participant warrants to Nova Minerals Corp and is deemed to have authorised Nova Minerals to warrant to Nova Minerals Corp as agent and attorney for the Scheme Participant by virtue of this clause 6.7, that:

(a)	all their Scheme Warrants (including any rights and entitlements attaching to those warrants) transferred to Nova Minerals Corp under the Scheme will, as at the date of the transfer, be free from all Encumbrances; and

(b)	they have full power and capacity to sell and to transfer their Scheme Warrants (including any rights and entitlements attaching to those Scheme Warrants) to Nova Minerals Corp under the Scheme.

7.	Dealings in Nova Minerals Listed Warrants

7.1	Determination of Scheme Participants

Nova Minerals will not accept for registration or recognise for any purpose any exercise of Nova Minerals Listed Warrants received after the date which is two Business Days prior to the Record Date and, after such time, the Nova Minerals Listed Warrants shall not be capable of exercise notwithstanding any terms on which such Nova Minerals Listed Warrants were granted.

7.2	Nova Minerals Warrant Register

Nova Minerals must register any transmission application or transfer received in accordance with clause 7.1 by the Record Date.

7.3	Transfer requests received after Record Date

Nova Minerals will not accept for registration or recognise for any purpose any transfer, transmission or application in respect of Nova Minerals Listed Warrants received after the times specified in clause 7.1, or received prior to such times but not in registrable form, other than a transfer to Nova Minerals Corp in accordance with this Scheme.

7.4	No exercise or disposals after Record Date

If this Scheme becomes Effective, each Scheme Participant, and any person claiming through that Scheme Participant, must not exercise or dispose, or purport or agree to exercise or dispose, of any Scheme Warrants or any interest in them after the Record Date.

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7.5	Maintenance of Nova Minerals Warrant Register

Subject to issuance of the Scheme Consideration and registration of the transfer to Nova Minerals Corp in accordance with clause 5.2, any statements of holding in respect of Scheme Warrants will cease to have effect on the Record Date as documents of title in respect of those warrants. On the Record Date, each entry on the Nova Minerals Warrant Register will cease to have effect except as evidence of entitlement to the Scheme Consideration.

7.6	Effect of Holding Statements

Subject to provision of the Scheme Consideration and registration of the transfer to Nova Minerals Corp, any statements of holding in respect of Nova Minerals Listed Warrants will cease to have effect after the Record Date as documents of title in respect of those warrants. After the Record Date, each entry current on the Nova Minerals Warrant Register on the Record Date will cease to have effect except as evidence of entitlement to the Scheme Consideration.

7.7	Details of Scheme Participants

As soon as practicable after the Record Date, and in any event within one Business Day of the Record Date, Nova Minerals will ensure that details of the names, registered addresses and holdings of Nova Minerals Listed Warrants for each Scheme Participant, as shown in the Nova Minerals Warrant Register on the Record Date, are available to Nova Minerals Corp in such form as Nova Minerals Corp reasonably requires.

7.8	Removal from quotation

(a)	Nova Minerals will apply to NASDAQ to suspend trading in Nova Minerals Listed Warrants from the close of trading on NASDAQ on the Implementation Date.

(b)	With effect on and from the close of trading on the Trading Day immediately following, or shortly after, the Implementation Date, Nova Minerals will apply for termination of the official quotation of Nova Minerals Listed Warrants on NASDAQ.

8.	General

8.1	Scheme Participant agreements and consents

Each Scheme Participant:

(a)	irrevocably agrees to the transfer of their Scheme Warrants, together with all rights and entitlements attaching to those Scheme Warrants, to Nova Minerals Corp in accordance with the terms of the Scheme;

(b)	irrevocably consents to Nova Minerals and Nova Minerals Corp doing all things and executing all deeds, instruments, transfers or other documents as may be necessary or desirable to give full effect to the terms of the Scheme and the transactions contemplated by it, without the need for any further act by that Scheme Participant.

8.2	Authority given to Nova Minerals

On this Scheme becoming Effective, each Scheme Participant, without the need for any further act, is deemed to have irrevocably appointed Nova Minerals (and all of its directors and officers (jointly and severally)) as its attorney and agent for the purposes of:

(a)	enforcing the Deed Poll against Nova Minerals Corp; and

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(b)	doing all things and executing any agreements, instruments, transfers or other documents as may be necessary or desirable to give full effect to this Scheme and the transactions contemplated by it, including the effecting of a valid transfer or transfers (or the execution and delivery of any Scheme Transfers) as contemplated by clause 5.2, and Nova Minerals accepts such appointment. Nova Minerals as attorney and agent of each Scheme Participant, may sub delegate its functions, authorities or powers under this clause 8.2 to all or any of its directors and officers (jointly, severally or jointly and severally).

8.3	Further assurances

Each Scheme Participant and Nova Minerals will execute documents and do all things and acts necessary or expedient in order to implement this Scheme.

8.4	Scheme binding

This Scheme binds Nova Minerals and all Scheme Participants (including those who do not attend the Scheme Meeting, those who do not vote at that meeting or vote against this Scheme) and, to the extent of any inconsistency, overrides the constitution of Nova Minerals.

8.5	Variation, cancellation or modification of rights

The Scheme Participants agree to the transfer of their Scheme Warrants in accordance with this Scheme and agree to the variation, cancellation or modification of the rights attached to their Scheme Warrants constituted or resulting from this Scheme (if any).

8.6	Beneficial entitlement to Scheme Warrants

Immediately from the time that Nova Minerals Corp has satisfied its obligations under clauses 5.4 and 6 pending registration by Nova Minerals of Nova Minerals Corp in the Nova Minerals Warrant Register as the holder of the Scheme Warrants, Nova Minerals Corp will be beneficially entitled to the Scheme Warrants transferred to it under this Scheme.

8.7	Notices

(a)	Where a notice, transfer, transmission application or other communication referred to in this Scheme is sent by post to Nova Minerals, it will not be deemed to be received in the ordinary course of post or on a date other than the date (if any) on which it is actually received at Nova Minerals’ registered office or at the office of Nova Minerals’ share registry.

(b)	The accidental omission to give notice of the Scheme Meeting to any Nova Minerals Listed Warrant Holders, or the non-receipt of such a notice by any Nova Minerals Listed Warrant Holders, will not, unless ordered by the Court, invalidate this Scheme or the proceedings at the Scheme Meeting.

8.8	Alterations and conditions

If the Court proposes to approve this Scheme subject to any conditions or alterations under section 411(6) of the Corporations Act, Nova Minerals may, by its counsel on behalf of all persons concerned, consent to only such of those conditions or alterations to this Scheme to which Nova Minerals Corp has consented, such consent not to be unreasonably withheld or delayed.

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8.9	Enforcement of Deed Poll

Nova Minerals undertakes in favour of each Scheme Participant that it will enforce the Deed Poll against Nova Minerals Corp on behalf of and as agent and attorney for the Scheme Participants.

8.10	Duty

All duty (including stamp duty), and any related fines, penalties and interest, payable in connection with the transfer by Scheme Participants of the Scheme Warrants to Nova Minerals Corp pursuant to the Scheme will be payable by Nova Minerals Corp.

8.11	Limitation of liability

None of Nova Minerals or Nova Minerals Corp nor any of their respective Representatives are liable for anything done or omitted to be done in the performance of this Scheme or the Deed Poll in good faith.

8.12	Governing Law

(a)	This Scheme is governed by and will be construed according to the laws of the State of New South Wales within the Commonwealth of Australia.

(b)	Each party irrevocably:

(i)	submits to the non-exclusive jurisdiction of the courts of New South Wales and of the courts competent to determine appeals from those courts, with respect to any proceedings that may be brought at any time relating to this Scheme; and

(ii)	waives any objection it may now or in the future have to the venue of any proceedings, and any claim it may now or in the future have that any proceedings have been brought in an inconvenient forum, if the venue of those proceedings fall within clause 8.12(b)(i).

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Annexure G – Warrant Scheme Deed Poll

G-1

Deed Poll – Warrant Scheme

Nova Minerals Corp

Deed Poll relating to proposed Scheme of Arrangement between Nova

Minerals Limited and Nova Minerals Listed Warrant Holders

2026

THIS DEED POLL is made on                                              2026

BY:

Nova Minerals Corp (Nova Minerals Corp)

FOR THE BENEFIT OF:

Each registered holder of Nova Minerals Listed Warrants in Nova Minerals Limited ACN 006 690 348 of Suite 5 / 242 Hawthorn Road, Caulfield VIC 3161 (Nova Minerals) on the Record Date (Scheme Participants).

background

(A)	Nova Minerals and Nova Minerals Corp have entered into a scheme implementation deed dated on or about 3 March 2026 (Scheme Implementation Deed).

(B)	Under the Scheme Implementation Deed, Nova Minerals has agreed that it will propose and implement the Scheme in accordance with the Scheme Implementation Deed, pursuant to which Nova Minerals Corp will acquire all of the Scheme Warrants.

(C)	Under the Scheme Implementation Deed, Nova Minerals Corp has agreed to take all steps reasonably necessary to assist Nova Minerals in proposing and implementing the Scheme in accordance with the Scheme Implementation Deed, the Scheme and this deed poll (being the Deed Poll).

(D)	Nova Minerals Corp is entering into this Deed Poll for the purposes of:

(1)	covenanting in favour of the Scheme Participants to perform certain of its obligations under the Scheme Implementation Deed;

(2)	covenanting in favour of the Scheme Participants to perform the steps attributed to it under the Scheme; and

(3)	ensuring that the Scheme Consideration is provided to the Scheme Participants.

(E)	The effect of the Scheme will be that the Scheme Warrants, together with all rights and entitlements attaching to them, will be transferred to Nova Minerals Corp in exchange for the Scheme Consideration.

AGREED TERMS

1.	Definitions and interpretation

1.1	Definitions

In this deed:

Deed Poll means this deed poll.

Scheme means the scheme of arrangement pursuant to Part 5.1 of the Corporations Act proposed between Nova Minerals and Nova Minerals Listed Warrant Holders together with any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act and approved in writing by Nova Minerals and Nova Minerals Corp.

1

Scheme Participant means each person who is a Nova Minerals Listed Warrant Holder on the Record Date.

Scheme Consideration means such number of Nova Minerals Corp Warrants for each Scheme Warrant held by Scheme Participants at 7.00 pm on the Record Date.

1.2	Terms defined in Scheme Implementation Deed

Words and phrases defined in the Scheme Implementation Deed have the same meanings in this Deed Poll unless provided otherwise.

1.3	Interpretation

(a)	Clause 1.2 of the Scheme applies to the interpretation of this Deed Poll, except that references to “this Scheme” in that clause are to be read as references to “this Deed Poll”.

(b)	Clause headings in this Deed Poll do not affect the interpretation of this Deed Poll.

1.4	Time for performance

(a)	If the day on or by which a payment or an act is to be done under this Deed Poll is not a Business Day, that act must be done on the next Business Day.

(b)	In this Deed Poll, if a period occurs from, after or before a day or the day of an act or event, it excludes that day.

(c)	In this Deed Poll, a reference to a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later.

(d)	In this Deed Poll a reference to time is a reference to Sydney, Australia time.

2.	Nature of this Deed Poll

Nova Minerals Corp acknowledges that:

(a)	this Deed Poll may be relied on and enforced by any Scheme Participant in accordance with its terms, even though the Scheme Participants are not party to it; and

(b)	under the Scheme, each Scheme Participant irrevocably appoints Nova Minerals and each of its directors, officers and secretaries (jointly and each of them severally) as its agent and attorney to enforce this Deed Poll against Nova Minerals Corp.

3.	Condition

3.1	Condition

The obligations of Nova Minerals Corp under this Deed Poll are subject to the Scheme becoming Effective.

3.2	Termination

The obligations of Nova Minerals Corp under this Deed Poll to Scheme Participants will automatically terminate and the terms of this Deed Poll will be of no further force or effect, if and only if the Scheme Implementation Deed is terminated in accordance with its terms or the Scheme does not become Effective on or before the End Date, unless Nova Minerals Corp and Nova Minerals otherwise agree in writing.

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3.3	Consequences of termination

If this Deed Poll is terminated under clause 3.2, then in addition and without prejudice to any other rights, powers or remedies available to it:

(a)	Nova Minerals Corp is released from its obligations to further perform this Deed Poll except for any obligations which by their nature survive termination; and

(b)	each Scheme Participant retains the powers and remedies they have against Nova Minerals Corp in respect of any breach of this Deed Poll which occurs before it is terminated.

4.	Scheme obligations

Subject to clause 3, Nova Minerals Corp undertakes in favour of each Scheme Participant to:

(a)	issue and provide to the Scheme Participant the Scheme Consideration for each Scheme Warrant held by each Scheme Participant; and

(b)	undertake all other actions attributed to it under the Scheme and do all acts and things necessary or desirable on its part to give full effect to the Scheme, all in accordance with the terms of the Scheme and the Scheme Implementation Deed.

5.	Warranties

Nova Minerals Corp represents and warrants to each Scheme Participant that:

(a)	it is a corporation validly existing under the laws of its place of incorporation;

(b)	it has the corporate power to enter into and perform its obligations under this Deed Poll and to carry out the transactions contemplated by this Deed Poll;

(c)	it has taken all necessary corporate action to authorise its entry into this Deed Poll and has taken or will take all necessary corporate action to authorise the performance of this Deed Poll and to carry out the transactions contemplated by this Deed Poll;

(d)	this Deed Poll has been duly and validly executed and delivered by it and is valid and binding upon it; and

(e)	the execution and performance by it of this Deed Poll and each transaction contemplated by this Deed Poll did not and will not violate in any respect a provision of:

(i)	a law, judgement, ruling, order or decree being on it; or

(ii)	its constitution or other constituent documents.

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6.	Continuing obligations

This Deed Poll is irrevocable and, subject to clause 3, remains in full force and effect until the earlier of:

(a)	Nova Minerals Corp having fully performed its obligations under this Deed Poll; or

(b)	termination of this Deed Poll under clause 3.2.

7.	Miscellaneous

7.1	Assignment

(a)	The rights and obligations of Nova Minerals Corp and each Scheme Participant under this Deed Poll are personal. They cannot be assigned, charged or otherwise dealt with without the prior written consent of Nova Minerals Corp and Nova Minerals.

(b)	Any purported dealing in contravention of clause 7.1(a) is invalid.

7.2	Cumulative rights

The rights, powers and remedies of Nova Minerals Corp and the Scheme Participant under this Deed Poll are cumulative with the rights, powers or remedies provided by law independently of this Deed Poll.

7.3	Further assurances

Nova Minerals Corp will, at its own expense, do all things reasonably required of it by law to give full effect to this Deed Poll and the transactions contemplated by it.

7.4	Governing law

(a)	This Deed Poll is governed by and will be construed according to the laws of New South Wales, Australia.

(b)	Nova Minerals Corp irrevocably:

(i)	submits to the non-exclusive jurisdiction of the courts of New South Wales and of the courts competent to determine appeals from those courts, with respect to any proceedings that may be brought at any time relating to this Deed Poll; and

(ii)	waives any objection it may now or in the future have to the venue of any proceedings, and any claim it may now or in the future have that any proceedings have been brought in an inconvenient forum, if the venue of those proceedings fall within clause 7.4(b)(i).

7.5	Notices

Any notice or other communication to Nova Minerals Corp under or in connection with this Deed Poll must be in writing and:

(a)	sent to Nova Minerals Corp at:

Address	Suite 5 / 242 Hawthorn Road, Caulfield VIC 3161
Email	craig@novaminerals.com.au
Attention	Craig Bentley, Director of Finance and Compliance

(b)	must be signed by the party making the communication or by a person duly authorised by that party or, in the case of email, set out the full name and position or title of the duly authorised sender;

4

(c)	must be delivered or posted by prepaid post to the address or emailed to the email address of the addressee in accordance with clause 7.5(a); and

(d)	will be deemed to have been given:

(i)	if delivered, on the date of delivery; or

(ii)	if sent by post, on the third day after it was put into the post (for post within the same country) or on the fifth day after it was put into the post (for post sent from one country to another); or

(iii)	if sent by email, on the earlier of the sender receiving an automated message confirming delivery or, provided no automated message is received stating that the email has not been delivered, three hours after the time the email was sent by the sender, such time to be determined by reference to the device from which the email was sent, but if the notice or other communication would otherwise be taken to be received after 5.00 pm or on a Saturday, Sunday or public holiday in the place of receipt then the notice or communication is taken to be received at 9.00 am on the next day that is not a Saturday, Sunday or public holiday in the place of receipt.

7.6	Costs

(a)	Nova Minerals Corp must bear its own costs arising out of the negotiation, preparation and execution of this Deed Poll.

(b)	Nova Minerals Corp:

(i)	must pay all duty (including stamp duty) and any related fines, penalties and interest in respect of the Scheme and this Deed Poll (including without limitation the acquisition or transfer of Scheme Warrants pursuant to the Scheme), the performance of this Deed Poll and each transaction effected by or made under or pursuant to the Scheme and this Deed Poll; and

(ii)	indemnifies each Scheme Participant against any liability arising from failure to comply with clause 7.6(b)(i).

7.7	Variation

A provision of this Deed Poll may not be varied, altered or otherwise amended unless:

(d)	before the Second Court Date, the variation, alteration or amendment is agreed to in writing by Nova Minerals (which such agreement may be given or withheld without reference to or approval by any Nova Minerals Listed Warrant Holder); or

(e)	on or after the Second Court Date, the variation, alteration or amendment is agreed to in writing by Nova Minerals and is approved by the Court (which such agreement may be given or withheld without reference to or approval by any Nova Minerals Listed Warrant Holder), in which event Nova Minerals Corp will enter into a further deed poll in favour of each Scheme Participant giving effect to the variation, alteration or amendment.

7.8	Waiver

(a)	A provision of or right under this Deed Poll may not be waived except in writing signed by the person granting the waiver.

(b)	A failure or delay in exercise, or partial exercise, of:

(i)	a right arising from a breach of this Deed Poll; or

(ii)	a right, power, authority, discretion or remedy created or arising upon default under this Deed Poll,

does not result in a waiver of that right, power, authority, discretion or remedy.

(c)	Nova Minerals Corp is not entitled to rely on a delay in the exercise or non-exercise of a right, power, authority, discretion or remedy arising from a breach of this Deed Poll or on a default under this Deed Poll as constituting a waiver of that right, power, authority, discretion or remedy.

(d)	Nova Minerals Corp may not rely on any conduct of another person as a defence to the exercise of a right, power, authority, discretion or remedy by that other person.

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EXECUTED as a deed poll.

signed, SEALed and delivered by NOVA MINERALS CORP in the presence of:

/s/ Chaim (Dovi) Berger	/s/ Avi Geller
Signature of witness	Signature of authorised signatory

Chaim (Dovi) Berger	Avi Geller
Name of witness	Name of authorised signatory

Annexure H – Notice of Share Scheme Meeting

H-1

NOVA MINERALS LIMITED
ACN 006 690 348

NOTICE OF SHARE SCHEME MEETING

The Share Scheme Meeting will be held at

Level 8, 39 Martin Place, Sydney, NSW, Australia 2000, and virtually, at 10:00am on 29 May 2026

This Notice of Share Scheme Meeting (Notice) should be read in its entirety. If Shareholders are in doubt as to how they should vote, they should seek advice from their accountant, solicitor or other professional adviser prior to voting.

Should you wish to discuss any matter please contact the Nova Schemes Information Line on 1300 103 392 (within Australia) or +61 2 9068 1925 (outside Australia) Monday to Friday between 8:30am and 7:00pm (Sydney time) .

Shareholders are urged to attend or vote by lodging the Proxy Form attached to this Notice.

NOTICE OF SHARE SCHEME MEETING

By order of the Supreme Court of NSW (Court) made on 20 April 2026 pursuant to section 411(1) of the Corporations Act 2001 (Cth) (Corporations Act), a meeting of the holders of ordinary shares (Shareholders) in Nova Minerals Limited ACN 006 690 348 (Nova) will be held at Level 8, 39 Martin Place, Sydney, New South Wales, Australia 2000, and virtually, at 10:00am on 29 May 2026 (Share Scheme Meeting).

The Court has also directed that Craig Bentley act as chair of the Share Scheme Meeting or failing him Ian Pamensky, and has directed the chair to report the results of the Share Scheme Meeting to the Court.

The purpose of the Share Scheme Meeting is to consider and, if thought fit, to approve (with or without modification) a scheme of arrangement proposed to be made between Nova and Shareholders (Share Scheme).

To enable you to make an informed voting decision, important information on the Share Scheme is set out in the booklet accompanying this Notice (Scheme Booklet). The Scheme Booklet and Explanatory Memorandum to this Notice and Proxy Form both form part of this Notice. Terms and abbreviations used in this Notice and in the Scheme Booklet are defined in the Scheme Booklet.

Shareholders are able to submit up to 5 questions prior to the Share Scheme Meeting by emailing Nova at info@novaminerals.com.au or by emailing their questions to meetings@automic.com.au.

TIME AND PLACE OF SHARE SCHEME MEETING AND HOW TO VOTE

VENUE

The Share Scheme Meeting will be held in person at Level 8, 39 Martin Place, Sydney, New South Wales, Australia 2000, and virtually, at 10:00am on 29 May 2026.

VOTING ENTITLEMENTS

The Nova board of directors has determined, and the Court has ordered, that a person's entitlement to vote at the Share Scheme Meeting will be the entitlement of that person as set out in the Nova Share Register as at 7:00pm (Sydney time) on Wednesday, 27 May 2026.

HOW TO VOTE

The business of the Share Scheme Meeting affects your shareholding and your vote is important. Please take action by voting in person (or authorised representative) or by proxy.

VOTING IN PERSON

As the Share Scheme Meeting is hybrid, to vote in person, attend the Share Scheme Meeting on the date and at the place set out above or participate virtually in the Share Scheme Meeting online. Shareholders holding Shares on ASX can login to the meeting via the investor portal (https://portal.automic.com.au/investor/home) and to vote in real time. Shareholders holding Shares on OTC can login to the meeting via the link www.virtualshareholdermeeting.com/NVA2026.The Share Scheme Meeting will commence at 10:00am (Sydney time).

PROXIES

You can appoint a proxy by completing and returning to Nova the enclosed Proxy Form for the Share Scheme Meeting (or by submitting the Proxy Form with the Share Registry online through the Automic Investor Portal (https://portal.automic.com.au/investor/home)). Completed Proxy Forms must be completed and received at the Share Registry by 10:00am (Sydney time) on Wednesday, 27 May 2026 being no later than 48 hours before commencement of the Share Scheme Meeting by one of the following methods:

Online

Use your computer or smartphone to appoint a proxy online at https://investor.automic.com.au/#/loginsah or scan the QR code that appears on the Proxy Form and follow the instructions provided.

Please refer to the Proxy Form for more information about submitting proxy voting instructions online.

Post to	Nova Minerals LimitedC/- Automic Group GPO Box 5193 Sydney NSW 2001
In person at	Automic Level 5, 126 Phillip Street Sydney NSW 2000
Fax to	In Australia to (02) 8583 3040. From outside of Australia to (+61) 2 8583 3040.
Email to	meetings@automicgroup.com.au

If you are entitled to attend and cast a vote at the Share Scheme Meeting, you may appoint up to two proxies. A proxy may be an individual or a corporation but need not be a Shareholder. If you appoint two proxies each proxy may exercise half of your votes if no proportion or number of votes is specified.

If you appoint a proxy but attend the Share Scheme Meeting yourself, the rights of the proxy to speak and vote on your behalf at the Share Scheme Meeting will be suspended while you are present.

The Proxy Form provides further details on appointing proxies and lodging Proxy Forms.

CORPORATE REPRESENTATIVES

A corporation may appoint an individual as a representative to exercise its powers as Shareholder or as a Shareholder’s proxy. The representative should bring to the Share Scheme Meeting evidence of his or her appointment, including any authority under which it is signed, unless it has been previously given to the Share Registry.

POWERS OF ATTORNEY

A person appearing as an attorney for a Shareholder should produce a properly executed original (or certified copy) of an appropriate power of attorney for admission to the Share Scheme Meeting.

AGENDA

Resolution – Approval of the Share Scheme

To consider and, if thought fit, to pass with or without amendment, the following resolution in accordance with section 411(4)(a)(ii) of the Corporations Act:

"That, pursuant to and in accordance with section 411 of the Corporations Act, the scheme of arrangement proposed between Nova and the holders of its ordinary shares as contained in and more particularly described in the Scheme Booklet of which the Notice forms part, is approved, and the directors of Nova are authorised to agree to such alterations or conditions as are thought fit by the Court, and subject to approval by the Court, to implement the Share Scheme with any such alterations or conditions."

Dated: 20 April 2026

By order of the Court

Ian Pamensky
Company Secretary

EXPLANATORY MEMORANDUM

1	Introduction

This Explanatory Memorandum has been prepared for the information of Shareholders in connection with the business to be conducted at the Share Scheme Meeting to be held at 10:00am (Sydney time) on 29 May 2026.

This Explanatory Memorandum should be read in conjunction with, and forms part of, the accompanying Notice. The purpose of this Explanatory Memorandum is to provide information to Shareholders in deciding whether or not to pass the resolution set out in the Notice.

A Proxy Form is located at the end of this Explanatory Memorandum.

2	Required voting majority

In order for the Share Scheme to become Effective, the resolution set out in the Notice must be passed at a meeting by:

(a)	unless the Court orders otherwise, a majority in number (more than 50%) of Shareholders present and voting at the Share Scheme Meeting (whether in person or by proxy, attorney or, in the case of corporate shareholders, a corporate representative); and

(b)	at least 75% of the votes cast on the resolution.

The Court has the discretion under section 411(4)(a)(ii)(A) of the Corporations Act to approve the Share Scheme if it is approved by at least 75% of the votes cast on the resolution but not by a majority in number of Shareholders present and voting at the Share Scheme Meeting.

Voting at the Share Scheme Meeting will be by poll rather than by a show of hands.

3	Court approval

In accordance with section 411(4)(b) of the Corporations Act, the Share Scheme (with or without alteration or conditions) is subject to approval of the Court. If the resolution proposed at the Share Scheme Meeting is approved by the Requisite Majority of Shareholders, and the relevant conditions of the Share Scheme (other than approval by the Court) are satisfied, or waived, by the time required under the Share Scheme, Nova intends to apply to the Court for the necessary orders to give effect to the Share Scheme.

4	Action to be taken by Shareholders

Shareholders should read the Notice including this Explanatory Memorandum carefully before deciding how to vote on the Share Scheme.

Annexure I – Notice of Warrant Scheme Meeting

I-1

NOVA MINERALS LIMITED
ACN 006 690 348

NOTICE OF Warrant SCHEME MEETING

The Warrant Scheme Meeting will be held at

Level 8, 39 Martin Place, Sydney, NSW, Australia 2000, and virtually, at 10:30am on 29 May 2026

This Notice of Warrant Scheme Meeting (Notice) should be read in its entirety. If Warrantholders are in doubt as to how they should vote, they should seek advice from their accountant, solicitor or other professional adviser prior to voting.

Should you wish to discuss any matter please contact the Nova Schemes Information Line on 1300 103 392 (within Australia) or +61 2 9068 1925 (outside Australia) Monday to Friday between 8:30am and 7:00pm (Sydney time).

Warrantholders are urged to attend or vote by lodging the Proxy Form attached to this Notice.

NOTICE OF WARRANT SCHEME MEETING

By order of the Supreme Court of NSW (Court) made on 20 April 2026 pursuant to section 411(1) of the Corporations Act 2001 (Cth) (Corporations Act), a meeting of warrantholders (Warrantholders) in Nova Minerals Limited ACN 006 690 348 (Nova) (Warrant Scheme Meeting) will be held at Level 8, 39 Martin Place, Sydney, New South Wales, Australia 2000, and virtually, on 29 May 2026 at the later of 10:30am (Sydney time) and the conclusion of the Share Scheme Meeting, being the meeting of the holders of ordinary shares in Nova, to be held at Level 8, 39 Martin Place, Sydney, New South Wales, Australia 2000, and virtually, at 10:00am on 29 May 2026.

The Court has also directed that Craig Bentley act as chair of the Warrant Scheme Meeting or failing him Ian Pamensky, and has directed the chair to report the results of the Warrant Scheme Meeting to the Court.

The purpose of the Warrant Scheme Meeting is to consider and, if thought fit, to approve (with or without modification) a scheme of arrangement proposed to be made between Nova and Warrantholders (Warrant Scheme).

To enable you to make an informed voting decision, important information on the Warrant Scheme is set out in the booklet accompanying this Notice (Scheme Booklet). The Scheme Booklet and Explanatory Memorandum to this Notice and Proxy Form both form part of this Notice. Terms and abbreviations used in this Notice and in the Scheme Booklet are defined in the Scheme Booklet.

Warrantholders are able to submit up to 5 questions prior to the Warrant Scheme Meeting by emailing Nova at info@novaminerals.com.au.

TIME AND PLACE OF WARRANT SCHEME MEETING AND HOW TO VOTE

VENUE

The Warrant Scheme Meeting will be held at Level 8, 39 Martin Place, Sydney, New South Wales, Australia 2000, and virtually, on 29 May 2026 at the later of 10:30am (Sydney time) and the conclusion of the Share Scheme Meeting.

VOTING ENTITLEMENTS

The Nova board of directors has determined, and the Court has ordered, that a person's entitlement to vote at the Warrant Scheme Meeting will be the entitlement of that person as set out in the Nova Warrant Register as at 7:00pm (Sydney time) on Thursday 21 May 2026.

HOW TO VOTE

The business of the Warrant Scheme Meeting affects your Warrant held, and your vote is important. Please take action by voting in person (or authorised representative) or by proxy.

VOTING IN PERSON

As the Warrant Scheme Meeting is hybrid, to vote in person, attend the Warrant Scheme Meeting on the date and at the place set out above or participate virtually in the Warrant Scheme Meeting online. Investors can login to the meeting via the link www.virtualshareholdermeeting.com/NVA2026. You may also vote via phone at +1 631-690-6903. The Warrant Scheme Meeting will commence at the later of 10:30am (Sydney time) and the conclusion of the Share Scheme Meeting.

PROXIES

You can appoint a proxy by completing and returning to Broadridge the enclosed Proxy Form for the Warrant Scheme Meeting (or by submitting the Proxy Form online at the website indicated below). Completed Proxy Forms must be completed and received by 10:00am (Sydney time) on Thursday, 21 May 2026 being no later than 48 hours before commencement of the Warrant Scheme Meeting by one of the following methods:

Online	www.proxyvote.com
Post to	Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Nova Minerals, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 117171

If you are entitled to attend and cast a vote at the Warrant Scheme Meeting, you may appoint up to two proxies. A proxy may be an individual or a corporation but need not be an Warrantholder. If you appoint two proxies each proxy may exercise half of your votes if no proportion or number of votes is specified.

If you appoint a proxy but attend the Warrant Scheme Meeting yourself, the rights of the proxy to speak and vote on your behalf at the Warrant Scheme Meeting will be suspended while you are present.

The Proxy Form provides further details on appointing proxies and lodging Proxy Forms.

CORPORATE REPRESENTATIVES

A corporation may appoint an individual as a representative to exercise its powers as an Warrantholder or as an Warrantholder's proxy. The representative should bring to the Warrant Scheme Meeting evidence of his or her appointment, including any authority under which it is signed, unless it has been previously given to the Share Registry.

POWERS OF ATTORNEY

A person appearing as an attorney for an Warrantholder should produce a properly executed original (or certified copy) of an appropriate power of attorney for admission to the Warrant Scheme Meeting.

AGENDA

Resolution – Approval of the Warrant Scheme

To consider and, if thought fit, to pass with or without amendment, the following resolution in accordance with section 411(4)(a)(ii) of the Corporations Act:

"That, pursuant to and in accordance with section 411 of the Corporations Act, the scheme of arrangement proposed between Nova and the holders of its Nasdaq listed warrants to acquire American Depositary Shares representing ordinary shares in Nova as contained in and more particularly described in the Scheme Booklet of which the Notice forms part, is approved, and the directors of Nova are authorised to agree to such alterations or conditions as are thought fit by the Court, and subject to approval by the Court, to implement the Warrant Scheme with any such alterations or conditions."

Dated: 20 April 2026

By order of the Court

Ian Pamensky
Company Secretary

EXPLANATORY MEMORANDUM

1	Introduction

This Explanatory Memorandum has been prepared for the information of Warrantholders in connection with the business to be conducted at the Warrant Scheme Meeting to be held at the later of 10:30am (Sydney time) and the conclusion of the Share Scheme Meeting.

This Explanatory Memorandum should be read in conjunction with, and forms part of, the accompanying Notice. The purpose of this Explanatory Memorandum is to provide information to Warrantholders in deciding whether or not to pass the resolution set out in the Notice.

A Proxy Form is located at the end of this Explanatory Memorandum.

2	Required voting majority

In order for the Warrant Scheme to become Effective, the resolution set out in the Notice must be passed at a meeting by:

(a)	unless the Court orders otherwise, a majority in number (more than 50%) of Warrantholders present and voting at the Warrant Scheme Meeting (whether in person or by proxy, attorney or, in the case of corporate Warrantholders, a corporate representative); and

(b)	at least 75% of the votes (determined by reference to the value of each of the Warrants) cast on the resolution.

The Court has the discretion under section 411(4)(a)(ii)(A) of the Corporations Act to approve the Warrant Scheme if it is approved by at least 75% of the votes cast on the resolution but not by a majority in number of Warrantholders present and voting at the Warrant Scheme Meeting.

Voting at the Warrant Scheme Meeting will be by poll rather than by a show of hands.

3	Court approval

In accordance with section 411(4)(b) of the Corporations Act, the Warrant Scheme (with or without alteration or conditions) is subject to approval of the Court. If the resolution proposed at the Warrant Scheme Meeting is approved by the Requisite Majority of Warrantholders, and the relevant conditions of the Warrant Scheme (other than approval by the Court) are satisfied, or waived, by the time required under the Warrant Scheme, Nova intends to apply to the Court for the necessary orders to give effect to the Warrant Scheme.

4	Action to be taken by Warrantholders

Warrantholders should read the Notice including this Explanatory Memorandum carefully before deciding how to vote on the Warrant Scheme.

Annexure J – Summary of CDIs

Definitions

Capitalised terms used in this Annexure and not otherwise defined have the same meanings as set out in the Glossary of the Scheme Booklet.

Introduction

In order for US Holdco Shares to trade electronically on the ASX, US Holdco intends to participate in the electronic transfer system known as CHESS operated by ASX Settlement.

CHESS cannot be used directly for the transfer of securities of companies domiciled in certain foreign jurisdictions, such as the United States. Accordingly, to enable US Holdco Shares to be cleared and settled electronically through CHESS, depositary interests called CHESS Depositary Interests, or CDIs, are issued.

CDIs confer the beneficial ownership in foreign securities such as US Holdco Shares on the CDI holder, with the legal title to such shares being held by an Australian depositary entity. US Holdco will appoint CDN to act as its Australian depositary nominee.

A summary of the rights and entitlements of CDI holders in US Holdco and CDI holders generally is set out below.

Further information about CDIs is available from ASX, in ASX Guidance Note 5 – CHESS Depositary Interests (CDIs).

Overview of CDIs generally

A CDI is a financial product quoted on the ASX. Holders of CDIs will have a beneficial interest in the underlying security of a foreign company; the legal title is held by the depositary. The use of CDIs facilitates investors to trade in foreign securities by trading the relevant CDIs on the ASX.

CDI: Share ratio

Each US Holdco CDI will represent a beneficial interest in a 12th of a US Holdco Share.

Shareholder entitlements

The ASX Settlement Operating Rules have the force of law by virtue of the Corporations Act. These rules grant US Holdco CDI holders the right to receive any dividends and other entitlements which attach to US Holdco Shares.

With the exception of voting arrangements and some corporate actions of foreign issuers domiciled in certain jurisdictions, as a US Holdco CDI holder you have the same rights as any holders of US Holdco Shares. This means that all economic benefits such as dividends, bonus issues, rights issues, interest payments and maturity payments or similar corporate actions flow through to you as if you were the legal owner of the corresponding financial product.

Evidence of ownership

Each US Holdco CDI holder will receive a holding statement which sets out the number of US Holdco CDIs held by the US Holdco CDI holder and the reference number of the holding. These holding statements will be provided to a holder when a holding is first established and where there is a change in the holdings of US Holdco CDIs.

US Holdco will operate a register of shares in the United States, and an uncertificated issuer sponsored sub-register of CDIs and an uncertificated CHESS sub-register of CDIs in Australia. US Holdco’s issuer sponsored sub-register of CDIs will be maintained by Computershare Investor Services Pty Limited as CDI Registry in Australia, and the US share register will be maintained by Computershare Trust Company, N.A. as US transfer agent. The share register is the register of legal title (and the US Holdco Register will reflect either registered legal title, or beneficial ownership, by CDN of US Holdco Shares underlying the US Holdco CDIs) and the two uncertificated sub-registers of CDIs combined will make up the register of beneficial ownership to the US Holdco Shares underlying the US Holdco CDIs.

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Voting

US Holdco CDI holders are able to attend and vote at US Holdco general meetings. Under the ASX Listing Rules, US Holdco as an issuer of CDIs, must allow US Holdco CDI holders to attend any meeting of the holders of the underlying securities unless the relevant United States laws at the time of the meeting prevents US Holdco CDI holders from attending those meetings.

In order to vote at such meetings, US Holdco CDI holders have the following options:

●	instructing CDN, as the legal owner, to vote US Holdco Shares underlying their CDIs in a particular manner. A CDI voting instruction form will be sent to US Holdco CDI holders together with each notice of meeting and the instruction form must be completed and returned to the CDI registry prior to the meeting; or

●	converting their US Holdco CDIs into a holding of US Holdco Shares and voting these at the meeting (however, if thereafter the former CDI holder wishes to sell their investment on the ASX it would be necessary to convert US Holdco Shares back to US Holdco CDIs). The conversion must be done prior to the record date for the meeting. See below for further information regarding the conversion process.

As holders of US Holdco CDIs will not appear in the US Holdco Register as the legal holders of US Holdco Shares, they will not be entitled to vote at US Holdco shareholder meetings unless one of the above steps is undertaken.

CDI voting instruction forms and details of these alternatives will be included in each notice of meeting sent to US Holdco CDI holders by US Holdco.

Cessation of trading in Shares

Suspension of trading on the ASX in the Company’s Shares is expected to occur from the close of trading on the date on which the Company lodges the Court order approving the Scheme with ASIC (being the Effective Date). This date will therefore be the last day for trading the Shares prior to the re-domiciliation under the Scheme.

US Holdco CDIs are expected to commence trading on the ASX on a normal T+2 settlement basis on the Business Day following the dispatch of issuer sponsored holding statements and CHESS confirmation advices, which is expected to occur no later than two Business Days after the Implementation Date.

On a date to be determined by US Holdco, the Company will apply for termination of the official listing of its Shares on the ASX.

Trading in US Holdco CDIs on the ASX on implementation of the Proposed Transaction

On the day after the Effective Date, trading in US Holdco CDIs is expected to commence on a normal T+2 settlement basis on or about the Business Day following the dispatch of holding statements for US Holdco CDIs issued under the Scheme.

Former Shareholders will be issued with the corresponding US Holdco CDI holding statements or CHESS confirmation advices within two Business Days after the Implementation Date by pre-paid post at their respective addresses as shown in the US Holdco Register.

Local and international trading in US Holdco CDIs

US Holdco CDI holders who wish to trade their US Holdco CDIs will be transferring the beneficial interest in their US Holdco Shares rather than the legal title. The transfer will be settled electronically by delivery of the relevant US Holdco CDI holdings through CHESS.

In other respects, trading in CDIs is essentially the same as trading in other CHESS approved securities, such as shares in an Australian company.

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Converting from a US Holdco CDI holding to a direct holding of US Holdco Shares

US Holdco CDI holders who wish to convert their ASX listed US Holdco CDIs to NYSE listed US Holdco Shares can do so by instructing the CDI registry either:

●	directly in the case of US Holdco CDIs on the issuer sponsored sub-register operated by US Holdco. US Holdco CDI holders will be provided with a CDI cancellation request form for completion and return to the CDI registry; or

●	through their “sponsoring participant” (usually a broker) in the case of US Holdco CDIs which are sponsored on the CHESS sub register. In this case, your sponsoring broker will arrange for completion of the relevant form and its return to the CDI registry.

The US Holdco’s US transfer agent will then arrange for the transfer of US Holdco Shares from CDN to the former US Holdco CDI holder and, depending on the request made, issue the shares to the former US Holdco CDI holder in book-entry form directly on the US Holdco’s US transfer agent or deliver to their account within the US Central Securities Depository. This will cause US Holdco Shares to be recorded on US Holdco Register and trading on the ASX will no longer be possible.

It is expected that this process will be completed by the next business day, provided that the CDI registry is in receipt of a duly completed and valid CDI cancellation request form. However, no guarantee can be given about the time for this conversion to take place.

The CDI registry will not charge an individual security holder a fee for converting US Holdco CDI holdings into US Holdco Shares (although a fee will be payable by market participants).

A holder of US Holdco Shares will not be able to trade those shares on the ASX.

Converting from a direct holding of US Holdco Shares to a US Holdco CDI holding

If holders of NYSE listed US Holdco Shares wish to convert their holdings to ASX listed US Holdco CDIs, they can do so by contacting the US transfer agent. The US transfer agent will not charge a fee to a shareholder seeking to convert US Holdco Shares to US Holdco CDIs (although a fee will be payable by market participants).

In this instance, underlying US Holdco Shares will be transferred to CDN and a holding statement for the CDIs will be issued to the relevant security holder. No trading in US Holdco CDIs on the ASX can take place until this transfer process is complete.

Communication with US Holdco CDI holders

US Holdco CDI holders will receive, or be provided with access to, all notices and company announcements (such as annual reports) that shareholders are entitled to receive from US Holdco.

Takeovers

If a takeover bid or similar transaction is made in relation to US Holdco Shares of which CDN is the registered holder then, under the ASX Settlement Operating Rules, CDN must not accept the offer made under the takeover bid except to the extent that acceptance is authorised by the relevant US Holdco CDI holder.

Rights on liquidation or winding up

In the event of US Holdco’s liquidation, dissolution or winding up, a US Holdco CDI holder will be entitled to the same economic benefit on their US Holdco CDIs as US Holdco Shareholders.

Fees

A US Holdco CDI holder will not incur any additional ASX or ASX Settlement fees or charges as a result of holding CDIs rather than US Holdco Shares.

Further information

For further information in relation to US Holdco CDIs and the matters referred to above, please refer to the ASX website www.asx.com.au or contact your stockbroker or the Share Registry at the details provided below:

Automic Group

GPO Box 5193

Sydney NSW 2001

Phone: 1300 103 392 (within Australia) or +61 2 9068 1925 (outside Australia)

Email: meetings@automicgroup.com.au

Automic Investor Portal: investor.automic.com.au

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Annexure K – Comparison of Australian and United States Legal Regimes

Area	Rights of holders of Shares in the Company	Rights of holders of US Holdco Shares
Share capital

The Corporations Act does not:

● prescribe the minimum amount of share capital that the Company should have;

● prescribe a minimum issue price for each share in the Company; or

● require the Company to place a maximum limit on the share capital for which its members may subscribe.

Australian law does not contain any concept of authorised capital or par value per share.

The issue price of shares is set by the directors of the Company collectively at the time of each issue.

A public company cannot hold shares in itself or shares “in treasury” other than in limited prescribed circumstances.

US Holdco’s Articles of Incorporation will authorise the issue of up to 510,000,000 shares of capital stock, of which 500,000,000 shares shall be designated as common stock, par value US$0.001 per share, and 10,000,000 shares shall be designated as preferred stock, par value US$0.001 per share.
Issues of additional shares

The Company’s constitution authorises the Board to allot and issue shares in the Company to persons, including members, directors or employees of the Company on such terms and with such rights as the Board determines.

The issue of securities to directors and other related parties of the Company is regulated under the Corporations Act and the ASX Listing Rules. Generally, various requirements must be met for such an issue, including shareholder approval, unless the issue falls within a specified exception.

Under the ASX Listing Rules, the Company is prohibited from issuing or agreeing to issue securities in any 12 month period which amount to more than 15% of the Company’s fully paid ordinary securities unless it obtains shareholder approval or unless one of a number of specified exceptions apply.

There are also restrictions on issuing securities where the Company is subject to a takeover or where a majority shareholder has notified the Company of its intention to call a general meeting to appoint or remove directors.

If all the shares authorised by US Holdco’s Articles of Incorporation have not been issued, then US Holdco’s board of directors (the “Board”) may issue the remaining shares in such manner, for such consideration and on such terms as the Board may determine, without shareholder approval, not exceeding the number of authorised shares and in compliance with the laws of the State of Nevada and the provisions of US Holdco Articles of Incorporation.

Under the NYSE listing rules, shareholder approval is required for certain issuances of US Holdco securities, including issuances in excess of 20% of the voting power or number of shares outstanding before the issuance at a price lower the NYSE minimum price, issuances of US Holdco securities that will result in a change in control and issuances in connection with equity compensation arrangements for officers, directors, employees or consultants, in each case subject to conditions and exclusions

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Area	Rights of holders of Shares in the Company	Rights of holders of US Holdco Shares
Pre-emption rights	The Company’s constitution does not provide any pre-emptive rights in respect of transfers or issues of Shares.	US Holdco’s Articles of Incorporation and Bylaws will not provide any pre-emptive rights in respect of transfers or issues of shares of common stock or preferred stock.
Issues of preference and/or redeemable shares

Subject to the Corporations Act, the Company’s constitution authorises preference shares to be issued on terms that they are, or at the option of the Company are liable, to be redeemed.

Voting rights attached to the preference shares are limited to voting only in certain circumstances (such as proposals to reduce the Company’s share capital or to wind up the Company) under the ASX Listing Rules.

The ASX also imposes other prescribed requirements impacting rights to dividends, shareholder information and other matters.

Shares of preferred stock may be issued by the Board from time to time in one or more classes or series. The Board is also authorised to establish from time to time the number of shares to be included in each such class or series, and to fix the voting powers (or no voting powers), designations, preferences, limitations, restrictions and relative rights, if any, of the shares of each such class or series through the filing of a certificate of designation with the Nevada Secretary of State.
Share certificates

The Company’s constitution provides that the Directors may determine not to issue a share certificate or may determine to cancel a certificate without issuing any certificate in its place, if that determination is not contrary to the Corporations Act or ASX Listing Rules.

Where the Directors make such a determination, a member shall have the right to receive such statements of the holdings of the member as are required to be distributed under the Corporations Act and Listing Rules.

Shares in US Holdco will be represented by certificates. The Board may authorize the issuance of uncertificated shares of some or all of any or all classes or series of US Holdco’s capital stock.
Buy back of shares

The Corporations Act allows the Company to buy-back its own shares through a specific buy-back procedure provided that:

● the buy-back does not materially prejudice the Company’s ability to pay its creditors; and

● the Company follows the procedures set out in the Corporations Act.

The buy-back procedure which includes the form of shareholder approval (for example, ordinary, special or unanimous resolutions), notice period and disclosure to be given to the shareholders, depends on the type of buy back.

In accordance with the Corporations Act and the Listing Rules, the Company may buy back shares (in accordance with certain additional disclosure and timetable requirements).

The NRS does not permit a company such as US Holdco to unilaterally redeem its outstanding shares out of funds legally available for that purpose without obtaining shareholder approval.

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Area	Rights of holders of Shares in the Company	Rights of holders of US Holdco Shares
Transfer/transmission of shares

Under the Company’s constitution, securities in the Company are generally freely transferable.

The directors may refuse to register a transfer of shares where the ASX Listing Rules or the ASX Settlement Operating Rules permit the Company to do so.

Transfers of shares of US Holdco must be made on its books only upon authorisation by the registered holder or by such holder’s attorney, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares and the payment of any taxes.

US Holdco may recognise and enforce any lawful restriction on transfer. Transfers may also be made in any manner authorised by US Holdco (or its authorised transfer agent) and permitted by the NRS.

Dividends and distributions

Under the Company’s constitution, the Directors may declare a dividend out of profits in accordance with the Corporations Act and may authorise the payment or crediting by the Company to its members of such dividend.

Before declaring a dividend, the directors should be satisfied that:

● the Company’s assets exceed its liabilities immediately before the dividend is declared and the excess is sufficient for the payment of the dividend;

● the payment of the dividend is fair and reasonable to the Company’s shareholders as a whole; and

the payment of the dividend does not materially prejudice the Company’s ability to pay its creditors.

Under the NRS, the Board of US Holdco is permitted to declare and pay distributions to shareholders unless such distributions would result in:

● the Company not being able to pay its debts as they become due in the usual course of business; or

● the Company’s total assets to be less than the sum of its total liabilities plus any amounts needed to satisfy the preferential rights of any class or series if the Company were to be dissolved immediately after said distributions.

Holders of shares of common stock are entitled to receive distributions if declared by the Board out of funds legally available for that purpose.

Under US Holdco’s Bylaws, subject to the rights of the holders of any outstanding series of preferred stock, the holders of shares of common stock will be entitled to receive any distributions to the extent permitted by law when, as and if declared by the board of directors of US Holdco.

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Area	Rights of holders of Shares in the Company	Rights of holders of US Holdco Shares
Voting rights

The Company’s constitution provides that:

● each member entitled to vote may vote in person or by proxy, attorney or representative;

● on a show of hands, every person present who is a member or a proxy, attorney or a representative of a member has one vote; and

● on a poll, every person present who is a member or a proxy, attorney or representative of a member shall, in respect of each fully paid share held by him, or in respect of which he or she is appointed a proxy, attorney or representative have one vote for the share, but in respect of partly paid shares, shall have a fraction of a vote for each partly paid share.

● Further, if the Corporations Act or ASX Listing Rules require that some members are not to vote on a resolution or that votes cast by some members be disregarded in order for the resolution to have the intended effect, and the notice of meeting at which the resolution was proposed states that fact, the Company must not count any votes purported to be cast by those members.

Nevada law requires that there be one or more classes or series of shares that together have unlimited voting rights.

US Holdco’s Bylaws will provide that, subject to any voting rights of any series of US Holdco’s preferred stock then outstanding, each shareholder of record is entitled to one vote for each share of stock in the shareholder’s name.

Variation of rights

The Company’s constitution provides that if at any time the Company’s share capital is divided into different classes of shares, the rights attached to any class may (unless otherwise provided by the terms of issue of the shares in that class) be varied or abrogated in any way with the consent in writing of the holders of 75% of the issued shares in that class, or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

The Corporations Act provides that where shareholders in an affected class do not all agree (whether by resolution or written consent) to the:

● variation or cancellation of their rights; or

● a modification to the Company’s constitution to allow rights to be varied or cancelled,

shareholders with at least 10% of the votes in the affected class may apply to the court (within a limited time frame) to have the variation, cancellation or modification set aside.

Subject to the shares’ terms of issue, the rights attached to a class of shares are not deemed varied by the issue of further shares of that class.

Under the NRS, if an amendment would adversely alter or change any preferences or relative or other rights of any class or series, then, in additional to any approval otherwise required, the amendment must be approved by a majority of the voting power or such class or series so adversely affected.

Certain provisions of US Holdco’s Articles of Incorporation may be amended, altered, repealed or rescinded, wholly or partially, by:

●the adoption of a resolution by the Board setting forth the change and the submission of the change for approval by the shareholders;

● the affirmative vote of a majority of the voting power present at a meeting at which a quorum is present, voting together as a single class; or

● the affirmative vote of at least two-thirds of the voting power of the shares outstanding and entitled to vote thereon, voting together as a single class.

The NRS permits limited circumstances where the authorized shares of the Company’s capital stock may be amended by a vote of a majority of the shares present at a meeting of the shareholders through the approval of an amendment to the articles of incorporation solely for said purpose.

US Holdco’s Bylaws may be amended or repealed by (i) the Board or (ii) the affirmative vote of the holders of at least 66⅔% of the voting power of the shares outstanding and entitled to vote thereon, voting together as a single class.

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Area	Rights of holders of Shares in the Company	Rights of holders of US Holdco Shares
Continuous disclosure

Subject to certain limited exceptions, the ASX Listing Rules require the Company to immediately disclose to ASX any information concerning the Company that a reasonable person would expect to have a material effect on the price or the value of the Company’s shares.

The Corporations Act also imposes obligations on the Company to require it to notify the ASX of relevant information where the Company is required under the ASX Listing Rules to notify ASX of information about specified events or matters as they arise for market disclosure.

There are also periodic reporting and disclosure rules that apply to the Company, requiring it (among other things) to report to the ASX at the end of every half year and annually in respect of its financial statements and reports. In respect of its mining and exploration activities, the Company is also required to report quarterly to the ASX.

US Holdco will be subject to US federal and state securities laws and NYSE rules and regulations following the implementation of the Scheme in relation to its continuous disclosure obligations and other requirements.

NYSE listing rules generally require disclosure to the public of any material information that would reasonably be expected to affect the value of US Holdco’s shares, influence investors’ decisions or other requirements.

US federal securities laws and regulations and NYSE listing rules require US Holdco to publicly file with the SEC, among others:

● annual reports on Form 10-K;

● quarterly reports on Form 10-Q;

● current reports on Form 8-K;

● company insider reports on Forms 3, 4 and 5; and

● proxy statements.

Powers of the board and matters that require shareholder approval

The Company’s constitution grants the Board the power to manage the Company’s business.

The ASX Listing Rules also impose restrictions on the disposal of a Company’s main undertaking, requiring compliance with the ASX’s requirements (including shareholder approval).

However, the Corporations Act provides that the following matters (among others and in addition to others set out in this table) require shareholder approval, and are therefore not within the powers of the Board:

● removal of directors;

● appointment of an auditor;

● amending or changing the constitution; and

● adopting a new company name.

US Holdco’s Bylaws will grant the Board the power to manage or direct US Holdco’s business and affairs, and to exercise all the powers of US Holdco, except as otherwise provided by the NRS, or US Holdco’s Articles of Incorporation or Bylaws.

At any meeting of the Board at which a quorum is present, all matters will be determined by the vote of a majority of the directors present. Action may also be taken by the Board without a meeting if all members thereof consent thereto in writing or by electronic transmission.

The NRS and US Holdco’s Bylaws provide that the following matters, among others, require shareholders approval:

● election and removal of directors;

● amending and repealing the articles of incorporation; and

● amending and repealing the bylaws.

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Area	Rights of holders of Shares in the Company	Rights of holders of US Holdco Shares
Director duties

Under Australian law, the Directors of the Company have a wide range of both general law and statutory duties to the Company.

These duties are of a fiduciary nature and include the duty to:

● act in good faith in the best interests of the Company as a whole;

● act for a proper purpose;

● not improperly use information or their position;

● exercise care, skill and diligence; and

avoid actual or potential conflicts of interest.

Under the NRS, the fiduciary duties of directors of US Holdco require directors to exercise their respective powers in good faith and with a view to the interests of the corporation. This statement of fiduciary duties has been interpreted to include the duty of care and the duty of loyalty.

The duty of care requires directors to inform themselves of all reasonably available material information before making business decisions on behalf of US Holdco and to act with requisite care in discharging their duties to US Holdco.

The duty of loyalty requires directors to act in good faith and in US Holdco’s best interests.

In the exercise of their duties, the directors may, and are entitled to, rely on information, opinions, reports, books of account or statements, including financial statements and other financial data, that are prepared or presented by third parties, such as members of management, advisors or committees. The directors are also permitted to consider all relevant facts, circumstances, contingencies or constituencies and are not required to consider, as a dominant factor, the effect of a proposed corporate action upon any particular group or constituency having an interest in the corporation.

The NRS provides the directors with the presumption that they acted in good faith, on an informed basis and with a view to the interests of the corporation.

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Area	Rights of holders of Shares in the Company	Rights of holders of US Holdco Shares
Compensation of directors

The Company’s constitution provides that the remuneration of the non-executive Directors will not:

● be more than the aggregate fixed sum which is determined by general meeting, or until so determined, such sum as determined by the Directors;

● be by way of a commission on, or a percentage of, profits or operating revenue,

and the remuneration will accrue from day to day.

Under the Company’s constitution the remuneration of the executive Directors:

● will, subject to the provisions of any contract between each of them and the Company, be fixed by the Directors; and

● must not be by way of commission on, or percentage of, operating revenue.

Termination or retirement benefits to directors and other officers of the Company are subject to restrictions under the Corporations Act and ASX Listing Rules.

US Holdco’s Bylaws will provide that directors may receive such compensation, if any, for their services on the board of directors and its committees, and such reimbursement of reasonable out-of-pocket expenses, as may be fixed or determined by resolution of the board of directors.

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Area	Rights of holders of Shares in the Company	Rights of holders of US Holdco Shares
Transactions involving directors or other related parties (including large shareholders)

The Corporations Act prohibits the Company from giving a director (or other related party (including a shareholder who controls the Company) a financial benefit unless either:

● the Company obtains shareholder approval (in compliance with the Corporations Act requirements) and gives the benefit within 15 months after approval; or

● giving the financial benefit falls within a specific exception set out in the Corporations Act (eg a benefit given on arms’ length terms or reasonable remuneration or reimbursement of an officer or employee of the Company).

Subject to limited exceptions, the ASX Listing Rules prohibit the Company from acquiring a substantial asset from, or disposing of a substantial asset to, any of its directors (or other person of influence including shareholders holding voting power of more than 10% of the issued shares of the Company) unless it obtains shareholder approval. Additionally, the ASX Listing Rules prohibit the Company from issuing securities to any of its directors unless it obtains shareholder approval prior to the issue or an exemption applies to the share issue (such as pro rata issues to all shareholders).

Directors, when entering into transactions with the Company, are subject to the Australian common law and statutory duties to avoid actual and potential conflicts of interest.

There are also disclosure requirements and voting restrictions imposed on directors under the Corporations Act on matters involving a material personal interest.

Subject to the Corporations Act and the ASX Listing Rules, under the Company’s constitution a director may:

● hold any other office or place of profit in or in relation to the Company (except that of auditor) in conjunction with his or her office of Director and on such terms as to remuneration or otherwise as the Directors shall approve;

● become a shareholder in or director of or hold any office or place of profit in or in relation any company promoted by the Company or in which the Company may be interested, whether as to vendor, shareholder or otherwise; and

● in all respects act as a Director in relation to any contract or arrangement in which he or she is interested, including in relation to the execution of the contract or agreement or the use of the Company’s common seal, but he or she may not vote in relation to any contract or proposed contract or arrangement in which he or she has directly or indirectly a material interest and in that respect he or she shall comply with the requirements of the Corporations Act.

Under the NRS, no contract or transaction between US Holdco and one or more of its directors, or between US Holdco and any other corporation, partnership, association or other organisation in which one or more of its directors are directors or officers or have a financial interest will be void or voidable solely for that reason, or solely because the relevant director is present at or participates in US Holdco board or committee meeting that authorises the contract or transaction, or solely because the vote of the relevant director is counted for that purpose, if:

● the material facts as to the director’s relationship or interest, and as to the contract or transaction, are disclosed or known to the board of directors or committee, and the board of directors or committee in good faith authorises the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

● the material facts as to the director’s relationship or interest and as to the contract or transaction are disclosed or known to US Holdco shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

● the contract or transaction is fair to US Holdco as of the time that it is authorised, approved or ratified by the board of directors, committee or shareholders.

As to contracts or transactions involving controlling shareholders, such matters will benefit from the rebuttable presumption that no fiduciary duties are breached if such contract or transaction was authorized or approved by a committee of disinterested directors or by the Board in reliance on the recommendation of a committee of disinterested directors.

Under US federal securities law, US Holdco would be required to disclose certain related party transactions, including those with directors.

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Area	Rights of holders of Shares in the Company	Rights of holders of US Holdco Shares
Number and nomination of directors

Number

As a public company in Australia, the Company must have:

● no fewer than three directors (not counting alternate directors);

● at least two directors ordinarily resident in Australia;

● at least one secretary; and

● at least one secretary must ordinarily reside in Australia.

The Company’s constitution provides that the Directors can determine the number of Directors, subject to there being not less than 3.

The Company in general meeting can increase or reduce the number of Directors.

Nomination

Under the ASX Listing Rules, the Company must accept nominations for the election of directors up to 35 business days (or

30 business days in the case of a meeting requested by shareholders) before the date of a general meeting at which the directors may be elected, unless the Company’s constitution provides otherwise.

Under the Company’s constitution, a person other than a Director seeking re-election shall be eligible for election as a Director at any general meeting unless that person or some shareholder intending to propose that person has given in accordance with the Company’s constitution.

Number

Under US Holdco’s Bylaws, the total number of directors shall be no less than three (3) directors and no more than fifteen (15) directors.

Nomination

Under US Holdco’s Bylaws, in order to nominate directors at an annual meeting, a shareholder must, among other requirements, provide the Secretary of US Holdco with advance written notice of his or her intent to make the nomination not earlier than the 120th day, nor later than the 90th day, prior to the first anniversary of the date of the preceding year’s annual meeting, provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the shareholder to be timely must be so delivered, or mailed and received, not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods.

Under US Holdco’s Bylaws, nominations of persons for election to the board of directors may be made at a meeting of shareholders at which directors are to be elected. . Subject to the requirements set forth in the US Holdco Bylaws, any shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the notice of meeting, if the notice required under the bylaws must be delivered to, or mailed and received at, the principal executive offices of US Holdco not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business the ninetieth (90th) day prior to such special meeting or, if later, the close of business on the tenth (10th) day following the day on which public disclosure of the date of such special meeting and of the nominees proposed by the Board to be elected at such meeting was first made.

Under and subject to the requirement set forth in US Holdco’s Bylaws, each proposing shareholder shall deliver to the Secretary of US Holdco, at or before the commencement of the annual or special meeting, a written certification, signed under penalty of perjury, that all information previously provided in the original notice and any updates or supplements thereto remains true, correct and complete in all material respects as of the date of the meeting. If any information previously provided has changed or is no longer accurate in any material respect, such certification shall identify each such change and provide corrected information. Failure to deliver such certification at or before the commencement of the meeting, or the discovery of any material inaccuracy in the certification, shall render the notice invalid and the proposal shall be disregarded at the meeting, notwithstanding that proxies in respect of such vote may have been received by US Holdco.

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Area	Rights of holders of Shares in the Company	Rights of holders of US Holdco Shares
Removal of directors

The shareholders of the Company may remove a director from office by passing an ordinary resolution to do so at a general meeting.

Under the Corporations Act, a notice of intention to move the resolution must be given to the Company at least two months before the meeting is to be held. However, if the Company calls a meeting after the notice of intention is given, the meeting may pass the resolution even though the meeting is held less than two months after the notice of intention is given. The director is entitled to put their case to members and to receive a copy of the notice.

The Company’s constitution further provides that a person will automatically cease to be a Director if that person (among other things):

● becomes of unsound mind;

● retires from office;

● becomes bankrupt; or

becomes disqualified by law from being a direct (under the Corporations Act or otherwise).

Each director holds office after the expiration of his or her term until a successor is elected and qualified, or until the director resigns or is removed.

Under US Holdco’s Bylaws, subject to the rights of the holders of any shares of preferred stock then outstanding to elect and remove directors, any director, or the entire board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of at least two-thirds of the total voting power of all of the outstanding shares of capital stock, or of a single class or series, entitled to vote generally in the election of directors, voting together as a single class.

Casual vacancies	The Board may appoint a person to be a director at any time, subject to not exceeding the maximum number of directors. Any director so appointed holds office until the next annual general meeting (and is eligible for-re-election and is not taken into account in deciding the rotation or retirement of directors.	US Holdco’s Bylaws provide that, subject to the articles of incorporation, any vacancies in the board of directors shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by the sole remaining director, and any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified.
Rotation of directors

The ASX Listing Rules require that:

● the Company hold an election of directors each year;

● a director, other than the managing director and directors appointed to fill casual vacancies or as additions to the Board, must not hold office past the third annual general meeting following the director’s appointment or three years, whichever is longer, without submitting himself or herself for re-elections; and

● directors appointed to fill casual vacancies or as additions to the Board do not hold office (without re-election) past the next annual general meeting.

The Company’s constitution also provides that at every annual general meeting one-third of the directors must retire from office, as well as any other director who has been in office for three years or more since that directors’ last election or re-election (provided that the Company has 3 or more directors). The Company’s constitution provides that directors required to retire are those who have been longest in office since last being elected.

US Holdco’s Bylaws will provide that the board of directors shall be divided into three classes, as nearly equal in number as reasonably possible, designated as Class I, Class II and Class III. Class I directors initially serve until the first annual meeting of shareholders; Class II directors initially serve until the second annual meeting of shareholders; and Class III directors initially serve until the third annual meeting of shareholders.

At each annual meeting of shareholders, the directors elected to succeed the directors whose terms expire at such annual meeting shall be elected to hold office for a term of three years following their election and until their respective successors have been duly elected and qualified.

If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain a number of directors in each class as nearly equal as reasonably possible. In no event shall a decrease in the number of directors cause the removal of or shorten the term of any incumbent director.

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Area	Rights of holders of Shares in the Company	Rights of holders of US Holdco Shares
Directors’ indemnity

The Corporations Act prohibits the indemnification of persons against the following specific liabilities incurred as an officer or auditor of the Company:

● owed to the Company or a related body corporate;

● for a pecuniary penalty order or a compensation order under the Corporations Act; or

● owed to someone other than the Company or a related body corporate and did not arise out of conduct in good faith.

Further, the Corporations Act prohibits an indemnity for legal costs incurred in defending an action for a liability incurred as an officer or auditor of the Company in specific circumstances including where an officer is found to have a liability for which they could not be indemnified or found guilty in criminal proceedings, or where the grounds for a court order have been made out (in proceedings brought by the Australian Securities and Investments Commission or a liquidator).

Payments by the Company of insurance premiums which cover conduct involving a wilful breach of duty in relation to the Company or a breach of a director’s statutory duty not to improperly use their position or improperly use information is also prohibited under the Corporations Act.

US Holdco’s Bylaws will provide that US Holdco shall indemnify and hold harmless, and the Board may authorize the purchase and maintenance of insurance or make other financial arrangements for the purpose of such indemnification, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in such manner, under such circumstances and to the fullest extent permitted by the articles of incorporation and the NRS.

In addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by US Holdco in the articles of incorporation, US Holdco’s Bylaws or by agreement, the expenses of directors and officers incurred in defending any threatened, pending or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of US Holdco), whether civil, criminal, administrative or investigative, involving alleged acts or omissions of such director or officer in his or her capacity as a director or officer of US Holdco, or while serving in any capacity at the request of US Holdco as a director, officer, employee, agent, member, manager, managing member, partner or fiduciary of, or in any other capacity for, another corporation, limited liability company, partnership, joint venture, trust or other enterprise, shall be paid by US Holdco or through insurance purchased and maintained by US Holdco or through other financial arrangements made by US Holdco, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by US Holdco.

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Area	Rights of holders of Shares in the Company	Rights of holders of US Holdco Shares
Directors’ liability	Under the Corporations Act, there is a general prohibition on a company or a related body corporate exempting officers from any liability incurred as an officer of the company.

US Holdco’s Articles of Incorporation limit or eliminate the personal liability of a director or officer to the fullest extent permissible under the NRS.

Subject to limited exceptions, the NRS provides that a director is not individually liable to the corporation or its shareholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless:

● The statutory presumption of acting in good faith is rebutted; and

● It is proven that (1) the director act or omission constituted a breach of fiduciary duty; and (2) such breach involved intentional misconduct, fraud or a knowing violation of law.

Corporate governance	The structures of the Company’s Board and the Company’s corporate policies as a whole, must comply with the requirements of ASX Listing Rules in relation to corporate governance.	US Holdco’s board structure, the independence of its board members, the existence and composition of its various board committees and its corporate policies as a whole will need to comply with the laws of the State of Nevada, including the NRS, and NYSE listing standards. In addition, under NYSE listing standards, US Holdco must also comply with the corporate governance requirements under the NYSE listing rules and US federal securities laws.
Insider trading	Under the Corporations Act, any person who possesses price sensitive information relating to the Company or its securities is prohibited (subject to exceptions) from buying or selling those securities or procuring others do so, or from communicating the information to third parties.	US federal securities laws generally prohibit any person who possesses material non-public information relating to US Holdco or its securities from buying or selling those securities or procuring others to do so, or from communicating the material non-public information to third parties.
Quorum of shareholders	Under the Company’s constitution, the quorum for a general meeting of Shareholders is two Shareholders entitled to vote.	Under US Holdco’s Bylaws, at any meeting of shareholders, a majority of the voting power issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business, except as otherwise provided by statute or by the NRS.

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Area	Rights of holders of Shares in the Company	Rights of holders of US Holdco Shares
AGM	Under the Corporations Act, the annual general meeting of the Company is required to be held at least once every calendar year and within five months after the end of each financial year (unless an extension is granted by ASIC).	Under US Holdco Bylaws, the annual meeting of shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, on such date, and at such time as the board of directors shall fix. The board of directors may postpone or cancel any annual meeting of shareholders previously scheduled by the board of directors.
Notice of shareholders meetings

Under the Company’s constitution and the Corporations Act, not less than 28 days’ notice of a general meeting must be given to Shareholders.

The notice of a meeting must specify the date, time and place of the meeting and state the general nature of the business to be transacted at the meeting.

The notice shall be given not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each shareholder entitled to vote at such meeting. In the case of a special meeting, the purpose or purposes for which the meeting is called also shall be set forth in the notice.
Calling meetings

Under the Corporations Act, a general meeting of Shareholders may be called by individual directors, or by Shareholders holding at least 5% of the total votes that may be cast at the meeting.

Additionally, under the Company’s constitution, the Board is given the power to convene a general meeting at any time.

Under the US Holdco Bylaws, special meetings of the Board for any purpose or purposes shall be called at any time by the Chairman of the board of directors, the Chief Executive Officer, or by a majority of the directors then serving.

If more than 18 months have passed since the last election of directors, shareholders entitled to exercise at least 15% of the voting power may bring an action in Nevada state district court to order the election of directors as required under Nevada law.

Under the NYSE listing rules, US Holdco will be required to hold an annual meeting within a year of its fiscal year end.

Shareholder proposed resolutions	Under the Corporations Act, Shareholders holding at least 5% of the votes that may be cast at a general meeting, or at least 100 Shareholders who are entitled to vote at the meeting may, by written notice to the Company, propose a resolution for consideration at the next general meeting occurring more than two months’ after the date of their notice.	Subject to US securities laws and US Holco Bylaws, a shareholder can propose a resolution if such shareholder has notified US Holdco of his or her intention to present the proposal at an annual or special meeting in compliance with Rule 14a-8 under the US Securities Exchange Act of 1934 and US Holdco Bylaws, as applicable.
Ordinary and special resolutions at meetings	An ordinary resolution at a general meeting is passed by a majority of votes cast by those present and voting (50%) while a special resolutions typically requires the approval of 75% of those present and voting at the meeting.	Unless a higher voting standard is required under the NRS or US Holdco’s Articles of Incorporation or Bylaws and upon the presence of a quorum, corporate actions to be taken by vote of the shareholders shall be authorised by the affirmative vote of at least a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the subject matter.

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Area	Rights of holders of Shares in the Company	Rights of holders of US Holdco Shares
Business at annual meetings

Under the Corporations Act, the business of an annual general meeting may include any of the following, even if not referred to in the notice of meeting:

● consideration of the annual financial report, directors’ report (including remuneration report) and auditor’s report;

● advisory (non-binding) resolution to adopt the remuneration report, with the rule that if 25% or more of the shareholders vote against its adoption in 2 consecutive years, a resolution to spill the board is put to shareholders at that second meeting (two strikes rule);

● election of directors;

● appointment of the auditor; and

● fixing the auditor’s remuneration.

Under US Holdco Bylaws and the NRS, the business of an annual general meeting may include the election of the directors, proposals recommended the Board, matters proposed by shareholders under the procedures set forth under the bylaws, and matters proposed by shareholders in compliance with Rule 14a-8 under the Exchange Act.
Attending meetings

Shareholders entitled to vote at a meeting of Shareholders can attend and vote by:

● by attending the shareholder meeting and voting in person;

● by appointing an attorney to attend the Shareholder meeting and vote on their behalf, or, in the case of corporate shareholders, a corporate representative to attend the meeting and vote on its behalf; or

by appointing a proxy to attend the shareholder meeting and vote on their behalf.

Every shareholder entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more persons authorised to act for such shareholder by proxy.
Derivative action

Under the Australian common law, Shareholders do not have the right to bring a common law action on behalf of the Company.

Under the Corporations Act, a statutory derivative action may be instituted by a shareholder, former shareholder or person entitled to be registered as a shareholder. In all cases, leave of the court is required. Such leave will be granted if:

● it is probable that the company will not itself bring the proceedings or properly take responsibility for them;

● the applicant is acting in good faith;

● it is in the best interests of the company;

● there is a serious question to be tried; and

● either:

o at least 14 days before making the application, the applicant gave written notice to the company of the intention to apply for leave and of the reasons for applying; or

it is otherwise appropriate for the court to grant leave.

Nevada Rules of Civil Procedure 23.1 permits a US Holdco shareholder to bring a derivative action on behalf of US Holdco if those in control of US Holdco have failed to enforce a right that US Holdco may properly assert. Derivative actions have certain standing and eligibility requirements, including that the derivative plaintiff in the action must generally have been a shareholder of US Holdco at the time that the act complained of occurred, and the derivative plaintiff must have previously made a demand on the directors of US Holdco to assert the corporate claim, unless such a demand would have been futile.

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Area	Rights of holders of Shares in the Company	Rights of holders of US Holdco Shares
Relief from oppression	Under the Corporations Act, any shareholder can bring an action in cases of conduct which is either contrary to the interests of Shareholders as a whole, or oppressive to, unfairly prejudicial to, or unfairly discriminatory against, any Shareholders in their capacity as a shareholder, or themselves in a capacity other than as a shareholder. Former Shareholders can also bring an action if it relates to the circumstances in which they ceased to be a shareholder.	The NRS contains no equivalent statutory provisions. However, Nevada law may provide judicial remedies to shareholders in comparable circumstances.
Statutory rights of action for misrepresentations	Under the Corporations Act, any Shareholder who suffers loss as a result of misleading or deceptive conduct relating to securities can bring an action against the person engaged in the conduct. Similarly, any shareholder who suffers loss as a result of a misleading or deceptive statement contained in a disclosure document (i.e. a prospectus) can bring an action against the company, any director or the underwriter to the offer made through the disclosure document.	The NRS contains no equivalent statutory provisions. However, the NRS provides judicial remedies for the violations by directors of their fiduciary obligations, including the duty of care and the duty of loyalty.
Inspection of books	Under the Corporations Act, a shareholder must obtain a court order to obtain access to the Company’s books and records.

The NRS provides a shareholder of record authorized by the holders of at least 5% of the issued and outstanding shares with the right to inspect, to make copies of and to take extracts from, certain books and records of US Holdco for any proper purpose during normal business hours upon the shareholder making a sworn written demand, stating the purpose of his or her inspection, subject to the provisions of Nevada law.

Subject to Nevada law, the books and records subject to a shareholders’ right of inspection include US Holdco’s Articles of Incorporation, US Holdco’s Bylaws and US Holdco’s stock ledger.

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Area	Rights of holders of Shares in the Company	Rights of holders of US Holdco Shares
Financial records and reports	Under the Corporations Act, the Company must report annually to its members, which report must include a financial report, directors’ report (which includes the remuneration report) and the auditor’s report on the financial report for each relevant year. The ASX Listing Rules also require the company to provide a preliminary financial report to the ASX annually.

US Holdco must file periodic reports with the SEC, in compliance with the reporting obligations under the Exchange Act. These reports also require US Holdco to disclose financial statements in compliance with US generally accepted accounting principles (“GAAP”).

As result of US Holdco’s periodic reporting obligations with the SEC, US Holdco is not required to provide any further access to its books of account and financial statements.

Takeovers

Under the Corporations Act any acquisition by a person of a “relevant interest” in a “voting share” of the Company is restricted where, because of a transaction, that person or someone else’s percentage “voting power” in the Company increases above 20% (or, where the person’s voting power was already above 20% and below 90%, increases in any way at all).

There is an exception from these restrictions where the shares are acquired under takeover offers made under the Corporations Act to all shareholders (which must be on the same terms for all the Company Shareholders (subject to minor exceptions) and which must comply with the timetable and disclosure requirements of the Corporations Act).

There are also other exceptions from the 20% limit for acquisitions made through permitted gateways such as acquisitions with shareholder approval or “creeping” by acquiring up to 3% every six months (if throughout the six months before the acquisition the person has had voting power in the company of at least 19%).

The purpose of these provisions is to attempt to ensure that the shareholders in the target company have a reasonable and equal opportunity to share in any premium for control and that they are given reasonable time and enough information to assess the merits of the proposal.

Nevada maintains two anti-takeover statutes that apply to Nevada corporations that meet, among other things, certain record shareholder requirements – the Acquisition of Controlling Interest statutes and the Combinations with Interested Stockholders statutes.

The Acquisition of Controlling Interest statutes potentially limit the ability of a person that acquires a “controlling interest” to exercise the voting rights associated with certain shares unless a majority of the disinterested shareholders of the corporation elects to restore such voting rights. A controlling interest is defined as the ability to exercise voting power of either:

● one fifth or more, but less than one third;

● one third or more, but less than a majority; or

● a majority or more.

The affected shares are the shares acquired in the transaction resulting in an acquisition of a controlling interest and the shares acquired 90 days immediately preceding the date on which the controlling interest was acquired. These statutes only apply to corporations with 200 or more record shareholders (at least 100 of whom have addresses in Nevada during the preceding 90 days) and which does business in the State of Nevada (whether directly or through an affiliate). Nevada permits a corporation to opt-out of the Acquisition of Controlling Interest statutes if the Articles of Incorporation or Bylaws in effect on the 10th day following the acquisition of control provide that these statutes to not apply to either the corporation or the specific acquisition of controlling interest. US Holdco’s Articles of Incorporation proposes to opt-out of Nevada’s Acquisition of Controlling Interest statutes.

The Combinations with Interested Stockholders statutes potentially limit the ability of a Nevada corporation from engaging in broad range of combinations with an “interested stockholder” (i.e., the beneficial owner of 10% or more of the corporation’s voting power or an affiliate or associate) for a period of two years unless:

● the transaction by which the shareholder became an interested shareholder was approved in advance by the Board of Directors; or

● the combination is approved by the Board of Directors and 60% of the corporation’s voting power not beneficially owned by the interested shareholder.

These statutes only apply to corporations with 200 or more record shareholders. Nevada permits a corporation to opt-out of the Combinations with Interested Stockholders statutes if the original Articles of Incorporation contain language expressly electing to opt-out of said statutes or by an amendment to the Articles of Incorporation approved by a majority of the voting power not beneficially owned by the interested shareholder where such amendment would not be effective for 18 months. These statutes do not apply to any combination of a corporation and an interested shareholder after the expiration of four years after the person first became an interested shareholder. US Holdco’s original Articles of Incorporation do not contain an opt-out of Nevada’s Combinations with Interested Stockholders statutes.

In addition to Nevada law, US federal securities law applies to tender (or takeover) offers for securities of SEC-registrants. Whether a “tender offer” exists depends on the applicability of an eight-factor test developed under case law:

(i) an active and widespread solicitation of public shareholders for the securities of an issuer;

(ii) a solicitation is made for a substantial percentage of the issuer’s securities;

(iii) the offer to purchase is made at a premium over the prevailing market price;

(iv) the terms of the offer are firm rather than negotiable;

(v) the offer is contingent on the tender of a fixed number of shares, often subject to a fixed maximum number to be purchased;

(vi) the offer is open only for a limited period of time;

(vii) the offeree is subjected to pressure to sell his or her security; and

public announcements of a purchasing program concerning the target issuer precede or accompany a rapid accumulation of large amounts of the target issuer’s securities.

Regulation 14D under the Exchange Act includes rules for the conduct of tender offers for equity securities registered under the Exchange Act. This includes a “best price” rule that is meant to provide equal treatment to all holders of securities in a tender offer, which can involve cash and/or securities as consideration.

Regulation 14E under the Exchange Act sets forth requirements and anti-fraud rules that apply to all tender offers, including the following:

● Tender offer must be open at least 20 business days. Subject to certain conditions, a tender offer must be open for at least 20 business days from the date first published or sent to shareholders;

● 10-day extension requirement/or material change. If the percentage of securities sought is increased (by more than 2% of outstanding shares) or is decreased, or the consideration offered or the dealer’s soliciting fee is increased or decreased, then the tender offer must remain open for at least ten business days from the date the increase or decrease is first published or sent to shareholders;

● Prompt payment requirement. The consideration offered must be paid to tendering shareholders (or securities deposited must be returned) “promptly” after the termination of the tender offer. The term “promptly” is generally understood to mean within three business days;

● Notice of extension of tender offer requirement. If the tender offer period is extended, the offeror must issue a notice of the extension by press release or public announcement, including disclosure of the approximate number of securities tendered to date;

● Transactions on the basis of non-public information prohibited. If any person has taken substantial steps to commence or has commenced a tender offer, it is unlawful for any other person to purchase or sell the securities subject to the tender offer while the person is in possession of material non-public information related to the tender offer (which that person knows or ought to know is non-public and has been acquired from the issuer or a director, officer or employee or person acting on behalf of the issuer);

Purchases outside of a tender offer prohibited. A “covered person” must not directly or indirectly purchase or arrange to purchase securities subject to a tender offer except as part of the tender offer, from the time of public announcement until the expiration of the tender offer. A “covered person” includes the offeror, its affiliates and the dealer-manager, or any of their advisors whose compensation is dependent upon completion of the tender offer. Certain transactions are excepted from the prohibition.

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Area	Rights of holders of Shares in the Company	Rights of holders of US Holdco Shares
Disclosure of substantial holdings	Under the Corporations Act, a shareholder who begins or ceases to have a substantial holding in a company listed on ASX or has a substantial holding in a company listed on ASX and there is a movement by at least 1% in their holding, must give a notice to the company and ASX. A person has a substantial holding if that person and that person’s associates have a relevant interest in 5% or more of the voting shares in the company.

The Exchange Act generally requires any person to file a Schedule 13D who acquires beneficial ownership of more than 5% of a voting class of the equity securities of an SEC-registrant. Beneficial ownership is generally defined as holding voting or investment power, directly or indirectly.

The Exchange Act requires a person to file a Schedule 13G under the same circumstances which trigger the obligation to file a Schedule 13D except the person filing a Schedule 13G is a “passive” investor who acquires beneficial ownership with no purpose to influence or change control of the issuer.

The requirement to file Schedule 13D and Schedule 13G applies not only to US domestic issuers, such as US Holdco, but also to certain foreign private issuers, such as the Company. Thus, this requirement will not impose any new obligations on Nova US Shareholders.

Winding up

Under Australian law, an insolvent company may be wound up by a liquidator appointed by either creditors or the court. If there are funds left over after payment of the costs of the liquidation, and payments to other priority creditors, including employees, the liquidator will pay these to unsecured creditors. The Shareholders rank behind the creditors.

Under Australian law, shareholders of a solvent company may decide to wind up the company if the directors are able to form the view that the company will be able to pay its debts in full within 12 months after the commencement of the winding-up. A meeting at which a decision is made to wind up a solvent company requires at least 75% of votes cast by the shareholders present and voting.

The Company’s constitution states that if the Company is wound up and there is a surplus, the liquidator may, with the sanction of a special resolution, divide among the Shareholders in kind, the whole or any part of the property of the Company representing that surplus, and may for that purpose set whatever value the liquidator considers fair on any property to be so divided and determine how the division should be carried out.

The NRS permits the board of directors to authorise the dissolution of a company if:

● a majority of the directors in office adopt a resolution to approve dissolution and recommend the dissolution to the shareholders;

● holders of a majority of the issued and outstanding shares entitled to vote on the matter adopt a resolution to approve dissolution at a shareholders’ meeting called for that purpose; and

● a certificate of dissolution is filed with the Nevada Secretary of State.

If a dissolution is approved by the shareholders by written consent in lieu of a shareholders meeting, US Holdco is required to provide written notice to the shareholders whose consent was not solicited of the dissolution not later than ten (10) days after the effective date of the dissolution.

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Area	Rights of holders of Shares in the Company	Rights of holders of US Holdco Shares
Restricted securities and mandatory lock up periods

The ASX Listing Rules impose restrictions on certain securities, usually issued as part of an entity’s listing on ASX, that are issued to seed capitalists, vendors of classified assets, promoters, professionals and consultants and persons under an employee incentive scheme, who were involved with the entity prior to its admission to the ASX (restricted securities). The restricted securities are placed in escrow for a specific period (usually ranging from 12 to 24 months).

This prevents the transfer of effective ownership or control of the restricted securities. The ASX considers that the delay allows the value of assets or services sold to an entity to become more apparent, and for the market price of the entity’s securities to adjust before the vendor receives full consideration.

Offers and sales of securities in the United States must be registered under the U.S. Securities Act unless an exemption under the US Securities Act is available. In the case of an exempt transaction, the securities offered are deemed to be “restricted securities” and can be reoffered and resold pursuant to the requirements of Rule 144, Regulation S under the US Securities Act or other applicable exemption.
Accounts	Under Australian law, the Company must prepare its financial accounts and present its financial statements in accordance with the financial reporting standards determined by the Australian Accounting Standards Board.	US Holdco must prepare its financial accounts and present its financial statements in accordance with GAAP.
Auditors

Under the Corporations Act, a company must appoint an auditor within one month after the day on which the company is registered, unless the company, at a general meeting, has appointed an auditor. The auditor holds office until the company’s first AGM, where the appointment is confirmed by the members or another auditor is appointed.

The auditor holds office until one of the following occurs:

● the auditor obtains ASIC consent to resign;

● the auditor is removed by the company;

● the auditor is deceased;

● the auditor ceases to be capable of acting as an auditor;

● the auditor ceases to be an auditor; or

● the company is being wound up.

In accordance with the Sarbanes-Oxley Act, US Holdco must appoint auditors that are registered with the Public Company Accounting Oversight Board.

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Annexure L – Comparison of Australian and United States Financial Reporting Obligations

US Holdco, as a foreign-incorporated entity listed on the ASX, will be required to lodge certain financial statements prepared under applicable United States laws (in accordance with US GAAP) with the ASX. US Holdco is seeking waivers from ASX so that US Holdco may prepare its quarterly and half yearly filings under the rules and regulations of the SEC and file these in accordance with the SEC timetable, rather than in accordance with the requirements of the ASX Listing Rules. However, there is no guarantee that these waivers will be granted by ASX. If these waivers are not granted, US Holdco will need to make periodic filings in accordance with the SEC and ASX reporting timetables.

The table below provides a comparison of the periodic reporting requirements under the applicable laws of Australia and the United States.

This table is provided in summary form and is not an exhaustive statement of all relevant laws, rules and regulations of Australia and the United States. It is intended as a general guide only. Shareholders should consult with their own legal, financial or other independent and qualified professional adviser if they require further information.

Comparison of periodic reporting requirements under the applicable laws of Australia and the United States
Item	Australian reporting requirements	United States reporting requirements
Annual reporting

Under the Corporations Act and ASX Listing Rules, a listed entity is required to:

● prepare financial statements in respect of each financial year, have the statements audited and obtain an auditor’s report;

● prepare a directors’ report, which must include a remuneration report for key management personnel;

● as soon as available but by no later than 2 months after the end of the financial year, give the ASX a preliminary report (which need not be audited) containing the prescribed information;

● within 3 months after the end of the financial year, lodge with the ASX and ASIC the audited financial statements, directors’ report and auditor’s report; and

● within 4 months after the end of the financial year, send the annual report, including the audited financial

● statements, directors’ report, auditor’s report and a corporate governance statement (or a link to the corporate governance statement) to shareholders who have elected to receive a copy of the report and make available the annual report on a readily accessible website.

Under the US Exchange Act, public companies in the United States must file annual reports on Form 10-K with the SEC within a certain period of time (depending on the company’s public market float) after the end of each fiscal year. A public company is required to:

● describe its business, risk factors, the locations of its principal and material physical properties, and any material pending legal proceedings affecting it;

● provide information on which market its common stock trades, its ticker symbol, and the number of record holders of its common stock as of a recent date;

● provide a table of certain operating and balance sheet information for its five most recent fiscal years;

● provide a section on management’s discussion and analysis of the company’s financial condition and results of operations;

● provide quantitative and qualitative disclosures about market risks it bears;

● provide audited financial statements for the most recently completed fiscal year and certain additional fiscal years, including audited notes to the financial statements;

● state the conclusions of its CEO and CFO regarding the effectiveness of the company’s disclosure controls and procedures as of the end of the fiscal year, including any change in its internal control over financial reporting;

● describe anything that occurred in the fourth fiscal quarter that was required to be disclosed in a Form 8-K but that was not so disclosed;

● list its executive officers and directors and their ages, plus disclose certain previous experience for those individuals;

● describe the compensation of its most highly paid executive officers;

● provide information about its equity compensation plan;

● describe its policy, if any, regarding the review, approval or ratification of any transaction with a related party and identify any transactions that were not subject to these related party policies;

● provide a table that lists the fees billed by its auditors in each of the last two fiscal years;

● provide financial statements, financial schedules, if applicable, and certain exhibits;

● file Section 302 and Section 906 certificates of the CEO and CFO as required by Sarbanes-Oxley Act of 2002 as exhibits; and

● file financial statements in extensible Business Reporting Language format as an exhibit.

● The annual report on Form 10-K is due 60 days after the end of the Company’s fiscal year end if it is a large accelerated filer, 75 days if it is an accelerated filer, and 90 days if it is a non-accelerated filer.

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Comparison of periodic reporting requirements under the applicable laws of Australia and the United States
Item	Australian reporting requirements	United States reporting requirements
Half-year reporting

Under the Corporations Act and ASX Listing Rules, a listed entity is required to:

● prepare financial statements for the first six months of the financial year, have the statements reviewed by the company’s auditor and obtain an auditor’s report;

● prepare a directors’ report; and

within two and a half months after the end of the half-year, lodge the financial statements, directors’ report and auditor’s report with the ASX and ASIC.

Half-year reporting is not applicable to public companies in the United States.
Quarterly reporting	Quarterly cash flow reports must be lodged with the ASX by certain listed entities (being entities with more than half of their assets in cash or assets readily convertible to cash, other than listed investment companies and mining exploration companies) within one month after each quarter of a listed entity’s financial year.

Under the US Exchange Act, public companies in the United States must file quarterly reports on Form 10-Q within a certain period of time (depending on the company’s public market float) after each of their first three fiscal quarters (and file an annual report on Form 10-K at the end of their fourth fiscal quarter). A public company is required to:

● provide unaudited financial statements for the most recently completed fiscal quarter;

● provide a section on management’s discussion and analysis of the company’s financial condition and results of operation;

● disclose quantitative and qualitative information about market risks;

● state conclusions of the CEO and CFO regarding the effectiveness of the company’s disclosure controls and procedures;

● describe material pending legal proceedings affecting it;

● provide any material updates as to risk factors from its most recent annual report on Form 10-K;

● describe any sales of its equity during the most recent quarter that were not registered with the SEC; and

● any other information that should have been previously disclosed in a Form 8-K but that was not so disclosed.

Quarterly reviews by an independent registered public accounting firm are required by the SEC and Public Company Accounting Oversight Board.

● The quarterly reports on Form 10-Q are due 40 days from the end of the quarter for both large accelerated filers and accelerated filers, and 45 days for non-accelerated filers.

Current reports

In the US, a Form 8-K Current Report must be filed within 4 business days of the occurrence of certain events set forth in the Form 8-K. Among these events are:

● entry or termination of a material agreement;

● bankruptcy;

● completion of acquisition or disposition of material assets;

● results of operations and financial condition;

● material impairments;

● notice of delisting or transfer of listing;

● unregistered sales of equity securities;

● changes in independent accountant;

● non-reliance on previously issued financial information;

● change in control; and

● departure of directors or officers or appointment of directors or officers.

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